   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 12, 1998


                                                      REGISTRATION NO. 333-61119

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                AMENDMENT NO. 4

                                       TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             AAI.FOSTERGRANT, INC.
             (Exact name of registrant as specified in its charter)

           RHODE ISLAND                         5094                          05--0419304
 (State or other jurisdiction of      (Primary SIC Code Number)     (I.R.S. Employer Identification
  incorporation or organization)                                                  No.)

                              THE BONNEAU COMPANY
             (Exact name of registrant as specified in its charter)

              TEXAS                             6719                          75--1280454
 (State or other jurisdiction of      (Primary SIC Code Number)     (I.R.S. Employer Identification
  incorporation or organization)                                                  No.)

                             BONNEAU GENERAL, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                           6719                          75--2572796
 (State or other jurisdiction of      (Primary SIC Code Number)     (I.R.S. Employer Identification
  incorporation or organization)                                                  No.)

                             BONNEAU HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                           6719                          51--0364025
 (State or other jurisdiction of      (Primary SIC Code Number)     (I.R.S. Employer Identification
  incorporation or organization)                                                  No.)

                            F.G.G. INVESTMENTS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                           6719                          36--3956826
 (State or other jurisdiction of      (Primary SIC Code Number)     (I.R.S. Employer Identification
  incorporation or organization)                                                  No.)

                                 FANTASMA, LLC
             (Exact name of registrant as specified in its charter)

             DELAWARE                           5094                          11--3340245
 (State or other jurisdiction of      (Primary SIC Code Number)     (I.R.S. Employer Identification
  incorporation or organization)                                                  No.)

                            FOSTER GRANT GROUP, L.P.
             (Exact name of registrant as specified in its charter)

             DELAWARE                           5048                          75--2572797
 (State or other jurisdiction of      (Primary SIC Code Number)     (I.R.S. Employer Identification
  incorporation or organization)                                                  No.)

                          FOSTER GRANT HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                           6719                           05-0500108
 (State or other jurisdiction of      (Primary SIC Code Number)     (I.R.S. Employer Identification
  incorporation or organization)                                                  No.)

                              O-RAY HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                           6719                          51--0364026
 (State or other jurisdiction of      (Primary SIC Code Number)     (I.R.S. Employer Identification
  incorporation or organization)                                                  No.)

                                 OPTI-RAY, INC.
             (Exact name of registrant as specified in its charter)

             NEW YORK                           6719                          11--1812045
 (State or other jurisdiction of      (Primary SIC Code Number)     (I.R.S. Employer Identification
  incorporation or organization)                                                  No.)

                         500 GEORGE WASHINGTON HIGHWAY
                              SMITHFIELD, RI 02917
                                 (401) 231-3800
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                   DUANE M. DESISTO, CHIEF FINANCIAL OFFICER
                             AAi.FOSTERGRANT, Inc.
                         500 George Washington Highway
                              Smithfield, RI 02917
                                 (401) 231-3800
                    (Name, address, including zip code, and
                     telephone number, including area code,
                             of agent for service)
                                WITH COPIES TO:
                           MARGARET D. FARRELL, ESQ.
                            Hinckley, Allen & Snyder
                               1500 Fleet Center
                              Providence, RI 02903
                                 (401) 274-2000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

PROSPECTUS

                            [AAI.FOSTER GRANT LOGO]

          OFFER TO EXCHANGE ITS 10 3/4% SERIES B SENIOR NOTES DUE 2006
          WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933,
                 AS AMENDED, FOR ANY AND ALL OF ITS OUTSTANDING
                     10 3/4% SERIES A SENIOR NOTES DUE 2006

     THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
            , 1998, UNLESS EXTENDED.

    AAi.FosterGrant, Inc. ("AAi" or the "Company") hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal" and, together with this Prospectus, the "Exchange Offer"), to exchange $1,000 principal amount of its 10 3/4% Series B Senior Notes due 2006 (the "New Notes") which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement (the "Registration Statement") of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 10 3/4% Series A Senior Notes due 2006 (the "Old Notes"), of which $75,000,000 principal amount is outstanding as of the date hereof. See "The Exchange Offer." The Old Notes and the New Notes are sometimes collectively referred to herein as the "Notes."

    Although the Notes are titled "Senior," the Company has not issued, and does not have any current firm arrangements to issue, any significant additional indebtedness to which the Notes would be senior. The Notes are general unsecured obligations of the Company and rank pari passu in right of payment to all existing and future unsubordinated indebtedness of the Company, including indebtedness under the Senior Credit Facility (as defined). The obligations of the Company under the Senior Credit Facility, however, are secured by the accounts receivable and inventory of the Company and its Domestic Subsidiaries (as defined). Accordingly, the Company's obligations under the Senior Credit Facility will effectively rank senior in right of payment to the Notes to the extent of the assets subject to such security interest. The Company's payment of principal, premium, if any, interest and Liquidated Damages, if any, on the Notes are fully and unconditionally guaranteed on a senior unsecured and joint and several basis (the "Subsidiary Guarantees") by all existing and future Domestic Subsidiaries of the Company (the "Guarantors"). The Subsidiary Guarantees will rank pari passu in right of payment with all existing and future unsecured and unsubordinated indebtedness of the Guarantors but secured indebtedness of a Guarantor (including the secured guarantees granted under the Senior Credit Facility) will effectively rank senior in right of payment to the Notes to the extent of the assets subject to such security interest. As of July 4, 1998, on a pro forma basis after giving effect to the Acquisitions (as defined herein) and the Offering (as defined) and the application of the net proceeds therefrom, the Company and the Guarantors would have had approximately $76.2 million of unsecured indebtedness outstanding (including $75.0 million principal amount of the Old Notes) and the Company would have had approximately $60.0 million of secured indebtedness available to be incurred under the Senior Credit Facility. As of October 3, 1998, the Company had approximately $5.0 million of debt which ranks senior to the New Notes and $1.2 million which ranks pari passu to the New Notes. See "Description of Other Indebtedness." The terms of the Indenture (as defined) will permit the Company and its subsidiaries to incur additional indebtedness (including secured indebtedness), subject to certain limitations, but the Company has no current or pending arrangements or agreements to incur any additional significant indebtedness to which the Notes would rank subordinate or pari passu in right of payment.

    The Company will accept for exchange any and all validly tendered Old Notes
prior to 5:00 p.m., New York City time, on            , 1998, unless extended by
the Company (such date, as it may be extended, the "Expiration Date"). The Expiration Date will not be extended beyond the 30th business day after the date of this Prospectus. The Old Notes may be tendered only in integral multiples of $1,000. Tenders of the Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. The Exchange Offer is not conditioned upon any minimum principal amount of the Old Notes being tendered for exchange. However, the Exchange Offer is subject to certain customary conditions. In the event the Company terminates the Exchange Offer and does not accept for exchange any Old Notes, the Company will promptly return the Old Notes to the holders thereof. The Company will not receive any proceeds from the Exchange Offer. See "The Exchange Offer."

     THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST BEING MAILED TO
HOLDERS OF THE OLD NOTES ON             , 1998.

     SEE "RISK FACTORS" BEGINNING ON PAGE 14 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXCHANGE OFFER.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

            THE DATE OF THIS PROSPECTUS IS                    , 1998

     The New Notes will be obligations of the Company evidencing the same debt as the Old Notes and will be entitled to the benefits of the Indenture. See "Description of Notes." The form and terms of the New Notes are the same as the form and terms of the Old Notes in all material respects except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder and do not contain transfer restrictions or terms with respect to certain special payments applicable to the Old Notes. See "The Exchange Offer."

     The New Notes are being offered hereunder in order to satisfy certain obligations under the Registration Rights Agreement, dated as of July 21, 1998 (the "Registration Rights Agreement"), among the Company, the Guarantors, and NationsBanc Montgomery Securities LLC, Prudential Securities Incorporated and BancBoston Securities Inc. (the "Initial Purchasers"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. The Exchange Offer is intended to satisfy the Company's obligations under the Registration Rights Agreement to register the New Notes and exchange them for the Old Notes under the Securities Act. Once the Exchange Offer is consummated, the Company will have no further obligations to register any of the Old Notes tendered for exchange except pursuant to a shelf registration statement to be filed under certain limited circumstances specified in "The Exchange Offer -- Purpose of the Exchange Offer." See "Risk
Factors -- Consequences to Non-Tendering Holders of the Old Notes." The Company has agreed to pay the expenses of the Exchange Offer.

     Based on interpretations by the staff of the Securities and Exchange Commission (the "Commission") set forth in several no-action letters issued to third parties (the "Exchange Offer No-Action Letters"), the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof who are not affiliates of AAi (other than a broker-dealer who acquired such Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the Holder is acquiring the New Notes in its ordinary course of business and has not engaged in, and does not intend to engage in, any distribution (within the meaning of the Securities Act) of the New Notes and has no arrangement or understanding with any person to participate in a distribution of the New Notes. Persons wishing to exchange the Old Notes in the Exchange Offer must represent to the Company that such conditions have been met. However, any Holder who may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company or who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes cannot rely on the interpretation by the staff of the Commission set forth in the Exchange Offer No-Action Letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer -- Purpose of the Exchange Offer." In addition, each broker-dealer that receives the New Notes for its own account pursuant to the Exchange Offer in exchange for Old Notes where such Old Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities (other than acquisitions directly from the Company) must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the New Notes received in exchange for the Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than acquisitions directly from the Company). The Company has agreed that, for a period of 180 days after the Exchange Offer is consummated, it will, upon reasonable request, make this Prospectus available promptly to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." EXCEPT AS DESCRIBED IN THIS PARAGRAPH, THIS PROSPECTUS MAY NOT BE USED FOR ANY OFFER TO RESELL, RESALE OR OTHER TRANSFER OF THE NEW NOTES.

     The Old Notes were initially represented by a single Global Old Note (as defined) in fully registered form, registered in the name of a nominee of The Depository Trust Company ("DTC"), as depository. The New Notes exchanged for the Old Notes represented by the Global Old Note will be represented by one or more Global New Notes (as defined) in fully registered form, registered in the name of the nominee of DTC. The Global New Notes will be exchangeable for New Notes in registered form, in denominations of $1,000 and integral multiples thereof as described herein. The New Notes in global form will trade in DTC's Same-Day Funds Settlement System, and secondary market trading activity of such New Notes will therefore settle in immediately available funds. See "Description of Notes -- Book Entry, Delivery and Form."

     The New Notes will bear interest at a rate equal to 10 3/4% per annum from the last date on which interest was paid on the Old Notes surrendered in exchange therefor, or if no interest has been paid, from the date of original issue of such Old Notes. Interest on the Notes is payable semi-annually on January 15 and July 15 of each year, commencing January 15, 1999.

     The Notes are redeemable at the option of the Company, in whole or in part, on or after July 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest thereon and liquidated damages, if any, payable pursuant to Section 5 of the Registration Rights Agreement with respect to the Old Notes ("Liquidated Damages") to the redemption date. Notwithstanding the foregoing, at any time on or before July 15, 2001, the Company may redeem up to 35% of the original aggregate principal amount of the Notes with the net proceeds of a public sale of common stock of the Company at the redemption prices set forth herein, plus accrued and unpaid interest thereon, if any, to the redemption date, provided that at least 65% of the original aggregate principal amount of the Notes remains outstanding immediately after the occurrence of such redemption, and provided, further, that such redemption shall occur within 45 days of the date of the closing of such public sale. Upon a Change of Control (as defined), the Company will be required to make an offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the date of repurchase. There can be no assurance that the Company will have the financial resources necessary or be permitted by its other debt agreements to repurchase the Notes upon the occurrence of a Change of Control.

     The Old Notes are designated for trading in the Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") market. Prior to this offering, there has been no public market for the Notes. The Company does not intend to apply for listing or quotation of the Notes on any securities exchange or stock market. As the Old Notes were issued and the New Notes are being issued primarily to a limited number of institutions who typically hold similar securities for investment, the Company does not expect that an active public market for the Notes will develop. In addition, resales by certain holders of the Notes of a substantial percentage of the aggregate principal amount of such Notes could constrain the ability of any market maker to develop or maintain a market for the Notes. To the extent that a market for the Notes should develop, the market value of the Notes will depend on prevailing interest rates, the market for similar securities and other factors, including the financial condition, performance and prospects of the Company. Such factors might cause the Notes to trade at a discount from face value. See "Risk Factors -- Lack of a Public Market for the Notes."

     THE COMPANY WILL NOT RECEIVE ANY PROCEEDS FROM THE EXCHANGE OFFER. THE COMPANY HAS AGREED TO PAY THE EXPENSES OF THE EXCHANGE OFFER. NO UNDERWRITER IS BEING USED IN CONNECTION WITH THE EXCHANGE OFFER.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

     THE INFORMATION CONTAINED IN THIS OFFERING MEMORANDUM CONTAINS FORWARD-LOOKING STATEMENTS WHICH ARE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "MAY," "WILL," "COULD," "SHOULD," "EXPECT," "ANTICIPATE," "INTEND," "PLAN," "ESTIMATE" OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREOF. SUCH FORWARD-LOOKING STATEMENTS ARE NECESSARILY BASED ON VARIOUS ASSUMPTIONS AND ESTIMATES AND ARE INHERENTLY SUBJECT TO VARIOUS RISKS AND UNCERTAINTIES, INCLUDING RISKS AND UNCERTAINTIES RELATING TO THE POSSIBLE INVALIDITY OF THE UNDERLYING ASSUMPTIONS AND ESTIMATES AND POSSIBLE CHANGES OR DEVELOPMENTS IN SOCIAL, ECONOMIC, BUSINESS, INDUSTRY, MARKET, LEGAL AND REGULATORY CIRCUMSTANCES AND CONDITIONS AND ACTIONS TAKEN OR OMITTED TO BE TAKEN BY THIRD PARTIES, INCLUDING CUSTOMERS, SUPPLIERS, BUSINESS PARTNERS AND COMPETITORS AND LEGISLATIVE, REGULATORY, JUDICIAL AND OTHER GOVERNMENTAL AUTHORITIES AND OFFICIALS. IN ADDITION TO ANY RISKS AND UNCERTAINTIES SPECIFICALLY IDENTIFIED IN THE TEXT SURROUNDING SUCH FORWARD-LOOKING STATEMENTS, THE STATEMENTS IN "RISK FACTORS" BEGINNING ON PAGE 11 OF THIS OFFERING MEMORANDUM OR IN THE REPORTS AND OTHER INFORMATION REFERRED TO IN "AVAILABLE INFORMATION" CONSTITUTE CAUTIONARY STATEMENTS IDENTIFYING IMPORTANT FACTORS THAT COULD CAUSE ACTUAL AMOUNTS, RESULTS, EVENTS AND CIRCUMSTANCES TO DIFFER MATERIALLY FROM THOSE REFLECTED IN SUCH FORWARD-LOOKING STATEMENTS.
                            ------------------------

     Foster Grant(R) is a registered trademark of AAi and Tempo(TM) is a trademark of AAi.

    Disney(R), Winnie the Pooh(R), Mickey Mouse(R), and Minnie Mouse(R) are registered trademarks of Disney Enterprises, Inc. and Mickey's Stuff for Kids(TM) is a trademark of Disney Enterprises, Inc.

     Revlon(R) and Almay(R) are registered trademarks of Revlon Consumer Products Corporation.

     Ironman Triathlon(R) is a registered trademark of World Triathlon Corporation.

     Barbie(R) is a registered trademark of Mattel, Inc.

     Crayola(R) is a registered trademark of Binney & Smith Properties, Inc.

    Sesame Street(R) and Elmo(R) are registered trademarks of Children's Television Workshop.

     Tweety(R) and Warner Bros.(R) are registered trademarks of Time Warner Entertainment Company, L.P.

     Hawaiian Tropic(R) is a registered trademark of Tanning Research Laboratories, Inc.

     Wet 'N Wild(R) is a registered trademark of AM Cosmetics.

                                    SUMMARY

     The following Summary is qualified in its entirety by the more detailed information and Consolidated Financial Statements and Notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated: (i) references to "AAi" or the "Company" are to AAi.FosterGrant, Inc. and its direct and indirect subsidiaries (including Foster Grant Holdings, Inc.), (ii) references to the "Fantasma Acquisition" are to the Company's recent acquisition of an 80% interest in Fantasma, LLC ("Fantasma") and (iii) references to the "Acquisitions" are to AAi's recent acquisition of certain assets and liabilities of Eyecare Products UK Ltd. ("Foster Grant UK") and Superior Jewelry Company ("Superior") and the Fantasma Acquisition. See "The Company."

                                  THE COMPANY

     AAi is a value-added distributor of optical products, costume jewelry, watches, clocks and other accessories to mass merchandisers, variety stores, chain drug stores and supermarkets in North America and the United Kingdom. The Company sells its products in over 30,000 retail locations, including Wal-Mart, Target, Kmart, Eckerd Drugstores, Walgreens, Rite Aid, Albertsons, Dollar General and Family Dollar stores. Sales to these customers accounted for 58.5% of AAi's net sales in 1997. The Company markets its products under its own brand names such as Foster Grant as well as customers' private labels. AAi also has the right to distribute products under numerous licensed brand names, including Ironman Triathlon, Revlon, Mickey's Stuff for Kids, Winnie the Pooh, Barbie and Crayola. The Company outsources all of its manufacturing.

     The Company's product lines contain a large number of stock keeping units ("SKUs") with low retail price points and typically represent a small percentage of retailers' total sales. As a result, many of AAi's customers have chosen to outsource the merchandising of these products to the Company. AAi's award-winning service program provides retailers with customized displays and product packaging and store-level merchandising designed to maximize sales and inventory turnover. The Company employs over 1,500 field service representatives who regularly visit program customers' stores to arrange, replenish and restock displays, reorder product and attend to markdowns and allowances. By providing retailers with in-store product management, the Company retains control of its product marketing and pricing, allowing AAi to maximize product sales and increase the floor space allocated to its product lines. In 1997, sales to customers utilizing the Company's service program accounted for 73% of AAi's net sales.

     AAi has grown rapidly through strategic acquisitions and internal growth, principally by expanding its product offerings, entering new domestic and international markets, adding new customers, cross-selling existing product lines to current customers and supporting its U.S.-based customers' international expansion. Net sales grew at a compounded annual rate of 12.7%, from $53.4 million in 1992 to $86.3 million in 1996, of which $10.5 million or 12.2% was attributable to acquisitions. Net sales grew an additional 73.1% from 1996 to $149.4 million in 1997, of which $65.8 million or 44.0% was attributable to acquisitions. There can be no assurance that the Company's net sales will continue to grow at these rates.

INDUSTRY OVERVIEW

     The Sunglass Association of America reports that 1997 domestic retail sales of sunglasses totaled $2.6 billion. Accessories Magazine estimates that 1997 domestic retail sales of fashion jewelry and watches totaled $4.8 billion and $3.0 billion, respectively. As a result of industry-wide consolidation among mass merchandisers and discount retailers, a small number of large companies dominate the Company's primary channels of distribution. These retailers have sought to reduce their purchasing and administrative costs by limiting the number of their suppliers and have utilized their market position to obtain minimum sell-throughs, reduced in-store inventory levels and price concessions. These retailers tend to require a high level of service, including customized sales and service programs, reliable delivery services and electronic interfaces. These trends have contributed to the growth of larger national and regional distributors, such as AAi, that have the service organizations, product offering, distribution technology and capital necessary to meet the demands of these customers.

COMPETITIVE STRENGTHS

     In order to increase its sales and profitability, the Company relies on the following competitive strengths:

     Innovative Service Program. Since many of its product sales are impulse driven, AAi believes that a well-positioned, visually appealing display is critical to making the sale to the consumer. In addition, the SKU-intensive nature of optical products and accessories and their low retail price points have led many retailers to outsource the merchandising of such products. AAi has responded by offering its customers a service program that includes store-level merchandise mix planning and in-store display maintenance and inventory stocking, balancing and reordering by the Company's field service representatives. AAi's service program is consistently recognized as one of the best in the mass retail industry. The Company has received several vendor-of-the-year awards from its retail customers, including Wal-Mart, as well as numerous Supplier Performance Awards by Retail Category (S.P.A.R.C.) from the International Mass Retail Institute. As part of its service program, the Company makes a significant investment in the design, production and installation of display fixtures in its customers' retail stores. The Company purchased approximately $6.5 million of display fixtures in 1997 and $6.4 million of display fixtures during the six months ended July 4, 1998. The Company believes that its award-winning service program and store-level investment in display fixtures solidify its customer relationships and create opportunities to cross-sell its products and increase the Company's allotted display space.

     Diverse Product Offering. AAi offers a comprehensive selection of popularly priced optical products and accessories with over 15,000 SKUs. AAi's product lines include sunglasses, reading glasses, costume jewelry, small synthetic leather goods, handbags, hair accessories, cosmetic bags and key rings. With the Fantasma Acquisition, the Company added watches and clocks to its product lines. The substantial majority of the Company's products have retail price points at less than $20, with 57% at $10 or less. The diversity of AAi's product lines enables retailers to satisfy a substantial portion of their optical products and accessories needs from a single source and allows the Company to achieve operating efficiencies for low price point products.

     Powerful Proprietary and Licensed Brand Names. Branded products provide entry to new customers and retail channels and generally allow for higher gross margins on product sales. The Company owns several brands, most notably Foster Grant. In the 1998 annual Women's Wear Daily survey, the Foster Grant brand was ranked the third most recognized name in accessories by consumers. In addition to its own brands, AAi holds licenses for a variety of Disney, Sesame Street, Warner Bros. and Mattel characters (e.g., Winnie the Pooh, Mickey Mouse, Minnie Mouse, Elmo, Tweety, Barbie and others) as well as for several well-recognized brands such as Ironman Triathlon, Revlon, Almay and Crayola for terms generally ranging from one to three years. During 1997, the sales of the Company's own branded products and licensed branded products represented approximately 29% and 15%, respectively, of AAi's net sales.

     State-of-the-Art Distribution Capabilities. The Company's flexible distribution systems are capable of processing virtually any small package. AAi utilizes a high velocity fulfillment system that enables the Company to provide its customers with short delivery times and high order fulfillment rates, allowing retailers to maintain lower inventory levels. On average, the Company ships over 98% of all restocking orders within 24 hours of receipt of the order. AAi is currently expanding its Smithfield, Rhode Island distribution center and installing an inventory management system that utilizes radio frequency and bar-coding technologies to optimize supply chain operations, improve customer service, increase inventory turns and lower operating costs. The Company believes that its small package distribution capabilities provide a platform to add complementary product lines without requiring significant capital investment or additional fixed costs.

     Efficient Low-Cost Sourcing. The Company outsources manufacturing for all of its products. Approximately 75% of AAi's manufacturing is sourced to manufacturers in Asia through its joint venture in Hong Kong, with the remainder outsourced to independent domestic manufacturers. The Hong Kong joint venture monitors the contract manufacturing process, maintains relations with manufacturers, ensures quality control and serves as a sourcing agent to certain U.S. and European customers. AAi's sourcing capabilities allow it to reliably deliver competitively priced products to the retail market while retaining considerable flexibility in its cost structure.

     Experienced Management Team. AAi's senior management team averages over 22 years in the industry and 18 years experience with the Company. Over the Company's 26 year history, its senior management team has developed strong relationships with suppliers and retailers. This team of seasoned managers has led the Company's transition from a small costume jewelry manufacturer to a leading distributor of optical products and accessories and has successfully completed six acquisitions over the past three years.

     AAi believes that it is a leading value-added distributor of its products based on the breadth of its product offering, strength of its licensed and proprietary brands and the size of its field service force. For a discussion of competitive factors, see "Risk Factors -- Competition" and "Business -- Competition."

BUSINESS STRATEGY

     The Company's objective is to increase sales and profitability by enhancing its position as a leading distributor of optical products and accessories. The key elements of the Company's business strategy are:

     Promote and Expand Branded Product Offering. Branded products enable the Company to reach new customers and enter new distribution channels which, in turn, present the Company with expanded cross-selling opportunities. The Company intends to actively promote its Foster Grant name through advertising as well as co-branding with licensed names. For example, AAi plans to roll out the Ironman Triathlon by Foster Grant co-branded line of sunglasses in the fourth quarter of 1998. The Company also plans to pursue licensing and acquisition of additional brands.

     Expand Product Lines. AAi believes it can increase sales to existing customers and access new distribution channels by expanding its product lines to include other accessories and small package products. The Company intends to achieve this goal by developing and acquiring new products and brands that deepen and broaden its product offering. By diversifying its product lines, the Company can enhance its capacity to provide regional and national retailers with convenient "one-stop" shopping for optical products and accessories. In addition, a diverse product offering provides cross-selling opportunities and permits the Company to achieve operating efficiencies in distribution and service programs.

     Expand Internationally. The Company's goal is to grow with its customers, particularly internationally, as they add new stores and expand into new geographic markets. For example, during the past several years, Wal-Mart has opened over 350 new stores in foreign markets, including Canada, Mexico, Germany and Argentina. In response, the Company established operations in Canada and Mexico to serve Wal-Mart and other potential customers in these markets. The Company's international net sales have grown from $1.3 million in 1995 to $6.7 million in 1997.

     Diversify Customer Base and Distribution Channels. Through its small package distribution capabilities, diverse product offering and unique service program, the Company has increased its customer base and sales to certain existing customers desiring more centralized and efficient distribution. The Company seeks to expand its distribution to additional retail channels such as department stores through internal growth and strategic acquisitions.

     Pursue Strategic Acquisitions. The Company intends to acquire complementary businesses and product lines in order to diversify its product offering, gain access to new customers and retail channels, penetrate international markets, lower operating cost margins and improve service to existing customers. For example, through the acquisitions in December 1996 and March 1998 of the Foster Grant businesses, AAi expanded its optical product line and extended operations to the United Kingdom. The June 1998 Fantasma Acquisition added watches, clocks and several brand licenses to AAi's product offering and provided the Company with access to new customers. The Company seeks to leverage its purchasing power and distribution capabilities to improve the financial performance of its acquired businesses and product lines.

     The Company's successful execution of its business strategy is subject to risks and limitations, particularly those related to the Company's substantial leverage. For discussion of these risks, see "Risk Factors," particularly "Risk Factors -- Substantial Leverage."

                               THE EXCHANGE OFFER

     The Exchange Offer applies to the entire $75.0 million aggregate principal amount outstanding of the Old Notes. The New Notes will be obligations of the Company evidencing the same debt as the Old Notes and will be entitled to the benefits of the same Indenture. See "Description of Notes." The form and terms of the New Notes are generally the same as the form and terms of the Old Notes in all material respects except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder and do not contain transfer restrictions or terms with respect to certain special payments applicable to the Old Notes. See "Description of Notes."

The Exchange Offer.................    $1,000 principal amount of New Notes in
                                       exchange for each $1,000 principal amount of Old Notes. As of the date hereof, $75.0 million in aggregate principal amount of Old Notes were outstanding. The
                                       Company will issue the New Notes to
                                       Holders (as defined in "Description of
                                       Notes") on or promptly after the
                                       Expiration Date.

                                       Based on interpretations by the staff of the Commission set forth in the Exchange Offer No-Action Letters, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof who are not affiliates of the Company (other than a broker-dealer who acquired such Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities
                                       Act) without compliance with the
                                       registration and prospectus delivery
                                       provisions of the Securities Act;
                                       provided that the Holder is acquiring New
                                       Notes in its ordinary course of business and has not engaged in, and does not intend to engage in, any distribution (within the meaning of the Securities
                                       Act) of the New Notes and has no
                                       arrangement or understanding with any
                                       person to participate in a distribution
                                       of the New Notes. Persons wishing to
                                       exchange Old Notes in the Exchange Offer must represent to the Company that such conditions have been met. However, any Holder who is an affiliate of the Company or who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes cannot rely on the interpretation by the staff of the Commission set forth in such Exchange Offer No-Action Letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange
                                       Offer -- Purpose of the Exchange Offer."

                                       Each broker-dealer that receives New
                                       Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer for its own account as a result of market-making activities or other trading activities (other than acquisitions directly from the Company). The Company has agreed that, for a period of 180 days after the Exchange Offer is consummated, it will, upon reasonable request, make this Prospectus available promptly to any broker-dealer for use in connection with any such resale. See "Plan of Distribution."

Expiration Date....................    5:00 p.m., New York City time, on
                                                      , 1998, unless the
                                       Exchange Offer is extended by the Company to the extent necessary to comply with applicable federal and state securities laws, in which case the term "Expiration
                                       Date" means the latest date and time to
                                       which the Exchange Offer is extended. The
                                       Expiration Date will not be extended
                                       beyond the 30th business day after the
                                       date of this Prospectus.

Accrued Amounts on the Notes.......    The New Notes will bear interest from the
                                       last date on which interest was paid on
                                       the Old Notes surrendered in exchange
                                       therefor or, if no interest has been
                                       paid, from the date of original issue of such Old Notes.

Conditions to the Exchange Offer...    The Exchange Offer is subject to certain
                                       customary conditions. The conditions are limited and relate in general to laws or Commission policies that might impair the ability of the Company to proceed with the Exchange Offer. As of the date of this Prospectus, none of these events had occurred, and the Company believes their occurrence to be unlikely. If any such conditions do exist prior to the Expiration Date, the Company may (i) refuse to accept any Old Notes and return all previously tendered Old Notes, (ii) extend the Exchange Offer, or (iii) waive such conditions. See "The Exchange
                                       Offer -- Conditions."

Procedures for Tendering...........    Each Holder of Old Notes wishing to
                                       accept the Exchange Offer must complete, sign and date the Letter of Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with such Old
                                       Notes to be exchanged and any other
                                       required documentation to IBJ Schroder
                                       Bank & Trust Company, as Exchange Agent
                                       (the "Exchange Agent"), at the address
                                       set forth herein and therein or effect a tender of such Old Notes pursuant to the procedures for book-entry transfer as provided for herein and therein. By executing the Letter of Transmittal, each Holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such New Notes, whether or not such person is the Holder, that neither the Holder nor any such other person has engaged in, nor intends to engage in, any distribution of the New Notes or has an arrangement or understanding with any person to participate in the distribution of such New Notes and that neither the Holder nor any such other person is an "affiliate," as defined under Rule 405 of the Securities Act, of the Company or any of its subsidiaries. Each broker-dealer that receives New Notes for its own account in exchange for Old Notes, where such Old
                                       Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than acquisitions directly from the Company). The Company has agreed that, for a period of 180 days after the Exchange Offer is consummated, it will make this Prospectus available to any broker-dealer for use in connection with any such resale (other than acquisitions directly from the Company).
                                       See "The Exchange Offer -- Procedures for
                                       Tendering" and "Plan of Distribution."

Special Procedures for Beneficial
Owners.............................    Any beneficial owner whose Old Notes are
                                       registered in the name of a broker,
                                       dealer, commercial bank, trust company or other nominee and who wishes to tender such Old Notes in the Exchange Offer should contact such registered Holder promptly and instruct such registered
                                       Holder to tender on such beneficial
                                       owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered
                                       Holder. The transfer of registered
                                       ownership may take considerable time and it may not be possible to complete a transfer initiated shortly before the
                                       Expiration Date. See "The Exchange
                                       Offer -- Procedures for Tendering."

Guaranteed Delivery Procedures.....    Holders of Old Notes who wish to tender
                                       their Old Notes and whose Old Notes are
                                       not immediately available or who cannot
                                       deliver their Old Notes, the Letter of
                                       Transmittal or any other documents
                                       required by the Letter of Transmittal to the Exchange Agent, or cannot complete the procedure for book-entry transfer prior to 5:00 p.m. on the Expiration
                                       Date, may tender their Old Notes
                                       according to the guaranteed delivery
                                       procedures set forth in "The Exchange
                                       Offer -- Guaranteed Delivery Procedures."

Withdrawal Rights..................    Tenders may be withdrawn at any time
                                       prior to 5:00 p.m., New York City time,
                                       on the Expiration Date.

Acceptance of Old Notes and
Delivery of New Notes..............    The Company will accept for exchange any
                                       and all Old Notes which are properly
                                       tendered in the Exchange Offer prior to
                                       5:00 p.m., New York City time, on the
                                       Expiration Date. The New Notes issued
                                       pursuant to the Exchange Offer will be
                                       delivered promptly following the
                                       Expiration Date. Any Old Notes not
                                       accepted for exchange will be returned
                                       without expense to the tendering Holder
                                       thereof as promptly as practicable after the expiration or termination of the Exchange Offer. See "The Exchange
                                       Offer -- Terms of the Exchange Offer."

Tax Considerations.................    The exchange pursuant to the Exchange
                                       Offer will not be a taxable event for
                                       federal income tax purposes. See "United
                                       States Federal Tax Considerations."

Exchange Agent.....................    IBJ Schroder Bank & Trust Company is
                                       serving as Exchange Agent in connection
                                       with the Exchange Offer.

                               TERMS OF NEW NOTES

The New Notes......................    $75.0 million principal amount of 10 3/4%
                                       Series B Senior Notes due 2006.

Maturity Date......................    July 15, 2006.

Interest Rate and Payment Dates....    The New Notes will bear interest at a
                                       rate of 10 3/4% per annum. Interest on
                                       the New Notes will accrue from the last
                                       date on which interest was paid on the
                                       Old Notes surrendered in exchange
                                       therefor, or if no interest has been
                                       paid, from the date of original issue of such Old Notes. Interest on the Notes is payable semi-annually in cash in arrears on January 15 and July 15 of each year, commencing January 15, 1999.

Subsidiary Guarantees..............    The Notes are fully and unconditionally
                                       guaranteed on a senior and joint and
                                       several basis by each of the existing and future Domestic Subsidiaries of the
                                       Company (each a "Subsidiary Guarantor"
                                       and collectively, the "Subsidiary
                                       Guarantors").

Ranking............................    Although the Notes are entitled "Senior,"
                                       the Company has not issued, and does not have any current firm arrangements to issue, any significant additional indebtedness to which the Notes would be senior. The Notes are general unsecured obligations of the Company and rank senior in right of payment to all future subordinated indebtedness of the Company and pari passu in right of payment to all existing and future unsubordinated indebtedness of the Company, including indebtedness under the Senior Credit
                                       Facility. The Subsidiary Guarantees are
                                       general unsecured obligations of the
                                       Subsidiary Guarantors and rank senior in right of payment to all future subordinated indebtedness of the
                                       Subsidiary Guarantors and pari passu in
                                       right of payment to all existing and
                                       future unsubordinated indebtedness of the
                                       Subsidiary Guarantors, including
                                       guarantees of indebtedness under
                                       the Senior Credit Facility. Borrowings,
                                       if any, under the Company's Senior Credit
                                       Facility are secured by the accounts
                                       receivable and inventory of the Company
                                       and are guaranteed by the Subsidiary
                                       Guarantors, which guarantees are secured by the accounts receivable and inventory of the Subsidiary Guarantors.
                                       Accordingly, the Notes and the Subsidiary
                                       Guarantees are effectively subordinated
                                       to the borrowings outstanding under the
                                       Senior Credit Facility and the guarantees of such borrowings, respectively, to the extent of the value of the assets securing such borrowings and guarantees.
                                       As of July 4, 1998, on a pro forma basis after giving effect to the Acquisitions and the Offering and the application of the net proceeds therefrom, the Company and its subsidiaries would have had $2.5 million of senior indebtedness outstanding other than the Notes, all of which would have been secured debt. As of October 3, 1998, the Company had approximately $5.0 million of debt which ranks senior to the New Notes and $1.2 million which ranks pari passu to the New
                                       Notes.

Optional Redemption................    The Notes may be redeemed at the option
                                       of the Company, in whole or in part, on
                                       or after July 15, 2002, at the redemption prices set forth herein, plus accrued and unpaid interest thereon and Liquidated
                                       Damages, if any, to the date of
                                       redemption. Notwithstanding the
                                       foregoing, at any time on or before July
                                       15, 2001, the Company may redeem up to
                                       35% of the original aggregate principal
                                       amount of the Notes with the net proceeds of a public sale of Common Stock of the Company at the redemption price set forth herein, plus accrued and unpaid interest thereon and Liquidated Damages, if any, to the redemption date; provided, that 65% of the original aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption; and, provided, further, that such redemption shall occur within 45 days of the date of the closing of such public sale. See "Description of
                                       Notes -- Optional Redemption."

Change of Control..................    Upon a Change of Control, the Company is
                                       required to make an offer to repurchase
                                       all outstanding Notes at a repurchase
                                       price equal to 101% of the principal
                                       amount thereof plus accrued and unpaid
                                       interest thereon and Liquidated Damages, if any, to the date of repurchase. See
                                       "Description of Notes -- Repurchase at
                                       the Option of Holders -- Change of
                                       Control."

Covenants..........................    The Indenture contains certain covenants
                                       that, among other things, limit the
                                       ability of the Company and its
                                       subsidiaries to incur additional
                                       Indebtedness (as defined) and issue
                                       preferred stock, enter into sale and
                                       leaseback transactions, incur liens, pay dividends or make certain other restricted payments, apply net proceeds from certain asset sales, enter into certain transactions with affiliates, merge or consolidate with any other person, sell stock of subsidiaries, and assign, transfer, lease, convey or other-wise dispose of substantially all of the assets of the Company. See "Description of Notes -- Certain Covenants."

Exchange Rights....................    Holders of New Notes are not entitled to
                                       any exchange rights with respect to the
                                       New Notes. Holders of Old Notes are
                                       entitled to certain exchange rights
                                       pursuant to the Registration Rights
                                       Agreement. Under the Registration Rights
                                       Agreement, the Company is required to
                                       offer to exchange the Old Notes for new
                                       notes having substantially identical
                                       terms which have been registered under
                                       the Securities Act. This Exchange Offer
                                       is intended to satisfy such obligation.
                                       Once the Exchange Offer is consummated,
                                       the Company will have no further
                                       obligations to register any of the Old
                                       Notes not tendered by the Holders for
                                       exchange, except pursuant to a shelf
                                       registration statement to be filed under certain limited circumstances specified in "The Exchange Offer -- Purpose of the
                                       Exchange Offer." See "Risk
                                       Factors -- Consequences to Non-Tendering
                                       Holders of Old Notes."

Use of Proceeds....................    The Company will not receive any proceeds
                                       from the Exchange Offer.

                                  RISK FACTORS

     SEE "RISK FACTORS" AS WELL AS OTHER INFORMATION AND DATA INCLUDED IN THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE NOTES.

--------------------------------------------------------------------------------

                    SUMMARY PRO FORMA FINANCIAL INFORMATION

     The following pro forma statement of operations data and other data of AAi for the year ended December 31, 1997 and for the six and twelve months ended July 4, 1998 and balance sheet data as of July 4, 1998 have been derived from, and are qualified by reference to, the Unaudited Pro Forma Combined Financial Statements of AAi included elsewhere in this Prospectus. The pro forma financial information and other data give effect to the Acquisitions and the sale of the Old Notes (the "Offering") and the application of the net proceeds therefrom as if they had occurred at the beginning of each of the periods indicated. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The pro forma consolidated financial data presented below should not be considered indicative of actual results that would have been achieved had the Acquisitions been consummated on the dates assumed and do not purport to indicate results of operations as of any future date or for any future period. The pro forma consolidated financial data presented below should be read in conjunction with "Use of Proceeds," "Capitalization," "Selected Historical Financial Information," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus.


                                                                          PRO FORMA
                                                  ----------------------------------------------------------
                                                     YEAR ENDED       SIX MONTHS ENDED   TWELVE MONTHS ENDED
                                                  DECEMBER 31, 1997     JULY 4, 1998        JULY 4, 1998
                                                  -----------------   ----------------   -------------------
                                                                    (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net sales.....................................      $181,992            $94,853             $184,262
  Cost of goods sold............................        97,706             51,435               98,369
                                                      --------            -------             --------
  Gross profit..................................        84,286             43,418               85,893
  Operating expenses............................        76,831             41,725               80,582
                                                      --------            -------             --------
  Income from operations........................         7,455              1,693                5,311
  Interest expense(a)...........................        (8,643)            (4,300)              (8,562)
  Other (expense) income, net...................           (49)               (28)                (217)
                                                      --------            -------             --------
  Income (loss) before taxes....................        (1,237)            (2,635)              (3,468)
  Income tax benefit (expense)..................           711              1,159                1,526
                                                      --------            -------             --------
  Net loss......................................      $   (526)           $(1,476)            $ (1,942)
                                                      ========            =======             ========
  Net loss applicable to common
     shareholders(b)............................      $ (3,022)           $(2,833)            $ (4,585)
                                                      ========            =======             ========
OTHER DATA:
  Depreciation and amortization.................      $ 10,044            $ 5,858             $ 10,763
  EBITDA(c).....................................        17,450              7,523               15,857
  Capital expenditures..........................         8,445             11,386               14,888
  Cash interest expense.........................         8,128              3,800                7,845
SELECTED RATIOS:
  Ratio of EBITDA to cash interest expense......          2.15x              1.98x                2.02x
  Ratio of total debt to EBITDA.................          4.41x              5.06x                4.80x
  Ratio of earnings to fixed charges(d).........            --                 --                   --



                                                                      AS OF
                                                                  JULY 4, 1998
                                                                  ------------
                                                                 (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital...........................................        $ 51,904
  Total assets..............................................         132,138
  Total debt(e).............................................          76,163
  Preferred securities(f)...................................          28,343
  Total shareholders' deficit...............................          (9,309)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

---------------
(a) Reflects the estimated additional interest expense associated with the Notes at a rate of 10.75% per annum.


(b) Reflects a reduction for accretion and noncash dividends on the Series A Preferred Stock (as defined). See Note 8 of the Notes to the Company's Consolidated Financial Statements.


(c) "EBITDA" is defined as earnings before interest, taxes, depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with generally accepted accounting principles ("GAAP"), AAi believes that EBITDA is accepted as a generally recognized measure of performance in the distribution industry because it is an indicator of the earnings available to meet the Company's debt service obligations. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining AAi's operating performance or liquidity which is calculated in accordance with GAAP.


(d) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges (excluding accretion and noncash dividends on Series A Preferred Stock). Fixed charges consist of interest expense, amortization of debt issuance costs, accretion and noncash dividends on Series A Preferred Stock and the portion of rental expense that is representative of the interest factor. On a pro forma basis, earnings were insufficient to cover fixed charges by $5.6 million, $5.9 million and $9.0 million for the year ended December 31, 1997, the six months ended July 4, 1998 and the twelve months ended July 4, 1998, respectively.


(e) Includes the Notes and $1.2 million in various lease and other long-term obligations.


(f) Includes redeemable preferred stock of AAi's subsidiary, Foster Grant Holdings, Inc. See Note 4 of the Notes to the Company's Consolidated Financial Statements.



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                    SUMMARY HISTORICAL FINANCIAL INFORMATION

     The following table sets forth summary historical consolidated financial information of AAi as of the end of and for each of the five years ended December 31, 1997, for the six months ended June 30, 1997 and July 4, 1998 and as of July 4, 1998. The summary historical consolidated financial data as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 were derived from the Consolidated Financial Statements of the Company, which have been audited by Arthur Andersen LLP, independent public accountants, and are included elsewhere in this Prospectus. The summary historical consolidated financial data as of December 31, 1993, 1994 and 1995 and for the years ended December 31, 1993 and 1994 were derived from audited consolidated financial statements of the Company that are not included in this Prospectus. The summary historical consolidated financial data as of July 4, 1998 and for the six months ended June 30, 1997 and July 4, 1998 are unaudited, but have been prepared on the same basis as the audited Consolidated Financial Statements, which, in the opinion of management, contain all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the information set forth therein. The results of operation for the six months ended July 4, 1998 are not necessarily indicative of the results that may be expected for the full year. The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus.


                                                                                           Six Months Ended
                                                 Year Ended December 31,                -----------------------
                                    -------------------------------------------------   June 30,    July 4,(a)
                                     1993      1994      1995     1996(a)    1997(a)      1997         1998
                                    -------   -------   -------   --------   --------   ---------   -----------
                                                              (Dollars in thousands)
STATEMENT OF OPERATIONS DATA:
  Net sales.......................  $68,703   $76,611   $88,050   $ 86,336   $149,411    $75,885     $ 88,631
  Cost of goods sold..............   30,932    37,096    43,690     47,871     77,928     41,198       47,543
                                    -------   -------   -------   --------   --------    -------     --------
  Gross profit....................   37,771    39,515    44,360     38,465     71,483     34,687       41,088
  Operating expenses..............   32,785    36,441    34,782     37,524     65,323     30,683       39,208
                                    -------   -------   -------   --------   --------    -------     --------
  Income from operations..........    4,986     3,074     9,578        941      6,160      4,004        1,880
  Interest expense................     (491)     (342)   (1,031)    (1,469)    (4,214)    (2,071)      (2,638)
  Other (expense) income..........      459        88       (80)      (331)        31        (41)         (10)
                                    -------   -------   -------   --------   --------    -------     --------
  Income before taxes.............    4,954     2,820     8,467       (859)     1,977      1,892         (768)
  Income tax benefit (expense)....       --        --       (42)       948     (1,162)     1,102          338
                                    -------   -------   -------   --------   --------    -------     --------
  Net income(b)...................  $ 4,954   $ 2,820   $ 8,425   $     89   $    815    $   790     $   (430)
                                    =======   =======   =======   ========   ========    =======     ========
  Net income (loss) applicable to
     common shareholders(c).......  $ 4,954   $ 2,820   $ 8,425   $ (1,034)  $ (1,681)   $  (420)    $ (1,787)
                                    =======   =======   =======   ========   ========    =======     ========
  Pro forma net income (loss)
     applicable to common
     shareholders(d)..............  $ 2,972   $ 1,692   $ 5,055   $ (1,638)  $ (1,681)   $  (420)    $ (1,787)
                                    =======   =======   =======   ========   ========    =======     ========
OTHER DATA:
  Depreciation and amortization...  $   473   $   628   $   783   $  1,868   $  8,248    $ 3,911     $  5,479
  Cash flow from operating
     activities...................    9,712     2,265     1,818     (1,892)     1,886     (6,234)      (3,895)
  Cash flow from investing
     activities...................     (738)   (1,891)   (2,104)   (12,825)    (9,363)    (5,798)     (23,212)
  Cash flow from financing
     activities...................   (8,672)     (600)      259     16,159      8,779     14,090       26,701
  EBITDA(e).......................    5,918     3,790    10,281      2,488     14,439      7,874        7,349
  Capital expenditures(f).........      680     1,552     1,555      1,572      7,583      4,366       10,863
  Ratio of earnings to fixed
     charges(g)...................     8.30x     5.69x     8.12x        --         --         --           --



                                               AS OF DECEMBER 31,                                 AS OF
                                ------------------------------------------------                 JULY 4,
                                 1993      1994      1995      1996       1997                    1998
                                -------   -------   -------   -------   --------               -----------
                                                       (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital (deficit)...  $ 4,003   $ 4,436   $ 7,795   $   687   $  5,936                $ 48,051
  Total assets................   14,730    16,773    25,187    82,010     93,746                 127,755
  Total debt(h)...............      683     2,593     5,542    35,588     44,959                  71,780
  Preferred securities(i).....       --        --        --    24,338     26,918                  28,343
  Total shareholders' equity
     (deficit)................    4,848     4,890    11,523    (5,281)    (7,359)                 (9,309)



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

---------------
(a) Includes the results of operations of the acquired businesses from the respective dates of acquisition: the Tempo Division of Allison Reed Group, Inc. ("Tempo") in June 1996; Foster Grant Group L.P., The Bonneau Company, Opti Ray, Inc. and Asian Buying Source, Inc. (collectively, "Foster Grant US") in December 1996; Superior in July 1997; Foster Grant UK in March 1998; and Fantasma in June 1998.

(b) Represents net income before (i) a reduction for accretion and noncash dividends on the Series A Preferred Stock in the years ended December 31, 1996 and 1997 and the six months ended June 30, 1997 and July 4, 1998, and
    (ii) a pro forma income tax provision in the years ended December 31, 1993 through 1996.


(c) Reflects a reduction from net income for accretion and noncash dividends on the Series A Preferred Stock. See Note 8 of the Notes to Company's Consolidated Financial Statements.


(d) The Company was an S corporation under Section 1362 of the Internal Revenue Code until May 31, 1996. Pro forma income taxes, assuming the Company was subject to C corporation income taxes, have been provided, in the accompanying statement of operations for 1993, 1994, 1995 and 1996, at an estimated statutory rate of 40%.

(e) "EBITDA" is defined as earnings before interest, taxes, depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, AAi believes that EBITDA is accepted as a generally recognized measure of performance in the distribution industry because it is an indicator of the earnings available to meet the Company's debt service obligations. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining AAi's operating performance or liquidity which is calculated in accordance with GAAP.

(f) Does not include capital assets acquired in connection with the acquisitions of Tempo, Foster Grant US, Superior, Foster Grant UK and Fantasma.


(g) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges (excluding accretion and noncash dividends on Series A Preferred Stock). Fixed charges consist of interest expense, amortization of debt issuance costs, accretion and noncash dividends on Series A Preferred Stock and the portion of rental expense that is representative of the interest factor. Earnings were insufficient to cover fixed charges by $3.7 million, $2.4 million, $0.2 million and $4.0 million for the years ended December 31, 1996 and 1997 and the six months ended June 30, 1997 and July 4, 1998, respectively.


(h) Includes amounts outstanding under Revolving Credit Facility (as defined), various long-term obligations and subordinated promissory notes payable to shareholders at each applicable period.


(i) Includes redeemable preferred stock of Foster Grant Holdings, Inc. See Note 4 of the Notes to Company's Consolidated Financial Statements.



--------------------------------------------------------------------------------

                                  RISK FACTORS

     In addition to the other information contained in this Prospectus, the following risk factors should be carefully considered in evaluating the Company and its business before tendering the Old Notes in exchange for the New Notes offered hereby. The risk factors set forth below are generally applicable to the New Notes as well as the Old Notes.

CONSEQUENCES TO NON-TENDERING HOLDERS OF OLD NOTES

     Upon consummation of the Exchange Offer, the Company will have no further obligation to register the Notes except pursuant to a shelf registration statement to be filed under certain limited circumstance specified in "The Exchange Offer -- Purpose of the Exchange Offer." Thereafter, subject to such exception, any Holder of Old Notes who does not tender its Old Notes in the Exchange Offer will continue to hold restricted securities which may not be offered, sold or otherwise transferred, pledged or hypothecated except pursuant to Rule 144 and 144A under the Securities Act or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities, in which case, an opinion of counsel must be furnished to the Company that such an exemption is available. Based on interpretations by the staff of the Commission, the Company believes that the New Notes issued pursuant to the Exchange Offer in exchange for the Old Notes may be offered for resale, resold or otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes. Each broker-dealer that receives the New Notes for its own account in exchange for the Old Notes, where such New Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The interpretations by the staff of the Commission on which the Company has relied were based on the Exchange Offer No-Action Letters. The Company has not sought, and does not intend to seek, its own no-action letter and there can be no assurance that the staff of the Commission would make a similar determination with respect to the Exchange Offer. See "Plan of Distribution"

SUBSTANTIAL LEVERAGE


     As a result of the sale of the Old Notes, the Company is highly leveraged. On October 3, 1998 the Company had total indebtedness of approximately $81.3 million (of which $75.0 million consisted of the Notes and the balance consisted of other long-term obligations). As of August 29, 1998, AAi's shareholders' deficit was approximately $12.8 million. In addition, the Company, through a subsidiary, has issued preferred stock which is subject to mandatory redemption at an amount ranging from $1.0 million to $4.0 million upon certain events, but not later than February 28, 2000. See "Certain Transactions" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." On a pro forma basis after giving effect to the Acquisitions, for the twelve months ended July 4, 1998, earnings were insufficient to cover fixed charges by $9.0 million. Subject to certain limitations in the Senior Credit Facility and the Indenture, the Company and its subsidiaries will be permitted to incur substantial additional indebtedness in the future. See "Capitalization," "Description of Notes" and "Description of Senior Credit Facility."


     The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations and anticipated cost savings of $2.8 million associated with the planned closure of its Dallas distribution facility, the Company believes that cash flow from operations and available cash, together with available borrowings under the Senior Credit Facility, will be adequate to meet the Company's future liquidity needs for at least the next several years. The Company may, however, need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated cost savings and revenue growth will be realized or that future borrowings will be available under the Senior Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources."

     The degree to which the Company is leveraged could have important consequences to holders of the Notes, including, but not limited to: (i) making it more difficult for the Company to satisfy its obligations with respect to the Notes, (ii) increasing the Company's vulnerability to general adverse economic and industry conditions, (iii) limiting the Company's ability to obtain additional financing to fund future working capital, capital expenditures, research and development and other general corporate requirements, (iv) requiring the dedication of a substantial portion of the Company's cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures or other general corporate purposes, (v) limiting the Company's flexibility in planning for, or reacting to, changes in its business and the industry and (vi) placing the Company at a competitive disadvantage vis-a-vis less leveraged competitors. In addition, the Indenture and the Senior Credit Facility contain financial and other restrictive covenants that may limit the ability of the Company to, among other things, borrow additional funds. Failure by the Company to comply with such covenants could result in an event of default which, if not cured or waived, could have a material adverse effect on the Company. In addition, the degree to which the Company is leveraged could prevent it from repurchasing all of the Notes tendered to it upon the occurrence of a Change of Control. See "Description of Notes -- Repurchase at the Option of Holders -- Change of Control" and "Description of Senior Credit Facility."

EFFECTIVE SUBORDINATION OF THE NOTES

     The Notes and the Subsidiary Guarantees will be senior unsecured obligations and will rank pari passu in right of payment with all other current and future senior obligations of the Company and the Subsidiary Guarantors, respectively. However, loans under the Senior Credit Facility will be secured by the accounts receivable and inventory of the Company and will be guaranteed by the Company's Domestic Subsidiaries, which guarantees will be secured by the accounts receivable and inventory of such subsidiaries. Accordingly, the Notes and the Subsidiary Guarantees will be effectively subordinated to all secured indebtedness to the extent of the collateral and will rank pari passu in right of payment with all other existing and future senior obligations of the Company or the Guarantors, respectively. Upon an event of default under any such secured indebtedness, the lenders of any secured indebtedness, including indebtedness under the Senior Credit Facility, could elect to declare all amounts outstanding, together with accrued and unpaid interest thereon, to be immediately due and payable. If the Company or the Subsidiary Guarantors were unable to repay those amounts, such lenders could proceed against the collateral granted them to secure that indebtedness. There can be no assurance that the assets of the Company or the relevant Subsidiary Guarantor remaining after repayment in full of such secured indebtedness would be sufficient to repay the holders of the Notes.

FOREIGN SUBSIDIARIES WILL NOT PROVIDE SUBSIDIARY GUARANTEES


     Certain of the Company's operations are conducted through its subsidiaries. However, only the Company's Domestic Subsidiaries will be guarantors of the Notes. As a result, holders of indebtedness of, and trade creditors of, the Company's foreign subsidiaries will generally be entitled to payment of their claims from the assets of such subsidiaries before such assets will be made available to the Company. On a pro forma basis after giving effect to the Acquisitions, the Company's foreign subsidiaries would have held 9.3% of the Company's consolidated assets as of July 4, 1998 and would have accounted for 9.5% of the Company's consolidated net sales for the twelve months ended July 4, 1998. See Note 19 of the Notes to the Company's Consolidated Financial Statements included elsewhere herein.


LOSS OF CUSTOMERS; CUSTOMER CONCENTRATION AND CONSOLIDATION

     During the years ended December 31, 1996 and 1997, three customers accounted for approximately 57% and 39% of the Company's net sales, respectively. These customers' accounts receivable balances represented approximately 34% and 45% of the Company's accounts receivable as of December 31, 1996 and 1997, respectively. In 1997, Wal-Mart accounted for approximately 25% of the Company's net sales. The loss of any significant customer, whether through competition or otherwise, could have a material adverse effect on the Company's business, financial condition and results of operations. A significant portion of the Company's business activity is with mass merchandisers whose ability to meet their financial obligations is dependent on economic conditions affecting the retail industry. During recent years, many major retailers have experienced significant financial difficulties and some, including customers of the Company, have filed for bankruptcy protection. There can be no assurance that the financial difficulties of the Company's significant customers would not materially adversely affect the Company's business, financial condition and results of operations. In addition, certain segments of the retail industry, particularly mass merchandisers, variety stores, drug stores and supermarkets, are experiencing significant consolidation. In 1997, the Company lost two customers, one as a result of a merger into a retail chain that does not carry costume jewelry and the other due to a retailer ceasing operations, which together accounted for an estimated $5.1 million in net sales. Further industry consolidation could result in the Company's loss of additional customers that are acquired by retailers serviced by other suppliers as well as further concentration of the Company's credit risks which could have a material adverse effect on the Company's results of operations.

DEPENDENCE ON LICENSED BRANDS

     A key element of the Company's marketing strategy is to utilize licensed brand names and characters to expand its product offering and gain access to new customers. Most of the Company's license agreements are non-exclusive, of short duration and may be terminated if the Company fails to comply with any material terms thereof. There can be no assurance that any of these relationships with licensors will continue, that such agreements will be renewed or that the Company will be able to obtain licenses for additional brands. If the Company were unable in the future to obtain such licenses on terms it deems reasonable, it would be required to modify its marketing plans and could be forced to rely more heavily on its proprietary brands or generic product sales, which could materially adversely affect its business, financial condition and results of operations. See "Business - Business Strategy" and "-- Intellectual Property and Licenses."

RISKS ASSOCIATED WITH ACQUISITIONS

     General. As part of its operating history and growth strategy, the Company has acquired and seeks to continue acquiring other businesses. The Company continually seeks acquisition candidates in selected markets and from time to time engages in exploratory discussions with potential acquisition candidates. As of the date of this Prospectus, the Company has no specific agreements or commitments for any acquisitions. There can be no assurance, however, that the Company will be able to identify and acquire targeted businesses or obtain financing for such acquisitions on satisfactory terms. Furthermore, there can be no assurance that competition for acquisition candidates will not escalate, thereby increasing the costs of making acquisitions or making suitable acquisitions unattainable.

     Limited Knowledge and Operating History. Notwithstanding its own due diligence investigation, management has, and will have, limited knowledge about the specific operating history, trends and customer buying patterns of businesses acquired in its recent acquisitions or future acquisitions. Consequently, no assurance can be given that the Company will be able to make future acquisitions at favorable prices, that acquired lines of business will perform as well as they had performed historically or that the Company will have sufficient information to analyze accurately the markets in which it elects to make acquisitions. Furthermore, additions by the Company of new products present certain risks and uncertainties resulting from the Company's relative unfamiliarity with these new products, the market for such new products, and the financial and operating controls required to manage such new product offerings. There can be no assurance that the Company will be successful in marketing these or other additions to its product offering or that its existing customers will accept such additions to the products currently purchased from the Company.

     Integration. The process of integrating acquired businesses into the Company's operations may result in unforeseen difficulties and may require a disproportionate amount of resources and management attention. Although the Company endeavors to integrate and assimilate the operations of acquired lines of business in an effective and timely manner, no assurance can be given that the Company will be successful in such integration attempts or that the Company will be able to hire, train, retain and assimilate individuals employed at the acquired businesses. Further, no assurance can be given that the Company will successfully integrate its recent acquisitions or any other future acquired businesses into the Company's purchasing, marketing and management information systems, or that the Company's management and financial controls, personnel, computer systems and other corporate support systems will be adequate to manage the increase in the size and scope of the Company's operations and acquisition activity. Integration of acquisitions is often a complex process which may entail material, non-recurring expenditures, including facility closing costs, warehouse assimilation expenses, asset writedowns and severance payments. These expenditures have in the past had, and may continue to have, an adverse impact on the Company's results of operations. For example, during the second quarter of 1998, the Company incurred a $2.6 million restructuring charge and also experienced increased operating costs due to operating inefficiencies in connection with closing the Dallas, Texas distribution center which AAi acquired with Foster Grant US. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note 1 of the Notes to the Company's Consolidated Financial Statements included elsewhere herein.

     Availability of Funds for Expansion Strategy. The Company's expansion strategy will require that substantial capital investment and adequate financing be available to the Company not only for acquisitions, but also for AAi's internal development and the integration of operations. The Company anticipates that the required funds will be obtained through additional borrowings or the issuance of debt or equity securities. Accordingly, future acquisitions by the Company could result in the incurrence of substantial additional indebtedness, which could have an adverse effect on the Company's financial condition and results of operations. There can be no assurance that the Company will be able to obtain such financing or that, if available, such financing will be on terms acceptable to the Company. If the Company is unable to obtain suitable additional financing it would be required to change its expansion strategy, which could have a material effect on the Company's business, financial condition and results of operations. See "Substantial Leverage" and "Business -- Business Strategy".

     Significant Future Charges to Earnings. On a pro forma basis after giving effect to the Acquisitions, as of July 4, 1998, the Company would have had $21.4 million of net intangible assets consisting principally of goodwill on its balance sheet. The Company expects that amortization of these intangibles will result in quarterly noncash charges of $436,000 for the next four quarters, $426,000 for the next 24 quarters, $343,000 for the next four quarters, $260,000 for the next four quarters, $150,000 for the following 34 quarters, $146,000 for the following five quarters and $133,000 for the final 75 quarters. The Company also anticipates that future acquisitions will involve the recording of a significant amount of intangible assets, particularly goodwill, on its balance sheet, which will be amortized over varying periods of time. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and
Note 1 of the Notes to the Company's Consolidated Financial Statements included elsewhere herein.

PLANNED SINGLE SITE DISTRIBUTION FACILITY

     The Company distributes substantially all of its optical products from its Dallas, Texas distribution facility and the remainder of its products from its distribution center in Smithfield, Rhode Island. Upon completion of the expansion of the Rhode Island distribution center scheduled for the fourth quarter of 1998, the Company intends to close the Texas facility and consolidate its distribution operations in Rhode Island. A disruption of the Company's distribution operations for any reason, including theft, government intervention or a natural disaster such as fire, earthquake, flood or other casualty could cause the Company to limit or cease its operations, which would have a material adverse effect on the Company's business, financial condition and results of operations. Although the Company maintains approximately $31.0 million in business interruption insurance to cover natural disasters, no assurance can be given that such insurance will continue to be available to the Company on commercially reasonable terms, if at all, or that such insurance would be sufficient to compensate the Company for damages resulting from such casualty. In addition, no assurance can be given that an interruption in the Company's operations would not result in permanent loss of significant customers, which would have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Property."

RELIANCE ON KEY PERSONNEL

     The Company's long-term success and its growth strategy depend on its existing management team. The Company maintains key man life insurance policies on the lives of several of its key executives and has entered into employment agreements with its executive officers. See "Management." However, the loss of the services of any of the key executives could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's continued growth and operations also depends to a significant extent on its ability to retain other key employees and to attract new qualified employees. Competition for highly skilled business, marketing and other personnel is intense, particularly in the strong economic cycle currently prevailing. The loss of one or more key employees or the Company's inability to attract additional qualified employees could have an adverse effect on the Company's business, financial condition and results of operations. In addition, the Company may experience increased compensation costs in order to compete for skilled employees.

RELIANCE ON LIMITED NUMBER OF DELIVERY COMPANIES

     The Company primarily relies on a single independent delivery company, United Parcel Service ("UPS"). The 1997 UPS strike delayed the Company's product deliveries, thereby slowing the collection of its accounts receivable and requiring AAi temporarily to draw additional funds under its credit facility. The Company also incurred an indeterminable amount of internal costs related to increased administrative time required to arrange for alternate shipping arrangements. The Company does not believe that the UPS strike had any long-term effects on its customer relations, business and results of operations. The Company is attempting to establish multiple delivery services to deal with the possibility of a future disruption in UPS delivery services. There can be no assurance that the precautions taken by the Company will be adequate or that alternate delivery services can be located or developed by the Company in a timely manner. Any future interruption in service by UPS may have a material adverse effect on the Company's business, financial condition and results of operations.

RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

     The Company has operations in Canada, Mexico and the United Kingdom and intends to enter additional international markets in the future. International sales were approximately 4% and 11%, respectively, of the Company's total net sales for the year ended December 31, 1997 and the six months ended July 4, 1998. No assurance can be given that the Company will be able to maintain or increase its international sales or that the Company's brands and products will be as popular in the various foreign countries as they are in the United States. In addition, the Company purchases a significant portion of its inventory from certain suppliers in Asia through its Hong Kong joint venture. Consequently, the Company is subject to the risks generally associated with conducting business abroad. This includes risks relating to currency exchange rates, new and different legal, tax, accounting and regulatory requirements, "local content" laws and tariff regulations, difficulties in staffing and managing foreign operations, political instability, trade restrictions and other factors. The Company's business could be affected by economic events or political instability that might affect exports, including duties, quotas and work stoppages. Although there are other suppliers of the inventory items purchased and the Company believes that these suppliers could provide similar inventory on fairly comparable terms, a change in suppliers could cause a delay in the Company's distribution process and a possible loss of sales, which would adversely affect the Company's results of operations. As with other companies that denominate purchases in dollars, declines in the dollar relative to foreign currencies could, over time, increase the cost to the Company of merchandise purchased in foreign countries, which could materially adversely affect the Company's business, financial condition and results of operations.

     To date, the current financial crisis in Asia has had a favorable impact on the Company's costs and results of operations, but there is no assurance that this will continue. Since the Company's international operations have not been significant, exchange rate fluctuations and other international factors have not had a material adverse impact on the Company's business, financial condition and results of operations. However, AAi expects that as its business and international operations expand, the Company will become increasingly vulnerable to the risks associated with international operations, including exchange rate fluctuations. The Company has not employed currency hedging strategies in the past. As its international business expands, the

Company expects to use foreign currency exchange contracts to hedge its currency risk. However, the forecasting of currency market movement is difficult and whether a currency hedging strategy will be successful is highly uncertain. Therefore, there can be no assurance that a hedging strategy will reduce the Company's risks associated with currency fluctuations.

UNPREDICTABILITY OF DISCRETIONARY CONSUMER SPENDING

     The success of the Company's business depends to a significant extent upon a number of factors relating to discretionary consumer spending, including general economic conditions affecting disposable consumer income, such as employment, business conditions, interest rates and taxation. Any significant decline in such general economic conditions or uncertainties regarding future economic prospects that adversely affect discretionary consumer spending generally, or purchasers of accessories or optical products specifically, could have a material adverse effect on the Company's business, financial condition and results of operations.

COMPETITION

     The industries in which the Company operates are highly competitive and price sensitive. The Company competes with other distributors, manufacturers who distribute directly to retailers and vertically integrated retailers that perform their own manufacturing as well as indirectly with alternate channels of distribution to the consumer such as internet commerce. In addition, certain manufacturers and distributors of upscale optical products and accessories have manifested their intention to offer products in the popularly priced segment ($20 or less). Furthermore, many retailers require a new supplier to buy back the retailer's existing inventory as a condition to changing vendors. These inventory costs can be substantial and serve as a barrier to obtaining new customers and entering new distribution channels. The Company is also under continuous pressure from its major customers to reduce product costs. The failure of the Company to compete effectively with respect to product costs or other competitive factors could have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE ON COMPUTER SOFTWARE APPLICATIONS

     The Company has made a substantial investment in the development and enhancement of its computer and information systems. The Company anticipates that it will continue to make enhancements and modifications to its computer systems as it executes its expansion plans and increases the scope of its product and service offerings in response to customer needs and new developments in technology. Such modifications may cause disruptions in operations, delay the integration of acquisitions, or cost more to design, implement or operate than currently budgeted. Any such disruptions, delays or costs could have a material adverse effect on the Company's business, financial condition and results of operations.

     The Company is currently implementing a substantial information system conversion which is scheduled to be completed by the first quarter of 1999. The Company believes that with planned modifications to existing software and successful conversion to the new software, the Year 2000 issue will not pose significant operational problems for the Company's systems as so modified or converted. Any delays or omissions by AAi or its agents to resolve such issues may have a material adverse effect on the Company's business, financial condition and results of operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Year 2000."

SEASONALITY

     Significant portions of the Company's business are seasonal. Sunglasses are shipped primarily during the first half of the fiscal year as retailers build inventory for the spring and summer selling seasons, while costume jewelry and other accessories are shipped primarily during the second half of the fiscal year as retailers build inventory for the holiday season. Reading glasses sales are generally uniform throughout the year. Although the expansion of the Company's optical product line has, in part, offset the seasonality of the costume jewelry and other accessories product lines, the Company's financial condition and results of operations are highly dependent on these two principal shipping seasons. In addition, the Company's quarterly results could be adversely impacted by the timing of customer orders and scheduled shipping dates.

SUSCEPTIBILITY TO CHANGING CONSUMER PREFERENCES

     The sunglasses and accessories industries are subject to changing consumer preferences. A significant portion of the Company's sunglasses, costume jewelry and small synthetic leather goods are susceptible to fashion trends. If the Company misjudges the market for a particular product or is unable to respond quickly to fashion trends, the Company's sales may be adversely affected which may leave the Company with excess inventory. In addition, the Company may be required to provide its customers with a higher level of markdowns and allowances on slow moving products. While the Company has a limited ability to modify slow-moving product lines to satisfy consumer preferences and otherwise utilize excess inventory, the Company cannot ensure that any such actions will be sufficient to redress a market misjudgment. Accordingly, a market misjudgment could adversely affect the Company's business, financial condition and results of operations.

CERTAIN REGULATORY MATTERS

     Certain of the products sold by AAi must comply with quality control standards set by various governmental entities, including the Food and Drug Administration (the "FDA"). The FDA regulates the manufacture and sale of ophthalmic products under the Federal Food, Drug and Cosmetic Act, as amended by the 1976 Medical Device Amendments and certain subsequent amendments. Recently, the FDA has become more restrictive in the regulatory process and has increased its surveillance over existing products and manufacturing facilities. The FDA has authority to suspend or remove a product from the market or to cause a manufacturer to cease operations either at a facility or company-wide if it deems a product or a manufacturing process to be outside regulatory guidelines. Failure of the Company to comply with governmental standards could have a material adverse effect on the Company's business, financial condition and results of operations.

POSSIBLE INABILITY TO FUND A CHANGE OF CONTROL OFFER

     Upon a Change of Control, the Company will be required to offer to repurchase all outstanding Notes at 101% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, to the date of repurchase. However, there can be no assurance that sufficient funds will be available at the time of any Change of Control to make any required repurchases of Notes tendered or that restrictions in the Senior Credit Facility will allow the Company to make such required repurchases. Notwithstanding these provisions, the Company could enter into certain transactions, including certain recapitalizations, that would not constitute a Change of Control but would increase the amount of debt outstanding at such time. See "Description of Notes -- Repurchase at the Option of Holders."

LACK OF A PUBLIC MARKET FOR THE NOTES

     The New Notes are being offered to holders of the Old Notes. The Old Notes were offered and sold in July 1998 to a small number of institutional investors and are eligible for trading at the PORTAL market. The Notes are a new issue of securities for which there is no existing trading market. There can be no assurance regarding the future development of a market for the Notes or the ability of holders of the Notes to sell their Notes or the price at which such holders may be able to sell their Notes. If such a market were to develop, the Notes could trade at prices that may be higher or lower than the initial offering price depending on many factors, including prevailing interest rates, the Company's operating results and the market for similar securities. The Initial Purchasers have advised the Company that they currently intend to make a market in the New Notes. The Initial Purchasers are not obligated to do so, however, and any market making with respect to the Notes may be discontinued at any time without notice. Therefore, there can be no assurance as to the liquidity of any trading market for the Notes or that an active trading market for the Notes will develop. The Company does not intend to apply for listing or quotation of the Notes on any securities exchange or stock market.

     Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of such securities. There can be no assurance that the market for the Notes will not be subject to similar disruptions. Any such disruptions may have an adverse effect on holders of the Notes.

FRAUDULENT CONVEYANCE

     Under applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, if, among other things, the Company or any Subsidiary Guarantor, at the time it incurred the indebtedness evidences by the Notes or its Subsidiary Guarantee, (i) (a) was or is insolvent or rendered insolvent by reason of such occurrence or (b) was or is engaged in a business or transaction for which the assets remaining with the Company or such Subsidiary Guarantor constituted unreasonably small capital or (c) intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature, and (ii) the Company or such Subsidiary Guarantor received or receives less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness, then the Notes and the Subsidiary Guarantees, and any pledge or other security interest securing such indebtedness, could be voided, or claims in respect of the Notes or the Subsidiary Guarantees could be subordinated to all other debts of the Company or such Subsidiary Guarantor, as the case may be. In addition, the payment of interest and principal by the Company pursuant to the Notes or the payment of amounts by a Subsidiary Guarantor pursuant to a Subsidiary Guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of the creditors of the Company or such Subsidiary Guarantor, as the case may be.

     The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, the Company or Subsidiary Guarantor would be considered insolvent if (i) the sum of its debts, including contingent liabilities, were greater than the saleable value of all of its assets at a fair valuation or if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature or
(ii) it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, the Company and each Subsidiary Guarantor believes that, after giving effect to the indebtedness incurred in connection with the Offering and the Senior Credit Facility, it will not be insolvent, will not have unreasonably small capital for the business in which it is engaged and will not incur debts beyond its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with the Company's or the Subsidiary Guarantors' conclusions in this regard.

                                  THE COMPANY

     The Company, which was founded in 1962 as a jewelry manufacturer, was acquired by Gerald F. Cerce and Felix A. Porcaro, Jr. in 1972. Since that time, through a series of acquisitions and internal growth, AAi has evolved from a regional costume jewelry manufacturer into an international value-added distributor of optical products, costume jewelry, watches, clocks and synthetic leather goods with annual net sales of $182.0 million in 1997 on a pro forma basis after giving effect to the Acquisitions.

     In 1990, AAi partnered with Milagros Corporation Limited, a Hong Kong corporation, to form a joint venture (consisting of three operating entities) through which the Company outsources a majority of its manufacturing to independent manufacturers located in Asia. The Hong Kong joint venture, in which the Company currently holds a 49% interest, monitors contract manufacturing of the Company's products, serves as sourcing agent to certain customers of AAi and manufactures certain other accessories such as scarves, belts and beach towels for distribution directly to retailers. Outsourcing product manufacturing allows AAi to compete as a low cost supplier of its product lines and provides the Company with flexibility in its cost structure. The Hong Kong joint venture had 1997 net sales of $37.0 million, of which $15.2 million or 41.1% were to the Company.

     In response to a major customer's North American expansion, the Company established operations in Canada in 1994 and Mexico in 1996. The Company's Mexican operations are conducted through a 55% owned joint venture with a local costume jewelry manufacturer. The Company's Canadian operations and the Mexican joint venture had 1997 net sales of $5.3 million and $1.4 million, respectively.

     In December 1996, AAi acquired Foster Grant US, a major marketer and distributor of sunglasses and reading glasses and owner of the domestic rights to the Foster Grant trademark. This acquisition generated net sales of approximately $66.2 million in 1997 and significantly expanded AAi's optical product line. In March 1998, AAi acquired the European reading glasses and sunglasses business of Foster Grant UK, and the rights to the Foster Grant trademark in Europe, giving AAi worldwide rights to the Foster Grant brand.

     In June 1998, the Company acquired an 80% interest in Fantasma. The other 20% interest in Fantasma is held by Roger Dreyer, President of that company. Mr. Dreyer and another Fantasma officer have options to acquire in the aggregate an additional 13% interest in Fantasma subject to satisfaction of certain earnings targets in 1998, 1999 and 2000. The Company's acquisition of Fantasma added watches and clocks to AAi's product lines and Disney and Warner Bros. stores to its customer base.

     AAi was incorporated in Rhode Island in December 1985 and is the successor by merger to a Rhode Island corporation incorporated in 1962.

     The Company's principal executive offices are located at 500 George Washington Highway, Smithfield, Rhode Island 02917, and its telephone number is
(401) 231-3800.

                                USE OF PROCEEDS

THE EXCHANGE OFFER

     This Exchange Offer is intended to satisfy certain of the Company's obligations under the Registration Rights Agreement. The Company will not receive any cash proceeds from the issuance of the New Notes offered in the Exchange Offer. In consideration for issuing the New Notes as contemplated in this Prospectus, the Company will receive in exchange the Old Notes in like principal amount, the form and terms of which are the same in all material respects as the form and terms of the New Notes except that the New Notes have been registered under the Securities Act and hence do not include certain rights to registration thereunder or contain transfer restrictions or terms with respect to Liquidated Damages. The Old Notes surrendered in exchange for the New Notes will be retired and canceled and cannot be reissued. Accordingly, issuance of the New Notes will not result in any proceeds to the Company or increase in the indebtedness of the Company.

THE SALE OF THE OLD NOTES

     The net proceeds received by the Company from the Offering, after deducting the discount to the Initial Purchasers and related fees and expenses, were approximately $72.0 million. The Company used the net proceeds as follows: (i) $17.3 million was used to repay borrowings under three term loans (the "Term Loans"); (ii) $52.3 million was used to repay borrowings under the Company's Revolving Credit Facility (the "Revolving Credit Facility") under the Senior Credit Facility (see "Description of Senior Credit Facility"); (iii) $2.2 million was used to repay the entire debt due to certain common and preferred shareholders under subordinated notes, less the advances made by the Company to certain shareholders (see "Certain Transactions"); and (iv) $0.2 million was retained as cash proceeds by the Company. Two of the Term Loans which represented $7.3 million in indebtedness were incurred in connection with the Company's purchase and expansion of its Rhode Island headquarters and the Fantasma Acquisition. See "Business--Property" and "The Company." The Term Loans (which have been repaid in their entirety) bore interest, at the election of Company, at either the prime lending rate of NationsBank, N.A. plus 0.50% per annum or at LIBOR plus 2.50% per annum. The Term Loans matured at May 1, 2000 and October 15, 1998, or upon the expiration of the Revolving Credit Facility, whichever was earlier. See "Description of Senior Credit Facility" for the terms and conditions of the Revolving Credit Facility. The Company expects to use the balance of the net proceeds from the sale of the Old Notes for general corporate purposes. Pending use of such cash, the balance of the net proceeds of the sale of the Old Notes will be invested in cash equivalents.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     The Old Notes were sold by the Company on July 21, 1998 (the "Closing Date") through the Initial Purchasers to "qualified institutional buyers" (as defined in Rule 144A under the Securities Act). In connection with the sale of the Old Notes, the Company, the Guarantors and the Initial Purchasers entered into the Registration Rights Agreement pursuant to which the Company and the Guarantors agreed to cause to be filed with the Commission within 45 days after the Closing Date, and use their best efforts to cause to become effective on or prior to 135 days after July 21, 1998, a registration statement with respect to the Exchange Offer. However, if (i) the Company is not required to file an Exchange Offer registration statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy or (ii) if any Holder of Old Notes shall notify the Company within 20 business days of the consummation of the Exchange Offer (A) that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) that such Holder may not resell the New Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer registration statement is not appropriate or available for such resales by such holder, or (C) that such Holder is a broker-dealer and holds Old Notes acquired directly from the Company or one of its affiliates, then the Company and the Guarantors will file with the Commission a Shelf Registration Statement to cover resales of the Notes by the Holders thereof who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.

     The Exchange Offer is being made by the Company to satisfy its obligations pursuant to the Registration Rights Agreement. A copy of the Registration Rights Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. Once the Exchange Offer is consummated, the Company will have no further obligations to register any of the Old Notes not tendered by the Holders for exchange, except pursuant to a Shelf Registration Statement filed under the limited circumstances described in the immediately preceding paragraph. Thereafter, any Holder of Old Notes who does not tender its Old Notes in the Exchange Offer and which is not eligible to use such a Shelf Registration Statement will continue to hold restricted securities which may not be offered, sold or otherwise transferred, pledged or hypothecated except pursuant to Rule 144 and Rule 144A under the Securities Act or pursuant to any other exemption from registration under the Securities Act relating to the disposition of securities.

     Based on interpretations by the staff of the Commission set forth in several no-action letters issued to third parties, including the Exchange Offer No-Action Letters, the Company believes that New Notes issued pursuant to the Exchange Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by Holders thereof who are not affiliates of the Company (other than a broker-dealer who acquired such Old Notes directly from the Company for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act; provided that the Holder is acquiring New Notes in its ordinary course of business and has not engaged in, and does not intend to engage in, any distribution (within the meaning of the Securities Act) of the New Notes and has no arrangement or understanding with any person to participate in a distribution of the New Notes. Persons wishing to exchange Old Notes in the Exchange Offer must represent to the Company that such conditions have been met. However, any Holder who may be deemed an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company or who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the New Notes cannot rely on the interpretation by the staff of the Commission set forth in such no-action letters, including the Exchange Offer No-Action Letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. In addition, any such resale transaction should be covered by an effective registration statement containing the selling security holders information required by Item 507 of Regulation S-K of the Securities Act.

     Each broker-dealer that receives New Notes for its own account pursuant to the Exchange Offer in exchange for Old Notes where such Old Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities (other than acquisitions directly from the Company) must acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of New Notes received as aforesaid. The Company has agreed that for a period of 180 days after the Exchange Offer is consummated, it will, upon reasonable request, make this Prospectus available promptly to such broker-dealers for use in connection with any such resale. See "Plan of Distribution."

     Except as set forth above, this Prospectus may not be used for an offer to resell, or for a resale or other transfer of New Notes.

     The Registration Rights Agreement provides that (i) the Company will file an Exchange Offer registration statement with the Commission on or prior to 45 days after the Closing Date, (ii) the Company will use its best efforts to have the Exchange Offer registration statement declared effective by the Commissions on or prior to 135 days after the Closing Date, (iii) unless the Exchange Offer would not be permitted by applicable law or Commission policy, the Company will commence the Exchange Offer and use its best efforts to issue on or prior to 30 business days after the date on which the Exchange Offer registration statement was declared effective by the Commission, New Notes in exchange for all Old Notes tendered prior thereto in the Exchange Offer and (iv) if obligated to file the Shelf Registration Statement, the Company will use its best efforts to file the Shelf Registration Statement with the Commission on or prior to 30 days after such filing obligation arises and to cause the Shelf Registration to be declared effective by the Commission on or prior to 90 days after such obligation arises. If (a) the Company fails to file any of the Registration Statements required by the Registration Rights Agreement on or before the date specified for such filing, (b) any of such Registration Statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the "Effectiveness Target Date"), or (c) the Company fails to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer registration statement, or (d) the Shelf Registration Statement or the Exchange Offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement (each such event referred to in clauses (a) through (d) above a "Registration Default"), then the Company will pay Liquidated Damages to each Holder of Transfer Restricted Securities, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Securities held by such Holder. The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.30 per week per $1,000 principal amount of Transfer Restricted Securities. All accrued Liquidated Damages will be paid by the Company on each interest payment date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to Holders of certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. For purposes of the foregoing, "Transfer Restricted Securities" means each Old Note until (i) the date on which such Old Note has been exchanged by a person other than a broker-dealer for a New Note in the Exchange Offer, (ii) following the exchange by a broker-dealer in the Exchange Offer of an Old Note for a New Note, the date on which such New Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer registration statement, (iii) the date on which such Old Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Act.

TERMS OF THE EXCHANGE OFFER

  General

     Upon the terms and subject to the conditions of the Exchange Offer set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the Expiration Date. The Company will issue $1,000 principal amount of New Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

     As of October 3, 1998, there was $75.0 million aggregate principal amount of the Old Notes outstanding. This Prospectus, together with the Letter of
Transmittal, is being sent to all registered holders as of             , 1998.

     In connection with the issuance of the Old Notes, the Company arranged for the Old Notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depository. The New Notes exchanged for the Old Notes will initially be issued and transferable in book-entry form through DTC. See "Description of Notes -- Book-Entry Delivery and Form."

     The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders of Old Notes for the purpose of receiving the New Notes from the Company.

     If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering Holder thereof as promptly as practicable after the Expiration Date.

     Holders of Old Notes who tender in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay the expenses, other than certain applicable taxes, of the Exchange Offer. See "-- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

     The Company has the right to extend the Exchange Offer but only to the extent necessary to comply with applicable federal and state securities laws or if any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might impair the ability of the Company to proceed with the Exchange Offer. In order to extend the Expiration Date, the Company will notify the Exchange Agent and the record Holders of Old Notes of any extension by oral or written notice, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. The Expiration Date will not be extended beyond the 30th business day after the date of this Prospectus.

     The Company reserves the right to delay accepting any Old Notes, to extend the Exchange Offer, to amend the Exchange Offer or to terminate the Exchange Offer and not accept Old Notes not previously accepted if the applicable condition set forth herein under "Conditions" shall have occurred and shall not have been waived by the Company by giving oral or written notice of such delay, extension, amendment or termination to the Exchange Agent. Any such delay in acceptance, extension, amendment or termination will be followed as promptly as practicable by oral or written notice thereof. If the Exchange Offer is amended in a manner determined by the Company to constitute a material change, the Company will promptly disclose such amendment in a manner reasonably calculated to inform the Holders of such amendment and the Company will extend the Exchange Offer as necessary to provide to such Holders a period of five to ten business days after such amendment, depending upon the significance of the amendment and the manner of disclosure to Holders of the Old Notes if the Exchange Offer would otherwise expire during such five to ten business day period.

     Without limiting the manner in which the Company may choose to make public announcement of any extension, amendment or termination of the Exchange Offer, the Company shall have no obligation to publish, advertise, or otherwise communicate any such public announcement, other than by making a timely release to the Dow Jones News Service.

ACCRUED AMOUNTS ON THE NOTES

     The New Notes will bear interest at a rate equal to 10 3/4% per annum from the last date on which interest was paid on the Old Notes surrendered in exchange therefor or, if no interest has been paid, from the date of original issue of such Old Notes. Interest on the Notes is payable semi-annually on January 15 and July 15 of each year, commencing on January 15, 1999.

PROCEDURES FOR TENDERING

     To tender in the Exchange Offer, a Holder of Old Notes must complete, sign and date the Letter of Transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the instructions to the Letter of Transmittal, and mail or otherwise deliver such Letter of Transmittal or such facsimile, together with the Old Notes and any other required documents, so that it is received by the Exchange Agent prior to 5:00 p.m., New York City time, on the Expiration Date.

     Any financial institution that is a participant in DTC (the "Book-Entry Transfer Facility") may make book-entry delivery of the Old Notes by causing the Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account in accordance with the Book-Entry Transfer Facility procedure for such transfer. Although delivery of Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, the Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, must, in any case, be transmitted to and received or confirmed by the Exchange Agent at its address set forth in "-- Exchange Agent" below prior to 5:00 p.m., New York City time, on the Expiration Date. DELIVERY OF DOCUMENTS TO THE COMPANY IN ACCORDANCE WITH ITS PROCEDURES DOES NOT CONSTITUTE DELIVERY TO THE EXCHANGE AGENT.

     The tender by a Holder will constitute an agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

     Delivery of all documents must be made to the Exchange Agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for such Holders.

     The method of delivery of the tendered Old Notes, the Letter of Transmittal and all other required documents to the Exchange Agent is at the election and risk of the Holder. Instead of delivery by mail, it is recommended that the Holder use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery. No Letter of Transmittal or Old Notes should be sent to the Company.

     Only a Holder of Old Notes may tender such Old Notes in the Exchange Offer. The term "Holder" with respect to the Exchange Offer means any person in whose name Old Notes are registered on the books of the Company or any other person who has obtained a properly completed bond power from the registered Holder.

     ANY BENEFICIAL HOLDER WHOSE OLD NOTES ARE REGISTERED IN THE NAME OF ITS BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE AND WHO WISHES TO TENDER SHOULD CONTACT SUCH REGISTERED HOLDER PROMPTLY AND INSTRUCT SUCH REGISTERED HOLDER TO TENDER ON ITS BEHALF. IF SUCH BENEFICIAL HOLDER WISHES TO TENDER ON ITS OWN BEHALF, SUCH BENEFICIAL HOLDER MUST, PRIOR TO COMPLETING AND EXECUTING THE LETTER OF TRANSMITTAL AND DELIVERING ITS OLD NOTES, EITHER MAKE APPROPRIATE ARRANGEMENTS TO REGISTER OWNERSHIP OF THE OLD NOTES IN SUCH HOLDER'S NAME OR OBTAIN A PROPERLY COMPLETED BOND POWER FROM THE REGISTERED HOLDER. THE TRANSFER OF RECORD OWNERSHIP MAY TAKE CONSIDERABLE TIME.

     Signatures on a Letter of Transmittal (or a facsimile thereof) or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as defined below) unless the Old Notes tendered pursuant thereto are tendered
(i) by a registered Holder who has not completed the box entitled "Special Payment Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or (ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal (or a facsimile thereof) or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by or through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or an institution which falls within the definition of "Eligible Guarantor Institution" contained in Rule 17Ad-15 promulgated by the Commission under the Exchange Act (each an "Eligible Institution").

     If the Letter of Transmittal (or facsimile thereof) is signed by a person other than the registered Holder of the Old Notes tendered thereby, such Old Notes must be endorsed or accompanied by appropriate bond powers signed as the name of the registered Holder or Holders appears on the Old Notes, with the signatures on the endorsement or bond power guaranteed by an Eligible Institution.

     If the Letter of Transmittal (or facsimile thereof) or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by the Company, evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

     All questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding on all parties. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right to waive any defects, irregularities or conditions of tender as to the Exchange Offer and/or particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. None of the Company, the Exchange Agent nor any other person shall be under any duty to give notification of defect or irregularities with respect to tenders of Old Notes, nor shall any of them incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which any defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder(s) of Old Notes, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

     By tendering, each Holder will represent to the Company that, among other things, the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of such Holder's business, that such Holder has not engaged in, nor intends to engage in, any distribution of the New Notes and has no arrangement or understanding with any person to participate in the distribution of such New Notes, and that such Holder is not an "affiliate" (as defined under Rule 405 of the Securities Act) of the Company or any of its subsidiaries. If the Holder is a broker-dealer that will receive New Notes for is own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, such Holder by tendering will acknowledge that it will deliver a Prospectus in connection with any resale of such New Notes. See "Plan of Distribution."

GUARANTEED DELIVERY PROCEDURES

     Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, or (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the

Exchange Agent, or cannot complete the procedure for book-entry transfer, prior to 5:00 p.m. on the Expiration Date, may effect a tender if:

          (a) the tender is made through an Eligible Institution;

          (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the Holder of the Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes to be tendered in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility of Old Notes delivered electronically) and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

          (c) such properly completed and executed Letter of Transmittal (or facsimile thereof), as well as the certificate(s) representing all tendered Old Notes in proper form for transfer (or a confirmation of a book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility of Old Notes delivered electronically) and all other documents required by the Letter of Transmittal are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery. Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to Holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

     Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the Expiration Date. To withdraw a tender of Old Notes in the Exchange Offer, a written or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the principal amount of such Old Notes), (iii) be signed by the Holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender, and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, which determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no New Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for payment will be returned to the Holder thereof without cost to such Holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under "-- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

     Notwithstanding any other term of the Exchange Offer, the Company may terminate or amend the Exchange Offer as provided herein and will not be required to accept for exchange, or exchange New Notes for, any Old Notes not theretofore accepted for exchange, if any of the following conditions exist:

          (a) the Exchange Offer, or the making of any exchange by a Holder, violates applicable law or any applicable policy of the Commission; or

          (b) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the reasonable judgment of the Company, might impair the ability of the Company to proceed with the Exchange Offer; or

          (c) there shall have been adopted or enacted any law, statute, rule or regulation which, in the reasonable judgment of the Company, might materially impair the ability of the Company to proceed with the Exchange Offer.

     If any such conditions exist, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to exchanging Holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of Holders to withdraw such Old Notes (see "-- Withdrawal of Tenders") or (iii) waive certain of such conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn or revoked. If such waiver constitutes a material change to the Exchange Offer, the Company will promptly disclose such waiver in a manner reasonably calculated to inform Holders of Old Notes of such waiver.

     The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition or may be waived by the Company in whole or in part at any time and from time to time in its sole discretion. The failure by the Company at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

     In addition, (i) if, because of any change in applicable law or applicable policy thereof by the Commission the Company is not permitted to effect the Exchange Offer, (ii) the Exchange Offer is not consummated within 135 days after the date of original issue of the Old Notes or (iii) any Holder of Old Notes notified the Company within 20 business days of the consummation of the Exchange Offer that, for certain specified reasons, such Holder is precluded from participating in the Exchange Offer, then the Company shall file a Shelf Registration Statement. Thereafter, the Company's obligation to consummate the Exchange Offer shall be terminated.

EXCHANGE AGENT

     IBJ Schroder Bank & Trust Company has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                        By registered or certified mail:
                       IBJ Schroder Bank & Trust-Company
                             Bowling Green Station
                                  P.O. Box 84
                         New York, New York 10274-0084
                Attention: Reorganization Operations Department

                        By hand or by overnight courier:
                       IBJ Schroder Bank & Trust Company
                                One State Street
                            New York, New York 10004
                    Attention: Securities Processing Window
                             Subcellar one, (SC-1)

                          By facsimile: (212) 858-2611
                          Attention: Customer Service
                      Confirm by telephone: (212) 858-2103

FEES AND EXPENSES

     The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone or in person by officers and regular employees of the Company and its affiliates.

     The Company will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Company may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of the Prospectus and related documents to the beneficial owners of the Old Notes, and in handling or forwarding tenders for exchange.

     The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company, are estimated in the aggregate not to exceed $300,000, and include fees and expenses of the Exchange Agent and Trustee under the Indenture and accounting and legal fees.

     The Company will pay all transfer taxes, if any, applicable to the exchange of Old Notes pursuant to the Exchange Offer. If, however, certificates representing New Notes or Old Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be registered or issued in the name of, any person other than the Holder of the Old Notes tendered, or if tendered Old Notes are registered in the name of any person other than the person signing the Letter of Transmittal, or if a transfer tax is imposed for any reason other than the exchange of Old Notes pursuant to the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the Holder or any other person(s)) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

ACCOUNTING TREATMENT

     The New Notes will be recorded at the same carrying value as the Old Notes, that is, face value as reflected in the Company's accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized upon the consummation of the Exchange Offer. The issuance costs incurred in connection with the Exchange Offer will be capitalized and amortized over the term of the New Notes.

     A copy of the Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

                                 CAPITALIZATION

     The following table sets forth the Company's consolidated capitalization as of July 4, 1998 on a historical basis and on an as adjusted basis after giving effect to the Offering and the application of the net proceeds therefrom as if they had occurred as of July 4, 1998.


                                                                  JULY 4, 1998
                                                              ---------------------
                                                              ACTUAL    AS ADJUSTED
                                                              -------   -----------
                                                                 (IN THOUSANDS)
Current portion of long-term obligations:
  Current maturities of long-term obligations (a)...........  $   543     $   543
Long-term obligations:
  Senior credit facility(b).................................   65,024          --
  10 3/4% senior notes due 2006.............................       --      75,000
  Subordinated promissory notes payable to shareholders.....    5,593          --
  Other long-term obligations(a)............................    1,950       1,950
                                                              -------     -------
  Total obligations.........................................   73,110      77,493
Redeemable preferred stock:
  Redeemable preferred stock of a subsidiary................      903         903
  Preferred stock, $.01 par value, 200,000 authorized;
     43,700 designated, issued and outstanding as Series A
     Preferred Stock........................................   27,440      27,440
                                                              -------     -------
  Total redeemable preferred stock..........................   28,343      28,343
                                                              -------     -------
Total shareholders' deficit.................................   (9,309)     (9,309)
                                                              -------     -------
Total capitalization........................................  $92,974     $97,357
                                                              =======     =======


---------------
(a) Excludes approximately $1.3 million of deferred compensation.

(b) Represents borrowings of approximately $48.4 million outstanding under the Revolving Credit Facility and approximately $16.7 million outstanding under the Term Loans.

                    SELECTED PRO FORMA FINANCIAL INFORMATION

     The following Unaudited Pro Forma Combined Statements of Operations for the year ended December 31, 1997 and the six and twelve months ended July 4, 1998 give effect to the Acquisitions and the Offering and the application of the net proceeds therefrom as if each had occurred at the beginning of the earliest period presented. The Unaudited Pro Forma Combined Statements of Operations do not include the effects of the Company's acquisition of Donley Company in May 1998 as the Company has determined that its effects are not material. The following Unaudited Pro Forma Combined Balance Sheet as of July 4, 1998 gives effect to the Offering and the application of the net proceeds therefrom.

     The Unaudited Pro Forma Combined Financial Statements have been prepared using the purchase method of accounting for the Acquisitions whereby the total cost of each acquisition is allocated to the tangible and intangible assets acquired and liabilities assumed based upon their respective fair values at the effective dates of such acquisitions. Such allocations for the Fantasma Acquisition have been made based upon currently available information and management's estimates. Final allocations will be determined upon completion of the analysis of the assets acquired and liabilities assumed.

     The Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1997 is derived from the audited financial statements of the Company for the year ended December 31, 1997, the unaudited financial statements of Fantasma and Foster Grant UK for the year ended December 31, 1997 and the unaudited financial statements of Superior for the six months ended June 30, 1997. The Unaudited Pro Forma Combined Statement of Operations for the twelve months ended July 4, 1998 is derived from the unaudited financial statements of the Company for the twelve months ended July 4, 1998, the unaudited financial statements of Fantasma for the eleven and one-half months ended June 10, 1998, and the unaudited financial statements of Foster Grant UK for the eight months ended March 5, 1998. The Unaudited Pro Forma Combined Statement of Operations for the six months ended July 4, 1998 is derived from the unaudited financial statements of the Company for the six months ended July 4, 1998, the unaudited financial statements of Fantasma for the five and one-half months ended June 10, 1998, and the unaudited financial statements of Foster Grant UK for the two months ended March 5, 1998. The historical financial information included in the pro forma Statements of Operations for Fantasma, Foster Grant UK and Superior for the above mentioned periods represents the operating results of these entities prior to the Company's acquisition for each period presented. The unaudited financial statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for a presentation of results for the respective periods in accordance with the basis of presentation described in Note 1 of the Notes to the Company's Consolidated Financial Statements and similar statements found in the other entities' unaudited financial statements.

     The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of the Company would actually have been if any of the transactions had occurred on such dates or to project the results of operations or financial positions of the Company for any future date or period. The Unaudited Pro Forma Combined Financial Statements set forth below should be read in conjunction with the respective Consolidated Financial Statements and Notes thereto of the Company included elsewhere in this Prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                                                        YEAR ENDED DECEMBER 31, 1997
                                  -------------------------------------------------------------------------
                                                   HISTORICAL                                   PRO FORMA
                                  --------------------------------------------                   COMBINED
                                                            FOSTER                               FOR THE
                                    AAI      SUPERIOR(a)   GRANT UK   FANTASMA   ADJUSTMENTS   ACQUISITIONS
                                  --------   -----------   --------   --------   -----------   ------------
                                                           (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net sales.....................  $149,411     $6,314       $9,104    $17,163      $    --       $181,992
  Cost of goods sold............    77,928      2,939        4,089     12,750           --         97,706
                                  --------     ------       ------    -------      -------       --------
  Gross profit..................    71,483      3,375        5,015      4,413           --         84,286
  Operating expenses............    65,323      2,940        4,336      3,572           53 (b)     76,831
                                                                                       166 (c)
                                                                                       441 (d)
                                  --------     ------       ------    -------      -------       --------
  Income from operations........     6,160        435          679        841         (660)         7,455
  Interest expense..............    (4,214)      (134)        (112)      (480)        (778)(e)     (5,718)
  Other (expense) income, net...        31         21         (101)        --           --            (49)
                                  --------     ------       ------    -------      -------       --------
  Income (loss) before taxes and
    dividends and accretion on
    preferred stock.............     1,977        322          466        361       (1,438)         1,688
  Income tax benefit
    (expense)...................    (1,162)        --           --        (58)         234 (h)       (986)
                                  --------     ------       ------    -------      -------       --------
  Net income (loss) before
    dividends and accretion on
    preferred stock.............       815        322          466        303       (1,204)           702
  Dividends and accretion on
    preferred stock.............     2,496         --           --         --           --          2,496
                                  --------     ------       ------    -------      -------       --------
  Net income (loss) applicable
    to common shareholders......  $ (1,681)    $  322       $  466    $   303      $(1,204)      $ (1,794)
                                  ========     ======       ======    =======      =======       ========
OTHER OPERATING DATA:
  Depreciation and
    amortization................  $  8,248     $  319       $  806    $    11      $   660       $ 10,044
  EBITDA (i)....................    14,439        775        1,384        852           --         17,450
  Capital expenditures..........     7,583        298          523         41           --          8,445
  Cash interest expense.........        --         --           --         --           --             --
SELECTED RATIOS:
  Ratio of EBITDA to cash interest expense.................................................................
  Ratio of total debt to EBITDA............................................................................
  Ratio of earnings to fixed charges(j)....................................................................

                                             YEAR ENDED DECEMBER 31, 1997
                                            -------------------------------
                                                              PRO FORMA
                                                             COMBINED AS
                                             PRO FORMA     ADJUSTED FOR THE
                                             EFFECTS OF    OFFERING AND THE
                                            THE OFFERING     ACQUISITIONS
                                            ------------   ----------------
                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net sales.............................      $    --          $181,992
  Cost of goods sold....................           --            97,706
                                              -------          --------
  Gross profit..........................           --            84,286
  Operating expenses....................           --            76,831
                                              -------          --------
  Income from operations................           --             7,455
  Interest expense......................       (2,550)(f)        (8,643)
                                                 (375)(g)
  Other (expense) income, net...........           --               (49)
                                              -------          --------
  Income (loss) before taxes and
    dividends and accretion on
    preferred stock.....................       (2,925)           (1,237)
  Income tax benefit
    (expense)...........................        1,697 (h)           711
                                              -------          --------
  Net income (loss) before
    dividends and accretion on
    preferred stock.....................       (1,228)             (526)
  Dividends and accretion on
    preferred stock.....................           --             2,496
                                              -------          --------
  Net income (loss) applicable
    to common shareholders..............      $(1,228)         $ (3,022)
                                              =======          ========
OTHER OPERATING DATA:
  Depreciation and
    amortization........................      $    --          $ 10,044
  EBITDA (i)............................           --            17,450
  Capital expenditures..................           --             8,445
  Cash interest expense.................           --             8,128
SELECTED RATIOS:
  Ratio of EBITDA to cash intere........                          2.15x
  Ratio of total debt to EBITDA.........                          4.41x
  Ratio of earnings to fixed cha........                             --


---------------
(a) Includes the results of operations from the beginning of the period reported to July 1, 1997, the date of acquisition by AAi.

(b) Reflects the amortization of intangible assets associated with the acquisition of certain assets of Foster Grant UK.

(c) Reflects the amortization of intangible assets associated with the acquisition of certain assets of Superior.

(d) Reflects the amortization of intangible assets associated with the Fantasma Acquisition.

(e) Reflects pro forma interest expense on debt used to finance the Acquisitions calculated using an assumed interest rate of 8.1% per annum on the Revolving Credit Facility and Term Loans. (See Note k)

(f) Reflects additional interest expense which would have been incurred if the Notes (at a rate of 10.75% per annum) had been outstanding for the entire period and the Company had paid off all debt except debt (which accrued interest of $205,000) that was not paid off with the proceeds of the Offering. (See Note k)

(g) Reflects the estimated additional amortization of deferred financing costs associated with the Offering of approximately $3.0 million over the eight year term of the Notes. (See Note k)

(h) Reflects pro forma tax impact of pro forma adjustments stated at the Company's effective tax rate.

(i) "EBITDA" is defined as earnings before interest, taxes, depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, AAi believes that EBITDA is accepted as a generally recognized measure of performance in the distribution industry because it is an indicator of the earnings available to meet the Company's debt service obligations. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining AAi's operating performance or liquidity which is calculated in accordance with GAAP.


(j) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges (excluding accretion and noncash dividends on Series A Preferred Stock). Fixed charges consist of interest expense, amortization of debt issuance costs, accretion and noncash dividends on Series A Preferred Stock and the portion of rental expense that is representative of the interest factor. On a pro forma basis, earnings were insufficient to cover fixed charges by $5.6 million.

(k) Pro forma interest expense was calculated as follows:

Historical Interest Expense:
    - AAi...................................................               $ 4,214
    - Superior..............................................                   134
    - Foster Grant UK.......................................                   112
    - Fantasma..............................................                   480

Pro forma interest incurred to effect the Acquisitions:
    Foster Grant UK
        Approximate purchased price financed................  $ 5,500
        Approximate weighted average interest rate for the
        period..............................................      8.1%     $   446
                                                              -------
    Fantasma
        Approximate purchased price financed................  $ 4,100
        Approximate weighted average interest rate for the
        period..............................................      8.1%     $   332
                                                              -------      -------
        Acquisition subtotal................................                   778
                                                                           -------
            Total interest subtotal.........................               $ 5,718
Pro forma interest expense incurred to effect the Offering:
        Principal balance of the Notes......................  $75,000
        Interest rate.......................................    10.75%       8,063
                                                              -------
        Interest expense related to debt paid off with
        proceeds from Offering..............................                (5,513)
        Amortization of financing costs.....................                   375
                                                                           -------
            Total...........................................               $ 8,643
                                                                           =======

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


                                                                    SIX MONTHS ENDED JULY 4, 1998
                                      ------------------------------------------------------------------------------------------
                                              HISTORICAL                                                           PRO FORMA
                                      ---------------------------                  PRO FORMA                      COMBINED AS
                                                FOSTER                              COMBINED      PRO FORMA     ADJUSTED FOR THE
                                                GRANT      (a)                      FOR THE       EFFECTS OF    OFFERING AND THE
                                        AAI     UK(a)    FANTASMA   ADJUSTMENTS   ACQUISITIONS   THE OFFERING     ACQUISITIONS
                                      -------   ------   --------   -----------   ------------   ------------   ----------------
                                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net sales.........................  $88,631   $1,883   $ 4,339      $    --       $ 94,853        $   --          $94,853
  Cost of goods sold................   47,543      839     3,053           --         51,435            --           51,435
                                      -------   ------   -------      -------       --------        ------          -------
  Gross profit......................   41,088    1,044     1,286           --         43,418            --           43,418
  Operating expenses                   39,208      941     1,485            9 (b)     41,725            --           41,725
                                                                           82 (c)
                                      -------   ------   -------      -------       --------        ------          -------
  Income from operations............    1,880      103      (199)         (91)         1,693            --            1,693
  Interest expense..................   (2,638)     (15)     (160)        (250)(d)     (3,063)       (1,049)(e)       (4,300)
                                                                                                      (188)(f)
  Other (expense) income, net.......      (10)     (18)       --           --            (28)           --              (28)
                                      -------   ------   -------      -------       --------        ------          -------
  Income (loss) before taxes and
    dividends and accretion on
    preferred stock.................     (768)      70      (359)        (341)        (1,398)       (1,237)          (2,635)
  Income tax benefit (expense)......      338       --        --          277 (g)        615           544 (g)        1,159
                                      -------   ------   -------      -------       --------        ------          -------
  Net income (loss) before dividends
    and accretion on preferred
    stock...........................     (430)      70      (359)         (64)          (783)         (693)          (1,476)
  Dividends and accretion on
    preferred stock.................    1,357       --        --           --          1,357            --            1,357
                                      -------   ------   -------      -------       --------        ------          -------
  Net income (loss) applicable to
    common shareholders.............  $(1,787)  $   70   $  (359)     $   (64)      $ (2,140)       $ (693)         $(2,833)
                                      =======   ======   =======      =======       ========        ======          =======
OTHER OPERATING DATA:
  Depreciation and amortization.....  $ 5,479   $  284   $     4      $    91       $  5,858            --          $ 5,858
  EBITDA (h)........................    7,349      369      (195)          --          7,523            --            7,523
  Capital expenditures..............   10,863      521         2           --         11,386            --           11,386
  Cash interest expense.............       --       --        --           --             --            --            3,800
SELECTED RATIOS:
  Ratio of EBITDA to cash interest expense...................................................................          1.98x
  Ratio of total debt to EBITDA..............................................................................          5.06x
  Ratio of earnings to fixed charges(i)......................................................................            --


---------------
(a) Includes the results of operations of the acquired businesses from the beginning of the period reported to the respective dates of acquisition by AAi (Foster Grant UK on March 5, 1998 and Fantasma on June 10, 1998).

(b) Reflects the amortization of intangible assets associated with the acquisition of certain assets of Foster Grant UK.

(c) Reflects the amortization of intangible assets associated with the Fantasma Acquisition.

(d) Reflects pro forma interest expense on debt used to finance the acquisitions calculated using an assumed interest rate of 8.6% per annum on the Revolving Credit Facility and Term Loans. (See Note j)

(e) Reflects additional interest expense which would have been incurred if the notes (at a rate of 10.75% per annum) had been outstanding for the entire period and the Company had paid off all debt except debt (which accrued interest of $81,000) that was not paid off with the proceeds of the Offering. (See Note j)

(f) Reflects the estimated additional amortization of deferred financing costs associated with the Offering of approximately $3.0 million over the eight year term of the Notes. (See Note j)

(g) Reflects pro forma tax impact of pro forma adjustments stated at the Company's effective tax rate.

(h) "EBITDA" is defined as earnings before interest, taxes, depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, AAi believes that EBITDA is accepted as a generally recognized measure of performance in the distribution industry because it is an indicator of the earnings available to meet the Company's debt service obligations. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining AAi's operating performance or liquidity which is calculated in accordance with GAAP.


(i) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges (excluding accretion and noncash dividends on Series A Preferred Stock). Fixed charges consist of interest expense, amortization of debt issuance costs, accretion and noncash dividends on the Series A Preferred Stock and the portion of rental expense that is representative of the interest factor. On a pro forma basis, earnings were insufficient to cover fixed charges by $5.9 million.

(j) Pro forma interest expense was calculated as follows:

Historical Interest Expense:
    - AAi...................................................               $ 2,638
    - Superior..............................................                    15
    - Fantasma..............................................                   160

Pro forma interest incurred to effect the Acquisitions:
    Foster Grant UK
        Approximate purchased price financed................  $ 5,500
        Approximate weighted average interest rate for the
        period..............................................      8.6%
        Period of 12 months which debt would be
        outstanding.........................................  2.25/12      $    89
                                                              -------
    Fantasma
        Approximate purchased price financed................  $ 4,100
        Approximate weighted average interest rate for the
        period..............................................      8.6%
        Period of 12 months which debt would be
        outstanding.........................................   5.5/12      $   161
                                                              -------      -------
        Acquisition subtotal................................                   250
                                                                           -------
            Total interest subtotal.........................               $ 3,063
Pro forma interest expense incurred to effect the Offering:
        Principal balance of the Notes......................  $75,000
        Interest rate.......................................    10.75%
        Period of 12 months which debt would be
        outstanding.........................................     6/12        4,031
                                                              -------
        Interest expense related to debt paid off with
        proceeds from Offering..............................                (2,982)
        Amortization of financing costs.....................                   188
                                                                           -------
            Total...........................................               $ 4,300
                                                                           =======

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS


                                                                   TWELVE MONTHS ENDED JULY 4, 1998
                                     --------------------------------------------------------------------------------------------
                                              HISTORICAL                                                            PRO FORMA
                                     ----------------------------                  PRO FORMA                       COMBINED AS
                                                FOSTER                              COMBINED      PRO FORMA     ADJUSTED FOR THE
                                                GRANT                               FOR THE       EFFECTS OF    OFFERING AND THE
                                       AAI      UK(a)    FANTASMA   ADJUSTMENTS   ACQUISITIONS   THE OFFERING     ACQUISITIONS
                                     --------   ------   --------   -----------   ------------   ------------   -----------------
                                                                        (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net sales........................  $162,157   $4,742   $17,363      $    --       $184,262       $    --          $184,262
  Cost of goods sold...............    84,272    1,936    12,161           --         98,369            --            98,369
                                     --------   ------   -------      -------       --------       -------          --------
  Gross profit.....................    77,885    2,806     5,202           --         85,893            --            85,893
  Operating expenses...............    73,849    2,799     3,475           36 (b)     80,582            --            80,582
                                                                          423 (c)
                                     --------   ------   -------      -------       --------       -------          --------
  Income from operations...........     4,036        7     1,727         (459)         5,311            --             5,311
  Interest expense.................    (4,782)     (62)     (477)        (706)(d)     (6,027)       (2,160)(e)        (8,562)
                                                                                                      (375)(f)
  Other (expense) income, net......      (147)     (70)       --           --           (217)           --              (217)
                                     --------   ------   -------      -------       --------       -------          --------
  Income (loss) before taxes and
    dividends and accretion on
    preferred stock................      (893)    (125)    1,250       (1,165)          (933)       (2,535)           (3,468)
  Income tax benefit (expense).....        53       --       (58)         295(g)         290         1,236 (g)         1,526
                                     --------   ------   -------      -------       --------       -------          --------
  Net income (loss) before
    dividends and accretion on
    preferred stock................      (840)    (125)    1,192         (870)          (643)       (1,299)           (1,942)
  Dividends and accretion on
    preferred stock................     2,643       --        --           --          2,643            --             2,643
                                     --------   ------   -------      -------       --------       -------          --------
  Net income (loss) applicable to
    common shareholders............  $ (3,483)  $ (125)  $ 1,192      $  (870)      $ (3,286)      $(1,299)         $ (4,585)
                                     ========   ======   =======      =======       ========       =======          ========
OTHER OPERATING DATA:
  Depreciation and amortization....  $  9,816   $  474   $    14      $   459       $ 10,763       $    --          $ 10,763
  EBITDA (h).......................    13,705      411     1,741           --         15,857            --            15,857
  Capital expenditures.............    14,080      519       289           --         14,888            --            14,888
  Cash interest expense............        --       --        --           --             --            --             7,845
SELECTED RATIOS:
  Ratio of EBITDA to cash interest expense...................................................................          2.02x
  Ratio of total debt to EBITDA..............................................................................          4.80x
  Ratio of earnings to fixed charges(i)......................................................................             --


---------------
(a) Includes the results of operations of the acquired businesses from the beginning of the period reported to the respective dates of acquisition by AAi (Foster Grant UK on March 5, 1998 and Fantasma on June 10, 1998).

(b) Reflects the amortization of intangible assets associated with the acquisition of certain assets of Foster Grant UK.

(c) Reflects the amortization of intangible assets associated with the Fantasma Acquisition.

(d) Reflects pro forma interest expense on debt used to finance the acquisitions calculated using an assumed average interest rate of 9.1% per annum on the Revolving Credit Facility and Term Loans. (See Note j)

(e) Reflects additional interest expense which would have been incurred if the Notes (at a rate of 10.75% per annum) had been outstanding for the entire period and the Company had paid off all debt except debt (which accrued interest of $127,000) that was not paid off with the proceeds of the Offering. (See Note j)

(f) Reflects the estimated additional amortization of deferred financing costs associated with the Offering of approximately $3.0 million over the eight year term of the Notes. (See Note j)

(g) Reflects pro forma tax impact of pro forma adjustments stated at the Company's effective tax rate.

(h) "EBITDA" is defined as earnings before interest, taxes, depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, AAi believes that EBITDA is accepted as a generally recognized measure of performance in the distribution industry because it is an indicator of the earnings available to meet the Company's debt service obligations. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining AAi's operating performance or liquidity which is calculated in accordance with GAAP.


(i) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges (excluding accretion and noncash dividends on Series A Preferred Stock). Fixed charges consist of interest expense, amortization of debt issuance costs, accretion and noncash dividends on the Series A Preferred Stock and the portion of rental expense that is representative of the interest factor. On a pro forma basis, earnings were insufficient to cover fixed charges by $9.0 million.

(j) Pro forma interest expense was calculated as follows:

Historical Interest Expense:
    - AAi...................................................               $ 4,782
    - Superior..............................................                    62
    - Fantasma..............................................                   477

Pro forma interest incurred to effect the Acquisitions:
    Foster Grant UK
        Approximate purchased price financed................  $ 5,500
        Approximate weighted average interest rate for the
        period..............................................      9.1%
        Period of 12 months which debt would be
        outstanding.........................................  8.25/12      $   346
                                                              -------
    Fantasma
        Approximate purchased price financed................  $ 4,100
        Approximate weighted average interest rate for the
        period..............................................      9.1%
        Period of 12 months which debt would be
        outstanding.........................................  11.5/12      $   360
                                                              -------      -------
        Acquisition subtotal................................                   706
                                                                           -------
            Total interest subtotal.........................               $ 6,027
Pro forma interest expense incurred to effect the Offering:
        Principal balance of the Notes......................  $75,000
        Interest rate.......................................    10.75%       8,063
                                                              -------
        Interest expense related to debt paid off with
        proceeds from Offering..............................                (5,903)
        Amortization of financing costs.....................                   375
                                                                           -------
            Total...........................................               $ 8,562
                                                                           =======

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET


                                                                              AS OF JULY 4, 1998
                                                              --------------------------------------------------
                                                                 HISTORICAL          PRO FORMA        PRO FORMA
                                                              ----------------      EFFECTS OF        COMBINED
                                                              AAi CONSOLIDATED    THE OFFERING(a)    AS ADJUSTED
                                                              ----------------    ---------------    -----------
                                                                                (IN THOUSANDS)
                                                     ASSETS
Cash and cash equivalents...................................      $  2,373           $  3,853         $  6,226
Accounts receivable.........................................        39,416                 --           39,416
Inventories.................................................        30,922                 --           30,922
Prepaids....................................................           808                 --              808
Deferred tax assets, net....................................        10,041                 --           10,041
                                                                  --------           --------         --------
    Total current assets....................................        83,560              3,853           87,413
                                                                  --------           --------         --------
Property and equipment -- net...............................        17,298                 --           17,298
Investments in affiliates...................................         1,351                 --            1,351
Intangibles, net............................................        21,432                 --           21,432
Advances to officers/shareholders...........................         2,470             (2,470)              --
Other.......................................................         1,644              3,000(b)         4,644
                                                                  --------           --------         --------
    Total assets............................................      $127,755           $  4,383         $132,138
                                                                  ========           ========         ========

                                    LIABILITIES AND SHAREHOLDERS' (DEFICIT)
Current maturities -- long term obligations.................           543                                 543
Accounts payable............................................        21,242                 --           21,242
Accrued income taxes........................................         2,197                 --            2,197
Accrued expenses............................................        11,527                 --           11,527
                                                                  --------           --------         --------
    Total current liabilities...............................        35,509                              35,509
                                                                  --------           --------         --------
Notes.......................................................            --             75,000           75,000
Long term obligations
  less current maturities...................................        66,974            (65,024)           1,950
Deferred tax liabilities....................................           645                 --              645
Subordinated notes payable..................................         5,593             (5,593)              --
                                                                  --------           --------         --------
    Total liabilities.......................................       108,765              4,383          113,104
Redeemable preferred stock -- subsidiary....................           903                 --              903
Redeemable preferred stock..................................        27,440                 --           27,440
Common stock................................................             6                 --                6
Additional paid in capital..................................           270                 --              270
Cumulative foreign currency translation adjustment..........          (241)                --             (241)
Accumulated deficit.........................................        (9,344)                --           (9,344)
                                                                  --------           --------         --------
  Total shareholders' equity (deficit)......................        (9,309)                --           (9,309)
                                                                  --------           --------         --------
    Total liabilities and shareholders' deficit.............      $127,755           $  4,383         $132,138
                                                                  ========           ========         ========


---------------

(a) Reflects the impact of the sources and uses of funds related to the Company's cash and debt from the Offering.

(b) Reflects deferred financing costs of $3.0 million associated with the Offering.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

    The following table sets forth selected historical consolidated financial information of AAi as of the end of and for each of the five years ended December 31, 1997, for the six months ended June 30, 1997 and July 4, 1998 and as of July 4, 1998. The selected historical consolidated financial data as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, were derived from the Consolidated Financial Statements of the Company, which have been audited by Arthur Andersen LLP, independent public accountants, and are included elsewhere in this Prospectus. The selected historical consolidated financial data as of December 31, 1993, 1994 and 1995 and for the years ended December 31, 1993 and 1994 were derived from audited consolidated financial statements of the Company that are not included in this Prospectus. The selected historical consolidated financial data as of July 4, 1998 and for the six months ended June 30, 1997 and July 4, 1998 are unaudited, but have been prepared on the same basis as the audited Consolidated Financial Statements, which, in the opinion of management, contain all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the information set forth therein. The results of operation for the six months ended July 4, 1998 are not necessarily indicative of the results that may be expected for the full year. The following table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's Consolidated Financial Statements and the Notes thereto included elsewhere in this Prospectus.


                                                                                                               SIX MONTHS ENDED
                                                                    YEAR ENDED DECEMBER 31,                   -------------------
                                                     -----------------------------------------------------    JUNE 30,   JULY 4,
                                                      1993       1994       1995      1996(a)     1997(a)       1997     1998(a)
                                                     -------    -------    -------    --------    --------    --------   --------
                                                                                (DOLLARS IN THOUSANDS)
STATEMENT OF OPERATIONS DATA:
  Net sales........................................  $68,703    $76,611    $88,050    $ 86,336    $149,411    $75,885    $ 88,631
  Cost of goods sold...............................   30,932     37,096     43,690      47,871      77,928     41,198      47,543
                                                     -------    -------    -------    --------    --------    -------    --------
  Gross profit.....................................   37,771     39,515     44,360      38,465      71,483     34,687      41,088
  Operating expenses...............................   32,785     36,441     34,782      37,524      65,323     30,683      39,208
                                                     -------    -------    -------    --------    --------    -------    --------
  Income from operations...........................    4,986      3,074      9,578         941       6,160      4,004       1,880
  Interest expense.................................     (491)      (342)    (1,031)     (1,469)     (4,214)    (2,071)     (2,638)
  Other (expense) income, net......................      459         88        (80)       (331)         31        (41)        (10)
                                                     -------    -------    -------    --------    --------    -------    --------
  Income before taxes..............................    4,954      2,820      8,467        (859)      1,977      1,892        (768)
  Income tax benefit (expense).....................       --         --        (42)        948      (1,162)    (1,102)        338
                                                     -------    -------    -------    --------    --------    -------    --------
  Net income.......................................    4,954      2,820      8,425          89         815        780        (430)
  Dividends and accretion on preferred stock(b)....       --         --         --       1,123       2,496      1,210       1,357
                                                     -------    -------    -------    --------    --------    -------    --------
  Net income (loss) applicable to common
    shareholders...................................    4,954      2,820      8,425      (1,034)     (1,681)      (420)     (1,787)
  Pro forma income tax adjustment(c)...............   (1,982)    (1,128)    (3,370)       (604)         --         --          --
                                                     -------    -------    -------    --------    --------    -------    --------
  Pro forma net income (loss) applicable to common
    shareholders...................................  $ 2,972    $ 1,692    $ 5,055    $ (1,639)   $ (1,681)   $  (420)   $ (1,787)
                                                     =======    =======    =======    ========    ========    =======    ========
OTHER DATA:
  Depreciation and amortization....................  $   473    $   628    $   783    $  1,868    $  8,248    $ 3,911    $  5,479
  Cash flow from operating activities..............    9,712      2,265      1,818      (1,892)      1,886     (6,234)     (3,895)
  Cash flow from investing activities..............     (738)    (1,891)    (2,104)    (12,825)     (9,363)    (5,798)    (23,212)
  Cash flow from financing activities..............   (8,672)      (600)       259      16,159       8,779     14,090      26,701
  EBITDA (d).......................................    5,918      3,790     10,281       2,488      14,439      7,874       7,349
  Capital expenditures (e).........................      680      1,552      1,555       1,572       7,583      4,366      10,863
  Ratio of earnings to fixed charges (f)...........     8.30x      5.69x      8.12x         --          --         --          --



                                                                       AS OF DECEMBER 31,                                 AS OF
                                                       ---------------------------------------------------               JULY 4,
                                                        1993       1994       1995       1996       1997                   1998
                                                       -------    -------    -------    -------    -------               -------
                                                                                     (IN THOUSANDS)
BALANCE SHEET DATA:
  Working capital (deficit)..........................  $ 4,003    $ 4,436    $ 7,795    $   687    $ 5,936               $ 48,051
  Total assets.......................................   14,730     16,773     25,187     82,010     93,746                127,755
  Total debt(g)......................................      683      2,593      5,542     35,588     44,959                 71,780
  Preferred securities(h)............................       --         --         --     24,338     26,918                 28,343
  Total shareholders' equity(deficit)................    4,848      4,890     11,523     (5,281)    (7,359)                (9,309)


---------------

(a) Includes the results of operations of the acquired businesses from the respective dates of acquisition: Tempo in June 1996, Foster Grant US in December 1996, Superior in July 1997 and Foster Grant UK in March 1998.
(b) Reflects a reduction from net income for the accretion and noncash dividends on Series A Preferred Stock. See Note 9 of the Notes to the Company's Consolidated Financial Statements.
(c) The Company was an S corporation under Section 1362 of the Internal Revenue Code until May 31, 1996. Pro forma income taxes, assuming the Company was subject to C corporation income taxes, have been provided, in the accompanying statement of operations for 1993, 1994, 1995 and 1996, at an estimated statutory rate of 40%.
(d) "EBITDA" is defined as earnings before interest, taxes, depreciation and amortization. Although EBITDA is not a measure of performance calculated in accordance with GAAP, AAi believes that EBITDA is accepted as a generally recognized measure of performance in the distribution industry because it is an indicator of the earnings available to meet the Company's debt service obligations. Nevertheless, this measure should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining AAi's operating performance or liquidity which is calculated in accordance with GAAP.
(e) Does not include capital assets acquired in connection with the acquisitions of the Foster Grant US, Tempo, Superior and Foster Grant UK.

(f) For purposes of computing the ratio of earnings to fixed charges, earnings consist of earnings before income taxes plus fixed charges (excluding accretion and noncash dividends on Series A Preferred Stock). Fixed charges consist of interest expense, amortization of debt issuance costs and the portion of rental expense that is representative of the interest factor. Earnings were insufficient to cover fixed charges by $3.7 million, $2.4 million, $0.2 million and $4.0 million for the years ended December 31, 1996 and 1997 and the six months ended June 30, 1997 and July 4, 1998, respectively.

(g) Includes amounts outstanding under Revolving Credit Facility, various long-term obligations and subordinated promissory notes payable to shareholders at each applicable period.
(h) Includes preferred stock of Foster Grant Holdings, Inc.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

GENERAL

     AAi is a value-added distributor of optical products, costume jewelry, watches, clocks and other accessories primarily to mass merchandisers, variety stores, chain drug stores and supermarkets in North America and the United Kingdom. As a value-added distributor, the Company provides customized store displays, merchandising management and a store-level field service force to replenish and restock displays, reorder product and attend to markdowns and allowances. Upon shipment to the customer, the Company estimates agreed upon future allowances, returns and discounts, taking into account historical experience, and reflects revenue net of these estimates.

     When establishing or expanding a customer relationship, the Company generally enters into multi-year agreements for the supply of specified product lines to specific customer stores. The agreements typically do not contain required minimum sales volumes, but may provide for termination penalties equal to the Company's unamortized cost of product displays provided to the customer. The Company believes its relationships with retailers are dependent upon its ability to efficiently utilize allocated floor space to generate satisfactory returns for its customers. To meet this end, the Company strives to consistently deliver competitively priced products and service programs which provide retailers with attractive gross margins and inventory turnover rates. The Company has historically retained customers from year to year, although retailers may drop or add product lines supplied by the Company. Generally, customer loss has been attributable to such customer going out of business or being acquired by a company which does not carry AAi's product line or has prior relationships with a competitor of the Company.

     Certain segments of the retail industry, particularly mass merchandisers, variety stores, drugstores and supermarkets, are experiencing significant consolidation and in recent years many major retailers have experienced financial difficulties. These industry wide developments have had and may continue to have an impact on the Company's results of operations. For example, net sales were adversely affected in 1997 by the loss of two customers, one as a result of a merger into a retail chain that does not carry costume jewelry and the other due to the retailer ceasing operations. In addition, also as a result of financial pressures, many major retailers have sought to reduce inventory levels in order to reduce their operating costs. For example, in 1996 certain mass merchandisers adopted inventory management programs which adversely impacted the Company's sales and net income in that year.

     During the first quarter of 1998, the Company elected to change its fiscal year end from December 31 to the Saturday closest to December 31. The Company has also applied this change to its quarterly interim periods during 1998 whereby each interim period will end on the last Saturday of the thirteen week period.

     Net Sales. The Company offers optical products, costume jewelry, small synthetic leather goods and other accessories, generally at retail price points of $20 or less. In December 1996, the Company acquired Foster Grant US, a major marketer and distributor of sunglasses and reading glasses, a product line in which the Company had only minimal sales before the acquisition. Foster Grant US represented approximately $66.0 million or 44.2% of the Company's net sales in 1997. Accordingly, the Company's product mix changed dramatically as a result of this acquisition. Net sales of the Company's optical products accounted for approximately 17.4% and 50.7% of the Company's net sales in 1996 and 1997, respectively; net sales of the Company's costume jewelry accounted for approximately 74.6% and 43.5% of the Company's net sales in 1996 and 1997, respectively, and the balance represented sales of synthetic leather goods and other accessories. Optical products generally have slightly higher gross margins than the Company's other product lines.

     Cost of Goods Sold. The Company outsources manufacturing for all of its products, 75% of which is sourced to manufacturers in Asia through its joint venture in Hong Kong, with the remainder outsourced to independent domestic manufacturers. Accordingly, the principal element comprising the Company's cost of goods sold is the price of manufactured goods purchased through the Company's joint venture or from independent manufacturers. The Company believes outsourcing manufacturing allows it to reliably deliver competitively priced products to the retail market while retaining considerable flexibility in its cost structure.

     Operating Expenses. Operating expenses are comprised primarily of payroll and occupancy costs related to the Company's selling, general and administrative activities as well as depreciation and amortization. The Company incurs various costs in connection with the acquisition of new customers and new stores for existing customers, principally the cost of new product display fixtures and costs related to the purchase of the customer's existing inventory. The Company makes substantial investments in the design, production and installation of display fixtures in connection with establishing and maintaining customer relationships. The Company capitalizes the production cost of these display fixtures as long as it retains ownership of them. These costs are amortized to selling expenses on a straight-line basis over their estimated useful life, which is one to three years. If the Company does not retain title to the displays, the display costs are expensed as shipped.


     The Company incurs direct and incremental costs in connection with the acquisition of certain new customers and new store locations from existing customers under multi-year agreements. The Company may also receive the previous vendor's merchandise from the customer in connection with these agreements. In these situations, the Company values this inventory at its fair market value and records that value as inventory. The excess cost over the fair market value of the inventory received is charged to operating expenses when incurred. During the years ended December 31, 1995, 1996 and 1997 and the six month periods ended June 30, 1997 and July 4, 1998, the Company expensed customer acquisition costs of $1.2 million, $2.7 million, $1.6 million, $0.2 million and $0.5 million, respectively.


     Dividends and Accretion on Preferred Stock. The Company has 43,700 shares of Series A Redeemable Convertible Preferred Stock ("Series A Preferred Stock") outstanding, of which 34,200 were issued in May 1996 for gross proceeds of $18.0 million, and an additional 9,500 shares were issued for gross proceeds of $5.0 million in connection with the December 1996 acquisition of Foster Grant US. Beginning on June 30, 2002, shares of the Series A Preferred Stock are redeemable at the option of the holder for an amount equal to the original issue price plus accrued and unpaid dividends yielding a 10% compounded annual rate of return, provided, however, that the right to require redemption is suspended as long as any Restrictive Indebtedness (as defined) is outstanding. Net income applicable to common shareholders represents net income less accretion of original issuance costs and cumulative dividends due on the Series A Preferred Stock. See "Description of Capital Stock."

     Earnings Before Interest, Taxes, Depreciation and Amortization
(EBITDA). EBITDA was $10.3 million, $4.9 million and $16.1 million, in 1995, 1996 and 1997, respectively, and $8.1 million and $7.8 million for the six months ended June 30, 1997 and July 4, 1998, respectively. Although EBITDA is not a measure of performance calculated in accordance with GAAP, the Company believes that EBITDA is accepted as a generally recognized measure of performance in the distribution industry. EBITDA should not be considered in isolation or as a substitute for operating income, net income, net cash provided by operating activities or any other measure for determining AAi's operating performance or liquidity which is calculated in accordance with GAAP.

RECENT SIGNIFICANT ACQUISITIONS

     The Company has grown rapidly through strategic acquisitions in recent years and expects to continue this strategy into the future. See "Risk Factors -- Risks Associated with Acquisitions."

     In June 1998, the Company acquired 80% of the membership interests of Fantasma for $4.1 million in cash. The remaining 20% membership interest of Fantasma is held by Roger Dreyer, president of that company. Mr. Dreyer and another officer of Fantasma have options to acquire in the aggregate an additional 13% membership interest in Fantasma subject to satisfaction of certain earnings targets in 1998, 1999 and 2000. AAi's acquisition of Fantasma added watches and clocks to AAi's product lines and Disney and Warner Bros. stores to its customer base. As a result of this transaction, the Company recorded approximately $4.6 million in intangible assets which will be amortized over 10 years.

     In March 1998, the Company acquired certain assets of Foster Grant UK for the aggregate book value of certain acquired assets, including inventory items of $3.3 million and accounts receivable of $1.7 million, less the aggregate amount of trade payables assumed of $1.1 million and bank debt assumed of $1.7 million. In addition, the Company acquired the Foster Grant trademark in the United Kingdom and Europe for $0.7 million, which amount is subject to upward adjustment at the end of 1998 and 1999 based on annual sales, up to a maximum additional payment of $0.7 million. As a result of this acquisition, the Company recorded approximately $1.1 million of intangible assets which are being amortized over 20 years.

     In July 1997, the Company acquired the assets of Superior, a distributor of costume jewelry to chain drug stores and mass merchandisers in the United States. The Company paid $2.7 million in cash, including a contingent cash payment of $875,000 and assumed certain liabilities in the amount of $4.1 million. The purchase price is subject to upward adjustment based on 1998 earnings attributable to Superior operations, up to a maximum amount of $2.0 million. As a result of this acquisition, the Company recorded approximately $3.5 million of goodwill which is being amortized over 10 years.

     In December 1996, the Company, through a newly-formed subsidiary, Foster Grant Holdings, Inc. ("FG Holdings") acquired Foster Grant US, a marketer and distributor of sunglasses, reading glasses and eyewear accessories in the United States and Canada. The consideration consisted of $10.0 million in cash, assumed liabilities in the amount of $34.0 million and 100 shares of redeemable non-voting preferred stock of FG Holdings (the "FG Preferred Stock") initially valued at $750,000. The redemption value of the FG Preferred Stock is subject to upward adjustment, based on annual sales of the Foster Grant US operations through the year ending January 1, 2000 or, upon the occurrence of certain specified capital transactions, based upon the valuation of the Company at the time of the transaction. The maximum redemption amount is $4.0 million. As a result of this acquisition, the Company recorded approximately $11.0 million of intangible assets which are being amortized over 40 years. Any difference in the redemption amount from the carrying value of the FG Preferred Stock immediately prior to redemption may be recorded as additional purchase price.

EFFECTS OF ACQUISITIONS

     Historically, the Company has selected acquisition candidates based, in part, on the opportunity to improve their operating results. The Company seeks to leverage its purchasing power, distribution capabilities and lower operating costs to improve the financial performance of its acquired businesses. Results of operations reported herein for each period only include the results of operations for acquired businesses from their respective dates of acquisition. Full year operating results, therefore, could differ materially from those presented.

     The Company has accounted for its acquisitions, and intends to account for the Fantasma Acquisition, using the purchase method of accounting. As a result, these acquisitions have affected, and will prospectively affect, the Company's results of operations in certain significant respects. The aggregate acquisition costs are allocated to the tangible and intangible assets acquired and liabilities assumed by the Company based upon their respective fair values as of the acquisition date. The cost of such assets are then amortized according to the classes of assets and the useful lives thereof. The acquisitions necessitating payment of purchase price in excess of the fair value of the net assets acquired results in intangible assets consisting of goodwill and trademarks which are being amortized on a straight-line basis over a period of 10 to 40 years. Similar future acquisitions or additional consideration paid for existing acquisitions may result in additional amortization expense. In addition, due to the effects of the increased borrowing to finance any future acquisitions, the Company's interest expense may increase in future periods. As of July 4, 1998, net intangible assets as a result of acquisitions was $21.4 million. Amortization of these intangibles will result in quarterly noncash charges of $436,000 for the next four quarters, $426,000 for the next 24 quarters, $343,000 for the next four quarters, $260,000 for the next four quarters, $150,000 for the following 34 quarters, $146,000 for the following five quarters and $133,000 for the final 75 quarters.

CONSOLIDATION OF DISTRIBUTION OPERATIONS

     In the second quarter of 1998, the Company adopted a plan to consolidate distribution operations at its expanded Rhode Island facility and close its Texas distribution center in the fourth quarter of 1998. AAi expects this restructuring will generate permanent annual operating expense savings of approximately $2.8 million commencing in 1999. The Company recorded a $2.6 million charge ($1.4 million net of tax benefit) in the second quarter of 1998 in connection with closure of the Texas distribution center. See Note 1 of the Notes to the Company's Consolidated Financial Statements included elsewhere within.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, the percentage relationship to net sales of certain items included in the Company's statement of operations:


                                                                          SIX MONTHS ENDED
                                             YEAR ENDED DECEMBER 31,    --------------------
                                             -----------------------    JUNE 30,    JULY 4,
                                             1995     1996     1997       1997        1998
                                             -----    -----    -----    ---------   --------
Net sales..................................  100.0%   100.0%   100.0%     100.0%     100.0%
Cost of goods sold.........................   49.6     55.4     52.2       54.3       53.7
                                             -----    -----    -----      -----      -----
Gross profit...............................   50.4     44.6     47.8       45.7       46.3
Operating expenses.........................   39.5     43.5     43.7       40.4       44.2
                                             -----    -----    -----      -----      -----
Income from operations.....................   10.9      1.1      4.1        5.3        2.1
Interest expense...........................    1.2      1.7      2.8        2.7        3.0
Other (expense) income, net................   (0.1)    (0.4)      --       (0.1)        --
                                             -----    -----    -----      -----      -----
Income before taxes and dividends and
  accretion on preferred stock.............    9.6      1.0      1.3        2.5       (0.9)
Dividends and accretion on preferred
  stock....................................     --      1.3      1.7        1.6        1.5
Income tax benefit (expense)...............     --      1.1     (0.7)      (1.5)       0.4
                                             -----    -----    -----      -----      -----
Net income (loss) applicable to common
  shareholders.............................    9.6     (1.2)    (1.1)      (0.6)      (2.0)
Pro forma tax expense......................   (3.9)    (0.7)      --         --         --
                                             -----    -----    -----      -----      -----
Pro forma net income (loss) applicable to
  common shareholders......................    5.7%    (1.9)%   (1.1)%     (0.6)%     (2.0)%
                                             =====    =====    =====      =====      =====


  Six Months Ended July 4, 1998 compared to Six Months Ended June 30, 1997

     Net Sales. Consolidated net sales were $88.6 million for the six months ended July 4, 1998 compared to $75.9 million for the six months ended June 30, 1997, an increase of 16.8% or $12.7 million. The increase was due, in part, to the Superior and Foster Grant UK acquisitions which contributed $4.7 million and $4.9 million, respectively. Net sales attributable to continuing business increased by approximately $2.5 million in the six months ended July 4, 1998 compared to the six months ended June 30, 1997.

     Gross Profit. Gross profit was $41.1 million for the six months ended July 4, 1998, compared to $34.7 million for the six months ended June 30, 1997, an increase of 18.5% or $6.4 million, which was primarily attributable to increased sales volume. Gross margin increased to 46.3% for the six months ended July 4, 1998, from 45.7% for the six months ended June 30, 1997, primarily due to the increase in sales of higher margin optical products during the six months ended July 4, 1998 as compared to the six months ended June 30, 1997.


     Operating Expenses. Operating expenses were $39.2 million for the six months ended July 4, 1998 compared to $30.7 million for the six months ended June 30, 1997, an increase of 27.8% or $8.5 million. Included in operating expenses for the period ended July 4, 1998 is a one-time restructuring charge of $2.6 million incurred for the closure of the Dallas office and distribution facility. The balance of the increase costs is associated with the operating expenses of the acquired entities and operating inefficiencies incurred subsequent to the announced closure.


     Interest Expense. Interest expense was $2.6 million for the six months ended July 4, 1998, compared to $2.1 million for the six months ended June 30, 1997, an increase of 27.4% or $567,000. This resulted from additional borrowings under the Company's credit facilities to fund acquisitions and expanded operations.


     Income Tax (Expense) Benefit. Income tax benefit was $338,000 for the six months ended July 4, 1998 compared to an income tax expense of $1.1 million for the six months ended June 30, 1997. The Company's estimated consolidated effective income tax rate has decreased for 1998 compared to the consolidated effective income tax rate in 1997, due to the expected reduction of nondeductible amortization of intangible assets in proportion to pretax income in 1998 versus 1997.


     Net Income (Loss). As a result of the factors discussed above, net loss was $430,000 for the six months ended July 4, 1998, compared to net income of $790,000 for the six months ended June 30, 1997, a decrease of $1.2 million.



     Net Loss Applicable to Common Shareholders. Net loss applicable to common shareholders was $1.8 million for the six months ended July 4, 1998, compared to a loss of $420,000 for the six months ended June 30, 1997, an increase of $1.4 million. The increase was attributable to the $1.2 million decrease in earnings and a $146,000 increase in dividends and accretion on Series A Preferred Stock due to the compounding of accrued dividends.


  Year Ended December 31, 1997 compared to Year Ended December 31, 1996

     Net Sales. Consolidated net sales were $149.4 million for 1997 compared to $86.3 million for 1996, an increase of 73.1% or $63.1 million. The increase was primarily due to a full year of sales attributable to Foster Grant US operations and six months of sales attributable to Superior operations in 1997, which accounted for $60.6 million and $5.2 million of the increase, respectively. This increase was partially offset by the loss of two customers in 1997, one as a result of the customer's merger into a retailer that does not offer costume jewelry and the other due to a retailer ceasing operations, which together accounted for an estimated $5.1 million decrease in net sales.

     Gross Profit. Gross profit was $71.5 million in 1997 compared to $38.5 million in 1996, an increase of 85.8% or $33.0 million. Gross profit from sales generated from the aforementioned acquisitions accounted for a $35.3 million increase which was partially offset by the decline in gross profit on the two lost customers. Gross profit increased as a percentage of net sales from 44.6% to 47.8%, primarily as a result of an increase in the net sales of optical products (which carry higher margins) and savings related to consolidated purchasing efficiencies. These purchasing efficiencies were a result of increased purchasing volume with selected vendors and the combination of the Company's optical product sourcing with the sourcing of Foster Grant US following the Company's acquisition of Foster Grant US in December 1996.


     Operating Expenses. Operating expenses were $65.3 million or 43.7% of net sales in 1997 compared to $37.5 million or 43.5% of net sales in 1996, an increase of 74.1% or $27.8 million. The increase resulted from the acquisition of entities with $29.0 million of operating expenses, offset by a decrease of $1.2 million of operating expenses in existing businesses.


     Interest Expense. Interest expense was $4.2 million in 1997 compared to $1.5 million in 1996, an increase of 186.9% or $2.7 million. This resulted from interest charged on additional borrowings under the Company's credit facilities to fund acquisitions and expanded working capital and capital expenditure requirements.


     Income Tax (Expense) Benefit. Income tax expense was $1.2 million in 1997 compared to an income tax benefit of $948,000 in 1996, an increase of $2.1 million. The Company's consolidated effective income tax rate was 58.8% for 1997, reflecting the impact of nondeductible amortization of intangible assets for income tax purposes. The Company was operated as a subchapter S corporation under Section 1362 of the Internal Revenue Code until May 31, 1996, and as a result, taxable income or loss of the Company was passed through to the shareholders and reported on their individual tax returns. Accordingly, the Company did not incur federal and state income taxes (except with respect to certain states) for the period prior to June 1, 1996.



     Net Income. As a result of the factors discussed above, net income was $815,000 in 1997 compared to $89,000 in 1996, an increase of 815.7% or $726,000.



     Net Loss Applicable to Common Shareholders. Net loss applicable to common shareholders was $1.7 million for the year ended December 31, 1997 compared to a net loss of $1.0 million for the year ended December 31, 1996, an increase of $0.7 million. The increased loss is primarily attributable to a $1.4 million increase in dividends and accretion on Series A Preferred Stock offset by a $726,000 increase in net income over 1996. The increase in dividends and accretion on Series A Preferred Stock is due to an increased number of shares (43,700) being outstanding for the entire year in 1997, as compared to fewer shares (34,200) being outstanding for less than seven months in 1996.

  Year Ended December 31, 1996 compared to Year Ended December 31, 1995

     Net Sales. Consolidated net sales were $86.3 million for 1996 compared to $88.1 million for 1995, a decrease of 2.0% or $1.8 million. The decrease in net sales was due to reduced sales within the mass merchandiser and chain drugstore channels of distribution, as a result of customers' desire to decrease in-store inventories and increase inventory turnover rates. The product lines most affected were costume jewelry and synthetic leather goods. This decrease was partially offset by a $5.4 million increase in net sales of optical products as a result of the Foster Grant US acquisition in mid-December 1996.

     Gross Profit. Gross profit was $38.5 million in 1996 compared to $44.4 million in 1995, a decrease of 13.3% or $5.9 million. Gross margin decreased as a percentage of net sales from 50.4% to 44.6% primarily due to discounting of synthetic leather goods within the aforementioned channels and providing product to the mass merchandiser channel of distribution at lower gross margins as part of promotional programs.


     Operating Expenses. Operating expenses were $37.5 million in 1996 compared to $34.8 million in 1995, an increase of 7.9% or $2.7 million. This increase was due to increased depreciation and amortization.


     Interest Expense. Interest expense was $1.5 million in 1996 compared to $1.0 million in 1995, an increase of 42.5% or $0.5 million. This resulted from additional borrowings under the Company's credit facilities to fund acquisitions and expanded operations.


     Income Tax (Expense) Benefit. Income tax benefit was $948,000 in 1996 and a provision of $42,000 was provided in 1995. The Company was operated as a subchapter S corporation under Section 1362 of the Internal Revenue Code until May 31, 1996, and as a result, the taxable income or loss of the Company was passed through to the shareholders and reported on their individual tax returns. Accordingly, the Company did not incur federal and state income taxes (except with respect to certain states) for periods prior to June 1, 1996.



     Net Income. As a result of the factors discussed above, net income was $89,000 in 1996 compared to $8.4 million in 1995, a decrease of 98.9% or $8.3 million.



     Net Income (Loss) Applicable to Common Shareholders. Net loss applicable to common shareholders was $1.0 million for the year ended December 31, 1996 compared to net income of $8.4 million for the year ended December 31, 1995, a decrease of $9.4 million. The decrease reflects the $8.3 million decrease in net income and the absence of any dividends and accretion on Series A Preferred Stock in 1995.


LIQUIDITY AND CAPITAL RESOURCES

     At July 4, 1998 the Company had cash and cash equivalents of $2.4 million and working capital of $47.6 million. To date, the Company has funded its operations through credit facilities, issuances of equity and debt securities, and cash generated from operations.

     The Company generated $1.9 million of cash from operations during 1997 and $1.8 million in 1995, compared to the use of cash of $1.9 million in 1996. The increase in cash generated from operations in 1997 over 1996 was primarily attributable to the increase in noncash expenses partially offset by cash used to reduce accounts payable and accrued expenses. The decrease in cash generated from operations in 1996 as compared to 1995 was primarily attributable to a decrease in net income partially offset by an increase in noncash expenses and accounts payable. During the six months ended July 4, 1998, the Company used $3.9 million of cash to fund operations compared to $6.2 million during the six months ended June 30, 1997. Cash generated from operations and a reduction in inventory were offset by increased accounts receivables.

     The Company used $11.0 million of cash in investing activities during 1997, compared to $15.2 million in 1996 and $2.1 million in 1995. Cash used in investing activities decreased in 1997 as compared to 1996 as a result of a decrease in cash used in acquisitions partially offset by an increase in deferred costs and the purchases of property and equipment. Cash used in investing activities increased in 1996 as compared to 1995 as a result of an increase in cash used in acquisitions and deferred costs and purchases of property and equipment. During the six months ended July 4, 1998, the Company used $23.2 million of cash in investing activities compared to $9.0 million during the six months ended July 30, 1997. The uses included the $4.1 million purchase of the Company's Smithfield, Rhode Island headquarters, $5.7 million for display fixtures, $5.5 million to acquire certain assets of Foster Grant UK and to acquire the Foster Grant trademark for the United Kingdom and Europe and $4.1 million to acquire certain assets of Fantasma. The Company anticipates open additional capital expenditures in 1998 of $3.2 million, consisting primarily of additional costs associated with the expansion of its Smithfield, Rhode Island distribution facility and its information system conversion. The Company expects its annual maintenance capital expenditure level (excluding costs of display fixtures) to be approximately $1.0 million for the next two years.


     The Company generated $8.8 million of cash from financing activities during 1997, compared to $16.2 million in 1996 and $259,000 in 1995. Cash generated from financing activities decreased in 1997 as compared to 1996 primarily as a result of the Company's $22.5 million issuance of Series A Preferred Stock in 1996 partially offset by a 1996 cash distribution to the Company's shareholders of $12.9 million and an increase in borrowings during 1997. During the six months ended July 4, 1998, the Company generated $26.7 million of cash from financing activities compared to $14.0 million during the six months ended June 30, 1997. These funds consisted primarily of borrowings under the Senior Credit Facility.

     The Series A Preferred Stock is redeemable for an aggregate of $23.0 million. Shares of Series A Preferred Stock are convertible into Common Stock at a rate of 10 for 1, adjustable for certain dilutive events. Conversion is at the option of the shareholder, but is automatic upon the consummation of a Qualified Public Offering (as defined). The holders of Series A Preferred Stock have the right to require redemption for cash for any unconverted shares, beginning June 30, 2002, provided, however, that the right to require redemption is suspended as long as any Restrictive Indebtedness (as defined) is outstanding. The Notes constitute Restrictive Indebtedness. The redemption price of the Series A Preferred Stock is an amount equal to the original issue price, $526.32 per share, plus any accrued and unpaid dividends yielding a 10% compounded annual rate of return. See "Description of Capital Stock."

     As described under "Recent Significant Acquisitions," in connection with the purchase of Foster Grant US, the Company's wholly-owned subsidiary, FG Holdings issued 100 shares of FG Preferred Stock, which are redeemable on February 28, 2000, or earlier upon the occurrence of certain specified capital transactions. The redemption price will range between $1.0 million and $4.0 million depending upon the net sales of sunglasses, reading glasses and accessories by FG Holdings and AAi, and upon the total transaction value. See "Certain Transactions".

     The Company is continually engaged in evaluating potential acquisitions. The Company expects that funding for future acquisitions may come from a variety of sources, depending on the size and nature of any such acquisition. Potential sources of capital include cash generated from operations, borrowings under the Senior Credit Facility, or other external debt or equity financings. There can be no assurance that such additional capital sources will be available to the Company, if at all, on terms which the Company finds acceptable.

     The Company has substantial indebtedness and significant debt service obligations. As of July 4, 1998, on a pro forma basis after giving effect to the Acquisitions and the Offering and the application of the net proceeds therefrom, the Company would have had long-term indebtedness, including current maturities, in the aggregate principal amount of $77.5 million. The Company had current liabilities of approximately $35.5 million, which includes $0.3 million in the present value of minimum lease payments under its capital leases. In addition, the Company has significant annual obligations which include interest on the Notes of approximately $8.1 million and minimum payments under its operating leases of approximately $800,000. The Indenture permits the Company to incur additional indebtedness, including secured indebtedness, subject to certain limitations. See "Description of Notes--Certain Covenants--Incurrence of Indebtedness and Issuance of Preferred Stock."

     In addition, the Company has up to $60.0 million available for borrowings under the Senior Credit Facility. Interest rates on the revolving loans under the Senior Credit Facility are based, at the Company's option, on the Base Rate (as defined) or LIBOR plus an applicable margin. The Senior Credit Facility contains certain restrictions and limitations, including financial covenants that require the Company to maintain and achieve certain levels of financial performance and limit the payment of cash dividends and similar restricted payments. See "Description of Senior Credit Facility."

     The Company's ability to make scheduled payments of principal of, or to pay the interest or Liquidated Damages, if any, on, or to refinance, its indebtedness (including the Notes), or to fund planned capital expenditures will depend on its future performance, which, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond its control. Based upon the current level of operations and anticipated cost savings and revenue growth, the Company believes that cash flow from operations and available cash, together with available borrowings under the Senior Credit Facility, will be adequate to meet the Company's future liquidity needs for at least the next several years. The Company may, however, need to refinance all or a portion of the principal of the Notes on or prior to maturity. There can be no assurance that the Company's business will generate sufficient cash flow from operations, that anticipated cost savings and revenue growth will be realized or that future borrowings will be available under the Senior Credit Facility in an amount sufficient to enable the Company to service its indebtedness, including the Notes, or to fund its other liquidity needs. In addition, there can be no assurance that the Company will be able to effect any such refinancing on commercially reasonable terms or at all. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources." See "Risk Factors."

IMPACT OF INFLATION

     The Company believes that inflation has not had a material effect on its results of operations or financial condition during the past three years.

SEASONALITY AND QUARTERLY INFORMATION

     Significant portions of the Company's business are seasonal. Sunglasses are shipped primarily during the first half of the fiscal year as retailers build inventory for the spring and summer selling seasons, while costume jewelry and other accessories are shipped primarily during the second half of the fiscal year as retailers build inventory for the holiday season. Reading glasses sales are generally uniform throughout the year. As a result of these shipping trends, the Company's historical working capital requirements grow through the first three quarters of the year to fund inventory purchases and the growth in accounts receivable. Historically, in the fourth quarter, the Company's working capital requirements have decreased as accounts receivable are collected.

     The following table sets forth selected quarterly financial information. This information is derived from unaudited financial statements of the Company and includes, in the opinion of management, all normal and recurring adjustments that management considers necessary for a fair statement of the results for such periods. The operating results for any quarter are not necessarily indicative of results for any future period.

                                       1996                                    1997                          1998
                       -------------------------------------   -------------------------------------   -----------------
                        1ST Q     2ND Q     3RD Q     4TH Q     1ST Q     2ND Q     3RD Q     4TH Q     1ST Q     2ND Q
                       -------   -------   -------   -------   -------   -------   -------   -------   -------   -------
Net Sales............  $17,372   $20,749   $24,659   $23,556   $34,851   $41,034   $34,213   $39,313   $42,703    45,928

     Quarterly results may also be materially affected by the timing and magnitude of acquisitions, costs related to acquisitions, fluctuations in product cost, changes in product mix, timing of customer orders and shipments and general economic conditions.

YEAR 2000

     The Company uses several application programs written over many years using two-digit fields to define the applicable year, rather than four-digit year fields. Programs that are time-sensitive may recognize a date using "00" as the year 1900 rather than the year 2000. This misinterpretation of the year could result in an incorrect computation or a computer shutdown.

     As a result of the Company's growth, AAi is currently implementing a new information management system which includes upgrading both hardware and software. The new system, which is expected to be Year 2000 compliant, is scheduled for completion by the first quarter of 1999. Accordingly, the Company believes that with the successful conversion to the new software, the Year 2000 issue will not pose significant operational problems for the Company's systems. Any delays or omissions by AAi or its agents to resolve such issues may have a material adverse effect on the Company's business, results of operations and financial condition. See "Risk Factors--Dependence on Computer Software Applications." The Company will evaluate the need for contingency planning in the first quarter of 1999 based on the status of the system installation.

     Since Year 2000 compliance is being addressed with the implementation of the Company's new system, the costs of addressing the Year 2000 issue are not separately identifiable. No material additional costs are anticipated at this time.

     The Company has completed a compliance review of its property which uses embedded technology. Although the Company believes that the Year 2000 issue will not pose a significant problem for any of the Company's systems or property utilizing embedded technology, there can be no assurance that the Year 2000 issue will not interfere with the function and use of such property.

     The Company's major customers and vendors have informed the Company that they are currently addressing the Year 2000 issue and expect to be Year 2000 compliant by mid-1999. The Company's contingency plan in the event other parties are unable to provide Year 2000 compliant electronic data is to revert to paper documentation from these parties.

RECENT ACCOUNTING PRONOUNCEMENTS

     In July 1997, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information." SFAS No. 131 establishes standards for the reporting of information about operating segments by public business enterprises in their annual and interim financial reports issued to shareholders. SFAS No. 131 requires that a public business enterprise report financial and descriptive information, including profit or loss, certain specific revenue and expense items, and segment assets, about its reportable operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-makers in deciding how to allocate resources and in assessing performance. The Company will adopt SFAS No. 131 in its financial statements for the fiscal year ending January 2, 1999. SFAS No. 131 is a disclosure requirement and therefore will not have an effect on the Company's financial position or results of operations.

     In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not believe that the adoption of SFAS No. 133 will have a material impact on its financial statements.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 Reporting on the Costs of Start Up Activities, (SOP 98-5). SOP 98-5 provides guidance on the financial reporting of start up activities and organization costs to be expensed as incurred. The Company does not believe that the adoption of SOP 98-5 will have a material impact on its financial statements.

                                    BUSINESS

     AAi is a value-added distributor of optical products, costume jewelry, watches, clocks and other accessories to mass merchandisers, variety stores, chain drug stores and supermarkets in North America and the United Kingdom. The Company sells its products in over 30,000 retail locations, including Wal-Mart, Target, Kmart, Eckerd Drugstores, Walgreens, Rite Aid, Albertsons, Dollar General and Family Dollar stores. Sales to these customers accounted for 58.5% of AAi's net sales in 1997. The Company markets its products under its own brand names such as Foster Grant as well as customers' private labels. AAi also has the right to distribute products under numerous licensed brand names, including Ironman Triathalon, Revlon, Mickey's Stuff for Kids, Winnie the Pooh, Barbie and Crayola. The Company outsources all of its manufacturing.

     The Company's product lines contain a large number of SKUs with low retail price points and typically represent a small percentage of retailers' total sales. As a result, many of AAi's customers have chosen to outsource the merchandising of these products to the Company. AAi's award-winning service program provides retailers with customized displays and product packaging and store-level merchandising designed to maximize sales and inventory turnover. The Company employs over 1,500 field service representatives who regularly visit program customers' stores to arrange, replenish and restock displays, reorder product and attend to markdowns and allowances. By providing retailers with in-store product management, the Company retains control of its product marketing and pricing, allowing AAi to maximize product sales and increase the floor space allocated to its product lines. In 1997, sales to customers utilizing the Company's service program accounted for 73% of AAi's net sales.

     AAi has grown rapidly through strategic acquisitions and internal growth, principally by expanding its product offerings, entering new domestic and international markets, adding new customers, cross-selling existing product lines to current customers and supporting its U.S.-based customers' international expansion. Net sales grew at a compounded annual rate of 12.7%, from $53.4 million in 1992 to $86.3 million in 1996, of which $10.5 million or 12.2% was attributable to acquisitions. Net sales grew an additional 73.1% from 1996 to $149.4 million in 1997, of which $65.8 million or 44.0% was attributable to acquisitions. There can be no assurance that the Company's net sales will continue to grow at these rates.

INDUSTRY OVERVIEW

     The Sunglass Association of America reports that 1997 domestic retail sales of sunglasses totaled $2.6 billion. Accessories Magazine estimates that 1997 domestic retail sales of fashion jewelry and watches totaled $4.8 billion and $3.0 billion, respectively. As a result of industry-wide consolidation among mass merchandisers and discount retailers, a small number of large companies dominate the Company's primary channels of distribution. These retailers have sought to reduce their purchasing and administrative costs by limiting the number of their suppliers and have utilized their market position to obtain minimum sell-throughs, reduced in-store inventory levels and price concessions. These retailers tend to require a high level of service, including customized sales and service programs, reliable delivery services and electronic interfaces. These trends have contributed to the growth of larger national and regional distributors, such as AAi, that have the service organizations, product offering, distribution technology and capital necessary to meet the demands of these customers.

COMPETITIVE STRENGTHS

     In order to increase its sales and profitability, the Company relies on the following competitive strengths:

     Innovative Service Program. Since many of its product sales are impulse driven, AAi believes that a well-positioned, visually appealing display is critical to making the sale to the consumer. In addition, the SKU-intensive nature of optical products and accessories and their low retail price points have led many retailers to outsource the merchandising of such products. AAi has responded by offering its customers a service program that includes store-level merchandise mix planning and in-store display maintenance and inventory stocking, balancing and reordering by the Company's field service representatives. AAi's service program is consistently recognized as one of the best in the mass retail industry. The Company has received several vendor-of-the-year awards from its retail customers, including Wal-Mart, as well as numerous Supplier

Performance Awards by Retail Category (S.P.A.R.C.) from the International Mass Retail Institute. As part of its service program, the Company makes a significant investment in the design, production and installation of display fixtures in its customers' retail stores. The Company purchased approximately $6.5 million of display fixtures in 1997 and $6.4 million of display fixtures during the six months ended July 4, 1998. The Company believes that its award-winning service program and store-level investment in display fixtures solidify its customer relationships and create opportunities to cross-sell its products and increase the Company's allotted display space.

     Diverse Product Offering. AAi offers a comprehensive selection of popularly priced optical products and accessories with over 15,000 SKUs. AAi's product lines include sunglasses, reading glasses, costume jewelry, small synthetic leather goods, handbags, hair accessories, cosmetic bags and key rings. With the Fantasma Acquisition, the Company added watches and clocks to its product lines. The substantial majority of the Company's products have retail price points at less than $20, with 57% at $10 or less. The diversity of AAi's product lines enables retailers to satisfy a substantial portion of their optical products and accessories needs from a single source and allows the Company to achieve operating efficiencies for low price point products.

     Powerful Proprietary and Licensed Brand Names. Branded products provide entry to new customers and retail channels and generally allow for higher gross margins on product sales. The Company owns several brands, most notably Foster Grant. In the 1998 annual Women's Wear Daily survey, the Foster Grant brand was ranked the third most recognized name in accessories by consumers. In addition to its own brands, AAi holds licenses for a variety of Disney, Sesame Street, Warner Bros. and Mattel characters (e.g., Winnie the Pooh, Mickey Mouse, Minnie Mouse, Elmo, Tweety, Barbie and others) as well as for several well-recognized brands such as Ironman Triathlon, Revlon, Almay and Crayola for terms generally ranging from one to three years. During 1997, the sales of the Company's own branded products and licensed branded products represented approximately 29% and 15%, respectively, of AAi's net sales.

     State-of-the-Art Distribution Capabilities. The Company's flexible distribution systems are capable of processing virtually any small package. AAi utilizes a high velocity fulfillment system that enables the Company to provide its customers with short delivery times and high order fulfillment rates, allowing retailers to maintain lower inventory levels. On average, the Company ships over 98% of all restocking orders within 24 hours of receipt of the order. AAi is currently expanding its Smithfield, Rhode Island distribution center and installing an inventory management system that utilizes radio frequency and bar-coding technologies to optimize supply chain operations, improve customer service, increase inventory turns and lower operating costs. The Company believes that its small package distribution capabilities provide a platform to add complementary product lines without requiring significant capital investment or additional fixed costs.

     Efficient Low-Cost Sourcing. The Company outsources manufacturing for all of its products. Approximately 75% of AAi's manufacturing is sourced to manufacturers in Asia through its joint venture in Hong Kong, with the remainder outsourced to independent domestic manufacturers. The Hong Kong joint venture monitors the contract manufacturing process, maintains relations with manufacturers, ensures quality control and serves as a sourcing agent to certain U.S. and European customers. AAi's sourcing capabilities allow it to reliably deliver competitively priced products to the retail market while retaining considerable flexibility in its cost structure.

     Experienced Management Team. AAi's senior management team averages over 22 years in the industry and 18 years experience with the Company. Over the Company's 26 year history, its senior management team has developed strong relationships with suppliers and retailers. This team of seasoned managers has led the Company's transition from a small costume jewelry manufacturer to a leading distributor of optical products and accessories and has successfully completed six acquisitions over the past three years.

     AAi believes that it is a leading value-added distributor of its products based on the breadth of its product offering, strength of its licensed and proprietary brands and the size of its field service force. The Company has no direct competitors which compete across all of its product lines. For a discussion of competitive factors, see "Risk Factors -- Competition" and "-- Competition."

BUSINESS STRATEGY

     The Company's objective is to increase sales and profitability by enhancing its position as a leading distributor of optical products and accessories. The key elements of the Company's business strategy are:

     Promote and Expand Branded Product Offering. Branded products enable the Company to reach new customers and enter new distribution channels which, in turn, present the Company with expanded cross-selling opportunities. The Company intends to actively promote its Foster Grant name through advertising as well as co-branding with licensed names. For example, AAi plans to roll out the Ironman Triathlon by Foster Grant co-branded line of sunglasses in the fourth quarter of 1998. The Company also plans to pursue licensing and acquisition of additional brands.

     Expand Product Lines. AAi believes it can increase sales to existing customers and access new distribution channels by expanding its product lines to include other accessories and small package products. The Company intends to achieve this goal by developing and acquiring new products and brands that deepen and broaden its product offering. By diversifying its product lines, the Company can enhance its capacity to provide regional and national retailers with convenient "one-stop" shopping for optical products and accessories. In addition, a diverse product offering provides cross-selling opportunities and permits the Company to achieve operating efficiencies in distribution and service programs.

     Expand Internationally. The Company's goal is to grow with its customers, particularly internationally, as they add new stores and expand into new geographic markets. For example, during the past several years, Wal-Mart has opened over 350 new stores in foreign markets, including Canada, Mexico, Germany and Argentina. In response, the Company established operations in Canada and Mexico to serve Wal-Mart and other potential customers in these markets. The Company's international net sales have grown from $1.3 million in 1995 to $6.7 million in 1997.

     Diversify Customer Base and Distribution Channels. Through its small package distribution capabilities, diverse product offering and unique service program, the Company has increased its customer base and sales to certain existing customers desiring more centralized and efficient distribution. The Company seeks to expand its distribution to additional retail channels such as department stores through internal growth and strategic acquisitions.

     Pursue Strategic Acquisitions. The Company intends to acquire complementary businesses and product lines in order to diversify its product offering, gain access to new customers and retail channels, penetrate international markets, lower operating cost margins and improve service to existing customers. For example, through the acquisitions in December 1996 and March 1998 of the Foster Grant businesses, AAi expanded its optical product line and extended operations to the United Kingdom. The June 1998 Fantasma Acquisition added watches, clocks and several brand licenses to AAi's product offering and provided the Company with access to new customers. The Company seeks to leverage its purchasing power and distribution capabilities to improve the financial performance of its acquired businesses and product lines.

     The Company's successful execution of its business strategy is subject to risks and limitations, particularly those related to the Company's substantial leverage. For discussion of these risks, see "Risk Factors," particularly "Risk Factors -- Substantial Leverage."

DISTRIBUTION CHANNELS AND CUSTOMERS

     AAi sells its products to over 200 customers, primarily in three distribution channels: (1) mass merchandisers, (2) chain drug stores, combo stores (stores combining general merchandise, food and drug items) and supermarkets and (3) variety stores. To a lesser extent, AAi also distributes its products through department stores, military post exchanges, card and gift shops, specialty stores and catalogues.

               PERCENTAGE OF 1997 REVENUE BY DISTRIBUTION CHANNEL

                          [AAI DISTRIBUTION PIE CHART]

     The Company customizes its product and service program offerings to meet the distinctive characteristics and requirements of each of these retail distribution channels.

     Mass Merchandisers. AAi's sales to mass merchandisers accounted for approximately $83.9 million, or 56.1%, of net sales in 1997. These customers include large discount retailers such as Wal-Mart, Target, Kmart, Fred Meyer, Meijer, Ames, Hills and Zellers Canada. As a result of substantial consolidation, mass merchandisers have increased leverage over their suppliers and have utilized their market position to obtain minimum sell-throughs, reduced in-store inventory levels and price concessions. The mass merchandisers have begun to expand their market internationally, particularly in Mexico, Canada, Europe and South America, which affords their suppliers access to these new markets. These customers demand a high level of merchandise support as well as national and, as they expand overseas, international distribution capability.

     Chain Drug Stores/Combo Stores/Supermarkets. AAi's sales to this channel accounted for approximately $43.7 million, or 29.1%, of net sales in 1997. These customers include Eckerd Drugstores, Walgreens, Rite Aid, Thrifty Payless Drug, Albertsons, Publix, Smith Food & Drug, Tesco (U.K.), Boots and Arbor Drugs. This industry is experiencing substantial consolidation similar to that which occurred in the mass merchandiser channel several years ago. This consolidation activity presents both opportunities and risks for suppliers such as AAi, as the Company may gain or lose accounts depending on whether its existing customer is an acquiror or is acquired. These stores tend to be smaller than mass merchandisers and attract a broader class of trade, which is often less price sensitive and more convenience-oriented than the mass merchandiser or variety store customer.

     Variety Stores. AAi's sales to variety stores accounted for approximately $14.8 million, or 9.9%, of net sales in 1997. These customers include national and regional chains such as Family Dollar, Dollar General and Fred's. They tend to be more price sensitive but less fashion driven than mass merchandisers and cater to consumers with limited budgets for discretionary or impulse purchases. The stores are generally smaller than the typical mass merchandiser outlet which makes it difficult for suppliers without broad product lines to service this channel profitably. The Company's extensive product lines enable it to provide service programs on a cost-effective basis, which affords the Company a significant competitive advantage in this market.

     Department Stores and Others. The Company's sales to department stores, armed forces' PX stores, boutique stores, gift shops, book stores and catalogue sales accounted for $7.3 million, or 4.9%, of its 1997 net sales. These include sales of its Tempo jewelry line to J.C. Penney as well as sales to customers such as Waldenbooks, Avon, Sears Canada, OfficeMax, Montgomery Ward and The Bay. Each of these channels has different characteristics and product and service requirements and caters to different types of consumers. For example, department stores generally offer higher-end products with higher price points and sales of accessories at such outlets represent a larger percentage of total store sales. These channels present opportunities for growth as the Company implements its strategy to diversify its product lines through the acquisition of new products and brands.

     Most of the Company's business is based upon annual contracts or open purchase orders which are terminable at will. When establishing or expanding a customer relationship, the Company generally enters into multi-year agreements for the supply of specified product lines to specific customer stores. Such agreements, in addition to identifying the stores and product lines to be supplied, prescribe inventory and service levels and anticipated turnover rates and sales volumes, as well as the amount of any fixed obligation due to the customer in connection with establishing the relationship. The agreements typically do not contain required minimum sales volumes, but may provide for early termination penalties equal to the Company's unamortized cost of product displays provided to the customer.

     Three customers accounted for approximately 39% of the Company's net sales in fiscal 1997. In 1997, Wal-Mart accounted for approximately 25% of the Company's net sales. No other customer accounted for 10% or more of the Company's total net sales in 1997.

PRODUCTS

     The Company offers sunglasses, reading glasses, costume jewelry, small synthetic leather goods and other accessories generally at retail price points of $20 or less. In June 1998, the Company added watches and clocks to its product lines with the acquisition of an 80% interest in Fantasma. The percentage of net sales for each product category for 1995, 1996 and 1997 are set forth in the following table:

                                                      1995    1996    1997
                                                      ----    ----    ----
Optical Products..................................    10.0%   17.4%   50.6%
Costume Jewelry...................................    75.2    74.6    43.5
Small synthetic leather goods and other...........    14.8     8.0     5.9
                                                      ----    ----    ----
                                                       100%    100%    100%
                                                      ====    ====    ====

     Optical Products. The Company's optical product line includes sunglasses and non-prescription reading glasses which are sold on both a program and non-program basis. As a result of its acquisition of Foster Grant US, AAi has become a leading seller of popularly priced sunglasses (retail price points of $8 to $30). The Company is pursuing co-branding opportunities for its Foster Grant name. For example, AAi plans to distribute the Ironman Triathlon by Foster Grant co-branded line of sunglasses in the fourth quarter of 1998. The Company also sells sunglasses under licensed brand names such as Mickey's Stuff for Kids, Sesame Street and Revlon. The Company offers a variety of styles as well as color options for both frames and lenses. Sunglasses have a significant fashion component and positive or negative consumer response in any year can impact not only that year's profitability but also sales for the following year since retailers' orders tend to mirror the prior year's sales. Such sales are also highly seasonal, with initial orders placed in the first quarter and, depending on consumer response, restocking orders in the second quarter.

     The Company also offers a variety of styles of non-prescription reading glasses marketed under Foster Grant, Revlon or private labels at price points of $6 to $13. The reading glasses business has no significant fashion component and is non-cyclical and non-seasonal. Since magnification strength is the primary purchasing consideration for this product line, proper stocking and restocking is essential to maximizing sales. As a result, reading glasses are typically marketed through the Company's service program.

     Costume Jewelry. AAi offers a wide variety of ladies' and children's costume jewelry with low retail price points (between $3 and $20), including earrings, necklaces and bracelets. The Company's jewelry line includes private labeled products and branded products distributed pursuant to arrangements with licensors such as Disney Enterprises, Inc., Warner Bros. and Revlon Consumer Products Corporation as well as under the Company's Tempo name. Tempo is the opening retail price point costume jewelry line at J.C. Penney. Most of the Company's jewelry line is basic (non-seasonal) and approximately one-third has a fashion or holiday component. The Company's costume jewelry line is typically sold through its service program.

     Small Synthetic Leather Goods and Other. Through a 1986 acquisition, AAi expanded its product lines to include small synthetic leather goods with retail price points of $6 to $10, such as small backpacks, handbags, wallets and purses. Many of the lines of small accessories are designed to complement AAi's costume jewelry and are likewise often sold under licensed brands such as Revlon, Hawaiian Tropic and Wet 'N Wild. The bulk of these products are sold on a non-program basis and are shipped direct from the Company's suppliers to the customer. The Company recently added watches and clocks (with average retail price points between $10 and $20) to its product lines.

DISTRIBUTION

     The Company distributes its products primarily from its distribution centers in Rhode Island (costume jewelry and other accessories) and Texas (optical products). AAi is currently expanding its distribution center in Smithfield, Rhode Island. The plant expansion will more than double the capacity of the Rhode Island distribution center and, together with the scheduled systems enhancements, will enable the Company to optimize supply chain operations, improve customer service, increase inventory turns and lower operating costs and will position the Company to add complementary product lines without incurring significant added fixed costs or capital expenditures. AAi intends to consolidate distribution at its Rhode Island facility in the fourth quarter of 1998.

     AAi has made a substantial investment in the development and enhancement of its computer and information systems. These systems enable the Company to rapidly respond to marketplace demands, permitting the Company to restock retailers' inventory on a just-in-time basis. The Company believes that this technology-based system has been a significant factor in reducing its inventory costs. In 1998, the Company plans to invest in new inventory management software that utilizes voice recognition technology to increase order flow.

     The Company's flexible distribution systems are capable of processing virtually any small package. AAi's Rhode Island facility utilizes a high velocity fulfillment system that allows the Company to provide its customers short delivery times and high order fulfillment rates. AAi typically delivers its products to its high volume customers on a bi-weekly basis and, on average, ships over 98% of all restocking orders within 24 hours of receipt. A VNA (very narrow aisle) facility configuration serviced by wire guided stock pickers resupplies a rapid response order picking line. After receiving a customer order, the Company's computer system automatically generates a list of the ordered items, also known as a "picking" order, which the distribution staff utilizes in packing the customer's shipment. With the planned improvements to the Company's inventory management computer system, "picking" orders will be arranged according to the location of the ordered items within the Company's distribution center, improving the efficiency of employees in filling orders. The Company delivers ordered items to customers using unaffiliated delivery companies, primarily UPS.

     In addition, the Company uses an electronic data interchange ("EDI") system between the Company and certain of its major customers, particularly for the distribution of its small synthetic leather goods. Using the EDI system, the Company's computer system automatically generates orders based on point of sale ("POS") information received from customers and the products are sent directly to the customer from the Hong Kong joint venture.

SERVICE PROGRAM

     The Company believes that an attractive, well-positioned display is critical to maximizing sales to the ultimate consumer. The SKU-intensive nature of the Company's product line and the low retail price points (ranging from $3 to $20 on costume jewelry) relative to the required display space has led many retailers to outsource the merchandising function to the Company for its product lines. To better serve these customers, in 1982 the Company initiated an innovative sales program through which AAi provides its program customers with store-level management of its products. In 1997, the sales to customers who utilize the Company's service program accounted for approximately 73% of net sales.

     Program customers select the products to be sold in their stores and, in consultation with AAi sales and service personnel, determine the initial order and display requirements. Thereafter, based on POS information, the Company's management adjusts product mix, generates display planograms and determines discounts and markdowns. This information is transmitted to AAi's field service representatives who regularly visit the retailers' stores to replenish and restock displays, reorder product and attend to markdowns and allowances, thereby providing customers with a real-time response to the market. The frequency of service visits is dictated by the size of the store and the number of the Company's products carried by the retailer. The Company has over 1,500 field service representatives.

SALES AND MARKETING

     The Company's six sales managers have an average of over 20 years of industry experience. The sales force is organized by both distribution channel and product line. The product-based sales approach is dictated by customers since most retailers divide their buyers' responsibilities by product. Sales representatives service existing customers and are responsible for increasing product penetration and solving customer problems.

     The Company markets its products to the retailers by attending trade shows and advertising in industry trade magazines. The Company also maintains showrooms and sales offices domestically in New York City, New York, Cincinnati, Ohio and Bentonville, Arkansas as well as internationally in Toronto, Canada, Mexico City, Mexico, London, England and Hong Kong. The marketing staff is responsible for sales and marketing efforts directed at new customers and for negotiating contract terms for existing and prospective customers. Marketing focuses on designing a customized product and service package for each customer after determining the retailer's specific needs. Often, branded products provide AAi with initial access to a new customer. The Company then leverages the strength of the Company's field service and breadth of its product lines to increase product penetration.


     Since acquiring the Foster Grant brand, the Company has begun to advertise directly to the end-consumer. In the 1998 annual Women's Wear Daily survey, the Foster Grant brand was ranked the third most recognized name in accessories by consumers. In 1997, the Company launched an Elvis Presley promotion that featured a televised performance by the Flying Elvi, a skydiving team of Elvis look-alikes, as well as a sweepstakes to win a pair of Foster Grants actually worn by Elvis. For the 1998 sunglasses season, AAi teamed with the Warner Bros. TV Network for a summer retail promotion that combined the brand's classic advertising theme, "Who's That Behind Those Foster Grants?" with a $1 million sweepstakes.


INTELLECTUAL PROPERTY AND LICENSES

     Proprietary Trademarks. The Company owns trademarks in the words and designs used on or in connection with many of its products. The Company has registered a variety of trademarks under which it sells a number of its products, including Foster Grant. The level of copyright and trademark protection available to the Company for proprietary words, phrases and designs varies depending on several factors including the degree of originality and the distinctiveness of the associated trademarks and design.

     Licenses. In 1992, AAi began distributing licensed products pursuant to an agreement with Disney Enterprises, Inc. The Company currently holds numerous non-exclusive licenses from various licensors to market products with classic cartoon characters and other images or under other brand names and trademarks. Many of the Company's license agreements limit sales of products to certain market categories. The Company pays each of these licensors a royalty on sales of licensed products. The Company's licenses generally are for terms of one to three years. The license agreements generally require minimum annual payments and certain quality control procedures and give the licensor the right to approve products licensed by the Company. Typically, the licensor may terminate the license if specified minimum levels of annual net sales for licensed products are not met or for failure by the Company to comply with the material terms of the license. Certain licenses require minimum advertising expenditures by the Company and also require the Company to make lump-sum payments in the event of a change of ownership. Accordingly, the Company's licensing arrangements are dependent primarily upon maintaining a good relationship between the Company and its licensors. The Company believes it has good relationships with its licensors and has generally been able to obtain renewals of expired licenses and to obtain the required approval for licensed products.

PRODUCT DESIGN, SOURCING AND ASSEMBLY

     Product Design. AAi's in-house design staff develops new products in line with the current and anticipated trends for each season. For licensed brands, the Company works extensively with the licensor in approving each detail of the new products. The Company believes that its future success will depend, in part, on its ability to enhance its existing product lines and develop new styles and products to meet an expanding range of customer requirements.

     Sourcing and Assembly. The Company outsources manufacturing for all of its products, 75% of which is sourced to manufacturers in Asia through its joint venture in Hong Kong, with the remainder outsourced to independent domestic manufacturers. The joint venture is co-owned with a Hong Kong investor who provides on-site management. See "The Company." The joint venture monitors production and ensures that products meet the Company's quality standards. The Company also utilizes domestic manufacturers to accommodate short delivery lead times or when otherwise necessary. The Company believes that the quality and cost of the products manufactured by its suppliers provide it with a significant competitive advantage. In addition, sourcing the majority of its products through the joint venture enables the Company to better control costs, monitor product quality, manage inventory and provide efficient order fulfillment.

COMPETITION

     The optical products and accessories industries are highly competitive. Although none of the Company's competitors compete across all of the Company's product lines, there are numerous competitors for each of its product lines both in the retail channels serviced by the Company and in its other channels of distribution. Competitors include numerous accessory vendors, including those with their own retail stores, smaller independent specialty manufacturers, and in the case of costume jewelry and reading glasses, divisions or subsidiaries of large companies with greater financial or other resources than those of the Company. Certain of these competitors control licenses for widely recognized images, such as cartoon or movie characters which could provide them with a competitive advantage. The Company may also experience increased competition from suppliers of upscale fashion accessories seeking to enter the mass merchandise market.

     There are significant costs associated with the design, production and installation of display fixtures for new customers. Furthermore, many retailers require a new supplier to buy back the retailer's existing inventory as a condition to changing vendors. These inventory costs can be substantial and serve as a barrier to entry for both competitors in attempting to reach the Company's existing customers as well as for the Company in obtaining new customers.

     AAi competes on the basis of diversity and quality of its product designs, the breadth of its product lines, product availability, price and reputation as well as customer service and support programs. The Company has many competitors with respect to one or more of its products but believes that there are few competitors that distribute products with the same product diversity and service quality as the Company.

EMPLOYEES

     As of October 5, 1998, the Company had approximately 650 full-time employees and 1,350 part-time employees, none of whom were represented by a labor union. The Company considers its relationship with its employees to be good.

PROPERTY

     The Company's principal executive office is located at 500 George Washington Highway, Smithfield, Rhode Island. The Company's primary distribution facilities are adjacent to the Company's recently expanded headquarters, which together are 115,000 square feet. AAi is currently constructing a 65,000 square foot, 40 foot clearance addition to its Smithfield, Rhode Island distribution center, which will more than double the capacity of the Rhode Island facility. The Company also leases a 200,000 square foot distribution center in Dallas, Texas. Upon completion of the Rhode Island expansion (scheduled for the fourth quarter of 1998), the Company plans to consolidate its distribution activities and move the Texas operations to Rhode Island. For discussion of the costs and savings associated with the consolidation of distribution operations, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Consolidation of Distribution Operations."

     The following table describes the material properties owned and leased by the Company:

                                                                          USE
                                                           ----------------------------------
OWNED PROPERTY:
  Smithfield, Rhode Island                                 Warehousing & Distribution,
                                                             Product Showroom and Sales
                                                             Office and Office Administration
LEASED PROPERTIES:
  Dallas, Texas(a)                                         Warehousing & Distribution
                                                             Office Administration
  New York, New York                                       Product Showroom and Sales Office
  Bentonville, Arkansas                                    Product Showroom and Sales Office
  Cincinnati, Ohio                                         Sales Office
  Warren Avenue, Providence, Rhode Island(b)               Warehousing
  Carpenter St., Providence, Rhode Island(b)               Warehousing
  Toronto Canada                                           Product Showroom and Sales Office
  Newcastle Under Lyme, Staffordshire, United Kingdom      Warehousing & Distribution and
                                                             Office Administration

---------------

(a) Upon completion of the expansion at AAi's Rhode Island facility, the Company plans to move the Texas operations to Rhode Island and close the Texas distribution center. The Texas facility was leased from a related party until May 1998 when it was sold to an independent third party. See "Certain Transactions."

(b) Leased to the Company from related parties. See "Certain Transactions."

LEGAL PROCEEDINGS

     The Company is subject to legal proceedings in the ordinary course of business. While the outcome of law suits or other proceedings cannot be predicted with certainty, management does not expect these matters to have a material adverse effect on the financial condition, results of operation or cash flow of the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     Each director of the Company is elected for a period of one year at the Company's annual meeting of shareholders and serves until his successor is duly elected by the shareholders. Vacancies and newly created directorships resulting from any increase in the number of authorized directors may be filled by a majority vote of directors then remaining in office. The holders of the Series A Preferred Stock (the "Preferred Holders") have the right, at their option, to designate up to two directors to the Board of Directors, as well as the right to vote on the election of directors at the annual meeting of shareholders. The Company's shareholders have entered into an agreement that requires them to vote to fix the number of directors of the Company at seven and elect as directors two persons designated by the Preferred Holders and five persons designated by certain management shareholders. In addition, Weston Presidio Capital II, L.P., the record holder of 17,100 shares (39.1%) of the Series A Preferred Stock, has agreed to vote in favor of Martin E. Franklin (or in the event of his death or disability, the designee of Marlin Capital, L.P.) as a director. See "Certain Transactions -- Shareholders Agreement." Officers are elected by and serve at the discretion of the Board of Directors.

     The following table sets forth information with respect to each person who is currently a director or executive officer of the Company.

                NAME                   AGE            POSITION WITH THE COMPANY
                ----                   ---            -------------------------
Gerald F. Cerce......................  51       Chairman, President and Chief
                                                Executive   Officer
John H. Flynn, Jr....................  48       Director and Executive Vice President
                                                --  Sales and Customer Service
Stephen J. Carlotti..................  56       Director and Secretary (a)
Michael F. Cronin *..................  45       Director (a), (b)
Martin E. Franklin *.................  34       Director
George Graboys.......................  65       Director (a), (b)
Felix A. Porcaro, Jr.................  43       Executive Vice President -- Marketing
                                                and   Product Development
Robert V. Lallo......................  58       Executive Vice
                                                President -- Distribution
Daniel A. Triangolo..................  63       Executive Vice
                                                President -- International
Duane M. DeSisto.....................  44       Treasurer, Assistant Secretary and
                                                Chief   Financial Officer

---------------

 * Designated by the Preferred Holders. All other directors were designated by certain management shareholders pursuant to the Shareholders Agreement. See "Certain Transactions -- Shareholders Agreement."

(a) Member of the Compensation Committee.

(b) Member of the Audit Committee.

     The following is a brief summary of the background of each director and executive officer. Unless otherwise indicated, each individual has served in his current position for the past five years.

     Gerald F. Cerce co-founded the Company in 1985 with Mr. Porcaro and has served as the Company's Chairman of the Board since that time. Mr. Cerce also served as Chairman of the Board of AAi's predecessor company, Femic, Inc., a Rhode Island jewelry manufacturer which Mr. Cerce and Mr. Porcaro acquired in 1972. Mr. Cerce serves on the Board of Trustees of Bryant College and is a former member of the Advisory Board of Citizens Savings Bank.

     John H. Flynn, Jr. joined AAi's predecessor company in 1981 as Vice President. He served as President and Chief Executive Officer of the Company from 1985 to 1998 and has been a Director since 1985. As Executive Vice President of Sales and Customer Service, Mr. Flynn directly manages all sales and service operations for the Company in the U.S. Prior to joining the Company, Mr. Flynn was a service director for K&M Associates, a costume jewelry distributor, and also served as Vice President of Puccini Accessories where he supervised all sales and service operations.

     Stephen J. Carlotti has been a Director of the Company since June 1996. He is an attorney and has been a partner of the firm Hinckley, Allen & Snyder since 1992 and from 1972 to 1989. From 1989 to 1992, he served as Chief Operating Officer and General Counsel of The Mutual Benefit Life Insurance Company. He is also a director of WPI Group, Inc. (a manufacturer of hand held computers and electronic components) and Fleet National Bank.

     Michael F. Cronin has been a Director of the Company since June 1996. Mr. Cronin also serves on the boards of directors of Casella Waste System, Inc. (a refuse systems company), Tekni Plex, Inc. (a manufacturer of packaging materials), Tweeter Home Entertainment Group, Inc. (a retailer of audio and video consumer electronics products) and Physician Health Corporation (a physician management company). Since 1991, Mr. Cronin has been the Managing General Partner of Weston Presidio Capital, a venture capital investment firm.

     Martin E. Franklin has been a Director of the Company since 1996. Mr. Franklin is Chairman and Chief Executive Officer of Marlin Holdings, Inc. which is the general partner of Marlin Capital, L.P., a private investment partnership. He also serves as Chairman of the respective boards of directors of Lumen Technologies, Inc. (formerly BEC Group, Inc.) and Bolle, Inc. In addition, he is non-executive Chairman of Eyecare Products plc and a Director of Specialty Catalog Corp. From May 1996 to March 1998, Mr. Franklin was Chairman and Chief Executive Officer of BEC Group, Inc. ("BEC") and served as Chairman and Chief Executive Officer of BEC's predecessor, Benson Eyecare Corporation from October 1992 to May 1996.

     George Graboys has served as a Director of the Company since 1996. Mr. Graboys served as Chief Executive Officer of Citizens Bank and Citizens Financial Group, Inc. until he retired in October 1992. From January 1993 to June 1995, Mr. Graboys was Adjunct Professor and Executive-in-Residence at the University of Rhode Island School of Business. From March 1995 to June 1998, Mr. Graboys served as Chairman of the Board of Governors for Higher Education. The Board oversees the state's three institutions of higher education conducted on eight campuses throughout the state.

     Felix A. Porcaro, Jr. co-founded the Company with Mr. Cerce (his brother-in-law)in 1985, and served as its Vice Chairman of the Board of Directors until 1996. Mr. Porcaro is now the Executive Vice President of Marketing and Product Development and is responsible for the design and merchandising departments and all advertising and public relations activities.

     Robert V. Lallo joined AAi's predecessor company in 1979 as Vice President. He served as the Company's Chief Operating Officer from 1985 to 1998. As Executive Vice President -- Distribution, Mr. Lallo is responsible for all manufacturing, distribution and internal operations of the Company's facilities. Prior to his association with AAi and its predecessor company, Mr. Lallo was Production and Inventory Control Manager, Materials Manager and Director of Operations for Uncas Manufacturing Company.

     Daniel A. Triangolo has been the Executive Vice President of AAi's international operations since 1995. Mr. Triangolo was the founder and President of Danal Jewelry Corporation prior to its acquisition by AAi in 1983.

     Duane M. DeSisto has served as the Company's Vice President and Chief Financial Officer since 1995. Prior to joining AAi, Mr. DeSisto was Chief Financial Officer of Zoll Medical Corporation for nine years.

DIRECTOR COMPENSATION

     Directors who are not employees of the Company receive an annual fee of $10,000, as well as reimbursement for their reasonable expenses. Messrs. Cerce and Flynn do not receive any directors' fees.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid or accrued to the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (together, the "Named Executive Officers") for the year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG TERM
                                      ANNUAL COMPENSATION(A)      COMPENSATION          ALL OTHER
   NAME AND PRINCIPAL POSITION              SALARY($)              OPTIONS(#)       COMPENSATION($)(B)
   ---------------------------        ----------------------      ------------      ------------------
Gerald F. Cerce,..................           $661,024                   --               $211,988
  Chairman, President and Chief
  Executive Officer
John H. Flynn, Jr.,...............            299,898                   --                 11,151
  Executive Vice
  President -- Sales and Customer
  Service
Felix A. Porcaro, Jr.,............            204,213                   --                 14,695
  Executive Vice President --
  Product Development and
  Marketing
Michael Aviles,...................            197,490                   --                 90,950(d)
  President Foster Grant
  Division(c)
Daniel A. Triangolo,..............            162,162                2,000                  2,375
  Executive Vice President --
  International Division

---------------
(a) The aggregate amount of perquisites and other personal benefits received from the Company by each of the Named Executive Officers was less than the lesser of $50,000 or 10% of the total of annual salary and bonus reported.

(b) Amounts represent the following: (1) medical payments reimbursed by the Company to: Mr. Cerce ($4,909), Mr. Flynn ($6,343) and Mr. Porcaro ($10,279); (2) the Company's matching contributions under its Qualified 401(k) Plan and Non-Qualified 401(k) Excess Plan for Named Executive Officers as follows: Mr. Cerce ($6,929), Mr. Flynn ($4,658), Mr. Porcaro ($4,266), Mr. Aviles ($950) and Mr. Triangolo, ($2,375); (3) premiums paid by the Company for term life insurance purchased for the Named Executive Officers and not made available generally to salaried employees in the amount of $150 for each of Messrs. Cerce, Flynn and Porcaro; and (4) premium of $200,000 paid with respect to life insurance purchased by the Company in connection with Mr. Cerce's Supplemental Executive Retirement Plan.

(c) Mr. Aviles' employment with the Company terminated effective December 31, 1997.

(d) Includes a stay bonus of $90,000 paid in connection with the Company's acquisition of Foster Grant US.

STOCK PLAN

     The Company has established the 1996 Incentive Stock Plan (the "1996 Plan") which provides for the grant of awards covering a maximum of 150,000 shares of Common Stock to officers and other key employees of the Company and non-employees who provide services to the Company or its subsidiaries. Awards under the 1996 Plan may be granted in the form of incentive stock options, non-qualified stock options, shares of common stock that are restricted, units to acquire shares of Common Stock that are restricted, or in the form of stock appreciation rights or limited stock appreciation rights. As of July 15, 1998, incentive stock options to purchase 12,000 shares of Common Stock which have been granted under the 1996 Plan were outstanding. The options have an exercise price equal to the market value of the Common Stock at the time of the grant, are immediately exercisable and will expire ten years after the date of grant. To date, no non-qualified stock options, restricted shares, restricted units or stock appreciation rights have been granted under the 1996 Plan.

     The following table sets forth certain information concerning the grant of stock options under the 1996 Plan to the Named Executive Officers during fiscal 1997. No options were granted to Messrs. Cerce, Flynn, Porcaro or Aviles in fiscal 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                   NUMBER OF      % OF TOTAL
                                   SECURITIES      OPTIONS       EXERCISE OR
                                   UNDERLYING     GRANTED TO        BASE
                                    OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION   GRANT DATE
              NAME                  GRANTED      FISCAL YEAR      ($/SH)(A)        DATE      VALUE (A)
              ----                 ----------    ------------    -----------    ----------   ----------
Daniel A. Triangolo..............    2,000           33.3%         $50.00       12/29/2007   $41,200.00

---------------
(a) Represents the fair value of the option granted and was estimated as of the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions: expected volatility of 35.53%; expected life of five years; and risk-free interest rate of 5.77%. No dividends on Common Stock were assumed for purposes of this estimate.

     The following table contains information with respect to aggregate stock options held by the Named Executive Officers as of December 31, 1997. Messrs. Cerce, Flynn and Porcaro do not hold any stock options. All such options were exercisable as of such date. No stock options were exercised by any Named Executive Officers during fiscal 1997.

                        AGGREGATE YEAR-END OPTION VALUES

                                                           NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED OPTIONS       IN-THE-MONEY
                        NAME                               AT FISCAL YEAR 1997          OPTION/SARS($)(A)
                        ----                          ------------------------------   --------------------
Michael Aviles (b)..................................              2,000                    --
Daniel A. Triangolo.................................              4,000                    --

---------------
(a) Based on the December 31, 1997 price of the Common Stock being equal to the exercise price of $50.00.

(b) Mr. Aviles' options expired during the first quarter of 1998.

EMPLOYMENT AGREEMENTS

     The Company has entered into employment agreements, dated as of May 31, 1996, with certain of its executive officers, including Messrs. Cerce, Flynn, Porcaro, Lallo and DeSisto (collectively, the "Executives," each an "Executive").

     Each employment agreement provides that during the term of the contract the Executive's base salary will not be reduced, will be increased on each anniversary date of the agreement based upon the consumer price index and may be increased based on the Company's performance and the Executive's particular contributions. The employment agreements also stipulate that the Executives will remain eligible for participation in the Company's Executive Bonus Plan and other benefit programs, and that the Company will provide each Executive with an automobile consistent with past practice. The employment agreement of Mr. Cerce further provides for the reimbursement of certain membership and service fees as well as reasonable expenses associated with the performance of his duties in New York City and specifies that the Company will make all annual payments for his Supplemental Employment Retirement Plan.

     Mr. Cerce's agreement provides for an initial ten year term expiring on May 31, 2006, and the employment agreements of Messrs. Flynn, Porcaro, Lallo and DeSisto each stipulate an initial three year term expiring on May 31, 1999, with automatic renewals for successive one year terms thereafter (the "Employment Period"). Upon prior written notice to the Executive, the Company may terminate the agreement "with cause" for (a) the conviction of the Executive for a crime involving fraud or moral turpitude; (b) deliberate dishonesty of the Executive with respect to the Company or its subsidiaries; or, (c) except under certain circumstances as specified in the agreement, the Executive's refusal to follow the reasonable and lawful written instructions of the Board of Directors with respect to the services to be rendered and the manner of rendering such services by the Executive. In addition, an Executive may terminate his agreement at any time by providing written notice to the Company, and the Company may terminate the agreement at any time "without cause" by providing written notice to the Executive. Mr. Cerce's agreement provides that the Company must provide such written notice at least six months prior to termination. Termination "without cause" means termination for any reason other than "cause" as defined and specifically includes the Company's material reduction of the Executive's duties or authority, the disability of the Executive or the Executive's death.

     Under the employment agreements, if the Company terminates an agreement "without cause," the Company is obligated to provide the Executive monthly severance benefits consisting of one-twelfth of the sum of Executive's then current annual base salary and the Executive's most recent bonus and to continue coverage under the Company's insurance programs and any ERISA benefit plans. Such payments, insurance coverage and plan participation will continue for at least two years from the date of the Executive's termination, and may be extended for a longer period depending on the Executive's "Non-compete Period" as described below. For Messrs. Cerce and Flynn, the maximum period for severance benefits is five years, for Messrs. Lallo and DeSisto, the comparable maximum period is four years, and for Mr. Porcaro, the comparable maximum period is three years.

     The employment agreements contain confidentiality provisions and provide that during the Employment Period and after termination of the agreement, the Company may restrict the Executive's subsequent involvement in Restricted Business Activities for two years for Messrs. Cerce, Flynn and Lallo and for one year for Messrs. Porcaro and DeSisto following the date of the termination (the "Non-compete Period"). As used in the agreements, "Restricted Business Activities" means the marketing and sale of ladies' and men's consumer soft lines to retail stores, which the Company sold and marketed during the Executive's employment with the Company. Other than with the written approval of the Company, the Executive may not enter into or engage in or have a proprietary interest in the Restricted Business Activities other than the ownership of (a) the stock of the Company held by the Executive, and (b) no more than five percent of the securities of any other company which is publicly held. The Non-compete Period may be extended, at the Company's option, by three years for Messrs. Cerce and Flynn and by two years for Messrs. Porcaro, Lallo and DeSisto, provided that the Company continues to make the payments and provide the benefits described in the preceding paragraph.

EXECUTIVE BONUS PLAN

     The Company maintains an Executive Bonus Plan for the purpose of providing incentives in the form of an annual cash bonus to officers and other key employees. Awards are equal to a percentage of base salaries specified in an annual plan by reference to the Company's target for sales and net income. Bonuses awarded to senior executives are equal to 50% of compensation if the sales and income targets are met. If the targets are not met, the amount of the bonuses, if any, is subject to the discretion of the Board of Directors.

QUALIFIED 401(k) Plan

     The Company has a qualified 401(k) plan (the "Qualified Plan") that permits all employees to defer, on an elective basis, up to 15% of their salary or wages. Presently, the Company matches 25% of the first 6% of compensation that an employee defers under the Qualified Plan. The amount of elective deferrals for any one employee under the Qualified Plan is limited by the Internal Revenue Code of 1986, as amended (the "Code"). In addition, the amount that an executive employee may defer is subject to nondiscrimination rules which may prevent the executive from deferring the maximum amount. Further, the Qualified Plan may not take into account compensation in excess of specified amounts for any employee in computing contributions under the Qualified Plan. If an employee's elective contributions are reduced or capped under the Qualified Plan, the amount of matching employer contribution also is restricted.

NON-QUALIFIED EXCESS 401(k) Plan

     In May 1997, the Company established the Non-Qualified Excess 401(k) Plan (the "Non-Qualified Plan") effective as of June 1, 1997. The purpose of the Non-Qualified Plan is to provide deferred compensation to a select group of management or highly compensated employees of the Company as designated by the Board of Directors. Presently, five individuals, including the Named Executive Officers, participate in the Non-Qualified Plan. Under the Non-Qualified Plan, a participant may elect to defer up to 15% of his or her compensation on an annual basis. This amount is credited to the employee's deferred compensation account (the "Deferred Amount"). Under the Non-Qualified Plan, the Company also credits the participant's deferred compensation account for the amount of the matching contribution the Company would have made under the Qualified Plan with respect to the Deferred Amount. All amounts contributed by the employee and by the Company under the Non-Qualified Plan are immediately vested.

     A participant under the Non-Qualified Plan is entitled to receive a distribution of his or her account upon retirement, death, disability or termination of employment. An executive also is eligible to withdraw funds credited to the executive's deferred compensation account in the event of unforeseeable financial hardship. This policy is consistent with the ability of an employee to obtain hardship withdrawals under the Qualified Plan.

     The amount deferred under the Non-Qualified Plan is not includible in the income of the executive until paid and, accordingly, the Company is not entitled to a deduction for any liabilities established under the Non-Qualified Plan until the amount credited to the participant's deferred compensation account is paid to him or her.

     The Company has established a grantor trust effective June 1, 1997 to hold assets to be used for payment of benefits under the Non-Qualified Plan. In the event of the Company's insolvency, any assets held by the trust are subject to claims of general creditors of the Company under federal and state law.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     The Company has entered into a Supplemental Executive Retirement Plan (the "Supplemental Plan") with Mr. Cerce the purpose of which is to provide supplemental retirement, death, disability and severance benefits to Mr. Cerce in consideration for his performance of services as a key executive of the Company. In order to fund the Company's obligations under the Supplemental Plan, the Company has purchased an insurance policy insuring the life of Mr. Cerce (the "Policy").

     Under the terms and subject to the conditions contained in the Supplemental Plan, upon Mr. Cerce's voluntary termination of employment for any reason on or after age 60 ("Retirement") or by reason of disability, the Company will pay to Mr. Cerce the existing cash surrender value of the Policy. At the discretion of the Board of Directors of the Company, payment may be made either in a single lump sum or in monthly installments over a ten year period; provided, however, in the event that Retirement occurs within one year after a change of control, the retirement benefit will be paid in a single lump sum.

     In the event that Mr. Cerce dies while employed by the Company, the Company will pay a death benefit to Mr. Cerce's surviving spouse or designated beneficiary equal to the death benefit payable under the Policy. The death benefit will be paid in monthly installments over a fifteen year period unless Mr. Cerce's death occurs within one year after a change of control, in which event, the death benefit will be paid in a single lump sum no later than ninety days after his death.

     In the event that Mr. Cerce's employment with the Company is terminated for any reason other than Retirement, death or disability, Mr. Cerce will be entitled to receive the existing cash surrender value of the Policy, payable at the discretion of the Board of Directors of the Company in a single lump sum or in monthly installments over a ten year period. However, if Mr. Cerce's termination occurs within one year after a change of control, the severance benefit will be paid in a single lump sum.

                        SECURITY OWNERSHIP OF MANAGEMENT
                         AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding beneficial ownership of the Company's capital stock as of October 5, 1998, by (i) each person who is known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock or Series A Preferred Stock; (ii) each of the Company's directors and Named Executive Officers; and (iii) all directors and executive officers of the Company as a group:

                                                SERIES A                                             COMMON STOCK
                                            PREFERRED STOCK               COMMON STOCK                DILUTED (B)
                                        ------------------------    ------------------------    -----------------------
                                         NUMBER OF                   NUMBER OF                   NUMBER OF
                                           SHARES                      SHARES                      SHARES
                                        BENEFICIALLY    PERCENT     BENEFICIALLY    PERCENT     BENEFICIALLY   PERCENT
         NAME AND ADDRESS (A)              OWNED        OF CLASS       OWNED        OF CLASS       OWNED       OF CLASS
         --------------------           ------------    --------    ------------    --------    ------------   --------
Gerald F. Cerce(c)....................         --           --        323,953         53.3%       323,953        31.0%
Felix A. Porcaro, Jr.(c)..............         --           --        171,000         28.1        171,000        16.4
John H. Flynn, Jr.....................         --           --         28,500          4.7         28,500         2.7
Stephen J. Carlotti(d)(e).............         --           --         36,094          5.9         36,094         3.5
Michael F. Cronin(f)..................     17,100         39.1%        19,000          3.1        190,000        18.2
Martin E. Franklin(g).................      4,750         10.9             --           --         47,500         4.5
George Graboys........................         --           --             --           --             --          --
David J. Syner(e)(h)..................         --           --         36,094          5.9         36,094         3.5
Daniel A. Triangolo(i)................         --           --          4,000            *          4,000           *
Weston Presidio Capital II, L.P.
  (j).................................     17,100         39.1         19,000          3.1        190,000        18.2
St. Paul Fire and Marine Insurance
  Company(k)..........................      6,840         15.7          7,600          1.3         76,000         7.3
BancBoston Ventures, Inc.(l)..........      6,840         15.7          7,600          1.3         76,000         7.3
Marlin Capital, L.P.(m)...............      4,750         10.9             --           --         47,500         4.5
National City Capital
  Corporation(n)......................      3,420          7.8          3,800            *         38,000         3.6
Brahman Group(o)......................      3,117          7.1             --           --         31,170         3.6
All executive officers and directors
  as a group (10 persons)(p)..........     21,850         50.0        597,000         96.9        815,500        78.2

---------------
 *  Less than one percent
(a) If applicable, beneficially owned shares include shares owned by the spouse, children and certain other relatives of the director or officer, as well as shares held by trusts of which the person is a trustee or in which he has a beneficial interest. All information with respect to beneficial ownership has been furnished by the respective directors and officers.
(b) Includes full conversion of all outstanding shares of Series A Preferred Stock into Common Stock at the current ratio of 1 for 10.
(c) Messrs. Cerce's and Porcaro's business address is 500 George Washington Highway, Smithfield, Rhode Island 02917.
(d) Mr. Carlotti's business address is 1500 Fleet Center, Providence, Rhode Island 02903.
(e) Represents shares of Common Stock held by Mr. Carlotti and David J. Syner, as trustees of the benefit of Mr. Cerce's children.
(f) Mr. Cronin's business address is 1 Federal Street, 21(st) Floor, Boston, Massachusetts 02110. Includes 19,000 shares of Common Stock and 17,100 shares of Series A Preferred Stock held in the name of Weston Presidio Capital II, L.P. of which Mr. Cronin is a general partner.
(g) Mr. Franklin's business address is 555 Theodore Fremd Avenue, Suite B-302, Rye, New York 10580. Includes 4,750 shares of Series A Preferred Stock held in the name of Marlin Capital, L.P., of which Mr. Franklin's majority-owned company is the sole general partner.
(h) Mr. Syner's business address is 35 Sockanesset Crossroads, Cranston, Rhode Island 02920.
(i) Represents shares that may be acquired pursuant to options which are or will become exercisable within 60 days.
(j) The address of Weston Presidio Capital II, L.P. is 1 Federal Street, 21(st) Floor, Boston, Massachusetts 02110.
(k) The address of St. Paul Fire and Marine Insurance Company is c/o St. Paul Venture Capital, Inc., 8500 Normandale Lake Boulevard, Suite 1940, Bloomington, Minnesota 55437.
(l) The address of BancBoston Ventures, Inc. is 175 Federal Street, 10th Floor, Boston, Massachusetts 02110.
(m) The address of Marlin Capital, L.P. is 555 Theodore Fremd Avenue, Suite B-302, Rye, New York 10580.
(n) The address of National City Capital Corporation is 1965 E. 6th Street, Suite 1010, Cleveland, Ohio 44114.
(o) The Brahman Group includes Brahman Partners II, L.P., B.Y. Partners, L.P. and Brahman Partners II Offshore Ltd., which are a "group" as that term is used in Section 13(d)(3) of the Exchange Act of 1934, as amended (the "Exchange Act"). The address for these shareholders is c/o Brahman Capital Corp., 277 Park Avenue, New York, New York 10172.
(p) Includes 8,000 shares that may be acquired pursuant to options which are or will become exercisable within 60 days.

     All of the Company's shareholders are party to an agreement that requires the parties thereto to vote to fix the number of directors of the Company at seven and elect as directors two persons designated by the Preferred Holders and five persons designated by certain management shareholders. See "Certain Transactions -- Shareholders Agreement."

                              CERTAIN TRANSACTIONS

NOTES PAYABLE TO PREFERRED SHAREHOLDERS

     On May 31, 1996, in connection with the Company's sale of shares of its Series A Preferred Stock, the Company issued subordinated promissory notes in the aggregate amount of $2.0 million to certain Preferred Holders (Weston Presidio Capital II, L.P., BancBoston Ventures, Inc., St. Paul Fire and Marine Insurance Company and National City Capital Corporation). BancBoston Ventures, Inc., an affiliate of BancBoston Securities Inc., one of the Initial Purchasers, was a holder of a subordinated note in the principal amount of $400,000. The subordinated notes bore interest at an annual rate of 7.04% and were due in 2002. These notes were repaid with a portion of the net proceeds from the sale of the Old Notes. See "Use of Proceeds."

TERMINATION OF S CORPORATION STATUS

     Until the issuance of its Series A Preferred Stock on May 31, 1996, the Company was an S corporation under the Code and comparable state tax laws. As an S corporation, earnings through the date of termination of S corporation status were taxed directly to the S corporation shareholders (Messrs. Cerce, Flynn, Lallo and Porcaro). Upon termination of its S corporation status, the Company issued to the S corporation shareholders previously taxed undistributed earnings in the aggregate amount of $13.3 million. Of the $13.3 million, $10.3 million was paid in cash and $3.0 million was paid by the issuance of subordinated promissory notes, which bore interest at an annual rate of 7.04% and were due in 2006. These notes were also repaid with a portion of the net proceeds of the sale of the Old Notes. See "Use of Proceeds."

     The Company has entered into an indemnification agreement with the S Corporation shareholders relating to potential income tax liabilities resulting from adjustments to reported S corporation taxable income. The S corporation shareholders will continue to be liable for personal income taxes on the Company's income for all periods during which the Company was an S corporation, while the Company will be liable for all income taxes for subsequent periods. The indemnification agreement provides that the Company will distribute to the S corporation shareholders 40% of the amount of additional deductions permitted to be taken by the Company as a C corporation for expenditures made while an S corporation, which result from adjustments initiated by tax authorities.

     During the first and second quarters of 1998, in connection with an income tax audit, the Company made advances totaling $3.4 million to the S corporation shareholders to pay a portion of the income tax owed by them with respect to the Company's S corporation earnings. Upon completion of the sale of the Old Notes, the shareholders repaid these advances.

LEASES OF RHODE ISLAND WAREHOUSE SITES

     The Company has an operating lease agreement for warehouse facilities with Sunrise Properties, LLC ("Sunrise Properties"), a Rhode Island limited liability company, of which Mr. Porcaro and Linda Cerce, wife of Mr. Cerce and sister of Mr. Porcaro, are members. The Company also has an operating lease agreement for warehouse facilities with 299 Carpenter Street Associates, LLC, a Rhode Island limited liability company of which Sunrise Properties and Messrs. Lallo and Flynn are members. The leased properties are located at 4 Warren Avenue, North Providence, Rhode Island and at 299 Carpenter Street, Providence, Rhode Island. The present annual rental rates for the Warren Avenue and Carpenter Street properties are $191,412 and $279,840, respectively. The Company is responsible for real estate taxes and utilities. Each lease has a three year term ending on December 31, 2001, and grants the Company an option to extend the lease for an additional three year term at the greater of the then fair market rent or the current rent adjusted for the cumulative increase in the consumer price index.

GUARANTY OF MORTGAGE NOTE

     The Company has guaranteed a mortgage note payable by Sunrise Properties in the aggregate amount of $200,000, the outstanding balance of which was approximately $116,500 as of October 8, 1998. The mortgage note has a remaining maturity of three years, and bears interest at a rate of 9.5% annually.

LEASE OF DALLAS, TEXAS SITE

     In December 1996, in conjunction with the purchase of Foster Grant US, the Company entered into a property lease with BEC Group, Inc. (now named Lumen Technologies, Inc.) ("BEC/Lumen"), the former owner of the Foster Grant US office and distribution center. In March 1998, BEC/Lumen transferred the Texas property to Bolle, Inc. an affiliated corporation at the time of transfer. Martin E. Franklin, a director of the Company, is the chairman of Lumen Technologies, Inc. and Bolle, Inc. Rental expense for this property was approximately $494,000 in 1997. In May 1998, Bolle, Inc. sold the Texas property to an independent third party. The Company gave notice of termination of the lease effective December 1998.

SHAREHOLDERS AGREEMENT

     The Company, the current shareholders and Daniel A. Triangolo, Duane M. DeSisto and Thomas McCarthy are parties to a Tag-along, Transfer Restriction and Voting Agreement (the "Shareholders Agreement") which requires the parties thereto to vote to fix the number of directors at seven and to elect as directors two persons nominated by the Preferred Holders and five persons nominated by the other parties to the Shareholders Agreement (the "Management Shareholders"). In a related Letter Agreement, Weston Presidio Capital II, L.P., a Preferred Holder, has agreed to use its best efforts to cause the nomination of and to vote all of its shares of Series A Preferred Stock for the election of Martin E. Franklin (or, in the event of his death or incapacity, the designee of Marlin Capital, L.P.) as a director of the Company, for so long as the Preferred Holders, in the aggregate, own at least 10% or 4,750 shares of Series A Preferred Stock.

     The Shareholders Agreement also provides that upon the death of a Management Shareholder, the Company will purchase, at an appraised value determined by an independent investment banker, all or a portion of the shares owned by the Management Shareholder at his death. The Company has funded its obligations under the Shareholders Agreement with life insurance policies on the lives of the Management Shareholders in the aggregate amount of $27 million. The Company's obligation to purchase shares upon the death of a Management Shareholder is limited to the life insurance proceeds received upon the death of such Management Shareholder. The Company may not decrease the amount of life insurance coverage without the prior written consent of the affected Management Shareholder.

     The Shareholders Agreement terminates on the earlier of the following: (i) the time immediately prior to the consummation of a Qualified Public Offering as defined in the Articles of Incorporation (see "Description of Capital Stock") or
(ii) when no shares of the Series A Preferred Stock and no warrants issuable to the Preferred Holders are outstanding, except as a result of the conversion, exchange or exercise of the Series A Preferred Stock or warrants.

OWNERSHIP OF PREFERRED SHARES OF FG HOLDINGS BY BEC/LUMEN

     In connection with the purchase of Foster Grant US, the Company's wholly-owned subsidiary, FG Holdings, issued BEC/Lumen 100 shares of FG Preferred Stock which represents all of the issued and outstanding shares of FG Preferred Stock. By its terms, the FG Preferred Stock must be redeemed on February 28, 2000 (the "FG Redemption Date") by payment of an amount ranging from $10,000 to $40,000 per share (the "FG Redemption Amount"), determined with reference to the combined net sales of sunglasses, reading glasses and accessories by FG Holdings and the Company for the year ending January 1, 2000, excluding an amount equal to the net sales by the Company for such items for the year ending December 31, 1996.

     The Certificate of Incorporation of FG Holdings also provides for early redemption of the FG Preferred Stock if the Company completes either (i) an initial public offering where the pre-money valuation of the Company equals or exceeds $75.0 million, (ii) a merger or similar transaction where the transaction value equals or exceeds $75.0 million or (iii) a private placement of equity securities representing more than 50% of the outstanding capital stock for consideration of not less than $37.5 million (each a "Redemption Event") prior to the FG Redemption Date. Upon completion of a Redemption Event, in lieu of the FG Redemption Amount, holders of FG Preferred Stock will receive a payment ranging from $35,000 to $40,000 per share (the "Redemption Event Amount"), to be determined with reference to, as the case may be, either the pre-money valuation of the Company immediately prior to the initial public offering or the proceeds of the merger or similar transaction or private equity placement. If a Redemption Event occurs after the FG Redemption Date, in addition to the FG Redemption Amount, holders of FG Preferred Stock will receive a supplemental payment equal to the difference, if any, between the FG Redemption Amount paid to such holders on the FG Redemption Date and Redemption Event Amount that would have been received had the Redemption Event occurred on or prior to the FG Redemption Date.

INITIAL PURCHASERS

     BancBoston Ventures, Inc., an affiliate of BancBoston Securities Inc., one of the Initial Purchasers, is the beneficial owner of 15.7% of the Company's Series A Preferred Stock and 1.3% of the Common Stock and was a holder of a $400,000 subordinated note. See "Security Ownership of Management and Certain Beneficial Owners" and "Plan of Distribution." NationsBank, an agent and lender under the Senior Credit Facility and lender of the Term Loans, is an affiliate of NationsBanc Montgomery Securities LLC, one of the Initial Purchasers. The Company used a portion of the net proceeds from the Offering to repay all of the outstanding indebtedness under the subordinated notes, Senior Credit Facility and the Term Loans. See "Use of Proceeds," "Description of Senior Credit Facility" and "Plan of Distribution."

                     DESCRIPTION OF SENIOR CREDIT FACILITY

     The Company has a Senior Credit Facility provided by a group of banks and other financial institutions led by NationsBank, N.A. as a lender and as agent (the "Agent"). The Agent is an affiliate of NationsBanc Montgomery Securities LLC, one of the Initial Purchasers. The following summary of the material provisions of the Senior Credit Facility does not purport to be complete and is subject to and is qualified in its entirety by reference to the provisions of the Senior Credit Facility, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

     The Senior Credit Facility currently provides for loans in an aggregate principal amount not to exceed $60.0 million on a revolving credit basis (the "Revolving Credit Facility") to fund permitted acquisitions, capital expenditures and working capital needs. The Revolving Credit Facility includes a $3.0 million letter of credit sublimit. Advances under the Revolving Credit Facility are limited to up to 85% of eligible accounts receivable plus the lesser of (i) 55% of eligible inventory (other than optical inventory) plus 65% of eligible inventory consisting of optical inventory or (ii) $30.0 million (the "Borrowing Base Requirements"). The full $60.0 million (subject to Borrowing Base Requirements) is currently available under the Revolving Credit Facility. The Senior Credit Facility has an initial expiration date of July 31, 2003, with automatic annual renewals thereafter (subject to the lenders' continued credit approval).

     The Company's obligations under the Senior Credit Facility are guaranteed by the Subsidiary Guarantors and are secured by the accounts receivable and inventory of the Company and its Domestic Subsidiaries. The Notes and the Subsidiary Guarantees are effectively subordinated to the obligations under the Senior Credit Facility to the extent of the value of the assets securing the Senior Credit Facility. See "Description of Notes -- Subordination" and "Risk Factors -- Effective Subordination of the Notes."

     Loans under the Senior Credit Facility bear interest, at the Company's option, at either (i) a "Base Rate" equal to the Agent's prime lending rate, plus up to 0.50% (determined based on the Company's fixed charge coverage ratio); or (ii) a "LIBOR Rate," plus an applicable margin of between 1.50% and 2.25% (determined based on the Company's fixed charge coverage ratio).

     The Senior Credit Facility contains a number of covenants that, among other things, restrict the ability of the Company and its subsidiaries to dispose of assets, incur additional indebtedness, incur guaranty obligations, repay other indebtedness, including the Notes, or amend other debt instruments, pay dividends, create liens on assets, enter into leases, make investments, make acquisitions, engage in mergers or consolidations, make capital expenditures, engage in certain transactions with subsidiaries and affiliates and otherwise restrict corporate activities. In addition, the Senior Credit Facility requires compliance with certain financial covenants, including requiring the Company to maintain a minimum EBITDA level, funded debt to EBITDA ratio and fixed charge coverage ratio, in each case tested at the end of each fiscal quarter of the Company. The Company does not expect that such covenants will materially impact the Company's ability to operate its business. In addition, the Senior Credit Facility requires the Company to meet certain Borrowing Base Requirements in order to draw under the Revolving Credit Facility. The Company is also obligated to pay certain fees with respect to the Senior Credit Facility, including a revolving credit unused line fee of 0.375% on the average daily unused amount.

                              DESCRIPTION OF NOTES

GENERAL

     The Notes are issued pursuant to the Indenture dated July 21, 1998 (the "Indenture"), among the Company, the Guarantors and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee"). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the Trust Indenture Act for a statement thereof. The following summary of the material provisions of the Indenture and Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Indenture and Registration Rights Agreement, including the definitions therein of certain terms used below. The definitions of certain terms used in the following summary are set forth below under the caption "--Certain Definitions." For purposes of this "Description of Notes," the term "Company" refers only to AAi.FosterGrant, Inc. and not to any of its Subsidiaries.

     The Notes are general unsecured obligations of the Company and rank pari passu in right of payment to all current and future unsubordinated Indebtedness of the Company, including indebtedness under the Senior Credit Facility. The obligations of the Company under the Senior Credit Facility, however, are secured by the accounts receivable and inventory of the Company and are guaranteed by the Guarantors, which guarantees are secured by the accounts receivable and inventory of the Guarantors. Accordingly, the Notes and the Subsidiary Guarantees are effectively subordinated to the borrowings outstanding under the Senior Credit Facility and the guarantees of such borrowings, respectively, to the extent of the value of the assets securing such borrowings and guarantees. As of July 4, 1998, on a pro forma basis giving effect to the Acquisitions and the Offering and the application of net proceeds therefrom, the Company and its Subsidiaries would have had approximately $1.2 million senior Indebtedness outstanding other than the Notes, all of which would have been secured debt. The Indenture permits the incurrence of additional senior Indebtedness (including secured Indebtedness) in the future.

PRINCIPAL, MATURITY AND INTEREST

     The Notes are limited in aggregate principal amount to $150.0 million, of which $75.0 million were issued in the Offering. The Notes mature on July 15, 2006. Interest on the New Notes accrues at the rate of 10 3/4% per annum from the last date of which interest was paid on the Old Notes surrendered in exchange therefor, or if no interest has been paid, from the date of the original issuance of such Old Notes. Interest on the New Notes is payable semi-annually in arrears on January 15 and July 15, commencing on January 15, 1999, to Holders of record on the immediately preceding January 1 and July 1. Notes having identical terms and conditions to the Notes offered hereby (the "Additional Notes") may be issued from time to time after the date hereof, subject to the provisions of the Indenture, including those described below under the caption "--Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock." For purposes of this "Description of Notes," references to the Notes do not include Additional Notes. The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. Principal of and premium, interest and Liquidated Damages, if any, on the Notes is payable at the office or agency of the Company maintained for such purpose within the City and State of New York or, at the option of the Company, payment of interest and Liquidated Damages, if any, may be made by check mailed to the Holders of the Notes at their respective addresses set forth in the register of Holders of Notes; provided that all payments of principal, premium, interest and Liquidated Damages, if any, with respect to Notes the Holders of which have given wire transfer instructions to the Company will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. Until otherwise designated by the Company, the Company's office or agency in New York is the office of the Trustee maintained for such purpose. The Notes are issued in denominations of $1,000 and integral multiples thereof.

SUBSIDIARY GUARANTEES

     The Company's payment obligations under the Notes are fully and unconditionally guaranteed on a joint and several basis (the "Subsidiary Guarantees") by each of the Company's current and future Domestic Subsidiaries (collectively, the "Guarantors"). The Subsidiary Guarantee of each Guarantor ranks senior in right of payment to all future subordinated Indebtedness of the Guarantors and ranks pari passu in right of payment to all unsubordinated Indebtedness of such Guarantors and the amounts for which the Guarantors are liable under the guarantees issued from time to time with respect to unsubordinated Indebtedness. The guarantees by the Guarantors of borrowings under the Senior Credit Facility are secured by the accounts receivable and inventory of the Guarantors. Accordingly, the Subsidiary Guarantees are effectively subordinated to such guarantees under the Senior Credit Facility to the extent of the value of the assets securing such guarantees. As of July 4, 1998, on a pro forma basis giving effect to the Acquisitions and the Offering and the application of net proceeds therefrom, the Guarantors would have had no senior Indebtedness, other than the Subsidiary Guarantees, outstanding. The obligations of each Guarantor under its Subsidiary Guarantee is limited to the maximum amount permissible so as not to constitute a fraudulent conveyance under applicable law. See "Risk Factors -- Fraudulent Conveyance."

     The Indenture provides that no Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another corporation, Person or entity whether or not affiliated with such Guarantor unless (i) subject to the provisions of the following paragraph, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Notes, the Indenture and the Registration Rights Agreement; and (ii) immediately after giving effect to such transaction, no Default or Event of Default exists.

     The Indenture provides that in the event of a sale or other disposition of all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, then such Guarantor (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Guarantor) will be released and relieved of any obligations under its Subsidiary Guarantee; provided that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture. See " -- Repurchase at the Option of Holders -- Asset Sales."

OPTIONAL REDEMPTION

     The Notes are not redeemable at the Company's option prior to July 15, 2002. Thereafter, the Notes are subject to redemption at any time at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on July 15 of the years indicated below:

                            YEAR                              PERCENTAGE
                            ----                              ----------
2002........................................................   105.375%
2003........................................................   102.688%
2004 and thereafter.........................................   100.000%

     Notwithstanding the foregoing, at any time on or before July 15, 2001, the Company may redeem up to 35% of the aggregate principal amount of Notes originally issued under the Indenture at a redemption price of 110.750% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the redemption date, with the net cash proceeds of a public sale of common stock of the Company; provided that at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company or any of its Subsidiaries); and provided, further, that such redemption shall occur within 45 days after the date of the closing of such public sale.

SELECTION AND NOTICE

     If less than all of the Notes are to be redeemed at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

MANDATORY REDEMPTION

     The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

REPURCHASE AT THE OPTION OF HOLDERS

  Change of Control

     Upon the occurrence of a Change of Control, each Holder of Notes has the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase (the "Change of Control Payment"). Within ten days following a Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control.

     On the Change of Control Payment Date, the Company will, to the extent lawful, (i) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

     The Change of Control provisions described above are applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

     The Senior Credit Facility contains prohibitions of certain events that would constitute a Change of Control and restricts the Company's ability to repurchase the Notes. Any future credit agreements or other agreements relating to senior Indebtedness to which the Company becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consent of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such a consent or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Senior Credit Facility or other agreements relating to senior Indebtedness. Furthermore, the exercise by the Holders of Notes of their right to require the Company to repurchase the Notes could cause a default under such other senior Indebtedness (even if the Change of Control itself does not or the terms of the senior Indebtedness do not prohibit such repurchases) due to the financial effect of such repurchases on the Company. Finally, the Company's ability to pay cash to the Holders of Notes upon a repurchase may be limited by the Company's then existing financial resources. See "Risk Factors -- Change of Control."

     The Company is not required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

     The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the assets of the Company and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) of the assets or Equity Interests issued or sold or otherwise disposed of and (ii) at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash or Cash Equivalents; provided that the amount of (a) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any guarantee thereof) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Subsidiary from further liability and (b) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by the Company or such Subsidiary into cash (to the extent of the cash received) shall be deemed to be cash for purposes of this provision; provided, further that the provisions of this paragraph do not apply to transactions pursuant to the Fantasma Agreement, as in effect on the date of the Indenture.

     Within 270 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds, at its option, (a) to permanently repay Indebtedness of the Company under a Credit Facility or (b) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another business, (c) to make a capital expenditure or (d) to acquire other long-term assets. Pending the final application of any such Net Proceeds, the Company may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of this paragraph will be deemed to constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $5.0 million, the Company will be required to make an offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets (an "Asset Sale Offer") to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess

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

Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of purchase, in accordance with the procedures set forth in the Indenture and such other pari passu Indebtedness. To the extent that any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of an Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

CERTAIN COVENANTS

  Restricted Payments

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions (a) payable in Equity Interests (other than Disqualified Stock) of the Company or (b) to the Company or a Wholly Owned Subsidiary of the Company); (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company); (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company or any of its Subsidiaries that is subordinated to the Notes or any Subsidiary Guarantee thereof, except a payment of interest or principal at Stated Maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted
Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock;" and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (ii), (iii), (iv), (v)(a) and (vi) of the next succeeding paragraph), is less than the sum, without duplication, of (i) 50% of the Consolidated Net Income of the Company for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of the Company's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus
     (ii) 100% of the aggregate net cash proceeds received by the Company since the date of the Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or Disqualified Stock or debt securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company), plus (iii) to the extent that any Restricted Investment that was made after the date of the Indenture is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment, plus (iv) $3.0 million.

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

     The foregoing provisions do not prohibit (i) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture; (ii) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or any Guarantor or Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, other Equity Interests of the Company (other than any Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (c) (ii) of the preceding paragraph; (iii) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness; (iv) the payment of any dividend by a Subsidiary of the Company to the holders of its common Equity Interests on a pro rata basis; (v) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary of the Company held by any member of the Company's (or any of its Subsidiaries') management pursuant to any stock purchase, stock redemption, stock option or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests in any twelve-month period shall not exceed the sum of (a) any amounts available to the Company under insurance policies insuring the lives of such member of management and (b) $250,000 in any twelve-month period and no Default or Event of Default shall have occurred and be continuing immediately after such transaction; and
(vi) repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options.

     The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any asset or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such fair market value exceeds $1.0 million. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

  Incurrence of Indebtedness and Issuance of Preferred Stock

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) and that the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock; provided, however, that the Company may incur Indebtedness (including Acquired
Debt) or issue shares of Disqualified Stock if the Fixed Charge Coverage Ratio for the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or preferred stock had been issued, as the case may be, at the beginning of such four-quarter period.

     The provisions of the first paragraph of this covenant do not apply to the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

          (i) the incurrence by the Company or a Foreign Subsidiary of Indebtedness (including letters of credit, with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Company and its Subsidiaries thereunder) under Credit Facilities and the Guarantee thereof by the Guarantors; provided that the aggregate principal amount of all Indebtedness of the Company and its Subsidiaries (including letters of credit) outstanding under Credit Facilities after giving effect to such incurrence does not exceed an amount equal to the greater of
     (a) $60.0 million less the aggregate amount of all Net Proceeds of Asset Sales applied to permanently repay any Indebtedness under a Credit Facility pursuant to the covenant described above under the caption "--Repurchase at the Option of Holders -- Asset Sales" or (b) the sum of 85% of the accounts receivable plus 55% of the jewelry inventory, 65% of the optical inventory and 55% of all other inventory, in each case of the Company and its Subsidiaries net of reserves, as shown on the most recent balance sheet of the Company and its Subsidiaries;

          (ii) the incurrence by the Company and its Subsidiaries of the Existing Indebtedness;

          (iii) the incurrence by the Company of Indebtedness represented by the Notes (other than any Additional Notes) and the Exchange Notes (other than any Additional Notes) and the incurrence by the Guarantors of Indebtedness represented by the Subsidiary Guarantees;

          (iv) the incurrence by the Company or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary, in an aggregate principal amount, together with any Attributable Debt with respect to the Smithfield Property permitted under the caption "--Sale and Leaseback Transactions," not to exceed $10.0 million at any time outstanding, including any Permitted Refinancing Indebtedness incurred pursuant to clause (v) below to refund, refinance or replace any Indebtedness incurred pursuant to this clause (iv);

          (v) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred by the first paragraph of this covenant, or by clauses (ii), (iii) or (iv) of this covenant;

          (vi) the incurrence by the Company or any of its Subsidiaries of intercompany Indebtedness between or among the Company and any of its Subsidiaries; provided, however, that (a) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes and
     (b)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary thereof and (2) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary thereof shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (vi);

          (vii) the incurrence by the Company or any of its Subsidiaries of Hedging Obligations that are incurred for the purpose of (a) fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding or (b) limiting currency exchange rate risks in connection with transactions entered into in the ordinary course of business;

          (viii) the guarantee by the Company or any of the Guarantors of Indebtedness of the Company or a Subsidiary of the Company that was permitted to be incurred by another provision of this covenant;

          (ix) the incurrence by the Company of Indebtedness in connection with a repurchase of Notes or Exchange Notes following a Change of Control; provided that the principal amount of such Indebtedness does not exceed 101% of the aggregate principal amount of the Notes and the Exchange Notes repurchased, and such Indebtedness (a) has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Notes and the Exchange Notes and (b) does not mature prior to the Stated Maturity of the Notes and the Exchange Notes;

          (x) the incurrence of Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, incurred in connection with the disposition of any business, assets or Subsidiary of the Company (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), provided that none of the foregoing results in Indebtedness required to be reflected as Indebtedness on the balance sheet of the Company or any such Subsidiary in accordance with GAAP and the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed 100% of the gross proceeds actually received by the Company and its Subsidiaries in connection with such disposition; and

          (xi) the incurrence by the Company of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $7.5 million.

     For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (i) through (xi) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company shall, in its sole discretion, classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. Accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the Company as accrued.

  Liens

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness, Attributable Debt or trade payables on any asset now owned or hereafter acquired, except Permitted Liens.

  Sale and Leaseback Transactions

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company may enter into a sale and leaseback transaction if (i) the Company could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Fixed Charge Coverage Ratio set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock" and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption "--Liens," (ii) the gross cash proceeds of such sale and leaseback transaction are at least equal to the fair market value (as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee) of the property that is the subject of such sale and leaseback transaction and (iii) the transfer of assets in such sale and leaseback transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with, the covenant described above under the caption "--Repurchase at the Option of Holders -- Asset Sales." The foregoing provisions do not apply to a sale and leaseback transaction relating to the Smithfield Property resulting in Attributable Debt with respect to such transaction in an aggregate amount not to exceed $5.0 million at any time outstanding.

  Dividend and Other Payment Restrictions Affecting Subsidiaries

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i)(a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries, (ii) make loans or advances to the Company or any of its Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Subsidiaries. However, the foregoing restrictions will not apply to encumbrances or restrictions existing under or by reason of (a) Existing Indebtedness as in effect on the date of the Indenture, (b) the Senior Credit Facility as in effect as of the date of the Indenture, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases,

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

supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the Senior Credit Facility as in effect on the date of the Indenture, (c) the Notes and the Subsidiary Guarantees, (d) applicable law,
(e) any instrument governing Indebtedness or Capital Stock of a Person acquired by the Company or any of its Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred, (f) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (g) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (h) any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending its sale or other disposition, (i) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced, (j) Liens securing Indebtedness otherwise permitted to be incurred pursuant to the provisions of the covenant described above under the caption "--Liens" that limits the right of the debtor to dispose of the assets securing such Indebtedness, (k) provisions with respect to the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business and
(l) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

  Merger, Consolidation, or Sale of Assets

     The Indenture provides that the Company may not, directly or indirectly, consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) the Company is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Registration Rights Agreement, the Notes and the Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made (a) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (b) will, immediately after such transaction after giving pro forma effect thereto and any related financing transaction as if the same had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "--Incurrence of Indebtedness and Issuance of Preferred Stock." The Indenture also provides that the Company may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. The provisions of this covenant are not applicable to a sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and its Wholly Owned Subsidiaries.

  Transactions with Affiliates

     The Indenture provides that the Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the Company or such Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person and (ii) the Company delivers to the Trustee (a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $5.0 million, an opinion as to the fairness to the Holders of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing. Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions: (i) any employment agreement or benefit plan entered into by the Company or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the Company or such Subsidiary, (ii) transactions between or among the Company and/or its Subsidiaries, (iii) payment of reasonable directors fees to Persons who are not otherwise Affiliates of the Company, (iv) any sale or other issuance of Equity Interests (other than Disqualified Stock) of the Company, (v) loans or advances to employees in the ordinary course of business consistent with past practices of the Company or its Subsidiaries in an aggregate amount at any time outstanding not to exceed $1.0 million, (vi) transactions pursuant to Existing Leases, (vii) purchases of Common Stock of deceased shareholders pursuant to the Shareholders Agreement, (viii) reasonable indemnities of officers, directors and employees of the Company or any Subsidiary permitted by applicable law and (ix) Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "--Restricted Payments."

  Limitation on Issuances and Sales of Equity Interests in Wholly Owned Subsidiaries

     The Indenture provides that the Company (i) will not, and will not permit any Subsidiary of the Company to, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in any Wholly Owned Subsidiary of the Company to any Person (other than the Company or a Wholly Owned Subsidiary of the Company), unless (a) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests in such Wholly Owned Subsidiary and (b) the cash Net Proceeds from such transfer, conveyance, sale, lease or other disposition are applied in accordance with the covenant described above under the caption "--Repurchase at the Option of Holders -- Asset Sales," and (ii) will not permit any Wholly Owned Subsidiary of the Company to issue any of its Equity Interests (other than, if necessary, shares of its Capital Stock constituting directors' qualifying shares) to any Person other than to the Company or a Wholly Owned Subsidiary of the Company.

  Payments for Consent

     The Indenture provides that neither the Company nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid or is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

     The Indenture provides that, whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations. In addition, following the consummation of the Exchange Offer, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the Company and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

  Additional Subsidiary Guarantees

     The Indenture provides that if the Company or any of the Guarantors shall acquire or create another Domestic Subsidiary after the date of the Indenture, or if any Subsidiary of the Company becomes a Domestic Subsidiary, then such newly acquired or created Domestic Subsidiary shall become a Guarantor and execute a Supplemental Indenture and deliver an opinion of counsel, in accordance with terms of the Indenture.

EVENTS OF DEFAULT AND REMEDIES

     The Indenture provides that each of the following constitutes an Event of
Default: (i) default for 30 days in the payment when due of interest on, or Liquidated Damages, if any, with respect to, the Notes; (ii) default in payment when due of the principal of or premium, if any, on the Notes; (iii) failure by the Company or any of its Subsidiaries to comply with the provisions described under the captions "--Repurchase at the Option of Holders -- Change of Control," "--Repurchase at the Option of Holders -- Asset Sales," "--Certain
Covenants -- Restricted Payments," "--Certain Covenants -- Incurrence of Indebtedness and Issuance of Preferred Stock" and "--Certain
Covenants -- Merger, Consolidation of Sale of Assets;" (iv) failure by the Company or any of its Subsidiaries for 60 days after notice by the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of its other agreements in the Indenture or the Notes; (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more; (vi) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $5.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and (viii) certain events of bankruptcy or insolvency with respect to the Company or any of its Subsidiaries.

     If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the Company, any of its Subsidiaries that would constitute a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of

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

Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to July 15, 2002 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to July 15, 2002 then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

     The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes.

     The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND SHAREHOLDERS

     No director, officer, employee, incorporator or shareholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any Guarantor under the Notes, the Subsidiary Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

     The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and to have each Guarantor's obligations discharged with respect to its Subsidiary Guarantee ("Legal Defeasance") except for (i) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, and premium, interest and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below, (ii) the Company's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust, (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) the Legal Defeasance provisions of the Indenture. In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under the caption "--Events of Default and Remedies" will no longer constitute an Event of Default with respect to the Notes.

     In order to exercise either Legal Defeasance or Covenant Defeasance, (i) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, interest and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date; (ii) in the case of Legal Defeasance, the Company shall have

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

delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that (a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; (iii) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred; (iv) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit; (v) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; (vi) the Company shall have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally; (vii) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and (viii) the Company must deliver to the Trustee an Officers' Certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

TRANSFER AND EXCHANGE

     A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

     The registered Holder of a Note will be treated as the owner of it for all purposes.

AMENDMENT, SUPPLEMENT AND WAIVER

     Except as provided in the next two succeeding paragraphs, the Indenture, the Notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture, the Notes or the Subsidiary Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

     Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder): (i) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption "--Repurchase at the Option of Holders"), (iii) reduce the rate of or change the time for payment of interest on any Note, (iv) waive a Default or Event of Default in the payment of principal of or premium, interest or Liquidated Damages, if any, on the Notes (except a rescission

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

of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration), (v) make any Note payable in money other than that stated in the Notes, (vi) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or premium, interest or Liquidated Damages, if any, on the Notes, (vii) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption "--Repurchase at the Option of Holders"), (viii) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture or (ix) make any change in the foregoing amendment and waiver provisions.

     Notwithstanding the foregoing, without the consent of any Holder of Notes, the Company, the Guarantors (with respect to a Subsidiary Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, the Notes or any Subsidiary Guarantee to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's or any Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the Company's assets, to provide for the issuance of Additional Notes in accordance with the provisions set forth in the Indenture on the date thereof, to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

CONCERNING THE TRUSTEE

     The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.

     The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

BOOK-ENTRY, DELIVERY AND FORM

     The Old Notes have been issued to qualified institutional buyers in the form of a permanent global certificate in definitive, fully registered form (the "Global Note") and the New Notes will be issued in the form of a permanent global certificate in definitive, fully registered form (the "Global New Note" and, together with the Global Old Note, the "Global Notes"). The Global Old Note was deposited on the date of the closing of the sale of the Old Notes with, or on behalf of, DTC and registered in the name of the nominee of DTC. Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

     DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC

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

only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

     DTC has also advised the Company that, pursuant to procedures established by it, (i) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes and (ii) ownership of such interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

     EXCEPT AS DESCRIBED BELOW, OWNERS OF INTEREST IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR "HOLDERS" THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

     Payments in respect of the principal of, and premium, if any, Liquidated Damages, if any, and interest on a Global New Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the Company and the Trustee will treat the persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants. DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in the principal amount of beneficial interest in the relevant security as shown on the records of DTC unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

     Interest in the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will, therefore, settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. See "-- Same Day Settlement and Payment."

     DTC has advised the Company that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

EXCHANGE OF BOOK-ENTRY NOTES FOR CERTIFICATED NOTES

     A Global New Note is exchangeable for definitive New Notes in registered certificated form ("Certificated Notes") if (i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global New Notes and the Company thereupon fails to appoint a successor depositary or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes or (iii) there shall have occurred and be

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

continuing a Default or Event of Default with respect to the Notes. In addition, beneficial interests in a Global New Note may be exchanged for Certificated Notes upon request but only upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global New Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

SAME DAY SETTLEMENT AND PAYMENT

     The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. With respect to Notes in certificated form, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the Depositary's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by the Depositary to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

CERTAIN DEFINITIONS

     Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

     "Acquired Debt" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control' (including, with correlative meanings, the terms "controlling," "controlled by' and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Asset Sale" means (i) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a sale and leaseback) other than sales of inventory in the ordinary course of business (provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "--Repurchase at the Option of Holders -- Change of Control" and/or the provisions described above under the caption "--Certain Covenants -- Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant), and (ii) the issue or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing, the following items shall not be deemed to be Asset Sales: (i) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, (ii) an issuance of Equity Interests by a Wholly Owned Subsidiary to the Company or to another Wholly Owned Subsidiary, and (iii) a Restricted Payment that is permitted by the covenant described above under the caption "--Certain Covenants -- Restricted Payments."

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

     "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

     "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

     "Capital Stock" means (i) in the case of a corporation, corporate stock,
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and
(iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

     "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any lender party to the Senior Credit Facility or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thompson Bank Watch Rating of "B" or better,
(iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition and (vi) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) -- (v) of this definition.

     "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than a Principal or a Related Party; (ii) the adoption of a plan relating to the liquidation or dissolution of the Company; (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) other than the Principals, their Related Parties or a Permitted Group becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 35% of the Voting Stock of the Company (measured by voting power rather than number of shares); or (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Consolidated Assets" means, with respect to any Person as of any date, the total assets of such Person and its consolidated Subsidiaries as of such date, calculated on a consolidated basis in accordance with GAAP.

     "Consolidated Cash Flow" means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus (i) an amount equal to any extraordinary loss plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus (ii) provision for taxes based on income or profits of such Person and its Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income, plus (iii) consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, noncash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease

Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus (iv) depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other noncash expenses (excluding any such noncash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Subsidiaries for such period to the extent that such depreciation, amortization and other noncash expenses were deducted in computing such Consolidated Net Income, plus (v) Restructuring Charges, minus (vi) noncash items increasing such Consolidated Net Income for such period (other than items that were accrued in the ordinary course of business), in each case, on a consolidated basis and determined in accordance with GAAP. Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other noncash expenses of, a Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its shareholders.

     "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its shareholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.

     "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common shareholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (a) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of the Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (b) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments) and (c) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

     "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of the Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Facilities" means, with respect to the Company or a Foreign Subsidiary, one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from

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

such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under the Indenture shall be deemed to have been incurred on such date in reliance on the exception provided by clause (i) of the definition of Permitted Debt under the caption "--Certain Covenants -- Limitation of Indebtedness and Issuance of Preferred Stock."

     "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

     "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "--Certain Covenants -- Restricted Payments."

     "Domestic Subsidiary" means, with respect to the Company, any Subsidiary of the Company that was formed under the laws of the United States of America or that guarantees or otherwise provides credit support for any Indebtedness of the Company.

     "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

     "Existing Indebtedness" means Indebtedness of the Company and its Subsidiaries (other than Indebtedness under the Senior Credit Facility) in existence on the date of the Indenture (calculated in the case of contingent Indebtedness on the basis of the maximum amount due under agreements existing as of the date of the Indenture), until such Indebtedness is repaid.

     "Existing Leases" means (i) that certain Lease effective January 1, 1998 by and between Sunrise Properties LLC and the Company, covering the premises at 4 Warren Avenue, North Providence, Rhode Island; (ii) that certain Lease effective January 1, 1998 by and between 299 Carpenter Street Associates, LLC and the Company, covering the premises located at 299 Carpenter Street, Providence, Rhode Island; and (iii) that certain Standard Net Commercial Lease dated December 11, 1996, by and between Foster Grant Group L.P. and OCR Management Corporation, covering the Texas Property.

     "Fantasma Agreement" means and includes that certain Member Agreement dated as of June 23, 1998 by and among the Company, Roger D. Dreyer and Houdini Capital LTD and that certain Member Agreement dated as of June 23, 1998 by and between the Company and Paul Michaels.

     "Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net payments (if any) pursuant to Hedging Obligations) and (ii) the consolidated interest expense of such Person and its Subsidiaries that was capitalized during such period, and (iii) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Subsidiaries or secured by a Lien on assets of such Person or one of its Subsidiaries (whether or not such Guarantee or Lien is called upon) and (iv) the product of (a) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of the Company (other than Disqualified Stock) or to the

Company or a Subsidiary of the Company, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

     "Fixed Charge Coverage Ratio" means with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the referent Person or any of its Subsidiaries incurs, assumes, Guarantees or redeems any Indebtedness (other than revolving credit borrowings) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above, (i) acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated without giving effect to clause (iii) of the proviso set forth in the definition of Consolidated Net Income, and (ii) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, and
(iii) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Subsidiaries following the Calculation Date.

     "Foreign Subsidiary" means any Subsidiary of the Company that is not a Domestic Subsidiary.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof), of all or any part of any Indebtedness.

     "Guarantors" means (i) each current and future Domestic Subsidiary of the Company and (ii) any other Subsidiary of the Company that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

     "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (i) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

     "Indebtedness" means, with respect to any Person, (i) any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes,debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the balance deferred and unpaid of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such

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

indebtedness is assumed by such Person) and (iii) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person. The amount of any Indebtedness outstanding as of any date shall be (i) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, and (ii) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

     "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business and advances to customers in the ordinary course of business that are recorded as accounts receivable of the lender), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "--Certain Covenants -- Restricted Payments."

     "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and
(ii) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss).

     "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Permitted Group" means, at any time prior to an initial public offering of common stock of the Company, any group of investors that is deemed to be a "person" (as such term is used in Section 13(d)(3) of the Exchange Act) by virtue of the Shareholders Agreement, as the same may be amended, modified or supplemented from time to time; provided that no single Person (together with its Affiliates), other than the Principals and their Related Parties, is the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition, and beneficial ownership shall be determined without regard to the Shareholders Agreement, as the same may be amended, modified or supplemented from time to time), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares) that is "beneficially owned" (as defined above) by such Permitted Group.

     "Permitted Investments" means (a) any Investment in the Company, in a Wholly Owned Subsidiary or in a Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Subsidiary of the Company in a Person, if as a result of such Investment (i) such Person becomes a Guarantor or a Wholly Owned Subsidiary or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Guarantor or a Wholly Owned Subsidiary; (d) any Investment made as a result of the receipt of noncash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "--Repurchase at the Option of Holders -- Asset Sales;" (e) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; (f) other Investments in Subsidiaries of the Company that are not Guarantors having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (f) that are at the time outstanding, not to exceed 10% of the Company's Consolidated Assets on the date of such Investment; (g) Investments existing on the date of the Indenture; (h) receivables owing to the Company or any Subsidiary of the Company if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include concessionary terms as the Company of such Subsidiary deems reasonable under the circumstances; (i) loans or advances to employees permitted by clause (v) under the caption "--Certain
Covenants -- Transactions with Affiliates;" (j) stock obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any of its Subsidiaries or in satisfaction of judgments; and (k) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (k) that are at the time outstanding, not to exceed $5.0 million.

     "Permitted Liens" means (i) Liens on assets of the Company or any of the Guarantors or Foreign Subsidiaries securing obligations of such persons under Credit Facilities that were permitted by the terms of the Indenture to be incurred; (ii) Liens in favor of the Company; (iii) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (iv) of the second paragraph of the covenant entitled "Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness; (vii) Liens existing on the date of the Indenture; (viii) Liens on the Smithfield Property incurred in connection with a sale and leaseback transaction permitted under the terms of the Indenture; (ix) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (x) Liens to secure Permitted Refinancing Indebtedness, provided that such Liens extend only to the assets that secured the Indebtedness refinanced with the proceeds of such Permitted Refinancing Indebtedness; (xi) statutory Liens of landlords and Liens of carriers, warehouseman, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof; (xii) Liens securing Hedging Obligations; and (xiii) easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries; (xiv) Liens on assets of Subsidiaries securing Indebtedness of such persons that was permitted by the terms of this Indenture to be incurred; and (xv) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.

     "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided that: (i) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred either by the Company or by the Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

     "Principals" means Gerald F. Cerce, John H. Flynn, Jr., Robert V. Lallo and Felix A. Porcaro, Jr.

     "Related Party" with respect to any Principal means (i) any controlling shareholder, 80% (or more) owned Subsidiary, or spouse or immediate family member (in the case of an individual) of such Principal or (ii) any trust, corporation, partnership or other entity, the beneficiaries, shareholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of such Principal and/or such other Persons referred to in the immediately preceding clause (i).

     "Restricted Investment" means an Investment other than a Permitted Investment.

     "Restructuring Charges" means any charges or write-offs associated with the discontinuance of operations at the Company's Texas Property less any tax benefit received from any such charge being deducted from the taxable income of the Company or any of its Subsidiaries; provided, however, that such charges or write-offs are charged within 12 months of the date of the Indenture and the maximum amount of charges that may be treated as "Restructuring Charges" shall be $2.6 million.

     "Senior Credit Facility" means that certain Amended and Restated Financing and Security Agreement, dated as of May 9, 1997, by and among the Company, certain of its Subsidiaries, NationsBank, N.A., as agent, and the other lenders party thereto, as amended by the Second Amended and Restated Financing and Security Agreement, dated July 21, 1998, by and among the Company, its existing Domestic Subsidiaries, NationsBank, N.A., as agent, and the other lenders party thereto, providing for up to $60.0 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time.

     "Shareholders Agreement" means the Tag-Along, Transfer Restriction and Voting Agreement dated as of December 11, 1996, as amended, among the Company and the shareholders and option holders party thereto.

     "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Act, as such Regulation is in effect on the date hereof.

     "Smithfield Property" means the real property and fixtures located at 500 George Washington Highway, Smithfield, Rhode Island, which are used by the Company as an office and distribution facility.

     "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

     "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

     "Texas Property" means the real property and fixtures located at Valley View Lane, Farmers Branch, Texas, which are leased by the Company.

     "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

     "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.

     "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person and one or more Wholly Owned Subsidiaries of such Person.

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     The authorized capital stock of the Company consists of: (i) 4,800,000 shares of Common Stock, $.01 par value per share, of which 608,000 shares are issued and outstanding; and (ii) 200,000 shares of Preferred Stock, $.01 par value, issuable in one or more series with such voting powers, designations, preferences and other special rights and such qualifications, limitations or restrictions as may be stated in the resolution or resolutions adopted by the Company's Board of Directors providing for the issue of such series and as permitted by the Rhode Island Business Corporation Act. The Company has created one series of Preferred Stock designated Series A Preferred Stock. 43,700 shares of Series A Preferred Stock are designated for issuance, all of which are issued and outstanding. The Series A Preferred Stock was issued pursuant to a Securities Purchase Agreement dated May 31, 1996 by and among the Company, Weston Presidio Capital II, L.P., and certain other investors and a Stock Purchase Agreement dated as of November 13, 1996 by and among the Company, BEC Group, Inc., Foster Grant Group, L.P. and FG Holdings.

COMMON STOCK

     Each share of Common Stock has the same relative rights and is identical in all respects to each other share of Common Stock. The holders of Common Stock are entitled to one vote per share on all matters to be voted upon by them. Subject to preferences that may be applicable to the holders of Preferred Stock, if any, the holders of Common Stock are entitled to dividends only when and as declared by the Board of Directors out of funds legally available therefor. Holders of Common Stock may not cumulate their votes for election of directors. Holders of Common Stock do not have preemptive rights to acquire any additional shares of the Company.

     In the event of a dissolution or liquidation of the Company, after payment has been made to the holders of Preferred Stock for the full amounts to which such holders are entitled, the holders of Common Stock share ratably in the remaining assets available for distribution.

SERIES A PREFERRED STOCK

     The rights, preferences and privileges of Series A Preferred Stock are described below.

     Conversion. Each share of Series A Preferred Stock is convertible into ten shares of Common Stock, adjustable for certain dilutive events. Conversion is at the option of the shareholder, but is automatic upon the consummation of an initial public offering resulting in gross proceeds to the Company of at least $20.0 million and at an offering price of at least 137.8% of the Initial Conversion Price, if such public offering shall be consummated on or before May 31, 1999 and thereafter 175.0% of the Initial Conversion Price, in each case adjusted for stock splits and dividends (a "Qualified Public Offering").

     Redemption. Except as limited by the provisions of Restrictive Indebtedness (as defined), the holders of Series A Preferred Stock have the right to require redemption for cash of any unconverted shares, beginning June 30, 2002. The Company will redeem the Series A Preferred Stock equal to 5.0% of the total number of shares issued and outstanding as of March 31, 2002 on the last day of each March, June, September and December as follows:

                  YEAR ENDED DECEMBER 31,                     PERCENTAGE
                  -----------------------                     ----------
       2002.................................................      15%
       2003.................................................      35
       2004.................................................      55
       2005.................................................      75
       2006.................................................      95
       2007.................................................     100

     The Series A Preferred Stock will be redeemed at an amount equal to the original stock price, $526.32 per share, plus any accrued and unpaid dividends, yielding a 10.0% compounded annually rate of return (the "Redemption Amount"). As of July 4, 1998, cumulative dividends were approximately $5.0 million.

     Except as limited by the provisions of Restrictive Indebtedness, the holders of the Series A Preferred Stock may require the Company to redeem all or any portion of the Series A Preferred Stock upon the happening of certain events including the following: (a) the sale by the Company of all or substantially all its assets; (b) the merger of the Company with, or the consolidation of the Company into, any other corporation as a result of which the shareholders of the Company immediately prior to such merger or consolidation do not own stock having more than 50% of the outstanding voting power (assuming conversion of all convertible securities and exercise of all outstanding options and warrants) of the surviving corporation; (c) the dissolution or liquidation of the Company;
(d) Mr. Cerce ceasing for any reason to be Chairman of, and actively involved in the executive management of, the Company unless a replacement satisfactory to the holders of two-thirds of the outstanding Series A Preferred Stock is in place within 180 days; (e) except in the case of a Qualified Public Offering or stock passing by death, more than 50% of the outstanding voting stock of the Company becomes owned by persons or entities other than (i) holders of Series A Preferred Stock and their transferees and (ii) the shareholders of record on the date on which the Series A Preferred Stock was first issued by the Company; and
(f) the happening of any of certain events (a "Remedy Event") generally relating to the financial condition of the Company or its failure to meet material obligations which Remedy Event continues for thirty days following written notice of the occurrence.

     The Company may voluntarily redeem the Series A Preferred Stock at any time at the Redemption Amount. If the Company voluntarily redeems the Series A Preferred Stock, it must issue the holders of Series A Preferred Stock a warrant to purchase Common Stock equal to the number of shares of Common Stock the shareholder would have received upon conversion, at a strike price equal to the redemption price at the time of redemption.

     Notwithstanding the foregoing, at any time the Company has outstanding any Indebtedness the terms of which restrict the Company's ability to redeem, in whole or in part, the Series A Preferred Stock ("Restrictive Indebtedness"), the Company's obligations to redeem any shares of Series A Preferred Stock are suspended until 91 days after the date that such Restrictive Indebtedness is no longer outstanding. Within ten (10) days after the expiration of 91 days after the date of the payment of such Restrictive Indebtedness in full, the Company must redeem such number of shares of Series A Preferred Stock as the Company would have been obligated to redeem, on or prior to such date, but for the provisions suspending the Company's redemption obligation. In no event may the aggregate principal amount of Restrictive Indebtedness at any time exceed $150 million unless approved by the directors designated by the Preferred Holders.

     Dividends. Dividends will not be paid on the Common Stock unless the Series A Preferred Stock receives the same dividends that such shares of Series A Preferred Stock would have received had they been converted into Common Stock immediately prior to the record date for such dividend.

     Liquidation Preferences. The holders of Series A Preferred Stock have preference equal to the Redemption Amount in the event of a liquidation, dissolution or winding up of the Company, either voluntary or involuntary, or a merger or consolidation of the Company that has not been agreed to in writing by the holders of two-thirds of the outstanding Series A Preferred Stock. If the assets of the Company are insufficient to pay the full preferential amounts to the holders of Series A Preferred Stock, the entire assets of the Company legally available for distribution will be distributed ratably among the holders of Series A Preferred Stock in accordance with the aggregate liquidation preference of the shares of Series A Preferred Stock held by each of them. After payment has been made to the holders of Series A Preferred Stock for the full amounts to which they are entitled, the holders of Common Stock are entitled to share ratably in the remaining assets without participation by the holders of Series A Preferred Stock.

     Voting Rights and Election of Directors. The holders of Series A Preferred Stock are entitled to vote on all matters based on the number of votes equal to the number of shares of Common Stock into which the Series A Preferred Stock are convertible and are entitled to notice of any shareholders' meeting or solicitation of shareholders' consents in the manner provided in the Bylaws of the Company. In addition, the holders of a majority of shares of Series A Preferred Stock, voting separately as a single class, are entitled to elect two directors. Upon notice of a Remedy Event as described above, the number of directors of the Company automatically increases to the minimum number sufficient to permit the election of additional directors so that after such election a majority of the directors will have been elected by the holders of the Series A Preferred Stock. Upon such increase, the directors will be divided into two classes. One class will consist of a majority of all of the directors and will be elected solely by the holders of Series A Preferred Stock, voting separately as a single class, and the other class will consist of the remaining directors. The holders of Series A Preferred Stock will be entitled to elect a majority of the directors of the Company until the Remedy Event has been cured or rectified to the written satisfaction of the holders of Series A Preferred Stock. At such time, the right of the holders of Series A Preferred Stock to elect a majority of the Board of Directors will cease, and the maximum number of directors will be reduced to seven.

     Other Rights. At any time when shares of Series A Preferred Stock are outstanding, in addition to any other vote required by law or by the Articles of Incorporation without the consent of the holders of two-thirds of the outstanding Series A Preferred Stock, given in writing or by vote at a meeting, consenting or voting separately as a class, the Company may not do any of the following: (i) create or authorize the creation of any additional class or series of shares of stock, or issue any shares thereof; (ii) increase the authorized amount of Series A Preferred Stock; (iii) increase the authorized amount of any additional class or series of stock; or (iv) create or authorize any instrument or security convertible into shares of Series A Preferred Stock or into shares of any other class or series of stock, unless, in each case, the same ranks junior to the Series A Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Company.

     In addition, without the written consent or affirmative vote of the holders of two-thirds of the outstanding Series A Preferred Stock, the Company may not amend, alter or repeal its Articles of Incorporation or Bylaws in a manner that is adverse to the holders of Series A Preferred Stock or for which the holders of Series A Preferred Stock did not receive prior written notice; purchase or set aside sums for the purchase of shares of stock other than Series A Preferred Stock (with certain exceptions for the purchase of shares of Common Stock from former employees); redeem or otherwise acquire any shares of Series A Preferred Stock except as expressly authorized in the Articles of Incorporation, unless pursuant to a purchase offer made pro rata to all holders of Series A Preferred Stock; consent to any liquidation, dissolution or winding up of the Company; or consolidate or merge with any other entity or entities or sell or transfer all or a substantial portion of its assets. The Company may, however, effect a merger in which the Company is the surviving corporation and the shareholders of the Company immediately prior to the merger hold more than 50% of the outstanding voting power of the surviving corporation (assuming conversion of all convertible securities and exercise of all outstanding options and warrants).

     Further, the provisions of the Articles of Incorporation relating to the Series A Preferred Stock may not be amended, modified or waived without the written consent or affirmative vote the holders of two-thirds of the outstanding Series A Preferred Stock; except that any amendment reducing or postponing the payment of dividends or redemptions or postponing or increasing the amount of the conversion price requires the written consent or the affirmative vote of 90% of the then outstanding shares of Series A Preferred Stock.

                    UNITED STATES FEDERAL TAX CONSIDERATIONS

EXCHANGE OF OLD NOTES FOR NEW NOTES

     The exchange of the Old Notes for the New Notes pursuant to the Exchange Offer will not be treated as a taxable transaction for federal income tax purposes because the New Notes do not differ materially in kind or extent from the Old Notes. Accordingly, no gain or loss should be recognized by a Holder who exchanges an Old Note for a New Note pursuant to the Exchange Offer, and each New Note should be viewed as a continuation of the corresponding Old Note. For purposes of determining gain or loss upon a subsequent sale or exchange of the New Notes, a Holder's initial basis in the New Notes will be the same as such Holder's adjusted basis in the Old Notes exchanged therefor, and the holding period of a Holder for the New Note should include the period during which such Holder held such corresponding Old Note.

     While the Company believes the foregoing description of the federal income tax consequences of the exchange of the Old Notes for the New Notes is accurate, the Company has not requested or obtained an opinion of counsel with respect to such tax consequences. Accordingly, persons considering the exchange of the Old Notes for the New Notes are urged to consult their tax advisors regarding the United States federal tax consequences in light of their particular situations, as well as any tax consequences that may arise under the laws of any foreign, state, local, or other taxing jurisdiction.

                              PLAN OF DISTRIBUTION

     Each broker-dealer who holds Old Notes that are Transfer Restricted Securities that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company) may exchange such Old Notes pursuant to the Exchange Offer; however, such broker-dealer may be deemed an "underwriter" within the meaning of the Securities Act and must, therefore, acknowledge that it will deliver a prospectus in connection with any resale of such New Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for such purpose. The Company has agreed that for a period of 180 days after the Exchange Offer is consummated, it will, upon reasonable request, make this Prospectus, as amended or supplemented, available promptly to any broker-dealer for use in connection with any such resale. The Company has agreed to pay the expenses incident to the Exchange Offer and will indemnify the Holders of the Old Notes against certain liabilities, including certain liabilities under the Securities Act, in connection with the Exchange Offer.

     The Company will not receive any proceeds from any sale of the New Notes by broker-dealers. The New Notes received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the New Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such New Notes. Any broker-dealer that resells New Notes that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such New Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of the New Notes and any commissions and concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

     The legality of the New Notes will be passed upon for the Company by Hinckley, Allen & Snyder, Providence, Rhode Island. Stephen J. Carlotti, a partner of Hinckley, Allen & Snyder, is a director and Secretary of the Company and, as trustee, is the holder of 5.9% of the Common Stock. See "Security Ownership of Management and Certain Beneficial Owners."

                                    EXPERTS

     The Consolidated Financial Statements of AAi as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997, the Consolidated Statements of Operations and Shareholders' Equity and Cash Flows of Foster Grant Group L.P. for the eleven months ended November 30, 1996, and the Financial Statements of Fantasma, LLC as of December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 included in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto and are included herein in reliance upon the authority of said firm as experts in giving said reports.

     The Consolidated Financial Statements of Foster Grant Group L.P. as of, and for the year ended December 31, 1995 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             AVAILABLE INFORMATION

     The Company and the Guarantors have filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the New Notes being offered hereby. This Prospectus does not contain all the information set forth in the Exchange Offer Registration Statement. For further information with respect to AAi, the Guarantors and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Exchange Offer Registration Statement, including the exhibits thereto, can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such Web site is: http://www.sec.gov.

     As a result of the Exchange Offer, the Company will become subject to the informational requirements of the Exchange Act, and in accordance therewith will be required to file periodic reports and other information with the Commission. AAi has agreed that, whether or not it is required to do so by the rules and regulations of the Commission, for so long as any of the Notes remain outstanding, AAi will furnish (excluding exhibits and schedules) to the Trustee and the holders of the Notes and will file with the Commission (unless the Commission will not accept such a filing) as specified in the Commission's rules and regulations: (i) all quarterly and annual financial information that would be required to be contained in a filing with the Commission if AAi were required to file such information, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual financial information only, a report thereon by AAi's independent public accountants and (ii) any other information, documents and other reports which are otherwise required pursuant to Section 13 and 15(d) of the Exchange Act. In addition, for so long as any of the Notes remain outstanding, AAi has agreed to make available upon request to any prospective purchaser of the Notes or beneficial owner of the Notes in connection with any sale thereof the information required by Rule 144A(d)(4) under the Securities Act other than during any period in which AAi is subject to Section 13 to 15(d) of the Exchange Act and in compliance with the requirements thereof. Any such request should be directed to the Assistant Secretary of AAi at 500 George Washington Highway, Smithfield, Rhode Island 02917.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                              PAGE
                                                              ----
AAi.FOSTERGRANT, INC.:
Report of Independent Public Accountants....................  F-1
Consolidated Balance Sheets as of December 31, 1996 and 1997
  and July 4, 1998 (unaudited)..............................  F-2
Consolidated Statements of Operations for the Three Years
  Ended December 31, 1995, 1996 and 1997 and the Six Months
  Ended June 30, 1997 (unaudited) and July 4, 1998
  (unaudited)...............................................  F-4
Consolidated Statements of Redeemable Preferred Stock and
  Shareholders' Equity (Deficit) for the Years Ended
  December 31, 1995, 1996 and 1997 and for the Six Months
  Ended July 4, 1998 (unaudited)............................  F-5
Consolidated Statements of Cash Flows for the Years Ended
  December 31, 1995, 1996 and 1997 and the Six Months Ended
  June 30, 1997 (unaudited) and July 4, 1998 (unaudited)....  F-6
Notes to Consolidated Financial Statements..................  F-8

FOSTER GRANT GROUP L.P.:
Report of Independent Public Accountants....................  F-30
Consolidated Statement of Operations and Shareholder's
  Equity Eleven Month Period Ended November 30, 1996........  F-31
Consolidated Statement of Cash Flows for the Eleven Month
  Period Ended November 30, 1996............................  F-32
Notes to Consolidated Financial Statements..................  F-33
Report of Independent Accountants...........................  F-37
Consolidated Balance Sheet as of December 31, 1995..........  F-38
Consolidated Statement of Operations for the year ended
  December 31, 1995.........................................  F-39
Consolidated Statement of Shareholder's Equity for the year
  ended December 31, 1995...................................  F-40
Consolidated Statement of Cash Flows for the year ended
  December 31, 1995.........................................  F-41
Notes to Consolidated Financial Statements..................  F-42

FANTASMA, LLC:
Report of Independent Public Accountants....................  F-48
Balance Sheets as of December 31, 1996 and 1997 and July 4,
  1998 (unaudited)..........................................  F-49
Statements of Operations for the Three Years Ended December
  31, 1995, 1996 and 1997 and the Six Months Ended June 30,
  1997 (unaudited) and July 4, 1998 (unaudited).............  F-50
Statements of Members' Equity for the Years Ended December
  31, 1995, 1996 and 1997 and for the Six Months Ended July
  4, 1998 (unaudited).......................................  F-51
Statements of Cash Flows for the Years Ended December 31,
  1995, 1996 and 1997 and the Six Months Ended June 30, 1997
  (unaudited) and July 4, 1998 (unaudited)..................  F-52
Notes to Financial Statements...............................  F-53

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Shareholders of
AAi.FosterGrant, Inc. and Subsidiaries:

     We have audited the accompanying consolidated balance sheets of AAi.FosterGrant, Inc. (a Rhode Island corporation) and subsidiaries as of December 31, 1996 and 1997, and the related consolidated statements of operations, redeemable preferred stock and shareholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of AAi.FosterGrant, Inc. and Subsidiaries as of December 31, 1996 and 1997, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP


Boston, Massachusetts

February 2, 1998, except with respect to

  matters discussed in Notes 5, 6 and 18 as to

  which the date is July 21, 1998

                     AAI.FOSTERGRANT, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                 DECEMBER 31,
                                                              ------------------      JULY 4,
                                                               1996       1997         1998
                                                              -------    -------    -----------
                                                                                    (UNAUDITED)
                                            ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 1,477    $ 2,779     $  2,373
  Accounts receivable, less reserves of approximately
     $13,082, $10,338 and $11,889 in 1996, 1997 and 1998,
     respectively...........................................   14,245     18,323       39,416
  Inventories...............................................   36,460     32,795       30,922
  Prepaid expenses and other current assets.................    1,575        734          808
  Deferred tax assets.......................................    1,470      9,707       10,041
                                                              -------    -------     --------
          Total current assets..............................   55,227     64,338       83,560
                                                              -------    -------     --------
Property and equipment, at cost:
  Land......................................................       --         --        1,233
  Building and improvements.................................       --         --        4,358
  Display fixtures..........................................    5,695     11,009       16,749
  Furniture, fixtures and equipment.........................    6,519      7,427        7,649
  Leasehold improvements....................................    2,759      2,819        1,431
  Equipment under capital leases............................      196        361          361
                                                              -------    -------     --------
                                                               15,169     21,616       31,781
  Less -- Accumulated depreciation and amortization.........    5,533     11,431       14,483
                                                              -------    -------     --------
                                                                9,636     10,185       17,298
                                                              -------    -------     --------
Other assets:
  Advances to officers/shareholders.........................       52         53        2,470
  Deferred tax assets.......................................      225         --           --
  Investments in affiliates.................................    1,949      1,426        1,351
  Intangible assets, net of accumulated amortization of
     $237, $1,306 and $1,787 in 1996, 1997 and 1998,
     respectively...........................................   14,251     16,600       21,432
  Other assets..............................................      670      1,144        1,644
                                                              -------    -------     --------
                                                               17,147     19,223       26,897
                                                              -------    -------     --------
          Total assets......................................  $82,010    $93,746     $127,755
                                                              =======    =======     ========


  The accompanying notes are an integral part of these consolidated financial statements.

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                                  (CONTINUED)
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                                                 DECEMBER 31,
                                                              ------------------      JULY 4,
                                                               1996       1997         1998
                                                              -------    -------    -----------
                                                                                    (UNAUDITED)
                             LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
  Borrowings under revolving note payable...................  $25,873    $27,598     $     --
  Current maturities of long-term obligations...............    2,155      3,361          543
  Accounts payable..........................................   16,903     14,117       21,242
  Accrued expenses..........................................    8,985     11,221       11,527
  Accrued income taxes......................................      624      2,105        2,197
                                                              -------    -------     --------
          Total current liabilities.........................   54,540     58,402       35,509
                                                              -------    -------     --------
Long-term obligations, less current maturities..............    3,208      9,653       66,974
Deferred tax liabilities....................................       --        645          645
Subordinated promissory notes payable to shareholders.......    5,205      5,487        5,593
Commitments and Contingencies
  (Notes 7 and 16)
Redeemable preferred stock of a subsidiary..................      751        835          903
Preferred stock, $.01 par value --
  Authorized -- 200,000 shares
  Designated, issued and outstanding -- 43,700 shares of
     Series A Redeemable Convertible Preferred Stock, stated
     at redemption value....................................   23,587     26,083       27,440
                                                              -------    -------     --------
Shareholders' deficit:
  Common stock, $.01 par value --
     Authorized -- 4,800,000 shares
     Issued and outstanding -- 608,000 shares...............        6          6            6
  Additional paid-in capital................................      270        270          270
  Accumulated other comprehensive income (loss).............        8        (78)        (241)
  Accumulated deficit.......................................   (5,565)    (7,557)      (9,344)
                                                              -------    -------     --------
          Total shareholders' deficit.......................   (5,281)    (7,359)      (9,309)
                                                              -------    -------     --------
  Total liabilities and shareholders' deficit...............  $82,010    $93,746     $127,755
                                                              =======    =======     ========


  The accompanying notes are an integral part of these consolidated financial statements.

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)


                                          YEAR ENDED DECEMBER 31,           SIX MONTHS ENDED
                                      --------------------------------    ---------------------
                                                                          JUNE 30,     JULY 4,
                                        1995        1996        1997        1997        1998
                                      --------    --------    --------    --------    ---------
                                                                               (UNAUDITED)
Net sales...........................  $ 88,050    $ 86,336    $149,411    $ 75,885    $ 88,631
Cost of goods sold..................    43,690      47,871      77,928      41,198      47,543
                                      --------    --------    --------    --------    --------
          Gross profit..............    44,360      38,465      71,483      34,687      41,088
Selling expenses....................    22,264      26,613      43,589      20,155      23,483
General and administrative
  expenses..........................    12,518      10,911      21,734      10,528      13,125
Restructuring charge................        --          --          --          --       2,600
                                      --------    --------    --------    --------    --------
  Income from operations............     9,578         941       6,160       4,004       1,880
Equity in earnings (losses) of
  investments in affiliates.........       275        (345)        (63)        (98)        (46)
Minority interest in income of
  consolidated subsidiary...........        --          --         (83)        (34)        (68)
Interest expense....................    (1,031)     (1,469)     (4,214)     (2,071)     (2,638)
Other (expense) income, net.........      (355)         14         177          91         104
                                      --------    --------    --------    --------    --------
  Income (loss) before income tax
     (expense) benefit and dividends
     and accretion on preferred
     stock..........................     8,467        (859)      1,977       1,892        (768)
Income tax (expense) benefit........       (42)        948      (1,162)     (1,102)        338
                                      --------    --------    --------    --------    --------
  Net income before dividends and
     accretion on preferred stock...     8,425          89         815         790        (430)
Dividends and accretion on preferred
  stock.............................        --       1,123       2,496       1,210       1,357
                                      --------    --------    --------    --------    --------
  Net income (loss) applicable to
     common shareholders............  $  8,425    $ (1,034)   $ (1,681)   $   (420)   $ (1,787)
                                      ========    ========    ========    ========    ========
Pro forma income tax adjustment.....    (3,370)       (604)         --          --          --
                                      --------    --------    --------    --------    --------
Pro forma net income (loss)
  applicable to common
  shareholders......................  $  5,055    $ (1,638)   $ (1,681)   $   (420)   $ (1,787)
                                      ========    ========    ========    ========    ========
Basic and diluted net income (loss)
  per share applicable to common
  shareholders......................  $  14.78    $  (1.75)   $  (2.76)   $   (.69)   $  (2.94)
                                      ========    ========    ========    ========    ========
Basic and diluted pro forma net
  income (loss) per share applicable
  to common shareholders............  $   8.87    $  (2.77)
                                      ========    ========
Basic and diluted weighted average
  shares outstanding................   570,000     591,000     608,000     608,000     608,000
                                      ========    ========    ========    ========    ========


  The accompanying notes are an integral part of these consolidated financial statements.

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF REDEEMABLE PREFERRED STOCK
                       AND SHAREHOLDERS' EQUITY (DEFICIT)
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                        REDEEMABLE
                                      PREFERRED STOCK                     SHAREHOLDERS' EQUITY (DEFICIT)
                                    -------------------   ---------------------------------------------------------------
                                                                                         ACCUMULATED OTHER
                                    SERIES A REDEEMABLE                                    COMPREHENSIVE
                                        CONVERTIBLE                                        INCOME (LOSS)
                                      PREFERRED STOCK      COMMON STOCK                    (ALL FOREIGN        RETAINED
                                    -------------------   ---------------   ADDITIONAL       CURRENCY          EARNINGS
                                             REDEMPTION              PAR     PAID-IN        TRANSLATION      (ACCUMULATED
                                    SHARES     VALUE      SHARES    VALUE    CAPITAL        ADJUSTMENT)        DEFICIT)
                                    ------   ----------   -------   -----   ----------   -----------------   ------------
Balance, December 31, 1994........      --    $    --     570,000    $6        $112            $  --           $ 4,897
 Payment for previously issued
   common stock...................      --         --          --    --           3               --                --
 Foreign currency translation
   adjustment (not tax
   effected)......................      --         --          --    --          --                7                --
 Distributions to shareholders....      --         --          --    --          --               --            (1,802)
 Net income.......................      --         --          --    --          --               --             8,425
 Comprehensive net income for the
   year ended December 31, 1995...
                                    ------    -------     -------    --        ----            -----           -------
Balance, December 31, 1995........      --         --     570,000     6         115                7            11,520
 Issuance of Series A Preferred
   Stock, net of issuance costs of
   $536,000.......................  43,700     22,464          --    --          --               --                --
 Dividends and accretion on Series
   A Preferred Stock..............      --      1,123          --    --          --               --            (1,123)
 Issuance of common stock.........      --         --      38,000    --         100               --                --
 Retirement of treasury stock.....      --         --          --    --          (2)              --              (123)
 Proceeds from previously issued
   common stock...................      --         --          --    --          57               --                --
 Foreign currency translation
   adjustment (not tax
   effected)......................      --         --          --    --          --                1                --
 Distributions to shareholders....      --         --          --    --          --               --           (15,928)
 Net income.......................      --         --          --    --          --               --                89
 Comprehensive net income for the
   year ended December 31, 1996...
                                    ------    -------     -------    --        ----            -----           -------
Balance, December 31, 1996........  43,700     23,587     608,000     6         270                8            (5,565)
 Dividends and accretion on Series
   A Preferred Stock..............      --      2,496          --    --          --               --            (2,496)
 Foreign currency translation
   adjustment (not tax
   effected)......................      --         --          --    --          --              (86)               --
 Distributions to shareholders....      --         --          --    --          --               --              (311)
 Net income.......................      --         --          --    --          --               --               815
 Comprehensive net income for the
   year ended December 31, 1997...
                                    ------    -------     -------    --        ----            -----           -------
Balance, December 31, 1997........  43,700     26,083     608,000     6         270              (78)           (7,557)
 Dividends and accretion on Series
   A Preferred Stock..............      --      1,357          --    --          --               --            (1,357)
 Foreign currency translation
   adjustment (not tax
   effected)......................      --         --          --    --          --             (163)               --
 Net loss.........................      --         --          --    --          --               --              (430)
 Comprehensive net loss for the
   six months ended July 4,
   1998...........................
                                    ------    -------     -------    --        ----            -----           -------
Balance, July 4, 1998
 (unaudited)......................  43,700    $27,440     608,000    $6        $270            $(241)          $(9,344)
                                    ======    =======     =======    ==        ====            =====           =======


                                      SHAREHOLDERS' EQUITY (DEFICIT)
                                    ----------------------------------

                                    TREASURY STOCK
                                    ---------------        TOTAL
                                                       SHAREHOLDERS'     COMPREHENSIVE
                                    SHARES    COST    EQUITY (DEFICIT)    NET INCOME
                                    -------   -----   ----------------   -------------
Balance, December 31, 1994........   47,538   $(125)      $  4,890          $   --
 Payment for previously issued
   common stock...................       --      --              3
 Foreign currency translation
   adjustment (not tax
   effected)......................       --      --              7               7
 Distributions to shareholders....       --      --         (1,802)
 Net income.......................       --      --          8,425           8,425
                                                                            ------
 Comprehensive net income for the
   year ended December 31, 1995...                                          $8,432
                                    -------   -----       --------          ======
Balance, December 31, 1995........   47,538    (125)        11,523
 Issuance of Series A Preferred
   Stock, net of issuance costs of
   $536,000.......................       --      --             --
 Dividends and accretion on Series
   A Preferred Stock..............       --                 (1,123)
 Issuance of common stock.........       --      --            100
 Retirement of treasury stock.....  (47,538)    125             --
 Proceeds from previously issued
   common stock...................       --      --             57
 Foreign currency translation
   adjustment (not tax
   effected)......................       --      --              1               1
 Distributions to shareholders....       --      --        (15,928)
 Net income.......................       --      --             89              89
                                                                            ------
 Comprehensive net income for the
   year ended December 31, 1996...                                          $   90
                                    -------   -----       --------          ======
Balance, December 31, 1996........       --      --         (5,281)
 Dividends and accretion on Series
   A Preferred Stock..............       --      --         (2,496)             --
 Foreign currency translation
   adjustment (not tax
   effected)......................       --      --            (86)            (86)
 Distributions to shareholders....       --      --           (311)
 Net income.......................       --      --            815             815
                                                                            ------
 Comprehensive net income for the
   year ended December 31, 1997...                                          $  729
                                    -------   -----       --------          ======
Balance, December 31, 1997........       --      --         (7,359)
 Dividends and accretion on Series
   A Preferred Stock..............       --      --         (1,357)
 Foreign currency translation
   adjustment (not tax
   effected)......................       --      --           (163)           (163)
 Net loss.........................       --      --           (430)           (430)
                                                                            ------
 Comprehensive net loss for the
   six months ended July 4,
   1998...........................                                          $ (593)
                                    -------   -----       --------          ======
Balance, July 4, 1998
 (unaudited)......................       --   $  --       $ (9,309)
                                    =======   =====       ========


  The accompanying notes are an integral part of these consolidated financial statements.

                     AAI.FOSTERGRANT, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                 YEAR ENDED DECEMBER 31,       SIX MONTHS ENDED,
                                                              -----------------------------   -------------------
                                                                                              JUNE 30,   JULY 4,
                                                               1995       1996       1997       1997       1998
                                                              -------   --------   --------   --------   --------
                                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $ 8,425   $     89   $    815   $    790   $   (430)
  Adjustments to reconcile net income to net cash provided
    by (used in) operating activities, net of
    acquisitions --
    Depreciation and amortization...........................      783      1,868      8,248      3,911      5,479
    Equity in (losses) earnings of investments in
      affiliates............................................     (275)       345         63         98         46
    Minority interest in income of consolidated
      subsidiary............................................       --         --         83         20         68
    Cumulative foreign currency translation adjustment......        8          1        (86)       (21)      (163)
    Deferred compensation...................................      279        327        286         --        204
    Deferred interest on subordinated promissory notes
      payable...............................................       --        205        282        106        106
    Deferred taxes..........................................       --     (1,695)      (339)       441       (338)
    Changes in assets and liabilities, net of effect of
      acquisitions --
      Accounts receivable...................................     (858)    (5,087)    (7,410)   (15,984)   (17,593)
      Inventories...........................................   (5,580)      (463)     3,797      6,585      7,175
      Prepaid expenses and other current assets.............      215       (477)       912        857        236
      Accounts payable......................................    1,187      3,502     (5,323)    (5,382)     2,499
      Accrued expenses......................................   (2,366)    (1,097)      (923)     2,329     (1,097)
      Accrued income taxes..................................       --        590      1,481         16        (87)
                                                              -------   --------   --------   --------   --------
         Net cash provided by (used in) operating
           activities.......................................    1,818     (1,892)     1,886     (6,234)    (3,895)
                                                              -------   --------   --------   --------   --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisitions, net of cash received........................       --     (9,844)    (1,835)        --     (9,464)
  Purchase of property and equipment........................   (1,555)    (1,572)    (7,583)    (4,366)   (10,863)
  Advances to officers/shareholders.........................       23        (32)        (1)       (14)    (2,417)
  Increase (decrease) in investments in affiliates..........      109       (761)       460         93         29
  Increase in other assets..................................     (681)      (616)      (404)    (1,511)      (497)
                                                              -------   --------   --------   --------   --------
         Net cash used in investing activities..............   (2,104)   (12,825)    (9,363)    (5,798)   (23,212)
                                                              -------   --------   --------   --------   --------


  The accompanying notes are an integral part of these consolidated financial statements.

                     AAI.FOSTERGRANT, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (CONTINUED)
                                 (IN THOUSANDS)

                                                                YEAR ENDED DECEMBER 31,       SIX MONTHS ENDED,
                                                              ----------------------------   -------------------
                                                                                             JUNE 30,    JULY 4,
                                                               1995       1996      1997       1997       1998
                                                              -------   --------   -------   ---------   -------
                                                                                                 (UNAUDITED)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net borrowings under revolving note payable...............    3,275      3,311     7,697     14,090     14,908
  Proceeds from term note payable...........................       --         --        --         --     13,222
  Proceeds from issuance of subordinated promissory notes
    payable to shareholders.................................       --      2,000        --         --         --
  Proceeds from issuance of long-term obligations...........      319      3,445     8,943         --         --
  Payments on long-term obligations.........................   (1,535)    (2,292)   (7,551)        --     (1,429)
  Distributions to shareholders.............................   (1,803)   (12,927)     (310)        --         --
  Proceeds from issuance of common stock....................       --        100        --         --         --
  Proceeds from issuance of preferred stock, net of issuance
    costs...................................................       --     22,464        --         --         --
  Proceeds from previously issued common stock..............        3         58        --         --         --
                                                              -------   --------   -------    -------    -------
         Net cash provided by financing activities..........      259     16,159     8,779     14,090     26,701
                                                              -------   --------   -------    -------    -------
NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS........      (27)     1,442     1,302      2,058       (406)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..............       62         35     1,477      1,477      2,779
                                                              -------   --------   -------    -------    -------
CASH AND CASH EQUIVALENTS, END OF PERIOD....................  $    35   $  1,477   $ 2,779    $ 3,535    $ 2,373
                                                              =======   ========   =======    =======    =======
SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING ACTIVITIES:
  Conversion of leasehold improvements to building
    improvements............................................  $    --   $     --   $    --    $    --    $ 1,393
                                                              =======   ========   =======    =======    =======
  Acquisition of equipment under capital lease
    obligations.............................................  $    --   $     --   $   362    $    --    $    --
                                                              =======   ========   =======    =======    =======
  Acquisition of inventory in exchange for issuance of note
    payable.................................................  $   622   $     --   $    --    $    --    $    --
                                                              =======   ========   =======    =======    =======
  Distribution of notes payable to shareholders.............  $    --   $  3,000   $    --    $    --    $    --
                                                              =======   ========   =======    =======    =======
  Repayment of revolving note payable with term loan........  $    --   $     --   $ 5,972    $    --    $    --
                                                              =======   ========   =======    =======    =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid during the year for --
    Interest................................................  $ 1,015   $  1,042   $ 4,074    $ 2,045    $ 2,411
                                                              =======   ========   =======    =======    =======
    Income taxes............................................  $    12   $     57   $    50    $    44    $   112
                                                              =======   ========   =======    =======    =======
SUPPLEMENTAL DISCLOSURE OF CASH FLOWS RELATED TO
  ACQUISITIONS:
  During 1996, 1997 and 1998, the Company acquired Tempo,
    Foster Grant US, Superior, Foster Grant UK and Fantasma
    as described in Note 2.
  These acquisitions are summarized as follows --
  Fair value of assets acquired, excluding cash.............  $    --   $ 48,635   $ 5,950    $    --    $15,672
  Payments in connection with the acquisitions, net of cash
    acquired................................................       --     (9,844)   (1,835)        --     (9,464)
                                                              -------   --------   -------    -------    -------
         Liabilities assumed and notes issued...............  $    --   $ 38,791   $ 4,115    $    --    $ 6,208
                                                              =======   ========   =======    =======    =======

  The accompanying notes are an integral part of these consolidated financial statements.

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                (Including Data Applicable to Unaudited Periods)

(1)  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     AAi.FosterGrant, Inc. and Subsidiaries (the Company) is a distributor of optical products, costume jewelry and other accessories to mass merchandisers, variety stores, chain drug stores and supermarkets in North America and the United Kingdom.

     In April 1998, the Company adopted a formal plan to close its Texas distribution center. The Company recorded a restructuring charge of $2.6 million during the quarter ended July 4, 1998 in connection with this plant closing. The components of this charge, which is included in operating expenses in the accompanying statement of operations, are as follows (in thousands):

Severance accrual...........................................  $1,084
Write down of assets to be disposed.........................   1,516
                                                              ------
                                                              $2,600
                                                              ======

     The severance accrual represents severance payments due to 40 office and distribution employees. Through July 4, 1998, two of these 40 employees were terminated and severance benefits of $131,000 were paid.


     On July 21, 1998, the Company issued $75.0 million of 10 3/4% Senior Series A Notes (the Notes) through a Rule 144A offering (see Note 18). The Company used the proceeds from the offering of the Notes to repay its indebtedness under its credit facilities with a bank and other obligations. The Company has agreed to file and use its best efforts to have declared effective under the Securities Act of 1933, as amended, a registration statement relating to an exchange offer for the Notes, or in lieu thereof, or in certain circumstances, in addition thereto, to file and use its best efforts to cause to be declared effective a shelf registration statement for the Notes. The Company has reclassified the short-term obligations which were repaid with the proceeds of these Notes as long-term obligations as of July 4, 1998.


     The accompanying consolidated financial statements reflect the application of certain significant accounting policies, as discussed below and elsewhere in the notes to consolidated financial statements. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  (a) Principles of Consolidation

          The accompanying consolidated financial statements include the results of operations of the Company and its majority-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

  (b) Interim Financial Statements

          The accompanying consolidated financial statements as of July 4, 1998 and for the six-month periods ended June 30, 1997 and July 4, 1998 are unaudited, but in the opinion of management, include all adjustments consisting of normal recurring adjustments necessary for a fair presentation of results for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted, although the Company believes that the disclosures included are adequate to make the information presented not misleading. Results for the six months ended July 4, 1998 are not necessarily indicative of the results that may be expected for the year ending January 2, 1999.

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

  (c) Change in Fiscal Year-End

          During the first quarter of 1998, the Company elected to change its fiscal year-end from December 31, to the Saturday closest to December 31. The Company has also applied this change to its quarterly periods during 1998 whereby each interim period will end on the last Saturday of the 13 week period.

  (d) Cash and Cash Equivalents

          The Company considers all highly liquid investments with original maturities of three months or less at the time of purchase to be cash equivalents.

  (e) Inventories

          Inventories are stated at the lower of cost (first-in, first-out) or market and consist of the following in 1996, 1997 and 1998 (in thousands):

                                                           DECEMBER 31
                                                        ------------------    JULY 4,
                                                         1996       1997       1998
                                                        -------    -------    -------
Finished goods........................................  $30,564    $28,229    $28,821
Work-in-process and raw materials.....................    5,896      4,566      2,101
                                                        -------    -------    -------
                                                        $36,460    $32,795    $30,922
                                                        =======    =======    =======

          Finished goods inventory consists of material, labor and manufacturing overhead.

  (f) Depreciation and Amortization

          The Company provides for depreciation and amortization by charges to operations in amounts that allocate the cost of these assets on a straight-line basis over their estimated useful lives as follows:

ASSET CLASSIFICATION                                            ESTIMATED USEFUL LIFE
--------------------                                            ---------------------
Building and improvements...................................             20 years
Display fixtures............................................            1-3 years
Furniture, fixtures and equipment...........................           3-10 years
Leasehold improvements......................................        Term of lease
Equipment under capital leases..............................        Term of lease

          The Company has adopted the provisions of Statement of Position No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. The adoption of this pronouncement did not have a material effect on the Company's financial position or financial results.

  (g) Revenue Recognition

          The Company recognizes revenue from product sales, net of estimated agreed-upon future allowances and anticipated returns and discounts, taking into account historical experience, upon shipment to the customer.


  (h) Customer Acquisition Costs



          The Company incurs direct and incremental costs in connection with the acquisition of certain new customers and new store locations from existing customers under multi-year agreements. The Company may receive the previous vendor's merchandise from the customer in connection with these agreements.

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


     In these situations, the Company values this inventory at its fair market value and records that value as inventory. The excess costs over the fair market value of the inventory received is charged to selling expenses when incurred. The Company expensed customer-acquisition costs of approximately $1.2 million, $2.7 million, $1.6 million, $0.2 million and $0.5 million for the years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1997 and July 4, 1998, respectively.



  (i) Concentration of Credit Risk


          Financial instruments that potentially subject the Company to concentrations of credit risk are principally accounts receivable. A significant portion of its business activity is with domestic mass merchandisers whose ability to meet their financial obligations is dependent on economic conditions germane to the retail industry. During recent years, many major retailers have experienced significant financial difficulties and some have filed for bankruptcy protection; other retailers have begun to consolidate within the industry. The Company sells to certain customers in bankruptcy as well as those consolidating within the industry. To reduce credit risk, the Company routinely assesses the financial strength of its customers and purchases credit insurance as it deems appropriate.


  (j) Intangible and other long-lived assets


          Intangible assets consist of goodwill and trademarks, which are being amortized on a straight-line basis over estimated useful lives of 10 to 40 years. Intangible assets primarily relate to the Company's acquisitions of various businesses as discussed in Note 2 to these Consolidated Financial Statements. In determining the estimated lives of these intangible assets, the Company evaluates various factors including but not limited to: nature of business, existing distribution channels, brand recognition of acquired products, customer base and length of time in which an acquired business has been in existence. Amortization expense was approximately $0.2 million, $1.1 million, $0.5 million and $0.6 million for the years ended December 31, 1996 and 1997 and the six months ended June 30, 1997 and July 4, 1998, respectively. There was no amortization expense related to intangible assets in 1995.

          In accordance with Statement of Financial Accounting Standards No. 121, Accounting for Impairment of Long-Lived Assets and For Long-Lived Assets to be Disposed of, the Company reviews its long-lived assets (which include intangible assets, deferred costs and property and equipment) for impairment as events and circumstances indicate the carrying amount of an asset may not be recoverable. The Company evaluates the realizability of its long-lived assets based on profitability and cash flow expectations for the related asset or subsidiary. Management believes that, as of each of the balance sheet dates presented, none of the Company's long-lived assets were impaired.


  (k) Disclosure of Fair Value of Financial Instruments


          The Company's financial instruments consist mainly of cash and cash equivalents, accounts receivable, accounts payable and debt. The carrying amounts of the Company's financial instruments approximate fair value.


  (l) Net Income (Loss) Per Share


          In March 1997, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 128, Earnings per Share. This statement established standards for computing and presenting net income (loss) per share. This statement is effective for fiscal years ending after December 15, 1997.

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

          Basic net income (loss) per share applicable to common shareholders was determined by dividing net income (loss) attributable to common shareholders by the weighted average common shares outstanding during the period. Diluted net income (loss) per share applicable to common shareholders was determined by dividing net income (loss) applicable to common shareholders by diluted weighted average shares outstanding. Diluted weighted average shares reflects the dilutive effect, if any, of common equivalent shares, which includes common stock options and convertible preferred stock. Based on the treasury stock method, the common stock options have no dilutive effect on earnings per share as the exercise price for all options equals the fair market value of the Company's common stock at the end of each applicable period. Accordingly, options to purchase a total of 8,000, 14,000 and 12,000 common shares have been excluded from the computation of diluted weighted average shares outstanding. The 437,000 shares of common stock issuable upon the conversion of the 43,700 share of Series A Redeemable Convertible Preferred Stock (Series A Preferred Stock) has also been excluded for all periods presented as they are antidilutive. Accordingly, there is no difference between basic and diluted weighted average shares outstanding for all periods presented.


          Pro forma net income (loss) per share applicable to common shareholders which reflects the effects of the pro forma tax provision (see
     Note 3), was determined by dividing pro forma net income (loss) applicable to common shareholders by the basic and diluted weighted average shares outstanding.



  (m) Advertising Costs


          Advertising costs, which are included in selling expense, are expensed when the advertisement first takes place. Advertising expense was approximately $1,599,000, $364,000 and $873,000 for the years ended December 31, 1995, 1996 and 1997, respectively, and $657,000 and $816,000 for the six months ended June 30, 1997 and July 4, 1998, respectively. The Company had no prepaid advertising production costs reported as assets at December 31, 1996 and 1997 and July 4, 1998.


  (n) New Accounting Standards


          In July 1997, the FASB issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 131 requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. Unless impracticable, companies would be required to restate prior period information upon adoption. The Company will adopt this statement in their fiscal year end 1998 financial statements.

          In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. The Company does not believe that the adoption of SFAS No. 133 will have a material impact on its financial statements.

          In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, Reporting on the Costs of Start-up Activities, (SOP-98-5). SOP 98-5 provides guidance on the financial reporting of start-up activities and organization costs to be expensed as incurred. The Company does not believe that the adoption of SOP 98-5 will have a material impact on its financial statements.

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

(2)  ACQUISITIONS

     In June 1998, the Company acquired an 80% interest in Fantasma, LLC (Fantasma) for approximately $4.1 million in cash. The remaining 20% interest in Fantasma is held by a previous member of Fantasma. This member and an employee of Fantasma have options to acquire up to an additional 13% interest if certain earnings targets for Fantasma are met in 1998, 1999 and 2000.

     The acquisition was accounted for using the purchase method; accordingly, the results of operations of Fantasma from the date of acquisition are included in the Company's consolidated statements of operations. The purchase price was allocated based on estimated fair market value of assets and liabilities at the date of acquisition. In connection with the purchase price allocation, the Company recorded approximately $4.6 million of goodwill, which is being amortized ratably over 10 years.

     On March 5, 1998, the Company acquired certain assets and liabilities of Eyecare Products UK Ltd. (Foster Grant UK), including the Foster Grant trademark in territories not previously owned, for approximately $5.5 million in cash. Foster Grant UK is a marketer and distributor of sunglasses and reading glasses in Europe. The purchase price may be increased by approximately $0.7 million in 1998 and 1999 based on Foster Grant UK performance.

     The acquisition has been accounted for using the purchase method of accounting; accordingly, the results of operations of Foster Grant UK from the date of the acquisition are included in the accompanying consolidated statements of operations. The purchase price was allocated based on estimated fair values of assets and liabilities at the date of acquisition. In connection with the purchase price allocation, the Company recorded goodwill of approximately $1.1 million, which is being amortized on a straight-line basis over 20 years.

     In July 1997, the Company acquired the assets of Superior Jewelry Company (Superior), a distributor of costume jewelry to retail drug stores and discount mass merchandisers in the United States. The Company paid approximately $1.8 million in cash and assumed certain liabilities in the amount of approximately $4.0 million. The purchase price may be increased by up to an additional $3.0 million based on Superior's annual earnings during 1997 and 1998. Any increase in purchase price will be recorded as goodwill when paid. Based on 1997 activity, the purchase price increased $0.9 million and is subject to an additional $2.0 million upward adjustment based on 1998 annual earnings. This amount has been accrued as of December 31, 1997.

     The acquisition was accounted for using the purchase method of accounting; accordingly, the results of operations of Superior from the date of the acquisition are included in the accompanying consolidated statements of operations. The purchase price was allocated based on estimated fair values of assets and liabilities at the date of acquisition. In connection with the purchase price allocation, the Company recorded goodwill of approximately $3.5 million, adjusted to include the additional purchase price for 1997 activity, which is being amortized on a straight-line basis over 10 years.


     In December 1996, the Company's subsidiary, Foster Grant Holdings, Inc. (FG Holdings), acquired Foster Grant Group, L.P. (Foster Grant US), a subsidiary of BEC Group, Inc. (BEC), and related entities. Foster Grant US is a marketer and distributor of sunglasses, reading glasses and eyewear accessories located in Dallas, Texas. The Company paid $10.0 million in cash and assumed certain liabilities in the amount of approximately $34.0 million. In addition, FG Holdings issued 100 shares of Series A redeemable nonvoting preferred stock (FG Preferred Stock) initially valued at approximately $0.8 million. As discussed in
Note 8, the redemption value of this preferred stock is subject to upward adjustment based on annual sales of the FG Holdings operations, as defined, through the years ending January 1, 2000 or upon the occurrence of certain specified capital transactions based upon the transaction value. The maximum redemption amount, as amended, is $4.0 million. Any increase in the redemption amount may be recorded as goodwill when paid. The $10.0 million cash investment was financed by $5.0 million of borrowings through the Company's credit

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


facility and a $5.0 million equity investment in the Company by an investment group led by Marlin Capital, L.P., a related party to BEC (see Note 8).



     The acquisition was accounted for using the purchase method of accounting; accordingly, the results of operations of Foster Grant US from the date of the acquisition are included in the accompanying consolidated statements of operations. The original purchase price was allocated based on the preliminary estimated fair values of assets and liabilities at the date of acquisition. In connection with the purchase price allocation, the Company recorded intangible assets of approximately $11.0 million, which are being amortized on a straight-line basis over 40 years. During 1997, the preliminary purchase price allocation was finalized. This resulted in (i) a reduction of certain asset carrying amounts of approximately $4.9 million, (ii) an increase in certain liabilities of approximately $2.2 million and (iii) a decrease in the valuation reserve related to the deferred tax assets of approximately $7.0 million (see Note 3) resulting in an immaterial increase in goodwill.



     In June 1996, the Company acquired certain assets of the Tempo Division (Tempo) of Allison Reed Group, Inc. The Company paid $1.0 million in cash, assumed certain liabilities in the amount of $0.6 million and issued a $2.0 million non-interest-bearing term note payable to Allison Reed Group, Inc (see
Note 6). The payments on this note are subject to potential future downward adjustments based on sales of Tempo; no such adjustment was made in 1996 or 1997.


     The acquisition was accounted for using the purchase method of accounting; accordingly, the results of operation of Tempo from the date of the acquisition are included in the accompanying consolidated statements of operations. The purchase price was allocated entirely to intangible assets and is being amortized on a straight-line basis over 10 years.

     The following unaudited pro forma summary information presents the combined results of operations of the Company, Foster Grant US, Tempo, Superior, Foster Grant UK and Fantasma as if the acquisitions had occurred at the beginning of 1996, 1997 and 1998. This unaudited pro forma financial information is presented for informational purposes only and may not be indicative of the results of operations as they would have been if the Company, Foster Grant US, Tempo, Superior and Foster Grant UK had been a single entity, nor is it necessarily indicative of the results of operations that may occur in the future. Anticipated efficiencies from the consolidation of the Company, Foster Grant US, Tempo, Superior, Foster Grant UK and Fantasma have been excluded from the amounts included in the unaudited pro forma summary presented below.


                                                         YEAR ENDED          SIX MONTHS ENDED
                                                        DECEMBER 31,        -------------------
                                                    --------------------    JUNE 30,    JULY 4,
                                                      1996        1997        1997       1998
                                                    --------    --------    --------    -------
                                                       (IN THOUSANDS, EXCEPT PER SHARE DATA)
Net sales.........................................  $195,231    $181,992    $42,346     $94,853
Net loss applicable to common shareholders........   (14,683)     (1,794)      (665)     (2,140)
Basic and diluted net loss per share applicable to
  common shareholders.............................    (24.84)      (2.95)     (1.09)      (3.52)



(3)  INCOME TAXES


     Income taxes, including pro forma computations, are provided using the liability method of accounting in accordance with SFAS No. 109. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting. Deferred tax expense (benefit) results from the net change during the year of the deferred tax asset and liability.

     The Company was an S corporation under Section 1362 of the Internal Revenue Code until May 31, 1996 when it issued Series A Preferred Stock. As an S corporation, the taxable income or loss of the Company was passed through to the shareholders and reported on their individual federal and certain state tax returns.

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


Dividend distributions of approximately $1.8 million and $2.9 million in 1995 and 1996, respectively, were made to the shareholders primarily to fund payment of the taxes related to the Company's income. In addition, $10.3 million of cash and $3.0 million of subordinated notes payable (See Note 7) were distributed to the shareholders in 1996 to distribute the previously undistributed after-tax earnings. During 1997, a cash distribution of $0.3 million was made to the S corporation shareholders to distribute a portion of the remaining undistributed after-tax earnings.



     During 1998, the Company made advances to the S Corporation shareholders to pay a portion of the income tax owed by them with respect to the Company's S Corporation earnings resulting from an income tax audit. The Company agreed to make advances to these shareholders to pay their tax liabilities, the aggregate amount of which will not exceed $3.4 million. As of July 4, 1998, the Company had advanced approximately $2.5 million against these notes. These advances are evidenced by promissory notes and bear interest at an annual rate equal to the Applicable Federal Rate (5.26% at July 4, 1998). Principal and accrued interest are payable on demand. These amounts have been included in long-term other assets in the accompanying consolidated balance sheet as the Company expects these advances to be repaid upon payment of its subordinated notes payable to shareholders (see Note 7).


     Pro forma income taxes, assuming the Company was subject to C corporation income taxes, have been provided in the accompanying statements of operations for 1995 and 1996 at an estimated statutory rate of 40%.

     Upon termination of the S corporation election, deferred income taxes were recorded for the tax effect of cumulative temporary differences between the financial reporting and tax bases of certain assets and liabilities, primarily deferred costs, accrued expenses and depreciation. These temporary differences resulted in a net deferred income tax asset of approximately $1.9 million. The Company recorded this tax asset as a deferred tax benefit in the tax provision.

     The components of the income tax (expense) benefit are as follows (in thousands):


                                                           1995     1996       1997
                                                           ----    -------    -------
Current --
  Federal................................................  $ --    $    --    $  (700)
  State..................................................   (42)       (51)      (124)
                                                           ----    -------    -------
                                                            (42)       (51)      (824)
Deferred --
  Federal................................................    --       (766)      (286)
  State..................................................    --       (130)       (52)
                                                           ----    -------    -------
                                                             --       (896)      (338)
                                                           ----    -------    -------
Effect of change in tax status...........................    --      1,895         --
                                                           ----    -------    -------
                                                           $(42)   $   948    $(1,162)
                                                           ====    =======    =======

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

     A reconciliation of the federal statutory rate to the Company's effective tax rate is as follows:


                                                              1995     1996     1997
                                                              ----    ------    ----
Income tax provision at federal statutory rate..............   --%     (34.0)%  34.0%
Increase (decrease) in tax resulting from --
  State tax provision, net of federal benefit...............    0.5     (6.0)    6.0
  Nondeductible expenses....................................   --         --    18.7
  Effect of change in tax status............................   --       70.3      --
                                                              ----    ------    ----
          Actual effective tax rate expense (benefit).......    0.5%  (110.3)%  58.7%
                                                              ====    ======    ====
Pro forma adjustment........................................   39.5     70.3
                                                              ----    ------
Pro forma effective tax rate................................   40.0%   (40.0)%
                                                              ====    ======


     Deferred income taxes as of December 31, 1996 and 1997 related to the following temporary differences (in thousands):


                                                               1996       1997
                                                              -------    ------
Nondeductible reserves......................................  $ 6,960    $6,633
Nondeductible accruals......................................    1,424     2,207
Customer acquisition costs..................................      (35)      714
Net operating loss carryforwards............................       --       703
Other.......................................................      197       402
                                                              -------    ------
          Gross deferred tax assets.........................    8,546     9,945
Less -- Valuation allowance.................................   (7,076)     (952)
                                                              -------    ------
          Net current deferred tax assets...................  $ 1,470    $9,707
                                                              =======    ======
Tax basis of property and equipment.........................  $   396    $ (740)
Other.......................................................     (171)       95
                                                              -------    ------
          Net long term deferred tax assets (liabilities)...  $   225    $ (645)
                                                              =======    ======


     A valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be recognized. In connection with the acquisition of Foster Grant US, the Company acquired various tax attributes that resulted in deferred tax assets. In the initial purchase price allocation, the Company provided a valuation allowance for a significant portion of these assets due to the uncertainty of their realization. During 1997, based on the actual and anticipated results, the Company determined that a significant portion of the valuation reserve was not required. Accordingly, the Company reduced the valuation allowance by approximately $7.0 million, resulting in an equal decrease in goodwill. The Company has provided a valuation allowance for certain tax assets which may be limited in their use. The Company has $1.8 million of net operating loss carryforwards which expire through 2012.

     The Company has entered into an indemnification agreement with the shareholders of the Company prior to its conversion to a C corporation relating to potential income tax liabilities resulting from adjustments to reported S corporation taxable income. The shareholders will continue to be liable for personal income taxes on the Company's income for all periods prior to the time the Company ceased to be an S corporation, while the Company will be liable for all income taxes subsequent to the time it ceased to be an S corporation. The indemnification agreement provides that the Company shall distribute to the individual shareholders 40% of the amount of additional deductions permitted to be taken by the Company after its conversion to a

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

C corporation for expenditures made prior to becoming a C corporation, which result from adjustments in the form of a final determination by tax authorities.


(4)  REDEEMABLE NONVOTING PREFERRED STOCK OF A SUBSIDIARY


     In connection with the purchase of Foster Grant US, the Company's wholly owned subsidiary, FG Holdings, issued 100 shares of FG Preferred Stock, which represents all of the issued and outstanding shares of FG Preferred Stock. The FG Preferred Stock, as amended in June 1998 (Note 2), must be redeemed on February 28, 2000 (the FG Redemption Date) by payment of an amount ranging from $1.0 million to $4.0 million (the FG Redemption Amount), determined based on the combined net sales of sunglasses, reading glasses and accessories by Foster Grant US and the Company for the year ending January 1, 2000, excluding an amount equal to the net sales by the Company for such items for the year ended December 31, 1996. These increases in the redemption amount will be recorded as goodwill when the final redemption amount is settled.

     The FG Preferred Stock also provides for early redemption of the FG Preferred Stock if the Company completes (i) an initial public offering where the pre-money valuation of the Company equals or exceeds $75.0 million, (ii) a merger or similar transaction where the transaction value equals or exceeds $75.0 million, or (iii) a private placement of equity securities representing more than 50% of the outstanding capital stock for consideration of not less than $37.5 million (each a "Redemption Event") prior to the FG Redemption Date. Upon completion of a Redemption Event, in lieu of the FG Redemption Amount, holders of FG Preferred Stock will receive a payment ranging from $3.5 million to $4.0 million (the Redemption Event Amount), to be determined with reference to, as the case may be, either the pre-money valuation of the Company immediately prior to the initial public offering or the proceeds of the merger or similar transaction or private equity placement. If a Redemption Event occurs after the FG Redemption Date, in addition to the FG Redemption Amount, holders of FG Preferred Stock will receive a supplemental payment equal to the difference, if any, between the FG Redemption Amount paid to such holders on the FG Redemption Date and Redemption Event Amount that would have been received had the Redemption Event occurred on or prior to the FG Redemption Date.

     The value of FG Preferred Stock has been recorded as part of the initial purchase of Foster Grant US and was based on the present value of management's best estimate of the expected payment of $1.0 million upon redemption. The accretion of the original value to the $1.0 million estimated redemption value is being recorded as a charge to minority interest in income of subsidiaries in the accompanying consolidated statements of operations. Accretion of this discount for the year ended December 31, 1997 and the six months ended June 30, 1997 and July 4, 1998 was approximately $75,000, $34,000 and $68,000, respectively.


(5)  CREDIT FACILITIES WITH A BANK


     In March 1998, the Company amended its credit facility with a bank (the Bank Agreement). The amended facility provides for (i) a $60.0 million revolving credit facility, including a $3.0 million letter of credit facility and a $5.0 million multi-currency facility, and (ii) a term loan of $10.0 million. Use of the proceeds from the facility are limited to refinancing existing term debt, support letters of credit, fund working capital and finance permitted acquisitions and tax distributions, as defined. In connection with this amendment, the Company refinanced $5,972,000 of its borrowing outstanding under the revolving letter of credit facility with the term loan.

     Borrowings under the revolving credit arrangement are limited to the lesser of $60.0 million or the borrowing base, which is defined as a percentage of eligible accounts receivable and inventories, reduced by outstanding letters of credit and amounts outstanding under the multi-currency facility. Revolving credit borrowings bear interest at the bank's prime rate (8.5% at July 4, 1998) plus .5% or LIBOR (5.66% at July 4, 1998) plus 2.25%. The Company has the option of electing the rate; however, the use of the LIBOR is limited.

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

The revolving credit facility expires in January 2003. As of July 4, 1998, the Company had approximately $8.0 million available under this revolving credit facility.

     If the Bank Agreement is terminated by the Company earlier than the expiration date, the Company will be required to pay a termination fee of $0.5 million in the first year, $0.3 million in the second year and $0.1 million thereafter. The termination fee will be waived if the debt is refinanced with the bank or after the first year if it relates to an initial public offering of the Company's stock. The Bank Agreement also requires an annual reduction in outstanding principal equal to 50% of excess cash flow up to $2.0 million.

     The three year term loan bears interest at the bank's prime rate (8.5% at July 4, 1998) plus .5% or LIBOR (5.66% at July 4, 1998) plus 2.5%. The Company has the option of electing the rate. The term loan agreement requires quarterly principal payments of approximately $0.6 million in the first year, $0.9 million in the second year and $1.0 million in the final year.

     The credit facility is subject to certain restrictive covenants, including minimum tangible net worth and limitations of capital expenditures. Amounts due under this credit facility are secured by substantially all assets of the Company.

     On February 10, 1998, the Company entered into a new term loan facility with the same bank for the purchase of the Company's building and related improvements. In June 1998, the Company amended this facility to include an increase in the borrowing limit to $7,250,000. Borrowings under this amended facility bear interest at the bank's prime rate (8.5% at July 4, 1998) plus .75% or LIBOR (5.66% at July 4, 1998) plus 2.75% and are secured by substantially all assets of the Company. At July 4, 1998, approximately $7,250,000 was outstanding under this facility. This facility expires on the earlier of August 3, 1998 or the expiration date of the revolving credit facility. The June 1998 amendment extended the expiration date to October 15, 1998.


     On July 21, 1998 the Company paid off all amounts outstanding under the above credit facilities with the proceeds from the issuance of the Notes (see Notes 1 and 18). Due to this subsequent refinancing, the Company has reclassified the short-term obligations that were repaid with the proceeds of the Notes, to long term obligations as of July 4, 1998.

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


(6)  LONG-TERM OBLIGATIONS


     Long-term obligations consist of the following at December 31, 1996 and 1997 and July 4, 1998 (in thousands):

                                                               1996      1997      JULY 4, 1998
                                                              ------    -------    ------------
                                                                                   (UNAUDITED)
Debt refinanced subsequent to July 4, 1998..................  $2,333    $10,000      $65,024
Financing lease obligation, payable in monthly installments
  of principal and interest of $6,500 through September
  2000, interest at 8.75% per annum, secured by certain
  office equipment..........................................     244        190          159
Capital lease obligation, payable in monthly installments of principal and interest of $10,903 through November 2000,
  interest at 9.0% per annum................................      --        335          283
Promissory notes, payable in monthly installments of
  principal and interest through February 2000, interest at
  7.07% to 9.9% per annum, secured by certain factory
  equipment.................................................     247        159          108
Financing lease obligations, payable in monthly installments of principal and interest through December 2001, interest
  at 8.98% to 10.12% per annum, secured by certain factory
  and office equipment......................................     445         --           --
Financing lease obligations, payable in monthly installments of principal and interest through January 2001, interest
  at 8.76% to 8.82% per annum, secured by certain factory
  and office equipment......................................      --        604          536
Term loan payable in connection with Tempo acquisition......     887        331           38
Deferred compensation.......................................     853      1,139        1,330
Other.......................................................     354        256           39
                                                              ------    -------      -------
                                                               5,363     13,014       67,517
Less -- Current maturities..................................   2,155      3,361          543
                                                              ------    -------      -------
                                                              $3,208    $ 9,653      $66,974
                                                              ======    =======      =======

     In connection with the acquisition of Tempo (see Note 2), the Company entered into a note payable agreement with Allison Reed Group, Inc. whereby the Company is obligated to pay $55,555 a month for 36 months. The present value of this note, $1.8 million, was recorded as part of the initial purchase price allocation. Payments under this note were subject to potential downward adjustments based on sales of the Tempo division, as defined.

     The Company has deferred compensation agreements with several key employees. The agreements provide for deferred compensation based on increases in net book value, as defined, and for one executive, the cash surrender value of a life insurance policy owned by the Company. The amounts due under these agreements are payable in a lump sum or in annual installments upon certain defined events. During 1995, the Company charged to general and administrative expenses approximately $0.2 million of expenses, relating to these agreements. No amount was charged to expense during 1996, 1997 or the six months ended July 4, 1998. All amounts are payable subsequent to January 2, 1999 and thus have been classified as long-term obligations. At July 4, 1998, the cash surrender value of the life insurance policy was approximately $1.0 million and is included in other assets.

     The Company has an obligation to four former employees under a nonqualified deferred compensation plan. Payments of principal and interest are to be made monthly through August 2007. The obligation at December 31, 1997 was $123,783, of which $29,661 is due prior to January 2, 1999. These amounts are included as deferred compensation in the table above.

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

     Future maturities of the Company's long-term obligations as of July 4, 1998 are as follows (in thousands):

                            YEAR                              AMOUNT
                            ----                              -------
1999........................................................  $   543
2000........................................................      458
2001........................................................      206
2002........................................................       12
2003........................................................       12
Thereafter..................................................   66,286
                                                              -------
                                                              $67,517
                                                              =======


(7)  SUBORDINATED PROMISSORY NOTES PAYABLE TO SHAREHOLDERS



     Coincident with the sale of Series A Preferred Stock (Note 8) and the concurrent change in the Company's tax status (Note 3), the Company issued $2.0 million of subordinated notes payable to the preferred shareholders and made a distribution of $3.0 million in subordinated notes payable to the original common shareholders. These notes bear interest at an annual rate of 7.04%. Approximately 50% of this interest is payable annually and the remaining balance is deferred and is due with the principal on June 1, 2002 for the preferred shareholders and June 1, 2006 for the original common shareholders, subject to acceleration on the closing of an initial public offering. These amounts were paid upon the closing of the offering of the Notes.



(8)  PREFERRED STOCK


     The Company has 200,000 shares of preferred stock, $.01 par value, authorized and issuable in one or more series with such voting powers, designations, preferences and other special rights and such qualifications, limitations or restrictions, as may be stated in the resolution or resolutions adopted by the Company's Board of Directors providing for the issue of such series and as permitted by the Rhode Island Business Corporation Act. The Company has created one series of preferred stock designated Series A Redeemable Convertible Preferred Stock (Series A Preferred Stock). A total of 43,700 shares of Series A Preferred Stock are designated for issuance, all of which are issued and outstanding.

     In May 1996, the Company sold 34,200 shares of Series A Preferred Stock for gross proceeds of $18.0 million. In connection with the acquisition of Foster Grant US (see Note 2) in December 1996, the Company issued an additional 9,500 shares of the Series A Preferred Stock for gross proceeds of $5.0 million.

     The rights, preferences and privileges of Series A Preferred Stock, as amended in June 1998, are as follows:

  Conversion

     Shares of the Series A Preferred Stock are convertible into common stock at a rate of 10 shares of common stock for each share of Series A Preferred Stock, adjustable for certain dilutive events. As amended by the Company's shareholders in June 1998, conversion is at the option of the shareholder, but is automatic upon the consummation of an initial public offering resulting in gross proceeds to the Company of at least $20.0 million and at an offering price of at least 137.8% of the original conversion price if the offering is consummated on or before May 31, 1999 and at least 175% of the original conversion price of the offering is consummated after May 31, 1999.

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

  Redemption

     The holders of the Series A Preferred Stock have the right to require redemption for cash of any unconverted shares, beginning June 30, 2002. The Company will redeem the Series A Preferred Stock equal to 5% of the total number of shares issued and outstanding as of March 31, 2002 on the last day of each March, June, September and December as follows:


YEAR ENDED
DECEMBER 31,                                                   PERCENTAGE
-----------                                                    ----------
  2002........................................................      15%
  2003........................................................      35
  2004........................................................      55
  2005........................................................      75
  2006........................................................      95
  2007........................................................     100

     The Series A Preferred Stock will be redeemed at an amount equal to the original stock price, $526.32 per share, plus accrued and unpaid dividends yielding a 10% compounded annual rate of return (the Redemption Amount). Accordingly, the Series A Preferred Stock has been recorded at its redemption value in the accompanying consolidated balance sheets.

     The holders of the Series A Preferred Stock may require the Company to redeem all or any portion of the Series A Preferred Stock upon certain events such as the sale, merger or dissolution of the Company. In addition, the Company may voluntarily redeem the Series A Preferred Stock at the Redemption Amount as defined above. If the Company voluntarily redeems the Series A Preferred Stock, it must issue the holders of Series A Preferred Stock a warrant to purchase common stock equal to the number of shares the shareholder would have received upon conversion, at a strike price equal to the redemption price at the time of redemption.

     In connection with the proposed issuance of the Notes the preferred shareholders agreed, in June 1998, to suspend their redemption rights until 91 days after the date that any Restrictive Indebtedness, as defined, is no longer outstanding. Restrictive Indebtedness is defined as indebtedness the terms of which restrict the Company's ability to redeem, in whole or part, the Series A Preferred Stock. Restrictive Indebtedness can not exceed $150.0 million or such greater amount as may be approved by the directors designated by the preferred shareholders.

  Liquidation Preferences

     The holders of Series A Preferred Stock have preference in the event of a liquidation, dissolution or winding up of the corporation equal to the Redemption Amount. If the assets of the Company are insufficient to pay the full preferential amounts to the holders of Series A Preferred Stock, the assets shall be distributed ratably among such shareholders in proportion to their aggregate liquidation preference amounts.

  Voting Rights and Dividends

     The holders of the Series A Preferred Stock shall be entitled to vote on all matters based on the number of votes equal to the number of shares into which the shares of Series A Preferred Stock are convertible after December 1, 1996. The holders of a majority of the Series A Preferred Stock shares are entitled to elect two directors. In certain events, defined as Remedy Events, the number of directors of the Company automatically increases to the minimum number sufficient to allow the holders of Series A Preferred Stock to elect a majority of the directors. In June 1998, the preferred shareholders agreed to change the definition of Remedy

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


Events to reduce the minimum amount of consolidated shareholders' equity which the Company is required to maintain dollar for dollar by any payments of certain subordinated notes payable to shareholders (see Note 7).


     Dividends will not be paid on the common stock unless the Series A Preferred Stock receives the same dividends that such shares would have received had they been converted into common stock immediately prior to the record date for such dividend.


(9)  COMMON STOCK



     In connection with the issuance of Series A Preferred Stock in May 1996 (see Note 8), the Board of Directors and shareholders voted to amend the Company's Articles of Incorporation and Bylaws to increase the number of authorized shares of common stock to 4,800,000 and change the no par value common stock to $.01 par value common stock. In addition, the Company effected a 57-for-1 stock split for the shares then outstanding. The accompanying consolidated financial statements have been retroactively adjusted to reflect this stock split and the establishment of a par value.



(10)  1996 INCENTIVE STOCK PLAN


     In May 1996, the Company adopted the 1996 Incentive Stock Plan (the Plan) under which it may grant incentive stock options (ISOs), nonqualified stock options (NSOs), restricted stock and other stock rights to purchase up to 50,000 shares of common stock. In May 1998, the Company increased the number of shares of common stock authorized for issuance under the Plan to 150,000. Under the Plan, ISOs may not be granted at less than fair market value on the date of grant and generally vest in a method determined by the Board of Directors, over a term not to exceed 10 years. All options have been granted with exercise prices equal to the fair market value of the Company's common shares as determined by the Board of Directors. Stock option activity for each of the three years in the period ended December 31, 1997 and the six-month period ended July 4, 1998, is as follows:

                                                                             WEIGHTED AVERAGE
                                            NUMBER OF    WEIGHTED AVERAGE       REMAINING
                                              SHARE       EXERCISE PRICE     CONTRACTUAL LIFE
                                            ---------    ----------------    ----------------
Outstanding, December 31, 1995............       --            $--                   --
  Granted.................................    8,000             50                   10
                                             ------            ---                 ----
Outstanding, December 31, 1996............    8,000             50                   10
  Granted.................................    6,000             50                   10
                                             ------            ---                 ----
Outstanding, December 31, 1997............   14,000             50                  9.5
  Canceled................................   (2,000)            50                   --
                                             ------            ---                 ----
Outstanding, July 4, 1998.................   12,000            $50                 9.25
                                             ======            ===                 ====
Exercisable, July 4, 1998.................   12,000            $50                 9.25
                                             ======            ===                 ====

     In October 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 requires the measurement of the fair value of stock options to be included in the statement of operations or disclosed in the notes to financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and elect the disclosure-only alternative under SFAS No. 123.

     Had compensation cost for the Company's stock plans been determined based on the fair value at the grant dates, as prescribed in SFAS No. 123, the Company's net income and net income per share applicable to

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

common shareholders for the years ended December 31, 1996 and 1997 and the six months ended June 30, 1997 and July 4, 1998 would have been as follows:


                                                                                 SIX MONTHS ENDED
                                                              DECEMBER 31,      ------------------
                                                            -----------------   JUNE 30,   JULY 4,
                                                             1996      1997       1997      1998
                                                            -------   -------   --------   -------
                                                                                   (UNAUDITED)
Net income (loss) applicable to common shareholders (in
  thousands)
  As reported.............................................  $(1,034)  $(1,681)   $(420)    $(1,787)
  Pro forma...............................................  $(1,201)  $(1,806)   $(483)    $(1,787)

Net income (loss) per share applicable to common
  shareholders
  As reported.............................................  $  1.75   $ (2.76)   $(.69)    $ (2.94)
  Pro forma...............................................  $  2.03   $ (2.97)   $(.79)    $ (2.94)


     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants during the applicable period: dividend yield of 0.0% for all periods; volatility of 35.53% for all periods; risk-free interest rates of 6.07% for options granted during 1996 and 5.77% for all options granted during 1997 and a weighted average expected option term of 5 years for all periods. The weighted average fair value per share of options granted during the years ended December 31, 1996 and 1997 was $20.87 and $20.60, respectively. No options were granted during the six months ended June 30, 1997 and July 4, 1998.


(11)  OPTIONS IN SUBSIDIARY


     In connection with the acquisition of Fantasma the Company issued options to two employees of Fantasma. The options provide that the employees may purchase up to 13% of Fantasma at the fair market value based upon the purchase price. Certain of these options contain performance criteria and, therefore, will be accounted for as variable options. The Company will record any increase in the value of these options as compensation expense as they are earned.


(12)  INVESTMENTS


  (a) Hong Kong

     The Company has an ownership interest in four entities in Hong Kong. These entities provide various services to the Company and each other in connection with purchasing and distributing products. The Company accounts for these investments using the equity method. The net investment in these entities is recorded as investment in affiliates in the accompanying consolidated balance sheets. The following table summarizes certain financial information for these entities (in thousands):

                                                                              EQUITY IN
                                                OWNERSHIP                     EARNINGS      INVESTMENT
                                                INTEREST     SALES TO AAI    (LOSSES)(1)     BALANCE
                                                ---------    ------------    -----------    ----------
                                                                         1995
                                                ------------------------------------------------------
AAi Hong Kong Limited.........................    49%          $12,372          $275           $741
Honest Lion Limited...........................    50                --            --            551

                                                                         1996
                                                ------------------------------------------------------
AAi Hong Kong Limited.........................    49%          $11,407          $ --           $741
Milagros (Far East) Limited...................    49               254           (94)           (29)
Honest Lion Limited...........................    50                --           (69)           743

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

                                                                         1997
                                                ------------------------------------------------------
AAi Hong Kong Limited.........................    49%          $ 2,969          $(70)          $671
Milagros (Far East) Limited...................    49               324           (10)           (40)
Honest Lion Limited...........................    50                --           (50)           692
Milagros AAi Asia Limited.....................    49            11,878            67            100

---------------
(1) Amounts relate only to Hong Kong entities and do not include other investments accounted for under the equity method.

          The following table summarizes certain consolidated financial information of the four Hong Kong entities (in thousands):

                                                     1996       1997      JUNE 30, 1998
                                                    -------    -------    --------------
                                                                           (UNAUDITED)
Current assets....................................  $ 4,407    $ 5,687       $ 6,398
Noncurrent assets.................................    6,608      2,187         6,583
Current liabilities...............................    8,421      9,978        10,839
Noncurrent liabilities............................    1,557      1,563         1,561
Net sales.........................................   24,454     37,037        16,614
Gross profit......................................    4,847      1,876         2,468
Income (loss) from operations.....................     (406)       (64)         (138)
Net income........................................     (406)       (64)          (94)

  (b) Mexico

     In 1996, the Company acquired a 50% ownership in AAi Joske's S.A. de R.L. De CV (Joske's), an entity engaged in the purchasing and distribution of accessories in Mexico for $0.5 million of inventory. This investment was accounted for under the equity method. In January 1997, the Company acquired an additional 5% ownership interest in Joske's and accordingly has consolidated its financial results in the Company's financial statements subsequent to December 31, 1996.


(13)  EMPLOYEE BENEFIT PLANS


  (a)  Qualified 401(k) Plan

     The Company has a defined contribution profit sharing plan covering substantially all employees. Under the terms of the profit sharing plan, contributions are made at the discretion of the Company.

     The Company made contributions of $100,000 for the year ended December 31, 1995. No contributions were made for the years ended December 31, 1996 and 1997. The profit sharing plan also allows eligible participants to make contributions in accordance with Internal Revenue Code Section 401(k). The Company matches employee contributions equal to 25% of the first 6% of compensation that an employee defers. These matching contributions totaled approximately $79,000, $87,000 and $95,000 for the years ended December 31, 1995, 1996 and 1997, respectively.

  (b)  Non-Qualified Excess 401(k) Plan

     In May 1997, the Company established the Non-Qualified Excess 401(k) Plan (the "Non-Qualified Plan") effective as of June 1, 1997. The purpose of the Non-Qualified Plan is to provide deferred compensation to a select group of management or highly compensated employees of the Company as designated by the Board of Directors. Under the Non-Qualified Plan, a participant may elect to defer up to

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

15% of his or her compensation on an annual basis. This amount is credited to the employee's deferred compensation account (the Deferred Amount). Under the Non-Qualified Plan, the Company also credits the participant's deferred compensation account for the amount of the matching contribution the Company would have made under the qualified 401(k) Plan with respect to the Deferred Amount. The matching contributions totaled approximately $10,000 for the year ended December 31, 1997. All amounts contributed by the employee and by the Company under the Non-Qualified Plan are immediately vested. A participant under the Non-Qualified Plan is entitled to receive a distribution of his or her account upon retirement, death, disability or termination of employment.


(14)  RELATED PARTY TRANSACTIONS


     The Company has operating lease agreements with Sunrise Properties, LLC and 299 Carpenter Street Associates, LLC, of which certain officers and shareholders of the Company are partners. The related rental expense charged to operations was approximately $500,500, $554,000, $471,000, $299,000 and $251,000 in the
years ended December 31, 1995, 1996 and 1997 and the six months ended June 30, 1997 and July 4, 1998, respectively.

     The Company has guaranteed a mortgage note payable by Sunrise Properties, LLC aggregating $200,000. As of December 31, 1997, the outstanding balance of this note was approximately $130,000.

     During 1984, the Company sold 5% of its shares to an officer in exchange for a $100,000 non-interest-bearing promissory note. The proceeds from the note are credited to the common stock account as received. During 1996, the remaining balance under this promissory note was paid to the Company.

     In conjunction with the purchase of Foster Grant US, the Company entered into a lease of the building from which FG Holdings operates with BEC, the former owners of Foster Grant US. A member of the Marlin Capital, L.P. (see Note
2) is the chief executive officer of BEC and a director of the Company. The lease was established in December 1996 and extends for one year with automatic renewal for successive one-year periods unless either party provides notice. Rent expense was approximately $494,000, $247,000 and $247,000 in the year ended December 31, 1997 and the six months ended June 30, 1997 and July 4, 1998, respectively.

     On May 31, 1996, the Company, and its shareholders, including the management shareholders (Management Shareholders), entered into a tag-along, transfer restriction and voting agreement (the Shareholders Agreement). The Shareholders Agreement requires that any Management Shareholder wishing to transfer or sell common stock of the Company to provide right of first refusal and tag-along rights, on a pro rata basis, as defined, to all other shareholders' party to the Shareholders Agreement upon receipt of a third party offer to purchase the applicable restricted shares.

     Upon the death of a Management Shareholder, the personal representative of such Management Shareholder shall sell to the Company such Management Shareholder's shares based on an appraisal value, as defined, provided that the Company's obligation to purchase shares is limited to the amount of any proceeds paid to the Company under insurance policies insuring the life of the Management Shareholder.

     The Shareholders Agreement shall terminate upon the earlier of a qualified public offering as defined or when no shares of Series A Preferred Stock and warrants are outstanding, except as a result of the conversion, exchange or exercise of the Series A Preferred Stock or warrants.


(15)  COMMITMENTS AND CONTINGENCIES


  (a) Letters of Credit

          At July 4, 1998, the Company had no irrevocable letters of credit outstanding for the purchase of inventory.

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

  (b) Operating Leases


          In addition to the operating leases described in Note 13, the Company also has operating leases for its other locations. Future minimum rental payments are as follows (in thousands):


     1998........................................................  $463
     1999........................................................   128
     2000........................................................    67
     2001........................................................    69
     2002........................................................    72
     Thereafter..................................................   177
                                                                   ----
                                                                   $976
                                                                   ====

          The Company had an option to purchase its Smithfield, Rhode Island, facility. This option became exercisable in April 1993, extends throughout the term of the lease and provides for a purchase price of $2.3 million. On February 10, 1998, the Company exercised its option to purchase its Smithfield, Rhode Island facility. The Company is currently expanding this facility and estimates the total cost of the facility upon completion of its expansion to be approximately $5.0 million.

  (c) Royalties

          The Company has several agreements that require royalty payments based on a percentage of certain net product sales, subject to specified minimum payments. Minimum royalty obligations relating to these agreements as of December 31, 1997 totaled $1.9 million, $1.4 million and $0.3 million for 1998, 1999 and 2000, respectively. In addition, certain of these agreements require the Company pay additional fees based on a percentage of net product sales. These fees are not subject to minimum payment obligations. In the event the Company transfers its rights under certain of these agreements, a transfer fee would be payable. At July 4, 1998, the minimum aggregate transfer fee due would be no less than $3.1 million.

  (d) Supply Agreement

          The Company has a supply agreement with a display manufacturer. The agreement requires that the Company purchase 70% of Foster Grant US's annual display purchases, as defined, from this supplier through December 2005. If the Company does not purchase 70% of Foster Grant US's displays from this manufacturer, it is required to make a payment equal to 30% of the annual shortfall. In addition, the Company and BEC are required to cumulatively purchase $32.3 million of displays over the term of this agreement. To the extent that total purchases do not meet this dollar level, the Company is required to make a payment equal to 30% of $32 million, less the Company's purchases, BEC's purchases and any amounts paid as a result of the annual shortfall discussed above. As of December 31, 1997, no amounts were due under this agreement as a result of a shortfall.


(16)  SIGNIFICANT CUSTOMERS AND SUPPLIERS


     During the years ended December 31, 1995, 1996 and 1997, one customer accounted for approximately 23.8%, 26.8% and 24.7% of net sales, respectively. This customer's accounts receivable balance represented approximately 17.1% and 23.6% of gross accounts receivable as of December 31, 1996 and 1997, respectively. During 1995, another customer also accounted for approximately 11.4% of net sales.

     The Company currently purchases a significant portion of its inventory from certain suppliers in Asia. Although there are other suppliers of the inventory items purchased, and management believes that these suppliers could provide similar inventory at fairly comparable terms, a change in suppliers could cause a delay

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

in the Company's distribution process and a possible loss of sales, which would adversely affect operating results.


(17)  ACCRUED EXPENSES


     Accrued expenses at December 31, 1996 and 1997 and July 4, 1998 consist of the following (in thousands):

                                                           DECEMBER 31,
                                                         -----------------    JULY 4,
                                                          1996      1997       1998
                                                         ------    -------    -------
Accrued payroll and payroll related items..............  $1,728    $ 2,010    $ 1,807
Other accrued expenses.................................   7,257      9,211      9,720
                                                         ------    -------    -------
                                                         $8,985    $11,221    $11,527
                                                         ======    =======    =======


(18)  SUBSEQUENT EVENT -- NOTES OFFERING



     On July 21, 1998, the Company sold the Notes (see Note 1) to certain purchasers. Interest on the Notes is payable semiannually on each January 15 and July 15, commencing January 15, 1999. The Notes are redeemable at the option of the Company, in whole or in part, at any time on or after July 15, 2002, at 105.375% of their principal amount, plus accrued interest and Liquidated Damages (as defined), if any, with such percentage declining ratably to 100% as of July 15, 2004 and thereafter. At any time on or prior to July 15, 2001 and subject to certain conditions, up to 35% of the aggregate principal amount of the Notes may be redeemed, at the option of the Company, with the proceeds of certain equity offerings of the Company at 110.750% of the principal amount thereof, plus accrued interest and Liquidated Damages, if any. The Notes are general unsecured obligations of the Company, rank senior in right of payment to all future subordinated indebtedness of the Company and rank pari passu in right of payment to all existing and future unsubordinated indebtedness of the Company including the bank credit facility described in Note 5. The bank credit facility is secured by accounts receivable and inventory of the Company and its domestic subsidiaries. Accordingly, the Company's obligations under the bank credit facility will effectively rank senior in right of payment to the Notes to the extent of the assets subject to such security interest. The Notes are fully and unconditionally guaranteed, on a senior and joint and several basis, by each of the Company's current and future Domestic Subsidiaries (as defined) (the "Guarantors"). The net proceeds received by the Company from the issuance and sale of the Notes, approximately $72.0 million, was used to repay outstanding indebtedness under the credit facility with a bank (see Note 5) and the Subordinated Promissory Notes to shareholders (see Note 7), net of amounts due the Company from certain of these shareholders (see Note 3). The Indenture under which the Notes were issued (the "Indenture") imposes certain limitations on the ability of the Company, and its subsidiaries to, among other things, incur indebtedness, pay dividends, prepay subordinated indebtedness, repurchase capital stock, make investments, create liens, engage in transactions with shareholders and affiliates, sell assets and engage in mergers and consolidations.

                     AAI.FOSTERGRANT, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIALS STATEMENTS
                                  (CONTINUED)

(19)  SUPPLEMENTAL CONSOLIDATING FINANCIAL INFORMATION

     The following is summarized consolidating financial information for the Company, segregating the Company and Guarantor Subsidiaries from nonguarantor subsidiaries as they relate to the Notes. The Guarantor Subsidiaries are domestic, mostly and wholly owned subsidiaries of the Company and the guarantees are full, unconditional and joint and several. Separate financial statements of the wholly owned Guarantor Subsidiaries have not been included because management believes that they are not material to investors. Separate financial statements of the mostly owned Guarantor Subsidiary, Fantasma LLC, are included elsewhere in this prospectus.

                                                       DECEMBER 31, 1996
                              -------------------------------------------------------------------
                                                           NON-
                                         GUARANTOR      GUARANTOR
                              COMPANY   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                              -------   ------------   ------------   ------------   ------------
                                                        (IN THOUSANDS)
CONSOLIDATING BALANCE SHEETS
                                                          ASSETS
Current assets
 Cash and cash
   equivalents..............  $    --     $   941         $  536        $     --       $ 1,477
 Accounts receivable, net...    5,936       7,990            319              --        14,245
 Inventories................   17,095      18,941            424              --        36,460
 Prepaid expenses and other
   current assets...........      796         765             14              --         1,575
 Deferred tax assets........    1,470          --             --              --         1,470
                              -------     -------         ------        --------       -------
   Total current assets.....   25,297      28,637          1,293              --        55,227
Property and equipment,
 net........................    2,956       6,671              9              --         9,636
Other assets................   16,584      11,780            110         (11,327)       17,147
                              -------     -------         ------        --------       -------
                              $44,837     $47,088         $1,412        $(11,327)      $82,010
                              =======     =======         ======        ========       =======
                                       LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities
 Borrowings under revolving
   note payable.............  $ 7,029     $18,844         $   --        $     --       $25,873
 Current maturities of
   long-term obligations....    2,155          --             --              --         2,155
 Accounts payable...........    4,703      12,142             58              --        16,903
 Accrued expenses...........    3,841       5,629            139              --         9,609
 Due (from) to affiliate....       --          --          1,679          (1,679)           --
                              -------     -------         ------        --------       -------
   Total current
     liabilities............   17,728      36,615          1,876          (1,679)       54,540
Long-term obligations, less
 current maturities.........    3,208          --             --              --         3,208
Deferred tax liabilities....       --          --             --              --            --
Subordinated promissory
 notes payable to
 shareholders...............    5,205          --             --              --         5,205
Redeemable preferred stock
 of a Subsidiary............       --          --             --             751           751
                              -------     -------         ------        --------       -------
Preferred stock.............   23,587         751             --            (751)       23,587
                              -------     -------         ------        --------       -------
Shareholders' equity
 (deficit)..................   (4,891)      9,722           (464)         (9,648)       (5,281)
                              -------     -------         ------        --------       -------
                              $44,837     $47,088         $1,412        $(11,327)      $82,010
                              =======     =======         ======        ========       =======

                                                       DECEMBER 31, 1997
                              -------------------------------------------------------------------
                                                           NON-
                                         GUARANTOR      GUARANTOR
                              COMPANY   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                              -------   ------------   ------------   ------------   ------------
                                                      (IN THOUSANDS)
CONSOLIDATING BALANCE SHEETS
                                                          ASSETS
Current assets
 Cash and cash
   equivalents..............  $ 2,354     $   183         $  242        $     --       $ 2,779
 Accounts receivable, net...    9,756       7,778            789              --        18,323
 Inventories................   18,922      13,547            326              --        32,795
 Prepaid expenses and other
   current assets...........      224         233            277              --           734
 Deferred tax assets........    4,798       4,908              1              --         9,707
                              -------     -------         ------        --------       -------
   Total current assets.....   36,054      26,649          1,635              --        64,338
Property and equipment,
 net........................    3,727       6,421             37              --        10,185
Other assets................   25,394      10,433            460         (17,064)       19,223
                              -------     -------         ------        --------       -------
                              $65,175     $43,503         $2,132        $(17,064)      $93,746
                              =======     =======         ======        ========       =======
                                        LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities
 Borrowings under revolving
   note payable.............  $12,883     $14,715         $   --        $     --       $27,598
 Current maturities of
   long-term obligations....    3,361          --             --              --         3,361
 Accounts payable...........    5,253       8,060            804              --        14,117
 Accrued expenses...........    7,651       5,283            392              --        13,326
 Due (from) to affiliate....      876       2,313            661          (3,850)           --
                              -------     -------         ------        --------       -------
   Total current
     liabilities............   30,024      30,371          1,857          (3,850)       58,402
Long-term obligations, less
 current maturities.........    9,653          --             --              --         9,653
Deferred tax liabilities....       --         645             --              --           645
Subordinated promissory
 notes payable to
 shareholders...............    5,487          --             --              --         5,487
Redeemable preferred stock
 of a Subsidiary............       --          --             --             835           835
                              -------     -------         ------        --------       -------
Preferred stock.............   26,083         835             --            (835)       26,083
                              -------     -------         ------        --------       -------
Shareholders' equity
 (deficit)..................   (6,072)     11,652            275         (13,214)       (7,359)
                              -------     -------         ------        --------       -------
                              $65,175     $43,503         $2,132        $(17,064)      $93,746
                              =======     =======         ======        ========       =======

                                                         JULY 4, 1998
                              -------------------------------------------------------------------
                                                           NON-
                                         GUARANTOR      GUARANTOR
                              COMPANY   SUBSIDIARIES   SUBSIDIARIES   ELIMINATIONS   CONSOLIDATED
                              -------   ------------   ------------   ------------   ------------
                                                      (IN THOUSANDS)
CONSOLIDATING BALANCE SHEETS
                                                          ASSETS
Current assets
 Cash and cash
   equivalents..............  $   206     $   526        $ 1,641        $     --       $  2,373
 Accounts receivable, net...   15,276      19,163          4,977              --         39,416
 Inventories................   14,513      13,098          3,311              --         30,922
 Prepaid expenses and other
   current assets...........      278         168            362              --            808
 Deferred tax assets........    9,458         583             --              --         10,041
                              -------     -------        -------        --------       --------
   Total current assets.....   39,731      33,538         10,291              --         83,560
Property and equipment,
 net........................    8,658       7,414          1,226              --         17,298
Other assets................   46,646      14,916            487         (35,152)        26,897
                              -------     -------        -------        --------       --------
                              $95,035     $55,868        $12,004        $(35,152)      $127,755
                              =======     =======        =======        ========       ========
                                        LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities
 Borrowings under revolving
   note payable.............  $    --     $    --        $    --        $     --       $     --
 Current maturities of
   long-term obligations....      543          --             --              --            543
 Accounts payable...........    3,963      15,507          1,772              --         21,242
 Accrued expenses...........    7,090       6,100            534              --         13,724
 Due (from) to affiliate....       --       4,379          2,891          (7,270)            --
                              -------     -------        -------        --------       --------
   Total current
     liabilities............   11,596      25,986          5,197          (7,270)        35,509
Long-term obligations, less
 current maturities.........   61,003       5,971             --              --         66,974
Deferred tax liabilities....       --         645             --              --            645
Subordinated promissory
 notes payable to
 shareholders...............    5,593          --             --              --          5,593
Redeemable preferred stock
 of a Subsidiary............       --          --             --             903            903
                              -------     -------        -------        --------       --------
Preferred stock.............   27,440         903             --            (903)        27,440
                              -------     -------        -------        --------       --------
Shareholders' equity
 (deficit)..................  (10,597)     22,363          6,807         (27,882)        (9,309)
                              -------     -------        -------        --------       --------
                              $95,035     $55,868        $12,004        $(35,152)      $127,755
                              =======     =======        =======        ========       ========

                     AAI.FOSTERGRANT, INC. AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIALS STATEMENTS
                                  (CONTINUED)

                                                                                   YEARS ENDED
                                                 -------------------------------------------------------------------------------
                                                                   DECEMBER 31, 1995                        DECEMBER 31, 1996
                                                 -----------------------------------------------------   -----------------------
                                                           NON-GUARANTOR                                             GUARANTOR
                                                 COMPANY   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED   COMPANY    SUBSIDIARIES
                                                 -------   -------------   ------------   ------------   --------   ------------
                                                                                 (IN THOUSANDS)
CONSOLIDATING STATEMENTS OF OPERATIONS
Net sales......................................  $86,786      $1,264             --         $ 88,050     $ 78,740     $ 5,127
Cost of goods sold.............................   42,985         705             --           43,690       43,920       2,778
                                                 -------      ------          -----         --------     --------     -------
Gross profit...................................   43,801         559             --           44,360       34,820       2,349
Selling, general and administrative expense....   33,866         916             --           34,782       33,402       2,745
                                                 -------      ------          -----         --------     --------     -------
Income from operations.........................    9,935        (357)            --            9,578        1,418        (396)
Interest expense...............................   (1,008)        (23)            --           (1,031)      (1,324)        (52)
Other income (expense), net....................      (80)          0             --              (80)        (337)         --
Equity in income (loss) of subsidiaries........     (380)          0            380                0         (617)         --
                                                 -------      ------          -----         --------     --------     -------
Income (loss) before income tax (expense)
 benefit and dividends and accretion on
 preferred stock...............................    8,467        (380)           380            8,467         (860)       (448)
Income tax (expense) benefit...................      (42)          0             --              (42)         948          --
                                                 -------      ------          -----         --------     --------     -------
Net income (loss) before dividends and
 accretion on preferred stock..................    8,425        (380)           380            8,425           88        (448)
Dividends and accretion on preferred stock.....       --          --             --               --        1,123          --
                                                 -------      ------          -----         --------     --------     -------
Net income (loss) applicable to common
 shareholders..................................  $ 8,425      $ (380)         $ 380         $  8,425     $ (1,035)    $  (448)
                                                 =======      ======          =====         ========     ========     =======
CONSOLIDATING STATEMENTS OF CASH FLOWS
Cash flows from operating activities...........  $ 2,168      $ (350)            --         $  1,818     $ (2,804)    $ 1,283
Cash flows from investing activities:
 Purchase of property and equipment............   (1,552)         (3)            --           (1,555)      (1,434)       (135)
 Acquisitions, net of cash acquired............       --           0             --               --       (9,844)         --
 Advances to affiliates........................     (380)          0            380               --          504      (1,679)
 Other investing activities....................     (547)         (2)            --             (549)      (2,688)      1,572
                                                 -------      ------          -----         --------     --------     -------
       Net cash used in investing activities...   (2,479)         (5)           380           (2,104)     (13,462)       (242)
                                                 -------      ------          -----         --------     --------     -------
Cash flows from financing activities:
 Net borrowings under revolving note payable...    3,275          --             --            3,275        3,411        (100)
 Proceeds from issuance of subordinated
   promissory notes payable to shareholders....       --          --             --               --        2,000          --
 Proceeds from issuance of long-term
   obligations.................................      319                                         319        3,445          --
 Payments on long-term obligations.............   (1,535)         --             --           (1,535)      (2,292)         --
 Proceeds from issuance of preferred stock, net
   of issuance costs...........................       --          --             --               --       22,464          --
 Due to affiliates.............................       --         380           (380)              --           --          --
 Other financing activities....................   (1,800)         --             --           (1,800)     (12,769)         --
                                                 -------      ------          -----         --------     --------     -------
       Net cash provided by financing
        activities.............................      259         380           (380)             259       16,259        (100)
                                                 -------      ------          -----         --------     --------     -------
Net (decrease) increase in cash and cash
 equivalents...................................      (52)         25              0              (27)          (7)        941
Cash and cash equivalents, beginning of
 period........................................       59           3             --               62            7          --
                                                 -------      ------          -----         --------     --------     -------
Cash and cash equivalents, end of period.......  $     7      $   28          $   0         $     35     $     --     $   941
                                                 =======      ======          =====         ========     ========     =======

                                                                 YEARS ENDED
                                                 -------------------------------------------
                                                              DECEMBER 31, 1996
                                                 -------------------------------------------
                                                 NON-GUARANTOR
                                                 SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                 -------------   ------------   ------------
                                                               (IN THOUSANDS)
CONSOLIDATING STATEMENTS OF OPERATIONS
Net sales......................................     $2,461          $    8        $86,336
Cost of goods sold.............................      1,289            (116)        47,871
                                                    ------          ------        -------
Gross profit...................................      1,172             124         38,465
Selling, general and administrative expense....      1,253             124         37,524
                                                    ------          ------        -------
Income from operations.........................        (81)             --            941
Interest expense...............................        (93)             --         (1,469)
Other income (expense), net....................          6              --           (331)
Equity in income (loss) of subsidiaries........         --             617             --
                                                    ------          ------        -------
Income (loss) before income tax (expense)
 benefit and dividends and accretion on
 preferred stock...............................       (168)            617           (859)
Income tax (expense) benefit...................          0              --            948
                                                    ------          ------        -------
Net income (loss) before dividends and
 accretion on preferred stock..................       (168)            617             89
Dividends and accretion on preferred stock.....         --              --          1,123
                                                    ------          ------        -------
Net income (loss) applicable to common
 shareholders..................................     $ (168)         $  617        $(1,034)
                                                    ======          ======        =======
CONSOLIDATING STATEMENTS OF CASH FLOWS
Cash flows from operating activities...........       (371)             --         (1,892)
Cash flows from investing activities:
 Purchase of property and equipment............         (3)             --         (1,572)
 Acquisitions, net of cash acquired............         --              --         (9,844)
 Advances to affiliates........................         --           1,175             --
 Other investing activities....................       (293)             --         (1,409)
                                                    ------          ------        -------
       Net cash used in investing activities...       (296)          1,175        (12,825)
                                                    ------          ------        -------
Cash flows from financing activities:
 Net borrowings under revolving note payable...         --              --          3,311
 Proceeds from issuance of subordinated
   promissory notes payable to shareholders....         --              --          2,000
 Proceeds from issuance of long-term
   obligations.................................         --              --          3,445
 Payments on long-term obligations.............         --              --         (2,292)
 Proceeds from issuance of preferred stock, net
   of issuance costs...........................         --              --         22,464
 Due to affiliates.............................      1,175          (1,175)            --
 Other financing activities....................         --              --        (12,769)
                                                    ------          ------        -------
       Net cash provided by financing
        activities.............................      1,175          (1,175)        16,159
                                                    ------          ------        -------
Net (decrease) increase in cash and cash
 equivalents...................................        508              --          1,442
Cash and cash equivalents, beginning of
 period........................................         28              --             35
                                                    ------          ------        -------
Cash and cash equivalents, end of period.......     $  536          $   --        $ 1,477
                                                    ======          ======        =======

                                                                             YEARS ENDED
                                                 --------------------------------------------------------------------
                                                                          DECEMBER 31, 1997
                                                 --------------------------------------------------------------------
                                                            GUARANTOR     NON-GUARANTOR
                                                 COMPANY   SUBSIDIARIES   SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                                 -------   ------------   -------------   ------------   ------------
                                                                            (IN THOUSANDS)
CONSOLIDATING STATEMENTS OF OPERATIONS
Net sales......................................  $78,723     $63,992         $ 6,696        $    --        $149,411
Cost of goods sold.............................   47,323      27,538           3,067             --          77,928
                                                 -------     -------         -------        -------        --------
Gross profit...................................   31,400      36,454           3,629             --          71,483
Selling, general and administrative expense....   31,432      31,130           2,761             --          65,323
                                                 -------     -------         -------        -------        --------
Income from operations.........................      (32)      5,324             868             --           6,160
Interest expense...............................   (2,562)     (1,613)            (39)            --          (4,214)
Other income (expense), net....................      200         (49)           (120)            --              31
Equity in income (loss) of subsidiaries........    2,622          --              --         (2,622)             --
                                                 -------     -------         -------        -------        --------
Income (loss) before income tax (expense)
 benefit and dividends and accretion on
 preferred stock...............................      228       3,662             709         (2,622)          1,977
Income tax (expense) benefit...................      587      (1,743)             (6)            --          (1,162)
                                                 -------     -------         -------        -------        --------
Net income (loss) before dividends and
 accretion on preferred stock..................      815       1,919             703         (2,622)            815
Dividends and accretion on preferred stock.....    2,496          --              --             --           2,496
                                                 -------     -------         -------        -------        --------
Net income (loss) applicable to common
 shareholders..................................  $(1,681)    $ 1,919         $   703        $(2,622)       $ (1,681)
                                                 =======     =======         =======        =======        ========
CONSOLIDATING STATEMENTS OF CASH FLOWS
Cash flows from operating activities...........   (3,833)      4,697           1,022             --           1,886
Cash flows from investing activities:
 Purchase of property and equipment............   (2,860)     (4,686)            (37)            --          (7,583)
 Acquisitions, net of cash acquired............   (1,835)          0              --             --          (1,835)
 Advances to affiliates........................   (3,546)      1,594              --          1,952              --
 Other investing activities....................      643        (545)            (43)            --              55
                                                 -------     -------         -------        -------        --------
       Net cash used in investing activities...   (7,598)     (3,637)            (80)         1,952          (9,363)
                                                 -------     -------         -------        -------        --------
Cash flows from financing activities:
 Net borrowings under revolving note payable...   11,826      (4,129)             --             --           7,697
 Proceeds from issuance of subordinated
   promissory notes payable to shareholders....       --          --              --             --              --
 Proceeds from issuance of long-term
   obligations.................................    8,943          --              --             --           8,943
 Payments on long-term obligations.............   (7,551)         --              --             --          (7,551)
 Proceeds from issuance of preferred stock, net
   of issuance costs...........................       --          --              --             --              --
 Due to affiliates.............................      877       2,311          (1,236)        (1,952)              0
 Other financing activities....................     (310)         --              --             --            (310)
                                                 -------     -------         -------        -------        --------
       Net cash provided by financing
        activities.............................   13,785      (1,818)         (1,236)        (1,952)          8,779
                                                 -------     -------         -------        -------        --------
Net (decrease) increase in cash and cash
 equivalents...................................    2,354        (758)           (294)            --           1,302
Cash and cash equivalents, beginning of
 period........................................       --         941             536             --           1,477
                                                 -------     -------         -------        -------        --------
Cash and cash equivalents, end of period.......  $ 2,354     $   183         $   242        $    --        $  2,779
                                                 =======     =======         =======        =======        ========

                     AAI.FOSTERGRANT, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

                                                               SIX MONTHS ENDED
                                     ---------------------------------------------------------------------
                                                                 JUNE 30, 1997
                                     ---------------------------------------------------------------------
                                                GUARANTOR     NON-GUARANTOR
                                     COMPANY   SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                     -------   ------------   --------------   ------------   ------------
                                                                (IN THOUSANDS)
CONSOLIDATING STATEMENTS OF
 OPERATIONS
Net sales..........................  $30,334     $41,935          $3,616         $    --        $75,885
Cost of goods sold.................  19,190       20,253           1,755              --         41,198
                                     -------     -------          ------         -------        -------
Gross profit.......................  11,144       21,682           1,861              --         34,687
Selling general and administrative
 expense...........................  14,413       14,984           1,286              --         30,683
                                     -------     -------          ------         -------        -------
Income from operations.............  (3,269)       6,698             575              --          4,004
Interest expense...................  (1,105)        (966)             --              --         (2,071)
Other income (expense), net........     (67)          --              26              --            (41)
Equity in income of subsidiaries...   6,099           --              --          (6,099)            --
                                     -------     -------          ------         -------        -------
Income (loss) before income taxes
 and dividends and accretion on
 preferred stock...................   1,658        5,732             601          (6,099)         1,892
Income tax (expense) benefit.......    (868)          --            (234)             --         (1,102)
                                     -------     -------          ------         -------        -------
Net income (loss) before dividends
 and accretion on preferred
 stock.............................     790        5,732             367          (6,099)           790
                                     -------     -------          ------         -------        -------
Dividends and accretion on
 preferred stock...................   1,210           --              --              --          1,210
                                     -------     -------          ------         -------        -------
Net Income (loss) applicable to
 common shareholders...............  $ (420)     $ 5,732          $  367         $(6,099)          (420)
                                     =======     =======          ======         =======        =======
CONSOLIDATING STATEMENTS OF CASH
FLOWS
Cash flows from operating
 activities........................  $(7,748)    $ 1,394          $  120         $    --        $(6,234)
Cash flows from investing
 activities:
 Purchase of property and
   equipment.......................     (878)     (3,356)           (132)             --         (4,366)
 Acquisitions, net of cash
   received........................       --          --              --              --             --
 Advances to affiliates............     (681)         --              --             733             52
 Other investing activities........   (1,125)       (382)             23              --         (1,484)
                                     -------     -------          ------         -------        -------
       Net cash (used in) provided
        by investing activities....   (2,684)     (3,738)           (109)            733         (5,798)
                                     -------     -------          ------         -------        -------
Cash flows from financing
 activities:
 Net borrowings under revolving
   note payable....................   10,538       3,552              --              --         14,090
 Proceeds from term note payable...
 Payments on long-term
   obligations.....................
 Due to affiliates.................       --         733              --            (733)            --
                                     -------     -------          ------         -------        -------
       Net cash provided by
        financing activities.......   10,538       4,285              --            (733)        14,090
                                     -------     -------          ------         -------        -------
       Net increase (decrease) in
        cash.......................      106       1,941              11              --          2,058
Cash and cash equivalents,
 beginning of period...............       --         941             536              --          1,477
                                     -------     -------          ------         -------        -------
Cash and cash equivalents, end of
 period............................  $   106     $ 2,882          $  547              --        $ 3,535
                                     =======     =======          ======         =======        =======

                                                                SIX MONTHS ENDED
                                     ----------------------------------------------------------------------
                                                                  JULY 4, 1998
                                     ----------------------------------------------------------------------
                                                 GUARANTOR     NON-GUARANTOR
                                     COMPANY    SUBSIDIARIES    SUBSIDIARIES    ELIMINATIONS   CONSOLIDATED
                                     --------   ------------   --------------   ------------   ------------
                                                                 (IN THOUSANDS)
CONSOLIDATING STATEMENTS OF
 OPERATIONS
Net sales..........................  $ 35,690     $43,198          $9,743         $    --        $ 88,631
Cost of goods sold.................    20,347      22,797           4,399              --          47,543
                                     --------     -------          ------         -------        --------
Gross profit.......................    15,343      20,401           5,344              --          41,088
Selling general and administrative
 expense...........................    23,984      11,722           3,502              --          39,208
                                     --------     -------          ------         -------        --------
Income from operations.............    (8,641)      8,679           1,842              --           1,880
Interest expense...................    (1,986)       (621)            (31)             --          (2,638)
Other income (expense), net........         7          12             (29)             --             (10)
Equity in income of subsidiaries...     5,604          --              --          (5,604)             --
                                     --------     -------          ------         -------        --------
Income (loss) before income taxes
 and dividends and accretion on
 preferred stock...................    (5,066)      8,070           1,782          (5,604)           (768)
Income tax (expense) benefit.......     4,163      (3,725)           (600)             --             338
                                     --------     -------          ------         -------        --------
Net income (loss) before dividends
 and accretion on preferred
 stock.............................      (353)      4,345           1,182          (5,604)           (430)
                                     --------     -------          ------         -------        --------
Dividends and accretion on
 preferred stock...................     1,357          --              --              --           1,357
                                     --------     -------          ------         -------        --------
Net Income (loss) applicable to
 common shareholders...............  $ (1,710)    $ 4,345           1,182         $(5,604)       $ (1,787)
                                     ========     =======          ======         =======        ========
CONSOLIDATING STATEMENTS OF CASH
FLOWS
Cash flows from operating
 activities........................  $(10,613)    $ 7,184          $ (466)        $    --        $ (3,895)
Cash flows from investing
 activities:
 Purchase of property and
   equipment.......................    (6,485)     (3,872)           (506)             --         (10,863)
 Acquisitions, net of cash
   received........................    (9,464)         --              --              --          (9,464)
 Advances to affiliates............    (3,724)         --              --           3,724              --
 Other investing activities........    (5,910)      3,023               2              --          (2,885)
                                     --------     -------          ------         -------        --------
       Net cash (used in) provided
        by investing activities....   (25,583)       (849)           (504)          3,724         (23,212)
                                     --------     -------          ------         -------        --------
Cash flows from financing
 activities:
 Net borrowings under revolving
   note payable....................    23,857      (8,949)             --              --          14,908
 Proceeds from term note payable...    13,222          --              --              --          13,222
 Payments on long-term
   obligations.....................    (1,429)         --              --              --          (1,429)
 Due to affiliates.................    (1,602)      2,957           2,369          (3,724)             --
                                     --------     -------          ------         -------        --------
       Net cash provided by
        financing activities.......    34,048      (5,992)          2,369          (3,724)         26,701
                                     --------     -------          ------         -------        --------
       Net increase (decrease) in
        cash.......................    (2,148)        343           1,399              --            (406)
Cash and cash equivalents,
 beginning of period...............     2,354         183             242              --           2,779
                                     --------     -------          ------         -------        --------
Cash and cash equivalents, end of
 period............................  $    206     $   526          $1,641         $    --        $  2,373
                                     ========     =======          ======         =======        ========

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
AAi.FosterGrant, Inc. and Subsidiaries:

     We have audited the accompanying consolidated statements of operations and shareholder's equity and cash flows of Foster Grant Group L.P. (wholly-owned by BEC Group, Inc.) for the eleven months ended November 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated statements of operations and shareholder's equity and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the statements of operations and shareholder's equity and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the consolidated statements of operations and shareholder's equity and cash flows referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Foster Grant Group L.P. for the eleven months ended November 30, 1996 in conformity with generally accepted accounting principles.

                                            Arthur Andersen LLP

Boston, Massachusetts
June 19, 1998

                            FOSTER GRANT GROUP L.P.

         CONSOLIDATED STATEMENT OF OPERATIONS AND SHAREHOLDER'S EQUITY
                                 (IN THOUSANDS)

                                                                ELEVEN MONTHS
                                                                    ENDED
                                                              NOVEMBER 30, 1996
                                                              -----------------
Net sales...................................................      $ 72,527
                                                                  --------
Costs and expenses:
     Cost of sales..........................................        51,771
     Selling, general and administrative expenses...........        31,278
     Non-recurring charges..................................         7,412
     Interest expense.......................................         2,231
     Other income, net......................................          (100)
                                                                  --------
          Total costs and expenses..........................        92,592
                                                                  --------
Net loss....................................................      $(20,065)
                                                                  ========
Shareholder's Equity -
     Beginning balance......................................      $ 34,095
     Net loss...............................................       (20,065)
                                                                  --------
     Ending balance.........................................      $ 14,030
                                                                  ========

  The accompanying notes are an integral part of these consolidated financial statements.

                            FOSTER GRANT GROUP L.P.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                              ELEVEN MONTHS
                                                                  ENDED
                                                              NOVEMBER 30,
                                                                  1996
                                                              -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss...............................................    $(20,065)
     Adjustments to reconcile net loss to net cash provided
      by operating
       activities-
          Non-recurring charges, net of payments............       7,412
          Depreciation and amortization.....................       8,488
     Changes in current assets and liabilities:
     Accounts receivable....................................      11,538
     Inventories............................................      19,738
     Other assets...........................................      (1,039)
     Accounts payable and accrued expenses..................      (7,558)
                                                                --------
          Net cash provided by operating activities.........      18,514
                                                                --------
CASH FLOWS USED IN INVESTING ACTIVITIES:
     Capital expenditures...................................      (3,980)
                                                                --------
CASH FLOWS USED IN FINANCING ACTIVITIES:
     Repayment of mortgages.................................        (171)
     Repayment of advances from parent......................     (13,445)
                                                                --------
          Net cash used in financing activities.............     (13,616)
                                                                --------
          Net increase in cash..............................    $    918
                                                                ========

  The accompanying notes are an integral part of these consolidated financial statements.

                            FOSTER GRANT GROUP L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  BUSINESS

  (a) Business and Basis of Presentation

     Foster Grant Group L.P. (the Company) was wholly owned by BEC Group, Inc., formerly known as Benson Eyecare Corporation (BEC), a publicly traded company, until December 1996. The Company was organized as a partnership and its operations were comprised of three previously separate corporations acquired by BEC in 1993 and 1994. The accompanying financial statements include the accounts of these companies and their wholly-owned subsidiaries. All significant intercompany transactions, profits and accounts have been eliminated in consolidation. Except for interest expense, no intercorporate charges have been made since the Company was operated and managed as an autonomous entity.

  (b) Subsequent Event

     In December 1996, the common stock of the Company was sold to Foster Grant Holdings, Inc. (FG Holdings), a wholly owned subsidiary of AAi.FosterGrant, Inc.
(AAi). AAi paid $10.0 million in cash and assumed certain liabilities in the amount of approximately $34.0 million. The purchase price was financed by $5.0 million of borrowings through AAi's credit facility and a $5.0 million equity investment in AAi by Marlin Group, a related party to BEC. In addition to the $10.0 million in cash, FG Holdings also issued 100 shares of Series A redeemable nonvoting preferred stock initially valued at approximately $0.8 million. The redemption value of this preferred stock is subject to upward adjustment based on annual sales of the Company, as defined, for the year ending January 1, 2000 or upon the completion of certain specific capital transactions. The maximum redemption amount was reduced from $6.0 million to $4.0 million in June 1998.

     Immediately prior to the sale of the common stock to FG Holdings, the building in which the main operations of the Company were located and the related mortgage payable were transferred to BEC. The Company subsequently leased the building from BEC (Note 4).

     The Company, under its new ownership, continues to be a distributor of value priced sunglasses and reading glasses to mass merchandisers, variety stores, chain drug stores and supermarkets in North America.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  (a) Revenue Recognition

     Revenue is recognized at time of shipment with estimates provided for returns and allowances based upon historical experience. Certain sales are subject to warranty against defects in material and workmanship for varying periods. The Company provides for such potential future costs at the time sales are recorded.

  (b) Cost of Goods Sold

     Cost of goods sold includes the cost of material, direct labor and overhead relating to products sold.

  (c) Major Customers

     During the eleven months ended November 30, 1996, two customers accounted for approximately 12% and 11% of net sales, respectively.

  (d) Barter Credits

     The Company occasionally enters into transactions where it exchanges certain products for barter credits. These barter credits can then be exchanged for various goods and services that the Company may require. In these transactions the Company values the credits, in accordance with Financial Accounting Standard Board's Emerging Issues Task Force Abstract 93-11, based on the value of the products exchanged rather than

                            FOSTER GRANT GROUP L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

the anticipated value of the goods or services to be received. The value of these credits is recognized as expense as the goods or services are received or an impairment is identified. (See Note 3).

  (e) Depreciation and Amortization

     Depreciation of property and equipment is computed on a straight line basis for financial reporting purposes over the estimated useful lives of the assets. Useful lives range from three to five years for office equipment to 30 years for buildings. Displays and fixtures are depreciated over their expected useful lives, generally one to three years. Depreciation expense recorded for the eleven months ended November 30, 1996 was $7,599,000.

     Goodwill and intangible assets are amortized on a straight line basis over estimated useful lives; which approximate 30 years for goodwill and 20 years for trademarks, and from three to five years for other identifiable intangibles. At each balance sheet date, the Company evaluates the realizability of goodwill and other intangible assets based upon expectations of undiscounted cash flows. Should this review indicate that goodwill or other intangible assets will not be recoverable, the Company's carrying value of the goodwill or intangible assets will be reduced by the estimated shortfall of discounted cash flows. Based upon its most recent analysis the Company believes that no material impairment of goodwill or intangible assets exists. Amortization of goodwill and intangible assets recorded for the eleven months ended November 30 1996 was approximately $889,000.

  (f) Income Taxes

     The Company accounts for income taxes under SFAS No. 109. "Accounting for Income Taxes." SFAS No. 109 requires an asset and liability approach to accounting for income taxes. Deferred income taxes are provided on the difference in basis of assets and liabilities between financial reporting and tax returns using enacted tax rates. A valuation allowance is recorded when realization of deferred tax assets is not assured.

     The income tax benefit consists of the following for the eleven months ended November 30, 1996:

Current:
  Federal...................................................  $    --
  State and local...........................................       --
Deferred....................................................   (7,223)
Change in valuation reserve.................................    7,223
                                                              -------
                                                              $    --
                                                              =======

     The Company's effective tax rate differs from the Federal statutory rate as follows for the eleven months ended November 30, 1996:

Expected tax benefit at statutory rate......................    (35.0)%
State income taxes..........................................     (1.0)%
Change in valuation reserve.................................    (36.0)%
                                                                -----
Income tax benefit..........................................       --%
                                                                -----
                                                                -----

     During the eleven months ended November 30, 1996, the income tax provision was prepared on a separate return basis. Accordingly, the Company provided a full valuation allowance on the deferred tax assets, consisting of net operating losses and nondeductible reserves, generated during the period.

                            FOSTER GRANT GROUP L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)


  (g) New Accounting Pronouncements


     Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, establishes financial accounting and reporting requirements for stock-based employee compensation plans. The Company adopted the reporting requirements of SFAS No. 123 in 1996 noting that the implementation of the new standard did not have a significant impact on its financial position or results of operations.

     SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of, establishes financial accounting standards for the impairment of long-lived assets. The Company adopted SFAS No. 121 in 1996 (Note 3).

  (h) Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

(3) NON-RECURRING CHARGES

     During the eleven months ended November 30, 1996, the Company wrote-off (i) approximately $4.2 million of display fixtures and (ii) approximately $3.2 million of barter credits for which it was determined during 1996 that the value of the assets would not be realized.

(4)  LEASE COMMITMENTS

     The Company leases administrative office and warehouse facilities under operating leases. Future minimum lease payments are as follows (in thousand):

     1997........................................................    $468
     1998........................................................     342
     1999........................................................      74
     2000........................................................       3
                                                                     ----
                                                                     $887
                                                                     ====

     Rent expense, including common area and other charges, during the eleven months ended November 30, 1996 was approximately $711,000.

(5)  RELATED PARTY TRANSACTIONS

     During the eleven months ended November 30, 1996, the Company was party to a revolving intercompany credit arrangement with BEC whereby interest was charged at a rate of 8.0% on outstanding borrowings. Interest paid in connection with this arrangement was approximately $2.2 million which is included in interest expense in the accompanying statement of operations and shareholder's equity. All income taxes were paid by BEC during 1996.

(6)  STOCK OPTIONS

     The employees of the Company participate in a stock option plan administered by BEC.

                            FOSTER GRANT GROUP L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (CONTINUED)

(7)  COMMITMENTS AND CONTINGENCIES

  Supply Agreement

     The Company has a supply agreement with a display manufacturer. The agreement requires that the Company purchase 70.0% of its annual display purchases, as defined, from this supplier through December 2005. If the Company does not purchase 70.0% of its displays from this manufacturer, it is required to make a payment equal to 30.0% of the annual shortfall. In addition, the Company and BEC are required to cumulatively purchase $32.3 million of displays over the term of this agreement. To the extent that total purchases do not meet this dollar level, the Company is required to make a payment equal to 30.0% of $32.3 million less the Company's purchases, BEC's purchases and any amounts paid as a result of the annual shortfall discussed above. During the eleven months ended November 30, 1996, the Company purchased $2.4 million of such displays.

  Litigation

     The Company is subject to various litigation incidental to the business. Irrespective of any indemnification that may be received, the Company does not believe that exposure on any matter will result in a significant impact on the Company.

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of Foster Grant Group L.P. (wholly-owned by BEC Group, Inc.)

     In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of shareholder's equity and of cash flows present fairly, in all material respects, the financial position of Foster Grant Group L.P. and its subsidiaries (the "Company") at December 31, 1995, and the results of their operations and their cash flows for the year in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

     As discussed in Note 1, in December 1996, the Company's parent, BEC Group, Inc. sold the common stock of the Company to Accessories Associates, Inc.

     We have not audited the consolidated financial statements of Foster Grant Group L.P. and its subsidiaries for any period subsequent to December 31, 1995.

PRICE WATERHOUSE LLP

Dallas, Texas
December 30, 1997

                            FOSTER GRANT GROUP L.P.
                       (WHOLLY-OWNED BY BEC GROUP, INC.)

                           CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)

                                                              DECEMBER 31,
                                                                  1995
                                                              ------------
                                  ASSETS
Current assets:
  Cash and cash equivalents.................................    $    499
  Trade receivables, less allowance for doubtful accounts of
     $1,281.................................................      16,585
  Inventories, net..........................................      37,401
  Deferred taxes............................................      10,291
  Other current assets......................................       2,935
                                                                --------
          Total current assets..............................      67,711
Property and equipment, net.................................       8,721
Goodwill, net...............................................       5,743
Intangible assets, net......................................       8,660
Other assets................................................      11,985
                                                                --------
          Total assets......................................    $102,820
                                                                ========

                   LIABILITIES AND SHAREHOLDER'S EQUITY
Current liabilities:
  Short-term debt...........................................    $    132
  Accounts payable..........................................      18,431
  Accrued compensation......................................         714
  Due to parent.............................................      33,745
  Deferred taxes............................................       6,770
  Other accrued expenses....................................       5,114
                                                                --------
          Total current liabilities.........................      64,906
Mortgage payable............................................       3,819
                                                                --------
          Total liabilities.................................      68,725
                                                                --------
Commitments and contingencies
Shareholder's equity:
  Investment by BEC.........................................      34,095
                                                                --------
          Total shareholder's equity........................      34,095
                                                                --------
          Total liabilities and shareholder's equity........    $102,820
                                                                ========

          See accompanying notes to consolidated financial statements.

                            FOSTER GRANT GROUP L.P.
                       (WHOLLY-OWNED BY BEC GROUP, INC.)

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 (IN THOUSANDS)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1995
                                                              ------------
Net sales...................................................    $ 96,399
Costs and expenses:
  Cost of sales.............................................      54,638
  Selling, general and administrative.......................      42,178
  Special charges...........................................      11,560
  Interest expense..........................................       2,977
  Other income, net.........................................        (372)
                                                                --------
          Total costs and expenses..........................     110,981
                                                                --------
Loss before income taxes....................................     (14,582)
Income tax benefit..........................................      (4,869)
                                                                --------
Net loss....................................................    $ (9,713)
                                                                ========

          See accompanying notes to consolidated financial statements.

                            FOSTER GRANT GROUP L.P.
                       (WHOLLY-OWNED BY BEC GROUP, INC.)

                 CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY
                                 (IN THOUSANDS)

                                                               YEAR ENDED
                                                              DECEMBER 31,
                                                                  1995
                                                              ------------
Balance as of December 31, 1994.............................    $ 43,036
  Common stock issued pursuant to contingency agreement in
     connection with acquisition of Foster Grant by BEC.....         833
  Net loss..................................................      (9,713)
  Cumulative translation adjustment.........................         (61)
                                                                --------
Balance as of December 31, 1995.............................    $ 34,095
                                                                ========

          See accompanying notes to consolidated financial statements.

                            FOSTER GRANT GROUP L.P.
                       (WHOLLY-OWNED BY BEC GROUP, INC.)

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                 YEAR ENDED
                                                              DECEMBER 31, 1995
                                                              -----------------
Cash flows from operating activities:
  Net loss..................................................      $ (9,713)
  Adjustments to reconcile net loss to net cash used by
     operating activities:
     Special charges, net of payments.......................         6,044
     Depreciation and amortization..........................         7,971
     Bad debt expense.......................................            11
     Loss on sale of property and equipment.................            46
     Deferred tax benefit...................................        (4,869)
Change in current assets and liabilities:
  Accounts receivable.......................................           255
  Inventories...............................................       (16,470)
  Other assets..............................................        (2,853)
  Accounts payable..........................................         2,265
  Accrued expenses and other................................        (1,065)
                                                                  --------
     Net cash used by operating activities..................       (18,378)
                                                                  --------
Cash flows from investing activities:
  Capital expenditures......................................       (16,238)
  Proceeds from sale of fixed assets........................             7
                                                                  --------
     Net cash used by investing activities..................       (16,231)
                                                                  --------
Cash flows from financing activities:
  Proceeds from mortgages...................................         3,945
  Advances from parent......................................        31,020
                                                                  --------
     Net cash provided by financing activities..............        34,965
                                                                  --------
Effect on cash of changes in foreign exchange rates.........            26
                                                                  --------
Net increase in cash........................................           382
Cash and cash equivalents at beginning of year..............           117
                                                                  --------
Cash and cash equivalents at end of year....................      $    499
                                                                  ========

          See accompanying notes to consolidated financial statements.

                            FOSTER GRANT GROUP L.P.
                       (WHOLLY-OWNED BY BEC GROUP, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)

1.  SUBSEQUENT EVENTS

     In December 1996, the common stock of the Company was sold to Foster Grant Holdings, Inc. ("FG Holdings"), a wholly owned subsidiary of AAi.FosterGrant, Inc. ("AAi"). AAi paid $10 million in cash and assumed certain liabilities in the amount of approximately $34.0 million. The purchase price was financed by $5.0 million of borrowings through AAi's credit facility and a $5.0 million equity investment in AAi by Marlin Group, a related party to BEC Group, Inc. ("BEC"). In addition to the $10.0 million in cash, FG Holdings also issued 100 shares of Series A redeemable nonvoting preferred stock initially valued at approximately $.8 million. The redemption value of this preferred stock is subject to upward adjustment based on annual sales of the Company, as defined, for the year ending January 1, 2000 or upon the completion of certain specific capital transactions. The maximum redemption amount was reduced from $6.0 million to $4.0 million in June 1998.

     Immediately prior to the sale of the common stock to AAi, the building in which the main operations of the Company were located (Note 5) and the related mortgage payable (Note 7) were transferred to BEC. The Company subsequently leased the building from BEC.

2.  BUSINESS AND BASIS OF PRESENTATION

     Foster Grant Group L.P. (the "Company") is wholly owned by BEC (formerly known as Benson Eyecare Corporation), a publicly traded company. The operations of the Foster Grant Group L.P. are comprised primarily of three previously separate companies (Opti-Ray Inc., The Bonneau Company, and International Eyewear & Accessories) acquired by BEC in 1993 and 1994. The accompanying financial statements include the accounts of these companies and their wholly-owned subsidiaries. Except for interest expense, no intercorporate charges have been made since the Company was operated and managed as an autonomous entity.

3.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany transactions, profits and accounts have been eliminated in consolidation.

  Cash Equivalents

     Cash equivalents include all temporary cash investments with original maturities of three months or less. The carrying value is equal to market value.

  Revenue Recognition

     Revenue is recognized at time of shipment with estimates provided for returns based upon historical experience.

  Concentration of Credit Risk and Major Customers

     Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable, primarily to mass merchant customers in the retail industry. Trade receivables arising from sales to customers are not collateralized and as a result management continually monitors the financial condition of these customers to reduce the risk of loss. During the year ended December 31, 1995 two customers accounted for approximately 12% and 14% of net sales, respectively.

                            FOSTER GRANT GROUP L.P.
                       (WHOLLY-OWNED BY BEC GROUP, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

  Foreign Currency Translation

     All balance sheet accounts of foreign operations are translated at the current exchange rate as of the end of the period. Results of operations are translated at average currency exchange rates. The resulting translation adjustment is recorded as a separate component of shareholders' equity.

  Inventories

     Inventories, which consist primarily of finished goods held for resale, are stated at the lower of cost, determined on a first-in first-out basis, or market. Costs include material, direct labor, and overhead.

  Warranties

     Certain sales are subject to warranty against defects in material and workmanship for varying periods. The Company provides for such potential future costs at the time the sales are recorded.

  Property and Equipment

     Property and equipment are stated at cost. Additions and improvements are capitalized. Maintenance and repairs are expensed as incurred. Depreciation is computed on a straight line basis for financial reporting purposes, and on an accelerated basis for tax purposes, over the estimated useful lives of the assets. Useful lives range from 3 to 5 years for office equipment to 30 years for buildings. Asset cost and accumulated depreciation amounts are removed for dispositions and retirements, with resulting gains and losses reflected in earnings.

  Displays

     The Company capitalizes the cost of display fixtures shipped to customers. The displays are depreciated over the expected useful lives of the displays, generally one to three years. Depreciation expense recorded for the year ended December 31, 1995 was $6,418. Displays costs of $9,912, net of depreciation, are included in "Other Assets".

  Goodwill and Intangible Assets

     Goodwill represents the excess cost over the fair value of net assets acquired in business combinations accounted for under the purchase method. Intangible assets consist principally of trademarks and other identifiable intangible assets.

     Goodwill and intangible assets are amortized on a straight line basis over estimated useful lives of 30 years for goodwill, 20 years for trademarks, and from 3 to 5 years for other identifiable intangibles. At each balance sheet date, the Company evaluates the realizability of goodwill and intangible assets based upon expectations of undiscounted cash flows. Should this review indicate that goodwill or intangible assets will not be recoverable, the Company's carrying value of the goodwill or intangible assets will be reduced by the estimated shortfall of discounted cash flows. Based upon its most recent analysis, the Company believes that no material impairment of goodwill or intangible assets exists. Amortization of goodwill recorded for the year ended December 31, 1995 was $183.

                            FOSTER GRANT GROUP L.P.
                       (WHOLLY-OWNED BY BEC GROUP, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

  Income Taxes

     Deferred income taxes are provided on the difference in basis of assets and liabilities between financial reporting and tax returns using enacted tax rates. A valuation allowance is recorded when realization of deferred tax assets is not assured.

  New Accounting Pronouncements

     Statement of Financial Accounting Standards (SFAS) No. 123, "Accounting for Stock-Based Compensation", establishes financial accounting and reporting requirements for stock-based employee compensation plans. The Company adopted the reporting requirements of SFAS 123 in 1996. There was no impact on its financial position or results of operations as a result of this adoption.

     SFAS No. 121, "Accounting for the Impairment of Long Lived Assets and for Long Lived Assets to be Disposed of", establishes financial accounting standards for the impairment of long lived assets. The Company adopted SFAS No. 121 in 1996. There was no significant effect on the financial statements of the Company as a result of this adoption.

  Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

4.  SPECIAL CHARGES

     Starting in the third quarter and culminating in the fourth quarter of 1995, the Company took actions to reorganize its distribution operations and exit the display production business. Special charges of $11,560 for the year included: (i) a $6,700 provision for realigning the in-house display function in connection with the sale of the display manufacturing business to HMG Worldwide;
(ii) a $4,200 charge for reorganization and integration of the distribution operations, including costs to terminate certain employees and close the California distribution facility, resolution of distribution integration issues, streamlining new Dallas warehousing operations, and reorganization of the SKU numbering system; and (iii) $660 of deferred financing costs in connection with a change in the Company's banking syndicate in September 1995.

5.  PROPERTY AND EQUIPMENT

     Property and equipment consists of the following at December 31, 1995:

Land........................................................    $ 1,005
Buildings (See Note 1)......................................      5,138
Machinery and equipment.....................................      3,208
Furniture and fixtures......................................        496
                                                                -------
                                                                  9,847
Less accumulated depreciation...............................     (1,126)
                                                                -------
     Net property and equipment.............................    $ 8,721
                                                                =======

     Depreciation expense for the year ended December 31, 1995 was $606.

                            FOSTER GRANT GROUP L.P.
                       (WHOLLY-OWNED BY BEC GROUP, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

6.  INTANGIBLE ASSETS

     Intangible assets and accumulated amortization consist of the following at December 31, 1995:

Trademarks..................................................    $ 9,358
Other identifiable intangible assets........................      1,189
Less accumulated amortization...............................     (1,887)
                                                                -------
     Net intangible assets..................................    $ 8,660
                                                                =======

     Amortization expense for the year ended December 31, 1995 was $764.

7.  MORTGAGE PAYABLE

     The Company's mortgage payable is a $3,951 mortgage bearing interest at LIBOR plus 1.85 basis points, secured by land and buildings in Dallas, Texas, and guaranteed by BEC, with monthly principal and interest payments of $41 due through April 2001. See Note 1.

8.  INCOME TAXES

     The Company accounts for income taxes under SFAS No. 109, "Accounting for Income Taxes." SFAS No. 109 requires an asset and liability approach to accounting for income taxes.

     The income tax benefit consists of the following for the year ended December 31, 1995:

Current:
  Federal...................................................  $    --
  State and local...........................................       --
Deferred....................................................   (4,869)
                                                              -------
                                                              $(4,869)
                                                              =======

     The Company's effective tax rate differs from the Federal statutory rate as follows for the year ended December 31, 1995:

Expected tax benefit at statutory rate......................   (35.0)%
State income taxes..........................................    (1.0)%
Goodwill amortization.......................................     1.3%
Other, net..................................................      .7%
                                                              ------
Income tax benefit..........................................   (34.0)%
                                                              ======

                            FOSTER GRANT GROUP L.P.
                       (WHOLLY-OWNED BY BEC GROUP, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

     Significant components of deferred income taxes are as follows at December 31, 1995:

Loss carryforward...........................................  $ 6,773
Accounts receivable.........................................    1,454
Inventories.................................................    1,138
Other, net..................................................      926
                                                              -------
  Deferred tax asset........................................   10,291
                                                              -------
Displays....................................................    3,843
Fixed assets................................................       34
Intangible assets...........................................    2,893
                                                              -------
  Deferred tax liability....................................    6,770
                                                              -------
  Net deferred tax asset....................................  $ 3,521
                                                              =======

     No valuation allowance has been established against deferred tax assets as realization is considered to be more likely than not. Net operating loss carryforwards amount to approximately $20 million at December 31, 1995. The operating loss carryforwards will expire beginning in the year 2008.

9.  LEASE COMMITMENTS

     The Company leases administrative office and warehouse facilities under operating leases. Future minimum lease payments are as follows:

1996................................................  $  832
1997................................................     468
1998................................................     342
1999................................................      74
2000................................................       3
                                                      ------
                                                      $1,719
                                                      ======

     Rent expense including common area and other charges during 1995 was $739.

10.  RELATED PARTY TRANSACTIONS

     During the year ended December 31, 1995, the Company was party to a revolving intercompany credit arrangement with BEC whereby interest was charged at a rate of 8%. Interest expense in connection with this arrangement was approximately $3.0 million for the year ended December 31, 1995. Balances related to this agreement have been disclosed under the captions "Due to Parent" and "Interest Expense." All interest and income taxes were paid by BEC during 1995.

11.  STOCK OPTIONS

     The employees of the Company participate in a stock option plan administered by BEC.

                            FOSTER GRANT GROUP L.P.
                       (WHOLLY-OWNED BY BEC GROUP, INC.)

           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (IN THOUSANDS)
                                  (CONTINUED)

12.  COMMITMENTS AND CONTINGENCIES

  Supply Agreement

     The Company has a supply agreement with HMG Worldwide. The agreement requires that the Company purchase 70% of its annual display purchases, as defined, from this supplier through December 2005. If the Company does not purchase 70% of the Company's displays from this manufacturer, it is required to make a payment equal to 30% of the annual shortfall. In addition, the Company and BEC are required to cumulatively purchase $32.3 million of displays over the term of this agreement. To the extent that total purchases do not meet this dollar level, the Company is required to make a payment equal to 30% of $32.3 million, less the Company's purchases, BEC's purchases and any amounts paid as a result of the annual shortfall discussed above. As of December 31, 1995, no amounts were due under this agreement as a result of a shortfall. During the period from September 30, 1995 through December 31, 1995, the Company purchased $1.2 million of such displays. During the years ended December 31, 1996 and 1997, the Company purchased $2.4 million and $3.5 million of such displays, respectively.

  Litigation

     The Company is subject to various litigation incidental to the business. Irrespective of any indemnification that may be received, the Company does not believe that exposure on any matter will result in a significant impact on the Company.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Members of
Fantasma LLC:

     We have audited the accompanying balance sheets of Fantasma LLC as of December 31, 1996 and 1997 and the related statements of operations, members' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of Fantasma LLC's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Fantasma LLC as of December 31, 1996 and 1997 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Boston, Massachusetts
November 6, 1998

                                  FANTASMA LLC

                                 BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                DECEMBER 31,
                                                              ----------------      JULY 4,
                                                               1996      1997         1998
                                                              ------    ------    ------------
                                                                                  (UNAUDITED)
                                            ASSETS
Current Assets:
  Cash......................................................  $  189    $  238       $  420
  Accounts receivable, less reserves of approximately
     $186,000, $402,000 and $434,000 in 1996, 1997 and 1998,
     respectively...........................................   3,408     5,108        1,626
  Inventory.................................................   1,995     1,908        2,377
  Prepaids and other current assets.........................     121        72          170
                                                              ------    ------       ------
          Total current assets..............................   5,713     7,326        4,593
                                                              ------    ------       ------
Property and Equipment, at cost:
  Equipment.................................................      29        68           15
  Furniture and fixtures....................................      10        11           --
                                                              ------    ------       ------
                                                                  39        79           15
  Less -- accumulated depreciation..........................      (2)      (13)          --
                                                              ------    ------       ------
                                                                  37        66           15
Other Assets:
  Intangible assets, net....................................       3         3        4,610
                                                              ------    ------       ------
          Total assets......................................  $5,753    $7,395       $9,218
                                                              ======    ======       ======

                               LIABILITIES AND MEMBERS' EQUITY
Current Liabilities:
  Note payable to member....................................  $3,764    $3,764       $3,712
  Advances payable to member................................     987     1,661           --
  Accounts payable and accrued expenses.....................     796     1,657        1,442
                                                              ------    ------       ------
          Total current liabilities.........................   5,547     7,082        5,154
Members' Equity.............................................     206       313        4,064
                                                              ------    ------       ------
          Total liabilities and members' equity.............  $5,753    $7,395       $9,218
                                                              ======    ======       ======

   The accompanying notes are an integral part of these financial statements.

                                  FANTASMA LLC

                            STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                         YEAR ENDED DECEMBER 31,             SIX MONTHS ENDED
                                       ----------------------------    -----------------------------
                                        1995      1996       1997      JUNE 30, 1997    JULY 4, 1998
                                       ------    -------    -------    -------------    ------------
                                                                                (UNAUDITED)
Net sales............................  $5,133    $10,815    $17,163       $4,094           $4,841
Cost of goods sold...................   4,208      8,838     12,562        3,262            3,354
                                       ------    -------    -------       ------           ------
          Gross profit...............     925      1,977      4,601          832            1,487
Operating expenses:
  Selling expenses...................     250        643      1,501          657              707
  General and administrative
     expenses........................     672      1,023      2,259          911              957
                                       ------    -------    -------       ------           ------
          Income (loss) from
            operations...............       3        311        841         (736)            (177)
Interest expense.....................     106        236        480          164              168
                                       ------    -------    -------       ------           ------
Income (loss) before income taxes....    (103)        75        361         (900)            (345)
Provision for income taxes...........      --        (17)       (58)          --               --
                                       ------    -------    -------       ------           ------
          Net income (loss)..........  $ (103)   $    58    $   303       $ (900)          $ (345)
                                       ======    =======    =======       ======           ======

   The accompanying notes are an integral part of these financial statements.

                                  FANTASMA LLC

                         STATEMENTS OF MEMBERS' EQUITY
                                 (IN THOUSANDS)

                                                                PARENT
                                                               COMPANY      MEMBERS'
                                                              INVESTMENT     EQUITY      TOTAL
                                                              ----------    --------    --------
Balance, December 31, 1994..................................   $   932       $   --     $   932
  Additional parent company investment......................     1,009           --       1,009
  Net loss..................................................      (103)          --        (103)
                                                               -------       ------     -------
Balance, December 31, 1995..................................     1,838           --       1,838
  Capital contribution......................................        --            1           1
  Additional parent company investment......................       807           --         807
  Conversion of parent company investment to note payable to
     member.................................................    (2,498)          --      (2,498)
  Net income (loss).........................................      (147)         205          58
                                                               -------       ------     -------
Balance, December 31, 1996..................................        --          206         206
  Distribution to members...................................        --         (196)       (196)
  Net income................................................        --          303         303
                                                               -------       ------     -------
Balance, December 31, 1997..................................        --          313         313
  Distribution to members...................................        --         (531)       (531)
  Pushdown of purchase price related to AAi.FosterGrant's
     investment in Fantasma, LLC............................        --        4,627       4,627
  Net loss..................................................        --         (345)       (345)
                                                               -------       ------     -------
Balance, July 4, 1998 (unaudited)...........................   $    --       $4,064     $ 4,064
                                                               =======       ======     =======

   The accompanying notes are an integral part of these financial statements.

                                  FANTASMA LLC

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                               SIX MONTHS ENDED
                                                 YEAR ENDED DECEMBER 31,      ------------------
                                               ----------------------------   JUNE 30,   JULY 4,
                                                1995       1996      1997       1997      1998
                                               -------   --------   -------   --------   -------
                                                                                 (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)..........................  $  (103)  $     58   $   303    $ (900)   $  (345)
  Adjustments to reconcile net income (loss)
     to net cash provided by (used in)
     operating activities --
     Depreciation and amortization...........       20         15        11         3         21
     Write-off of property and equipment.....       --         20        --        --         49
     Change in assets and liabilities --
       Inventory.............................       42     (1,178)       87        97       (469)
       Accounts receivable...................     (437)    (1,811)   (1,700)    2,161      3,482
       Prepaid expenses and other current
          assets.............................       --       (121)       49       (59)       (98)
       Advances payable to member............   (1,001)     1,078       674      (866)    (1,661)
       Accounts payable and accrued
          liabilities........................      470         54       861      (610)      (215)
                                               -------   --------   -------    ------    -------
          Net cash provided by (used in)
            operating activities.............   (1,009)    (1,885)      285      (174)       764
                                               -------   --------   -------    ------    -------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of equipment......................       --         --       (40)      (15)        (2)
  Increase in other assets...................       --         --        --        --          3
                                               -------   --------   -------    ------    -------
          Net cash provided by (used in)
            investing activities.............       --         --       (40)      (15)         1
                                               -------   --------   -------    ------    -------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Borrowing under note payable to member.....       --      1,266        --        --      3,712
  Repayments of note payable to member.......       --         --        --        --     (3,764)
  Parent company investment..................    1,009        807        --        --         --
  Member contributions (distributions).......       --          1      (196)       --       (531)
                                               -------   --------   -------    ------    -------
          Net cash provided by (used in)
            financing activities.............    1,009      2,074      (196)       --       (583)
                                               -------   --------   -------    ------    -------
NET INCREASE (DECREASE) IN CASH..............       --        189        49      (189)       182
CASH AT BEGINNING OF PERIOD..................       --         --       189       189        238
                                               -------   --------   -------    ------    -------
CASH AT END OF PERIOD........................  $    --   $    189   $   238    $   --    $   420
                                               =======   ========   =======    ======    =======
DISCLOSURES OF INTEREST AND TAXES PAID:
  Interest paid..............................  $    --   $    156   $   480    $  240    $    --
                                               =======   ========   =======    ======    =======
  Taxes paid.................................  $    --   $     --   $    27    $   --    $    --
                                               =======   ========   =======    ======    =======
SUPPLEMENTAL DISCLOSURE OF NONCASH
  ACTIVITIES:
  Conversion of parent company investment to
     note payable to member..................  $    --   $  2,498   $    --    $   --    $    --
                                               =======   ========   =======    ======    =======
  Pushdown of purchase price related to
     AAi.FosterGrant's investment in
     Fantasma, LLC...........................  $    --   $     --   $    --    $   --    $ 4,626
                                               =======   ========   =======    ======    =======

   The accompanying notes are an integral part of these financial statements.

                                  FANTASMA LLC

                         NOTES TO FINANCIAL STATEMENTS
                (INCLUDING DATA APPLICABLE TO UNAUDITED PERIODS)

(1)  OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

  Organization and Business Activity

     Fantasma LLC (Fantasma) was organized under the laws of the State of Delaware on August 22, 1996 and began business operations on September 1, 1996. Fantasma imports and wholesales licensed watches, clocks, and other novelties; and grants credit to customers located throughout the United States, Europe and Japan.

     Prior to September 1, 1996, Fantasma operated as a division of Overdrive Capital Corp. (formerly known as Good Stuff Corp.). Overdrive Capital Corp. (Overdrive) sold the division's operating assets to Fantasma LLC in exchange for a two-year, $3,764,366 note. Overdrive maintained a 67% ownership interest in Fantasma, with a former stockholder of Overdrive holding a 33% ownership interest. The assets were transferred at historical book value and consisted of:

Unexpired royalties.........................................  $  289,055
Accounts receivable.........................................     798,172
Inventory...................................................   2,600,146
Prepaid expenses............................................      48,614
Furniture and equipment.....................................      25,000
Trademarks..................................................       3,379
                                                              ----------
          Total assets transferred..........................  $3,764,366
                                                              ==========

     The accompanying financial statements prior to the formation of Fantasma represent the financial results of the Fantasma division as included in the financial statements of Overdrive from January 1, 1995 to August 31, 1996.

     In June 1998, AAi.FosterGrant, Inc. (AAi.FosterGrant) acquired an 80% interest in Fantasma for approximately $4.1 million in cash. The operating agreement under which Fantasma is managed provides AAi.FosterGrant with sole voting rights on numerous significant matters. Accordingly, for financial statement presentation, the acquisition was accounted for using the purchase method. The purchase price was allocated based on estimated fair market value of assets and liabilities at the date of acquisition, as follows:

Cash........................................................  $    73,000
Accounts receivable.........................................    1,603,000
Inventory...................................................    2,002,000
Other current assets........................................      165,000
Furniture and equipment.....................................       15,000
Goodwill....................................................    4,626,000
Notes payable...............................................   (3,500,000)
Other current liabilities...................................     (934,000)
                                                              -----------
          Cash paid.........................................  $ 4,050,000
                                                              ===========

     The book value of Fantasma's assets and liabilities immediately prior to the acquisition approximated fair market value. Goodwill is being amortized ratably over 10 years.

  Basis of Accounting

     The accompanying financial statements reflect the application of certain significant accounting policies, as discussed below and elsewhere in the notes to financial statements. The preparation of financial statements

                                  FANTASMA LLC

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Interim Financial Statements

     The accompanying financial statements as of July 4, 1998 and for the six-month periods ended June 30, 1997 and July 4, 1998 are unaudited, but in the opinion of management, include all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of results for the interim periods. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepting accounting principles have been omitted, although Fantasma believes that the disclosures included are adequate. Results for the six months ended July 4, 1998 are not necessarily indicative of the results that may be expected for the year ending January 2, 1999.

  Inventory

     Inventories are stated at the lower of cost (first-in, first-out) or market and consist of finished goods for all years presented. Finished goods inventory consists of material and overhead.

  Property and Equipment

     Fantasma provides for depreciation and amortization by charges to operations in amounts that allocate the cost of these assets on a straight-line and accelerated basis over their estimated useful lives as follows:

ASSET CLASSIFICATION                                        ESTIMATED USEFUL LIFE
--------------------                                        ---------------------
Equipment.................................................         5 years
Furniture and fixtures....................................         7 years

     Fantasma has adopted the provisions of Statement of Position No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use. The adoption of this pronouncement did not have a material effect on Fantasma's financial position or financial results.

  Royalties

     Fantasma has several agreements that require royalty payments based on a percentage of certain net product sales, subject to specified minimum payments. Minimum royalty obligations relating to these agreements totaled $1,425,000. Royalty expense was approximately $330,000, $1,049,000, $1,734,000 and $439,000 for the years ended December 31, 1995, 1996 and 1997 and for the six months ended July 4, 1998, respectively. Accrued royalties, which are included in accounts payable and accrued expenses on the accompanying balance sheets, totaled $732,000 and $220,000 at December 31, 1997 and July 4, 1998,
respectively. There were no accrued royalties at December 31, 1996.

  Revenue Recognition

     Fantasma recognizes revenue from product sales, net of anticipated returns and discounts, taking into account historical experience, upon shipment to the customer.

  Concentration of Credit Risk

     Fantasma's financial instruments that are exposed to concentrations of credit risk consist primarily of cash and accounts receivable. Fantasma places its cash with high credit quality institutions. At times, such

                                  FANTASMA LLC

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

cash balances may be in excess of the FDIC insurance limit. Fantasma routinely assesses the financial strength of its customers and, as a consequence, believes that its trade accounts receivable credit risk exposure is limited.

     Financial instruments that potentially subject Fantasma to concentrations of credit risk are principally accounts receivable. A significant portion of its business activity is with domestic mass merchandisers whose ability to meet their financial obligations is dependent on economic conditions germane to the retail industry. During recent years, many major retailers have experienced significant financial difficulties and some have filed for bankruptcy protection; other retailers have begun to consolidate within the industry. To reduce credit risk, Fantasma routinely assesses the financial strength of its customers.

  Intangible and Other Long-Lived Assets

     In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for Impairment of Long-Lived Assets and For Long-Lived Assets to Be Disposed Of, Fantasma reviews its long-lived assets (consisting primarily of goodwill) for impairment as events and circumstances indicate the carrying amount of an asset may not be recoverable. Fantasma evaluates the realizability of its long-lived assets based on profitability and cash flow expectations for the related asset. Management believes that as of each of the balance sheet dates presented none of Fantasma's long-lived assets were impaired. Amortization expense was approximately $16,000 for the six months ended July 4, 1998.

  Disclosure of Fair Value of Financial Instruments

     Fantasma's financial instruments consist mainly of cash, accounts receivable, accounts payable and debt. The carrying amounts of Fantasma's financial instruments approximate fair value.

  New Accounting Standards

     In July 1997, the FASB issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information. SFAS No. 131 requires certain financial and supplementary information to be disclosed on an annual and interim basis for each reportable segment of an enterprise. SFAS No. 131 is effective for fiscal years beginning after December 15, 1997. Unless impracticable, companies would be required to restate prior period information upon adoption. Fantasma will adopt this statement in its financial statements for the year ending January 2, 1999.

     In June 1998, the FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS No. 133 is effective for all fiscal quarters of fiscal years beginning after June 15, 1999. Fantasma does not believe that the adoption of SFAS No. 133 will have a material impact on its financial instruments.

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5, Reporting on the Costs of Start-up Activities (SOP 98-5). SOP 98-5 provides guidance on the financial reporting of start-up activities and organization costs to be expensed as incurred. Fantasma does not believe that the adoption of SOP 98-5 will have a material impact on its financial statements.

  Income Taxes

     Fantasma is treated as a partnership for Federal and State income tax purposes, whereby the membership owners are taxed on their proportionate share of Fantasma's income. As a result, Fantasma has not provided

                                  FANTASMA LLC

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

for Federal income taxes. The provision for income taxes reflects New York City Unincorporated Business Tax and New York State filing fees. For the period from January 1, 1995 to August 31, 1996, Fantasma accounted for state income taxes on a separate company basis.

(2)  NOTE PAYABLE

     Fantasma issued a note payable to Overdrive as consideration for the asset purchase on September 1, 1996 (see Note 1), under which it could borrow up to $5,000,000. At December 31, 1996 and 1997, $3,764,000 was outstanding under this note. The note accrued interest at the prime rate (8.5% at December 31, 1997 and 1996). Total interest charged on this note was approximately $107,000, $320,000, $160,000 and $141,000 in the years ended December 31, 1996 and 1997 and the six months ended June 30, 1997 and July 4, 1998, respectively. This note was repaid in June 1998 with the proceeds from a note payable issued to AAi.FosterGrant.

     On June 13, 1998, the Company entered into a $15,000,000 demand revolving promissory note payable with AAi.FosterGrant. Borrowings under the note are secured by substantially all of Fantasma's assets and bear interest at a rate equal to AAi.FosterGrant's borrowing rate. The note is payable on demand with thirty-days notice. At July 4, 1998, $3,712,000 was outstanding under this note payable.

(3)  OPTIONS

     In connection with AAi.FosterGrant's investment in Fantasma, Fantasma issued options to two employees. The options provide that the employees may purchase up to 13% of Fantasma at the then fair market value. Certain of these options contain performance criteria and, therefore, will be accounted for as variable options. Fantasma will record any increase in the value of these options as compensation expense as they are earned.

     In October 1995, the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation. SFAS No. 123 requires the measurement of the fair value of stock options to be included in the statement of operations or disclosed in the notes to financial statements. Fantasma has determined that it will account for stock-based compensation for employees under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and elect the disclosure-only alternative under SFAS No. 123.

     Had compensation cost for Fantasma's options been determined based on the fair value at the grant dates, as prescribed in SFAS No. 123, Fantasma's net loss for the six months ended July 4, 1998 would have been $374,000.

     The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants during the applicable period: dividend yield of 0.0%; volatility of 35.53%; risk-free interest rates of 6.00% and a weighted average expected option term of 5 years. The weighted average grant date fair value for an option to purchase a 1% membership interest in Fantasma granted during the six months ended July 4, 1998 was $14,400.

(4)  RELATED PARTY TRANSACTIONS

  Shared Resources

     As discussed in Note 1, for the period from January 1, 1995 to August 31, 1996, Fantasma operated as the Fantasma Division of Overdrive. During this period, and for the period from September 1, 1996 to June 10, 1998, general corporate overhead costs related to corporate headquarters and shared administrative support were allocated by Overdrive to Fantasma based on a number of factors, including, for example, personnel and space utilized. Management believes these allocations were reasonable and the costs of the

                                  FANTASMA LLC

                         NOTES TO FINANCIAL STATEMENTS
                                  (CONTINUED)

services charged to Fantasma were not materially different from the costs that would have been incurred had Fantasma performed these functions as a stand-alone entity.

     Allocated expenses were funded through advances from Overdrive. Interest on advances was charged monthly until June 10, 1998, based on the prime rate applied to the average outstanding monthly balance. Total interest charged on advances payable was $129,000, $160,000, $4,000 and $27,000 in the years ended December 31, 1996 and 1997 and the six months ended June 30, 1997 and July 4, 1998 respectively. Advances from Overdrive were repaid during the period ended July 4, 1998, from cash flows from operations.

(5)  SIGNIFICANT CUSTOMERS

     During the year ended December 31, 1997, four customers accounted for approximately 19.8%, 19.2%, 16.5% and 12.6% of net sales, respectively. These customers' accounts receivable balance represented approximately 20.4%, 37.4%, 5.8% and 20.8% of gross accounts receivable as of December 31, 1997.

================================================================================

     NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL IN CONNECTION WITH THE OFFERING COVERED BY THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THIS PROSPECTUS NOR THE ACCOMPANYING LETTER OF TRANSMITTAL CONSTITUTES AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, THE NEW NOTES IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS OR THE ACCOMPANYING LETTER OF TRANSMITTAL NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS NOT BEEN A CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Summary.................................................................    1
Risk Factors............................................................   14
The Company.............................................................   22
Use of Proceeds.........................................................   23
The Exchange Offer......................................................   24
Capitalization..........................................................   32
Selected Pro Forma Financial Information................................   33
Selected Historical Financial Information...............................   41
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.............................................   42
Business................................................................   51
Management..............................................................   60
Security Ownership of Management and Certain Beneficial Owners..........   66
Certain Transactions....................................................   67
Description of Senior Credit Facility...................................   70
Description of Notes....................................................   71
Description of Capital Stock............................................   95
United States Federal Tax Considerations................................   98
Plan of Distribution....................................................   98
Legal Matters...........................................................   98
Experts.................................................................   99
Available Information...................................................   99
Index to Consolidated Financial Statements..............................  100

     UNTIL        , 1998 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS) ALL DEALERS
EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


================================================================================

================================================================================


                            [AAi.FOSTER GRANT LOGO]

                               OFFER TO EXCHANGE
                               $75,000,000 OF ITS
                              10 3/4% SENIOR NOTES
                                   DUE 2006,
                                WHICH HAVE BEEN
                              REGISTERED UNDER THE
                              SECURITIES ACT, FOR
                               $75,000,000 OF ITS
                              OUTSTANDING 10 3/4%
                             SENIOR NOTES DUE 2006




                             ---------------------
                                   PROSPECTUS
                             ---------------------



                                        , 1998





================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article SIXTH of the Company's Restated Articles of Incorporation provides that a director shall not be liable to the Registrant or its shareholders for breach of fiduciary duty as a director, other than liability for (a) breach of the director's duty of loyalty to the Company or its shareholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) unlawful payment of a dividend or unlawful stock purchase or redemption, or (d) any transaction from which the director derived an improper personal benefit.

     Section 4.1 of the Rhode Island Business Corporation Act authorizes indemnification of directors and officers of Rhode Island corporations. Article XI of the Company's by-laws (i) authorizes the indemnification of directors and officers (the "Indemnified Person") under specified circumstances to the fullest extent authorized, (ii) provides for the advancement of expenses to the Indemnified Persons for defending any proceedings related to the specified circumstances and (iii) gives the Indemnified Persons the right to bring suit against the Company to enforce the foregoing rights to indemnification and advancement of expenses. The Company currently maintains one or more policies of insurance under which the directors and officers of the Company are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits, or proceedings, and certain liabilities which might be imposed as a result of such action, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

     The Purchase Agreement filed as Exhibit 4.2 to this Registration Statement provides for indemnification of the Company, the Guarantors and their respective directors and officers and certain other persons against certain liabilities, including liabilities under the Exchange Act.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)  Exhibits.
     The Index to Exhibits to this Registration Statement is incorporated herein by reference.
(b)  Financial Statement Schedules.
     Schedule II - Valuation and Qualifying Accounts

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned registrants hereby undertake as follows:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual reports pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

     (e) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Smithfield, State of Rhode Island, on November 12, 1998.


                                            AAI.FOSTERGRANT, INC.

                                            By:     /s/ GERALD F. CERCE
                                                --------------------------------
                                                GERALD F. CERCE
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                OFFICER


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated, on November 12, 1998.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                 /s/ GERALD F. CERCE                       President, Chief Executive Officer and
-----------------------------------------------------              Chairman of the Board
                   GERALD F. CERCE                             (Principal Executive Officer)

                /s/ DUANE M. DESISTO                              Chief Financial Officer
-----------------------------------------------------          (Principal Financial Officer)
                  DUANE M. DESISTO

               /s/ STEPHEN J. KOROTSKY                   Controller (Principal Accounting Officer)
-----------------------------------------------------
                 STEPHEN J. KOROTSKY

               /s/ STEPHEN J. CARLOTTI                                    Director
-----------------------------------------------------
                 STEPHEN J. CARLOTTI

                          *                                               Director
-----------------------------------------------------
                  MICHAEL F. CRONIN

               /s/ JOHN H. FLYNN, JR.                                     Director
-----------------------------------------------------
                 JOHN H. FLYNN, JR.

                          *                                               Director
-----------------------------------------------------
                 MARTIN E. FRANKLIN

                          *                                               Director
-----------------------------------------------------
                   GEORGE GRABOYS

              BY: /s/ DUANE M. DESISTO
    ------------------------------------------------
(Attorney-in-fact for persons indicated by an asterisk)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Smithfield, State of Rhode Island, on November 12, 1998.


                                            THE BONNEAU COMPANY

                                            By:     /s/ GERALD F. CERCE
                                                --------------------------------
                                                GERALD F. CERCE
                                                PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated, on November 12, 1998.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                 /s/ GERALD F. CERCE                               President and Director
-----------------------------------------------------          (Principal Executive Officer)
                   GERALD F. CERCE

                /s/ DUANE M. DESISTO                        Chief Financial Officer and Director
-----------------------------------------------------          (Principal Financial Officer)
                  DUANE M. DESISTO

               /s/ STEPHEN J. KOROTSKY                                   Controller
-----------------------------------------------------          (Principal Accounting Officer)
                 STEPHEN J. KOROTSKY

               /s/ JOHN H. FLYNN, JR.                                     Director
-----------------------------------------------------
                 JOHN H. FLYNN, JR.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Smithfield, State of Rhode Island, on November 12, 1998.


                                            BONNEAU GENERAL INC.

                                            By:     /s/ GERALD F. CERCE
                                                --------------------------------
                                                GERALD F. CERCE
                                                PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated, on November 12, 1998.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                 /s/ GERALD F. CERCE                               President and Director
-----------------------------------------------------          (Principal Executive Officer)
                   GERALD F. CERCE

                /s/ DUANE M. DESISTO                        Chief Financial Officer and Director
-----------------------------------------------------          (Principal Financial Officer)
                  DUANE M. DESISTO

               /s/ STEPHEN J. KOROTSKY                                   Controller
-----------------------------------------------------          (Principal Accounting Officer)
                 STEPHEN J. KOROTSKY

               /s/ JOHN H. FLYNN, JR.                                     Director
-----------------------------------------------------
                 JOHN H. FLYNN, JR.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Smithfield, State of Rhode Island, on November 12, 1998.


                                            BONNEAU HOLDINGS, INC.


                                            By:     /s/ GERALD F. CERCE
                                                --------------------------------
                                                GERALD F. CERCE
                                                PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated, on November 12, 1998.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                 /s/ GERALD F. CERCE                               President and Director
-----------------------------------------------------          (Principal Executive Officer)
                   GERALD F. CERCE

                /s/ DUANE M. DESISTO                        Chief Financial Officer and Director
-----------------------------------------------------          (Principal Financial Officer)
                  DUANE M. DESISTO

               /s/ STEPHEN J. KOROTSKY                                   Controller
-----------------------------------------------------          (Principal Accounting Officer)
                 STEPHEN J. KOROTSKY

               /s/ JOHN H. FLYNN, JR.                                     Director
-----------------------------------------------------
                 JOHN H. FLYNN, JR.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Smithfield, State of Rhode Island, on November 12, 1998.


                                            F.G.G. INVESTMENTS, INC.


                                            By:     /s/ GERALD F. CERCE
                                                --------------------------------
                                                GERALD F. CERCE
                                                PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated, on November 12, 1998.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                 /s/ GERALD F. CERCE                               President and Director
-----------------------------------------------------          (Principal Executive Officer)
                   GERALD F. CERCE

                /s/ DUANE M. DESISTO                              Chief Financial Officer
-----------------------------------------------------          (Principal Financial Officer)
                  DUANE M. DESISTO

               /s/ STEPHEN J. KOROTSKY                                   Controller
-----------------------------------------------------          (Principal Accounting Officer)
                 STEPHEN J. KOROTSKY

               /s/ JOHN H. FLYNN, JR.                                     Director
-----------------------------------------------------
                 JOHN H. FLYNN, JR.

                          *                                               Director
-----------------------------------------------------
                  THOMAS M. STRAUSS

              BY: /s/ DUANE M. DESISTO
    ------------------------------------------------
(Attorney-in-fact for persons indicated by an asterisk)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Smithfield, State of Rhode Island, on November 12, 1998.


                                            FANTASMA, LLC


                                            By:    /s/ DUANE M. DESISTO
                                                --------------------------------
                                                DUANE M. DESISTO
                                                TREASURER


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated, on November 12, 1998.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                          *                                              President
-----------------------------------------------------          (Principal Executive Officer)
                   ROGER D. DREYER

                /s/ DUANE M. DESISTO                                     Treasurer
-----------------------------------------------------          (Principal Financial Officer)
                  DUANE M. DESISTO

               /s/ STEPHEN J. KOROTSKY                                   Controller
-----------------------------------------------------          (Principal Accounting Officer)
                 STEPHEN J. KOROTSKY

AAi.FosterGrant, Inc.

BY:              /s/ GERALD F. CERCE                                       Member
    ------------------------------------------------
    GERALD F. CERCE
    PRESIDENT

Houdini Capital Ltd.


By:                       *                                                Member
    ------------------------------------------------
    ROGER D. DREYER
    PRESIDENT

BY:             /s/ DUANE M. DESISTO
    ------------------------------------------------
(Attorney-in-fact for persons indicated by an asterisk)

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Smithfield, State of Rhode Island, on November 12, 1998.


                                            FOSTER GRANT GROUP, L.P.


                                            By:     /s/ GERALD F. CERCE
                                                --------------------------------
                                                GERALD F. CERCE
                                                PRESIDENT AND CHIEF EXECUTIVE
                                                OFFICER


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated, on November 12, 1998.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                 /s/ GERALD F. CERCE                       President and Chief Executive Officer
-----------------------------------------------------          (Principal Executive Officer)
                   GERALD F. CERCE

                /s/ DUANE M. DESISTO                              Chief Financial Officer
-----------------------------------------------------          (Principal Financial Officer)
                  DUANE M. DESISTO

               /s/ STEPHEN J. KOROTSKY                                   Controller
-----------------------------------------------------          (Principal Accounting Officer)
                 STEPHEN J. KOROTSKY

Bonneau General, Inc.,                                                General Partner
  its General Partner


By:              /s/ GERALD F. CERCE
    -------------------------------------------------
    GERALD F. CERCE
    PRESIDENT

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Smithfield, State of Rhode Island, on November 12, 1998.


                                            FOSTER GRANT HOLDINGS, INC.


                                            By:     /s/ GERALD F. CERCE
                                                --------------------------------
                                                GERALD F. CERCE
                                                PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated, on November 12, 1998.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                 /s/ GERALD F. CERCE                               President and Director
-----------------------------------------------------          (Principal Executive Officer)
                   GERALD F. CERCE

                /s/ DUANE M. DESISTO                               Treasurer and Director
-----------------------------------------------------          (Principal Financial Officer)
                  DUANE M. DESISTO

               /s/ STEPHEN J. KOROTSKY                                   Controller
-----------------------------------------------------          (Principal Accounting Officer)
                 STEPHEN J. KOROTSKY

               /s/ JOHN H. FLYNN, JR.                                     Director
-----------------------------------------------------
                 JOHN H. FLYNN, JR.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Smithfield, State of Rhode Island, on November 12, 1998.


                                            OPTI-RAY, INC.


                                            By:     /s/ GERALD F. CERCE
                                                --------------------------------
                                                GERALD F. CERCE
                                                PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated, on November 12, 1998.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                 /s/ GERALD F. CERCE                               President and Director
-----------------------------------------------------          (Principal Executive Officer)
                   GERALD F. CERCE

                /s/ DUANE M. DESISTO                        Chief Financial Officer and Director
-----------------------------------------------------          (Principal Financial Officer)
                  DUANE M. DESISTO

               /s/ STEPHEN J. KOROTSKY                                   Controller
-----------------------------------------------------          (Principal Accounting Officer)
                 STEPHEN J. KOROTSKY

               /s/ JOHN H. FLYNN, JR.                                     Director
-----------------------------------------------------
                 JOHN H. FLYNN, JR.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Amendment No. 4 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Smithfield, State of Rhode Island, on November 12, 1998.


                                            O-RAY HOLDINGS, INC.


                                            By:     /s/ GERALD F. CERCE
                                                --------------------------------
                                                GERALD F. CERCE
                                                PRESIDENT


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 4 to Registration Statement on Form S-4 has been signed by the following persons in the capacities indicated, on November 12, 1998.


                      SIGNATURE                                            TITLE
                      ---------                                            -----

                 /s/ GERALD F. CERCE                               President and Director
-----------------------------------------------------          (Principal Executive Officer)
                   GERALD F. CERCE

                /s/ DUANE M. DESISTO                        Chief Financial Officer and Director
-----------------------------------------------------          (Principal Financial Officer)
                  DUANE M. DESISTO

               /s/ STEPHEN J. KOROTSKY                                   Controller
-----------------------------------------------------          (Principal Accounting Officer)
                 STEPHEN J. KOROTSKY

               /s/ JOHN H. FLYNN, JR.                                     Director
-----------------------------------------------------
                 JOHN H. FLYNN, JR.

              REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS ON SCHEDULE

To the Shareholders of
AAi.FosterGrant, Inc. and Subsidiaries:

     We have audited in accordance with generally accepted auditing standards, the consolidated financial statements of AAi.FosterGrant, Inc. and Subsidiaries included in this registration statement and have issued our report thereon dated February 2, 1998 (except with respect to matters discussed in Notes 6, 7 and 18 as to which the date is July 21, 1998). Our audit was made for the purpose of forming an opinion on those statements taken as a whole. The schedule listed in
Item 21(b) is the responsibility of the company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.

                                            ARTHUR ANDERSEN LLP

Boston, Massachusetts
February 2, 1998

                                                                     SCHEDULE II

                     AAi.FOSTERGRANT, INC. AND SUBSIDIARIES

                       VALUATION AND QUALIFYING ACCOUNTS
                                 (IN THOUSANDS)

                                                           ADDITIONS
                                            BALANCE AT    CHARGED TO    DEDUCTIONS               BALANCE AT
                                             BEGINNING     COSTS AND       FROM                    END OF
                                             OF PERIOD     EXPENSES     RESERVES(1)   OTHER(2)     PERIOD
                                            -----------   -----------   -----------   --------   -----------
Accounts Receivable Reserves:
     December 31, 1995....................    $   900       $12,538       $12,710      $   --      $   728
     December 31, 1996....................        728        16,265        13,721       9,810       13,082
     December 31, 1997....................     13,082        27,477        31,130         909       10,338

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(1) Amounts deemed uncollectible.

(2) Reserves related to Accounts Receivable acquired in acquisitions.

                               INDEX TO EXHIBITS


EXHIBIT
 NUMBER                             DESCRIPTION
-------                             -----------
 3.1.1*     Restated Articles of Incorporation of AAi.FOSTERGRANT, Inc.

 3.1.2*     Amended and Restated By-laws of AAi.FOSTERGRANT, Inc.

 3.2.1*     Restated Articles of Incorporation of The Bonneau Company

 3.2.2*     By-laws of The Bonneau Company

 3.3.1*     Certificate of Incorporation of Bonneau General, Inc.

 3.3.2*     By-laws of Bonneau General, Inc.

 3.4.1*     Certificate of Incorporation of Bonneau Holdings, Inc.

 3.4.2*     By-laws of Bonneau Holdings, Inc.

 3.5.1*     Restated Certificate of Incorporation of F.G.G. Investments,
            Inc.

 3.5.2*     By-laws of F.G.G. Investments, Inc.

 3.6.1*     Certificate of Formation of Fantasma, LLC

 3.6.2*     Amended and Restated Operating Agreement of Fantasma, LLC

 3.7.1*     Certificate of Limited Partnership of Foster Grant Group,
            L.P.

 3.7.2*     Amended and Restated Agreement of Limited Partnership of
            Foster Grant Group, L.P.

 3.8.1*     Restated Certificate of Incorporation of Foster Grant
            Holdings, Inc.

 3.8.2*     Amended and Restated By-laws of Foster Grant Holdings, Inc.

 3.9.1*     Restated Certificate of Incorporation of Opti-Ray, Inc.

 3.9.2*     By-laws of Opti-Ray, Inc.

 3.10.1*    Certificate of Incorporation of O-Ray Holdings, Inc.

 3.10.2*    By-laws of O-Ray Holdings, Inc.

 4.1* Indenture dated as of July 21, 1998, by and among AAi.FOSTERGRANT, Inc. ("AAi"), its domestic subsidiaries named therein (the "Guarantors") and IBJ Schroder Bank &
            Trust Company, as Trustee, with respect to the Series A and Series B 10 3/4% Senior Notes due 2006.

 4.2* Purchase Agreement dated as of July 16, 1998, by and among AAi, the Guarantors and NationsBanc Montgomery Securities
            LLC, Prudential Securities Incorporated and BancBoston
            Securities Inc. (the "Initial Purchasers").

 4.3* Registration Rights Agreement dated as of July 21, 1998, by and among AAi, the Guarantors and the Initial Purchasers.

 4.4*       Form of New Note (contained in Exhibit 4.1).

 5.1* Opinion of Hinckley, Allen & Snyder as to the legality of the securities registered hereunder.

 9.1*       Letter Agreement of Weston Presidio Capital II, L.P.
            regarding voting of the Preferred Stock of AAi dated
            December 9, 1996.

 9.2*       Tag-Along Transfer Restriction and Voting Agreement among
            AAi, Weston Presidio Capital, II, L.P. and certain other investors and certain shareholders of the Company dated May
            31, 1996, as amended on December 11, 1996.

 10.1* Second Amended and Restated Financing and Security Agreement by and among AAi, certain of its Subsidiaries, NationsBank, N.A., as agent, and other lenders party thereto, dated July
            21, 1998.

 10.2*      Agreement of Amendment, Termination & Modification between
            AAi, Bolle, Inc., Foster Grant Group, LP and Foster Grant
            Holdings, Inc. dated June 1998.

 10.3*      Stock Purchase Agreement by and among AAi, BEC Group, Inc.,
            Foster Grant Group, L.P. and Foster Grant Holdings, Inc., dated May 31, 1996, as amended by a side letter dated
            December 11, 1996.

 10.4*      Securities Purchase Agreement among AAi, Weston Presidio
            Capital II, L.P. and certain other investors, dated May 31, 1996.

EXHIBIT
 NUMBER                             DESCRIPTION
-------                             -----------
 10.5*      Registration Rights Agreement among AAi, Weston Presidio
            Capital II, L.P. and certain other investors and certain
            shareholders of the Company dated May 31, 1996, as amended on December 11, 1996.

 10.6*      Fantasma, LLC Member Agreement by and among AAi, Roger D.
            Dreyer and Houdini Capital LTD dated as of June 23, 1998.

 10.7*      Fantasma, LLC Member Agreement by and among AAi and Paul
            Michaels dated as of June 23, 1998.

 10.8*      Incentive Stock Plan of AAi.

 10.9*      Employment Agreement between AAi and Gerald F. Cerce dated
            May 31, 1996.

 10.10*     Employment Agreement between AAi and Duane M. DeSisto dated
            May 31, 1996.

 10.11*     Employment Agreement between AAi and John H. Flynn, Jr.
            dated May 31, 1996.

 10.12*     Employment Agreement between AAi and Robert V. Lallo dated
            May 31, 1996.

 10.13*     Employment Agreement between AAi and Felix A. Porcaro, Jr.
            dated May 31, 1996.

 10.14*     Supplemental Executive Retirement Plan between AAi and
            Gerald F. Cerce dated September 29, 1994, as amended on
            December 29, 1995 and May 31, 1996.

 12.1*      Computation of ratio of earnings to fixed charges.

 21.1*      Subsidiaries of AAi.

 23.1*      Consent of Hinckley, Allen & Snyder (contained in Exhibit
            5.1).

 23.2       Consent of Arthur Andersen LLP.

 23.3       Consent of PricewaterhouseCoopers LLP.

 24.1* Power of Attorney of certain directors and officers of the Company.

 24.2*      Power of Attorney of certain directors and officers of The
            Bonneau Company.

 24.3* Power of Attorney of certain directors and officers of Bonneau General, Inc.

 24.4* Power of Attorney of certain directors and officers of Bonneau Holdings, Inc.

 24.5* Power of Attorney of certain directors and officers of F.G.G. Investments, Inc.

 24.6* Power of Attorney of certain directors and officers of Fantasma, LLC.

 24.7* Power of Attorney of certain directors and officers of Foster Grant Group, L.P.

 24.8* Power of Attorney of certain directors and officers of Foster Grant Holdings, Inc.

 24.9* Power of Attorney of certain directors and officers of Opti-Ray, Inc.

 24.10*     Power of Attorney of certain directors and officers of O-Ray
            Holdings, Inc.

 25.1* Form T-1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939, as amended, of IBJ Schroder
            Bank & Trust Company, as Trustee.

 27.1       Financial Data Schedule for the six months ended July 4,
            1998.

 27.2       Financial Data Schedule for the fiscal year ended December
            31, 1997.

 27.3       Financial Data Schedule for the three months ended April 4,
            1998.

 99.1*      Form of Letter of Transmittal with respect to the Exchange
            Offer.

 99.2*      Form of Letter of Guaranteed Delivery.

 99.3*      Form of Letter to Brokers, Dealers.

 99.4*      Form of Exchange Agency Agreement between AAi and IBJ
            Schroder Bank & Trust Company.


---------------

* Previously filed with this Registration Statement.